                        File Pursuant to Rule 424(b)(3)
                          Registration No. 333-48304



                         SPECIAL MEETING OF SHAREHOLDERS

Dear Shareholder:

         On behalf of the Board of Directors and Management of FirsTier Corporation ("FirsTier"), I cordially invite you to attend a Special Meeting of Shareholders to be held on Wednesday, December 13, 2000 at 1:00 p.m. local time, at FirsTier's offices located at 11210 Huron Street, Northglenn, Colorado.

         At the special meeting you will be asked to vote on the proposed merger of Compass Acquisition, Inc., a wholly-owned subsidiary of Compass Bancshares, Inc. ("Compass"), with and into FirsTier. If the merger is completed, Compass will issue (1) 6,800,000 shares of Compass common stock to the shareholders of FirsTier and (2) no more than 9,000 shares of Compass common stock to the sole shareholder of Western Management Corporation. YOU ARE NOT BEING ASKED TO VOTE ON THE ACQUISITION OF WESTERN MANAGEMENT CORPORATION. HOWEVER, THE ACQUISITION OF WESTERN MANAGEMENT CORPORATION WILL NOT OCCUR IF THE FIRSTIER MERGER IS NOT APPROVED.

         THE BOARD OF DIRECTORS OF FIRSTIER HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF FIRSTIER AND ITS SHAREHOLDERS AND HAS APPROVED THE MERGER AGREEMENT. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER AND MERGER AGREEMENT AT THE SPECIAL MEETING.

         The enclosed Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus provides you with detailed information about the proposed merger. In addition, you may obtain information about Compass and FirsTier from documents filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully before you decide how you wish to vote.

         Whether or not you plan to attend the Special Meeting, please complete and mail the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of the FirsTier merger and the related merger agreement. If you fail to return your card, the effect will be a vote against the foregoing matters. YOUR VOTE IS IMPORTANT.

         On behalf of the Board of Directors, I thank you for your support and urge you to vote "for" approval and adoption of the FirsTier merger and the related merger agreement.

                                                  Very truly yours,



                                                  /s/ Joel H. Wiens

                                                  Joel H. Wiens
                                                  Chairman of the Board

                              FIRSTIER CORPORATION
                 11210 HURON STREET, NORTHGLENN, COLORADO 80234


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 13, 2000


To the Shareholders of FirsTier Corporation:

     A Special Meeting of the holders of common stock of FirsTier Corporation, a Colorado corporation ("FirsTier"), will be held at 1:00 p.m. local time, on Wednesday, December 13, 2000, at the corporate offices of FirsTier located at 11210 Huron Street, Northglenn, Colorado 80234. At the Special Meeting, the holders of FirsTier common stock will consider and vote upon:

         1. A proposal to approve and adopt the Agreement and Plan of Merger (the "Merger Agreement") dated as of August 23, 2000, as amended, by and among Compass Bancshares, Inc., a Delaware corporation ("Compass"), Compass Acquisition, Inc., a Colorado corporation and wholly owned subsidiary of Compass ("Merger Sub"), and FirsTier, providing for, among other things, the merger ("Merger") of Merger Sub with and into FirsTier and, in connection therewith, the receipt by the holders of FirsTier common stock of shares of Compass common stock; and

         2. Such other business as may properly come before the Special Meeting or any adjournments thereof.

     The Board of Directors of FirsTier has fixed the close of business on Monday, November 6, 2000 as the record date for determining which shareholders are entitled to notice of, and to vote at, the Special Meeting or any adjournments thereof. Complete lists of such shareholders will be available for examination at the offices of FirsTier during normal business hours by any holder of FirsTier common stock, for any purpose relevant to the Special Meeting, beginning November 10, 2000.

     FirsTier shareholders may dissent from the Merger and obtain payment for their shares, as described in the accompanying Proxy Statement/Prospectus. A copy of Article 113 of the Colorado Business Corporation Act, which sets forth the rights of dissenters, is attached to the Proxy Statement/Prospectus as Appendix II.

     THE BOARD OF DIRECTORS OF FIRSTIER UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AND THE RELATED MERGER AGREEMENT. The affirmative vote of the holders of two-thirds of the outstanding shares of FirsTier common stock entitled to vote thereon is required to approve the Merger and the Merger Agreement. If you fail to vote, the effect will be a vote against the Merger and the Merger Agreement.

     Holders of FirsTier common stock, even if they expect to be present at the Special Meeting, are requested to sign, vote and date the enclosed proxy and return it promptly in the enclosed envelope. Any shareholder giving a proxy has the power to revoke it at any time prior to the Special Meeting. Shareholders who are present at the Special Meeting may withdraw their proxies and vote in person.

                                         By order of the Board of Directors,


                                         /s/ Michael J. Nelson

                                         Michael J. Nelson
                                         Corporate Secretary


Northglenn, Colorado
November 8, 2000


             DATED NOVEMBER 8, 2000 AND FIRST MAILED TO SHAREHOLDERS ON OR ABOUT NOVEMBER 10, 2000.

FIRSTIER CORPORATION                                   COMPASS BANCSHARES, INC.
  PROXY STATEMENT                                             PROSPECTUS



                  This document is being sent to you by the Board of Directors of FirsTier Corporation. The Board is asking for proxies to be voted at the Special Meeting of shareholders to be held at 1:00 p.m. local time, on Wednesday, December 13, 2000 at the offices of FirsTier at 11210 Huron Street, Northglenn, Colorado 80234.

                  At the Special Meeting you will vote on the merger of FirsTier and Compass Bancshares. In the merger, FirsTier shareholders will get a total of 6,800,000 shares of Compass common stock in exchange for their shares of FirsTier common stock. This means that for each share of FirsTier stock you own, you will get approximately 0.881 shares of Compass common stock, or, if certain outstanding options are exercised,
         0.827 shares of Compass common stock. After the merger, FirsTier will be a subsidiary of Compass.

                  Compass common stock is publicly traded through the Nasdaq National Market. Compass' trading symbol is "CBSS". There is no public trading market for FirsTier common stock.

            CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 10.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS EITHER APPROVED OR DISAPPROVED OF THE COMPASS COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS DOCUMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OF COMPASS COMMON STOCK OFFERED BY THIS DOCUMENT ARE NOT SAVINGS ACCOUNTS OR BANK DEPOSITS, ARE NOT OBLIGATIONS OF OR GUARANTEED BY ANY BANKING OR NON-BANKING AFFILIATE OF COMPASS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

 DATED November 8, 2000 AND FIRST MAILED TO SHAREHOLDERS ON OR ABOUT November 10, 2000.

                                TABLE OF CONTENTS


WHERE YOU CAN FIND MORE INFORMATION..................1
SUMMARY..............................................2
SELECTED FINANCIAL DATA..............................7
MARKET PRICES........................................9
RISK FACTORS........................................10
THE FIRSTIER SPECIAL MEETING........................11
    General.........................................11
    Matters to be Considered........................11
    Record Date; Shares Entitled to Vote; Quorum....11
    Votes Required; Voting and Revocation
        of Proxies; Effect of Abstention; Non-Votes.11
    Solicitation of Proxies.........................11
MERGER WITH FIRSTIER................................12
    General.........................................12
    Background and Reasons for the Merger...........13
    Operations after the Merger.....................14
    Other Terms and Conditions......................14
    Modification of Structure.......................16
    No Solicitation.................................16
    Exercise of Convertible Securities..............17
    Additional Agreements...........................17
    Business Pending Effective Time.................18
    Amendment.......................................18
    Termination.....................................18
    Exchange of Shares..............................20
    Dissenters' Rights..............................21
    Federal Income Tax Consequences.................21
    Accounting Treatment............................22
GOVERNMENT APPROVALS................................23
SUPERVISION AND REGULATION..........................23
    General.........................................23
    Compass.........................................23
    The Subsidiary Banks............................25
    Other...........................................26
DESCRIPTION OF COMPASS COMMON AND PREFERRED STOCK...27
    Compass Common Stock............................27
    Compass Preferred Stock.........................28
COMPARISON OF RIGHTS OF SHAREHOLDERS OF
        FIRSTIER AND COMPASS........................28
    Charter and Bylaw Provisions Affecting
        Compass Stock...............................28
    Certain Differences Between the Corporation
        Laws of Colorado and Delaware and
        Corresponding Charter and Bylaw Provisions..28
RESALE OF COMPASS STOCK.............................32
INFORMATION ABOUT COMPASS...........................33
    Incorporation of Certain Documents by Reference.33
    Interests of Certain Persons....................33
    Recent Developments.............................33
INFORMATION ABOUT FIRSTIER..........................33
    Business........................................33
    Summary Consolidated Financial Data.............37
    Management's Discussion and Analysis of
        Financial Condition and Results of
        Operations..................................37
    Effects of Inflation and Changing Prices........52
    Recent Accounting Pronouncements................52
    1999 Stock Incentive Plan.......................52
    Certain Transactions and Related Parties........52
    Beneficial Ownership of FirsTier Common Stock
        by FirsTier Management and Principal
        Shareholders................................53
    Interests of Certain Persons....................55
RELATIONSHIPS WITH INDEPENDENT ACCOUNTANTS..........56
EXPERTS.............................................56
LEGAL OPINIONS......................................56
INDEMNIFICATION.....................................57
OTHER MATTERS.......................................57

Appendix I      Agreement and Plan of Merger between
                Compass and FirsTier dated August 23,
                2000, as amended

Appendix II     Dissenters' Rights of Appraisal

                       WHERE YOU CAN FIND MORE INFORMATION

         Compass and FirsTier file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that the companies file at the Commission's public reference room in Washington, D.C. at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms.

         Compass' and FirsTier's public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Website maintained by the Commission at "http://www.sec.gov."

         Compass has filed a registration statement with the Commission to register the shares of Compass common stock to be issued to FirsTier shareholders in the merger. This document is a part of that registration statement and constitutes a prospectus of Compass and a proxy statement of FirsTier for the Special Meeting.

         Compass common stock is traded on the Nasdaq Stock Market under the symbol "CBSS". Documents filed by Compass also can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         As allowed by Commission rules, this document does not contain all the information that shareholders can find in the registration statement or the exhibits to the registration statement.

         The Commission allows Compass to "incorporate by reference" information into this document, which means that Compass can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in the document. This document incorporates by reference other documents which are listed below that Compass has previously filed with the Commission. The documents contain important information about its business and financial condition that is not included in or delivered with this document.

         Compass Filings (File No. 0-6032):

         - Compass' Annual Report on Form 10-K for the fiscal year ended December 31, 1999;
         - Compass' Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000;
         - Compass' Current Report on Form 8-K dated May 31, 2000 and filed June 19, 2000;
         - Compass' Proxy Statement dated March 22, 2000 and filed March 30, 1999, relating to its annual meeting of shareholders held on April 17, 2000; and
         - The description of Compass common stock contained in its Proxy Statement dated April 16, 1982 relating to its Annual Meeting held May 17, 1982.

         Compass incorporates by reference additional documents that it might file with the Commission between the date of this document and the date of the Special Meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

         Compass has supplied all information contained or incorporated by reference in this document relating to Compass and FirsTier has supplied all information contained in this document relating to FirsTier.

         COPIES OF ANY OF THE DOCUMENTS INCORPORATED BY REFERENCE BY COMPASS (EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED THEREIN) ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST FROM ED BILEK AT 15 SOUTH 20TH STREET, BIRMINGHAM, ALABAMA 35233 (TELEPHONE NO. (205) 933-3331). TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY WEDNESDAY, DECEMBER 6, 2000.

         You should rely only on the information contained or incorporated by reference in this document in determining how to vote your shares at the Special Meeting. Compass and FirsTier have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated November 8, 2000. You should not assume that the information contained in this document is accurate as of any date other than that date, and neither the mailing of this document to shareholders nor the issuance of Compass' common stock in the merger shall create any implication to the contrary.

                                     SUMMARY

           This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this entire document, including the Appendices, and the other documents Compass and FirsTier have referred you to. For more information about Compass and FirsTier, see "WHERE YOU CAN FIND MORE INFORMATION."

                                                    PARTIES TO THE MERGER

COMPASS BANCSHARES, INC......................  Compass is a Delaware corporation which was organized in 1970. It
                                               is a financial holding company
                                               registered with the Board of
                                               Governors of the Federal Reserve
                                               System under the Bank Holding
                                               Company Act.  Most of Compass'
                                               revenues are from its bank
                                               subsidiaries located in Texas,
                                               Alabama, Florida, Arizona,
                                               Colorado and New Mexico.

                                               On June 30, 2000, Compass and its
                                               subsidiaries had consolidated
                                               assets of $18.9 billion,
                                               consolidated deposits of $13.7
                                               billion, and total shareholders'
                                               equity of $1.3 billion. SEE
                                               "WHERE YOU CAN FIND MORE
                                               INFORMATION"; "SELECTED FINANCIAL
                                               DATA"; AND "INFORMATION ABOUT
                                               COMPASS."

                                               Compass' main offices are at 15
                                               South 20th Street, Birmingham,
                                               Alabama 35233, and its telephone
                                               number is (205) 933-3000.

FIRSTIER CORPORATION.........................  FirsTier began business as a
                                               Nebraska corporation in 1963 and
                                               in 1999 reincorporated in
                                               Colorado.  FirsTier is a
                                               multibank holding company.
                                               Most of FirsTier's revenues are
                                               from its bank subsidiaries in
                                               Colorado and Nebraska.

                                               On June 30, 2000, FirsTier had
                                               total assets of $874.5 million,
                                               total deposits of $774.5 million,
                                               and total shareholders' equity of
                                               $31.4 million. SEE "WHERE YOU CAN
                                               FIND MORE INFORMATION"; "SELECTED
                                               FINANCIAL DATA"; AND "INFORMATION
                                               ABOUT FIRSTIER."

                                               FirsTier's main offices are at
                                               11210 Huron Street, Northglenn,
                                               Colorado 80234, and its telephone
                                               number is (303) 451-1010.

                                                       THE SPECIAL MEETING

WHEN AND WHERE...............................  The Special Meeting of the
                                               shareholders of FirsTier will be
                                               held on December 13, 2000, at
                                               1:00 p.m. local time, at 11210
                                               Huron Street, Northglenn,
                                               Colorado 80234. SEE "THE FIRSTIER
                                               SPECIAL MEETING."

WHY.........................................   The purpose of the Special
                                               Meeting is to vote on:
                                               -    the merger in which FirsTier
                                                    will become a subsidiary of
                                                    Compass and you will receive
                                                    shares of Compass common
                                                    stock in exchange for your
                                                    shares of FirsTier common
                                                    stock and

                                               -    any other business brought
                                                    up at the Special Meeting.
                                               SEE "THE FIRSTIER SPECIAL
                                               MEETING" AND "MERGER WITH
                                               FIRSTIER."

VOTE REQUIRED...............................   Two-thirds of the shares of
                                               FirsTier of common stock must
                                               vote to approve the merger of
                                               FirsTier and Compass. Compass
                                               shareholders do not have to
                                               approve the merger. SEE "THE
                                               FIRSTIER SPECIAL MEETING."

SHARES ENTITLED TO VOTE.....................   Only record holders at the close
                                               of business on November 6, 2000
                                               will get notice of and be allowed
                                               to vote at the Special Meeting.
                                               On the record date, there were
                                               7,718,069 shares of FirsTier
                                               common stock outstanding, not
                                               including shares issuable upon
                                               exercise of options or warrants.

OWNERSHIP OF MANAGEMENT.....................   Joel H. Wiens, Chairman of the
                                               Board of FirsTier, has agreed
                                               to vote the 5,847,749 shares
                                               directly owned by him, or 75.8%
                                               of the outstanding stock, in
                                               favor of the merger agreement
                                               and the merger. As a result, it
                                               is almost certain that the
                                               merger agreement and the merger
                                               will be approved at the Special
                                               Meeting, no matter how you vote.
                                               SEE "SUMMARY--VOTE REQUIRED" AND
                                               "MERGER WITH FIRSTIER--GENERAL."

                                                   MERGER WITH FIRSTIER

EFFECTS OF THE MERGER.......................   In the merger, you will get
                                               shares of Compass common stock
                                               in exchange for your shares of
                                               FirsTier common stock. After the
                                               merger, FirsTier will be a
                                               subsidiary of Compass. The
                                               officers and directors of
                                               FirsTier after the merger will
                                               be appointed by Compass. SEE
                                               "MERGER WITH FIRSTIER--GENERAL."

WHAT YOU WILL GET...........................   If the merger is completed,
                                               FirsTier shareholders will get a
                                               total of 6,800,000 shares of
                                               Compass common stock.

                                               On the record date, there were
                                               8,218,069 shares of FirsTier
                                               common stock outstanding, on a
                                               fully diluted basis. This amount
                                               includes:

                                               -    7,718,069 shares of FirsTier
                                                    common stock issued and
                                                    outstanding;  and

                                               -    500,000 shares of FirsTier
                                                    common stock issuable upon
                                                    exercise of options.

                                               This means that for each share of
                                               FirsTier common stock you own,
                                               you will get approximately 0.881
                                               shares of Compass common stock if
                                               the outstanding options are not
                                               exercised before the merger and
                                               0.827 shares of Compass common
                                               stock if the outstanding options
                                               are exercised before the merger.

WHEN WILL THE MERGER HAPPEN.................   The completion of the merger
                                               depends on a number of
                                               conditions being met. No matter
                                               what, the merger will not happen
                                               before January 1, 2001. SEE
                                               "MERGER WITH FIRSTIER--OTHER
                                               TERMS AND CONDITIONS."

OUR REASONS FOR THE MERGER..................   FirsTier's Board of Directors
                                               believes the merger gives you
                                               the opportunity to acquire an
                                               interest in a larger, more
                                               diversified financial
                                               institution, whose shares are
                                               more liquid and which does not
                                               depend mainly on the economic
                                               conditions in Colorado. SEE
                                               "MERGER WITH FIRSTIER--BACKGROUND
                                               AND REASONS FOR THE MERGER."

OUR RECOMMENDATION..........................   FirsTier's Board of Directors
                                               believes the terms of the merger
                                               are fair and in your best
                                               interests and has unanimously
                                               approved the merger agreement
                                               and the merger. THE FIRSTIER
                                               BOARD OF DIRECTORS UNANIMOUSLY
                                               RECOMMENDS THAT YOU VOTE FOR THE
                                               MERGER AGREEMENT AND THE MERGER.
                                               SEE "MERGER WITH FIRSTIER--
                                               BACKGROUND AND REASONS FOR THE
                                               MERGER."

REGULATORY MATTERS.........................    To complete the merger, Compass
                                               must receive approvals from the
                                               Federal Reserve System under the
                                               Bank Holding Company Act, the
                                               Colorado Division of Banking and
                                               the Nebraska Department of
                                               Banking and Finance. SEE "MERGER
                                               WITH FIRSTIER--OTHER TERMS AND
                                               CONDITIONS."

TERMINATION................................    FirsTier and Compass can agree at
                                               any time to terminate the merger
                                               agreement without completing the
                                               merger even if FirsTier's
                                               shareholders have approved it.
                                               Under certain circumstances,
                                               either Compass or FirsTier may
                                               unilaterally terminate the
                                               merger agreement. If the merger
                                               agreement is terminated because
                                               FirsTier violates the exclusivity
                                               provisions of the merger
                                               agreement or because it receives
                                               another proposal and, as a
                                               result, does not consummate the
                                               merger, FirsTier must pay
                                               Compass a fee of $8,000,000. SEE
                                               "MERGER WITH FIRSTIER--
                                               TERMINATION."

INTERESTS OF CERTAIN PERSONS IN THE MERGER.    You should be aware that FirsTier
                                               officers, directors and employees
                                               may have interests in the merger
                                               that are different from, or in
                                               addition to, yours.

                                               In connection with the completion
                                               of the merger of FirsTier,
                                               Compass will acquire Western
                                               Management Corporation. Western
                                               Management Corporation provides
                                               management services to FirsTier's
                                               Colorado and Nebraska banks
                                               pursuant to management
                                               agreements. Joel H. Wiens is the
                                               sole shareholder of Western
                                               Management Corporation. In the
                                               acquisition, Mr. Wiens, as the
                                               sole shareholder of Western
                                               Management Corporation, will
                                               receive a maximum of 9,000 shares
                                               of Compass common stock. It is a
                                               condition to the completion of
                                               the merger that Compass also
                                               acquire Western Management
                                               Corporation. SEE "MERGER WITH
                                               FIRSTIER--ADDITIONAL AGREEMENTS,"
                                               "INFORMATION ABOUT
                                               FIRSTIER--INTERESTS OF CERTAIN
                                               PERSONS" AND APPENDIX I.

                                               For five years after the merger,
                                               Compass will indemnify the
                                               officers, directors and employees
                                               of FirsTier for all liabilities
                                               arising before the merger to the
                                               maximum extent permitted by law.
                                               In addition, Compass agrees that
                                               FirsTier may obtain "tail
                                               coverage" under its existing
                                               director's and officer's
                                               liability policies for a period
                                               of two years following the merger
                                               subject to certain monetary
                                               limitations. SEE "INFORMATION
                                               ABOUT FIRSTIER--INTERESTS OF
                                               CERTAIN PERSONS" AND APPENDIX I.

                                               In addition, Joel H. Wiens will
                                               enter into certain agreements
                                               with Compass in connection with
                                               the merger. SEE "MERGER WITH
                                               FIRSTIER--ADDITIONAL AGREEMENTS"
                                               AND "INFORMATION ABOUT
                                               FIRSTIER--INTERESTS OF CERTAIN
                                               PERSONS"

DISSENTERS' RIGHTS.........................    Under Colorado law, you can
                                               dissent from the merger. SEE
                                               "MERGER WITH FIRSTIER--
                                               DISSENTERS' RIGHTS," AND
                                               APPENDIX II.

FEDERAL INCOME TAX  CONSEQUENCES...........    The exchange of shares will be
                                               tax-free to you for federal
                                               income tax purposes, except for
                                               taxes payable on any cash you
                                               receive instead of fractional
                                               shares.

                                               TAX MATTERS ARE VERY COMPLICATED
                                               AND THE TAX CONSEQUENCES OF THE
                                               FIRSTIER MERGER TO YOU WILL
                                               DEPEND ON THE FACTS OF YOUR
                                               SITUATION. YOU ARE URGED TO
                                               CONSULT YOUR TAX ADVISOR FOR A
                                               FULL UNDERSTANDING OF THE TAX
                                               CONSEQUENCES OF THE MERGER TO
                                               YOU.

                                               The merger will not be completed
                                               if Compass and FirsTier do not
                                               receive a legal opinion that the
                                               merger will be treated for United
                                               States federal income tax
                                               purposes as a reorganization
                                               within the meaning of Section
                                               368(a) of the Internal Revenue
                                               Code. SEE "MERGER WITH
                                               FIRSTIER--FEDERAL INCOME TAX
                                               CONSEQUENCES."

                                                     ADDITIONAL AGREEMENTS

EMPLOYMENT AGREEMENTS......................    Compass Bank and Timothy D.
                                               Wiens, who is President and
                                               Chief Executive Officer of
                                               FirsTier and President and Chief
                                               Executive Officer of FirsTier
                                               Bank, as well as a director of
                                               each company, entered into an
                                               employment agreement which will
                                               become effective upon completion
                                               of the merger. Under the
                                               employment agreement, Mr. Wiens
                                               will serve as a senior officer
                                               of Compass Bank for two years
                                               beginning at the effective time
                                               of the merger. Mr. Wiens will
                                               receive an annual base salary
                                               commensurate with that which he
                                               is presently receiving from
                                               FirsTier with merit increases
                                               based upon performance and will
                                               be able to participate in
                                               Compass Bank's executive
                                               incentive program. Mr. Wiens
                                               will also receive benefits
                                               available to Compass Bank
                                               employees of equal title and
                                               base salary. The employment
                                               agreement also contains
                                               noncompetition and
                                               confidentiality provisions.

                                               Compass Bank and Michael J.
                                               Nelson, who is Executive Vice
                                               President of FirsTier and
                                               President of Firstate Bank, as
                                               well as a director of each
                                               company, entered into an
                                               employment agreement which will
                                               become effective upon completion
                                               of the merger. Under the
                                               employment agreement, Mr. Nelson
                                               will serve as a senior officer of
                                               Compass Bank for two years
                                               beginning at the effective time
                                               of the merger. Mr. Nelson will
                                               receive an annual base salary
                                               commensurate with that which he
                                               is presently receiving from
                                               FirsTier with merit increases
                                               based upon performance and will
                                               be able to participate in Compass
                                               Bank's executive incentive
                                               program. Mr. Nelson will also
                                               receive benefits available to
                                               Compass Bank employees of equal
                                               title and base salary. The
                                               employment agreement also
                                               contains noncompetition and
                                               confidentiality provisions. SEE
                                               "MERGER WITH FIRSTIER--ADDITIONAL
                                               AGREEMENTS."

                                               In addition, certain other
                                               officers of FirsTier are expected
                                               to enter into employment
                                               agreements with Compass Bank upon
                                               completion of the merger.

POOLING TRANSFER RESTRICTIONS AGREEMENTS...
                                               Certain principal shareholders of
                                               FirsTier entered into Pooling
                                               Transfer Restrictions Agreements
                                               in which they have agreed:

                                               -     not to transfer any of
                                                     their shares of FirsTier
                                                     common stock 30 days before
                                                     the merger;

                                               -     not to transfer any shares
                                                     of Compass common stock
                                                     they receive in the merger
                                                     until financial results
                                                     covering at least 30 days
                                                     of post-merger combined
                                                     operations of FirsTier and
                                                     Compass are published; and

                                               -     not to transfer Compass
                                                     common stock except in
                                                     compliance with the
                                                     applicable provisions of
                                                     the Securities Act of 1933
                                                     and the Securities Exchange
                                                     Act of 1934.

                             SEE "MERGER WITH FIRSTIER--ADDITIONAL AGREEMENTS."

                             SELECTED FINANCIAL DATA

           The following table summarizes, where indicated, certain pro forma financial data for Compass, giving effect to the acquisition of FirsTier assuming that the merger had been effective at the beginning of 1995. The historical data of FirsTier as of and for the years ended December 31, 1999, 1998, 1997, 1996, and 1995 is derived from the audited financial statements of FirsTier. The historical data of Compass as of and for the years ended December 31, 1999, 1998, 1997, 1996, and 1995 is derived from the audited financial statements of Compass. The historical data of Compass and FirsTier as of and for the six months ended June 30, 2000, is derived from the unaudited financial statements of Compass and FirsTier, respectively. In the opinion of management of Compass and FirsTier, all adjustments considered necessary for a fair presentation have been included in the unaudited interim data. The pro forma income information does not necessarily indicate the results of operations had the proposed transaction occurred at the beginning of 1995, nor does it necessarily indicate the results of future operations. This information should be read with the historical consolidated financial statements and the related notes included or incorporated by reference in this document.

                         AS OF AND FOR THE                AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                         SIX MONTHS ENDED   ------------------------------------------------------------------------
                          JUNE 30, 2000         1999           1998           1997          1996          1995
                         -----------------  ------------------------------------------------------------------------
                                                (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)
TOTAL ASSETS
  Compass                  $18,937,492       $18,445,522    $17,573,433   $15,143,350    $13,960,193   $12,592,781
  FirsTier                     874,480           706,821        367,207       227,600        125,013        95,975

TOTAL DEPOSITS
  Compass                   13,712,944        13,049,599     12,249,849    11,110,993     11,138,267     9,781,568
  FirsTier                     774,546           601,994        319,480       200,294        101,387        78,041

LONG-TERM DEBT
  Compass                    2,065,999         2,465,127      2,046,780     1,431,953        736,212      626,592
  FirsTier                      54,977            67,795         17,440         4,380            ---           ---

TOTAL SHAREHOLDERS'
EQUITY
  Compass                    1,325,040         1,229,225      1,227,970     1,097,226        976,144       893,932
  FirsTier                      31,419            25,704         20,706        16,911         13,749        12,244

NET INTEREST INCOME
  Compass                      336,407           653,444        590,160       551,591        498,702      454,823
  FirsTier                      17,934            23,488         14,000         8,782          4,788         3,889

NET INCOME FROM
  CONTINUING OPERATIONS
  Compass                      116,803           223,902        187,838       170,176        149,951       135,943
  FirsTier                       4,499             5,066          3,375         2,497          1,570         1,442

NET INCOME PER COMMON SHARE
  FROM CONTINUING OPERATIONS (1)
  Compass

   Historical (3)                 0.98              1.90           1.61          1.47           1.31          1.19
   Pro forma                      0.97              1.84           1.55          1.41           1.25          1.14
  FirsTier
   Historical                     0.59              0.68           0.46          0.36           0.24          0.22
   Equivalent pro forma (2)       0.85              1.62           1.37          1.24           1.10          1.00

                           AS OF AND FOR THE              AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                           SIX MONTHS ENDED  -------------------------------------------------------------------------
                             JUNE 30, 2000        1999           1998           1997         1996           1995
                            ---------------- -------------------------------------------------------------------------
                                                  (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)
    CASH DIVIDENDS PER
     COMMON SHARE
     Compass
      Historical (3)                0.44            0.80           0.70           0.63         0.57           0.50
      Pro forma                     0.42            0.76           0.66           0.59         0.53           0.46
     FirsTier
       Historical                     ---            ---            ---            ---          ---            ---
       Equivalent pro               0.37            0.67           0.58           0.52         0.47           0.41
          forma (2)

    SHAREHOLDERS'
    EQUITY
    (BOOK VALUE) PER
    COMMON SHARE
     Compass
      Historical (3)               10.96           10.50          10.28           9.35         8.33           7.64
      Pro forma                    10.62           10.13           9.88           8.96         7.97           7.30
     FirsTier
      Historical                    4.07            3.39           2.82           2.30         2.10           1.87
      Equivalent pro forma          9.36            8.92           8.70           7.89         7.02           6.43
      (2)

    WEIGHTED AVERAGE
    NUMBER OF SHARES
    OUTSTANDING
     Compass
      Historical                 118,752         116,675        114,628        113,496      112,241        112,735
      Pro forma                  125,552         123,475        121,428        120,296      119,041        119,535
     FirsTier
      Historical                   7,581           7,505          7,347          7,019        6,560          6,560

    NUMBER OF COMMON
    SHARES OUTSTANDING AT
    END OF PERIOD
     Compass
      Historical                 120,893         117,042         77,789         75,979       50,384         50,184
      Pro forma                  127,693         123,842         82,323         80,512       53,406         53,206
     FirsTier
      Historical                   7,718           7,580          7,347          7,347        6,560          6,560

     ------------------------

     (1) Net income per common share from continuing operations represents basic earnings per share.

     (2) FirsTier's Equivalent Pro Forma per share amounts are computed by multiplying Compass' Pro Forma amounts by the exchange ratio of 0.881. If outstanding options to purchase 500,000 shares of FirsTier common stock are exercised before the merger is completed, the exchange ratio would be 0.827 and (i) equivalent pro forma net income per common share from continuing operations would be 0.80 and 1.52 for the six months ended June 30, 2000 and the year ended December 31, 1999, respectively,
         (ii) equivalent pro forma cash dividends per common share would be 0.34 and 0.62 for the six months ended June 30, 2000 and the year ended December 31, 1999, respectively, and (iii) equivalent pro forma shareholders' equity (book value) per common share would be 8.79 and
         8.38 for the six months ended June 30, 2000 and December 31, 1999, respectively.

     (3) For comparative purposes, data has been restated to reflect the three-for-two stock split effected in April 1997 and the three-for-two stock split effected in April 1999.

                                  MARKET PRICES

         Compass common stock is traded through the Nasdaq National Market. Since July 1984, Compass common stock has been quoted under the symbol "CBSS" on the Nasdaq National Market.

         The following table shows the high and low sales prices and dividends declared for Compass common stock reported through the Nasdaq National Market published in THE WALL STREET JOURNAL. The prices shown do not include retail mark-ups, mark-downs or commissions. All share values have been rounded to the nearest 1/8 of one dollar.

                                                 COMPASS COMMON STOCK
               ---------------------------------------------------------------------------------
               PERIOD                         HIGH                LOW         DIVIDEND DECLARED
               -----------------------  -----------------  ------------------ ------------------
                1998
                ----
               First Quarter                  35 1/2             27 5/8             0.175
               Second Quarter                 33 1/4             28                 0.175
               Third Quarter                  31 5/8             22                 0.175
               Fourth Quarter                 26 1/4             19 1/4             0.175

                1999
                ----
               First Quarter                  26                 23                 0.200
               Second Quarter                 30 1/2             23 5/8             0.200
               Third Quarter                  30 1/8             24 7/8             0.200
               Fourth Quarter                 28 1/8             20 3/4             0.200

                2000
                ----
               First Quarter                  20 1/2             15 3/4             0.220
               Second Quarter                 22 3/8             17 1/8             0.220


         The following table shows the last reported sales price per share of Compass common stock, as reported on the Nasdaq National Market on September 1, 2000, the last business day before public announcement of the signing of the merger agreement and November 1, 2000, the latest practicable trading day before the mailing of this document:

                                                      COMPASS COMMON STOCK
                                                      --------------------

                          September 1, 2000                  18 5/8
                          November 1, 2000                   17 7/8

         You should obtain current market quotations for Compass common stock since the market price of Compass common stock will continue to fluctuate between the date of this document and the date on which the merger is completed and afterwards.

         There is no public trading market for FirsTier common stock, which is rarely traded in private transactions.

                                  RISK FACTORS

         COMPASS MAY HAVE DIFFICULTY COMBINING THE OPERATIONS OF ACQUIRED ENTITIES WITH COMPASS' OWN OPERATIONS. Since January 1, 2000, Compass has acquired two bank holding companies (Western Bancshares of Albuquerque, Inc. and Founders Bancorp, Inc.) and a thrift holding company (MegaBank Financial Corporation). Because the markets and industries in which Compass operates are highly competitive, and because of the inherent uncertainties associated with the integration of an acquired company, there can be no assurance that Compass will be able to realize fully the strategic objectives and operating efficiencies in all of its acquisitions, including FirsTier. In addition, Compass may lose key personnel, either from the acquired entities or from itself, as a result of acquisitions. These factors could contribute to the benefits expected from acquisitions not being achieved within expected time frames or not being achieved at all.

         THE SHARES YOU GET MAY BE WORTH LESS THAN THEY ARE TODAY. The precise value of the merger consideration to be paid to FirsTier's shareholders will not be known at the time of the special meeting. The merger agreement provides that 6,800,000 shares of Compass common stock will be issued in the merger in exchange for the shares of FirsTier common stock. This amount is fixed and will not be adjusted to reflect any changes in the value of either FirsTier or Compass common stock between the date of the merger agreement and the effective time of the merger. This amount likewise will not be adjusted whether or not an option to purchase 500,000 shares of FirsTier common stock is exercised, which if exercised, will reduce from 0.881 to 0.827 the shares of Compass common stock received for each share of FirsTier common stock. In addition, the value of the Compass common stock will fluctuate prior to the effective time of the merger and may be higher or lower than on the date of the merger agreement or the date of the Special Meeting.

         YOU WILL HAVE LESS INFLUENCE AS A SHAREHOLDER OF COMPASS THAN AS A SHAREHOLDER OF FIRSTIER. You currently have the right to vote in the election of the Board of Directors of FirsTier and on other matters affecting FirsTier. The merger will transfer control of FirsTier to Compass. When the merger occurs, you will become a stockholder of Compass with a percentage ownership much smaller than your percentage ownership of FirsTier. Because of this, you will no longer be able to influence the management policies of FirsTier's operations, and as a stockholder of Compass with a small ownership percentage you will not be able to influence the management policies of Compass.

         COMPASS FACES SIGNIFICANT COMPETITION. Compass' bank subsidiaries compete with other banks on the basis of service, convenience and price. Because of regulatory changes and consumer demands, banks have experienced increased competition from other financial entities offering similar products. Competition from both bank and non-bank organizations will continue.

         CHANGES IN THE ECONOMY MAY NEGATIVELY AFFECT COMPASS' BUSINESS AND STOCK PRICE. General economic conditions impact the banking industry. The credit quality of Compass' loan portfolio reflects the general economic conditions where it does business. The continued financial success of Compass and its subsidiaries depends on things beyond Compass' control, like national and local economic conditions, the supply and demand for investable funds, interest rates and federal, state and local laws. Any deterioration in any of these conditions could have a material adverse effect on Compass' financial condition and results of operations, which would probably negatively affect the market price of Compass common stock. SEE "MARKET PRICES."

         COMPASS' CHARTER AND BYLAWS MAY MAKE HOSTILE TAKEOVERS MORE DIFFICULT. Compass' Certificate of Incorporation and Bylaws contain provisions which may make Compass a less attractive target for acquisition by anyone who does not have the support of Compass' Board of Directors. These provisions include the requirement of a supermajority vote of stockholders or directors to approve certain business combinations and other corporate actions, a minimum price provision, several special procedural rules and a staggered Board of Directors. There is also a limitation that stockholder actions without a meeting may only be taken by unanimous written stockholder consent. FirsTier's Articles of Incorporation require a two-thirds vote by the shareholders for any merger or consolidation, the sale of all of the corporation's assets or dissolution of the corporation, and the Colorado Business Corporation Act requires that shareholders may take action without a meeting only by unanimous written consent. SEE "COMPARISON OF RIGHTS OF SHAREHOLDERS OF FIRSTIER AND COMPASS--CHARTER AND BYLAW PROVISIONS AFFECTING COMPASS COMMON STOCK."

         SEE "SUPERVISION AND REGULATION" for a description of the regulatory considerations relating to the ownership of Compass common stock.

                          THE FIRSTIER SPECIAL MEETING

GENERAL

         FirsTier Corporation, a Colorado corporation ("FirsTier"), is sending you this document to provide you with information concerning the Agreement and Plan of Merger, dated as of August 23, 2000, as amended (the "Merger Agreement"), by and among Compass Bancshares, Inc., a Delaware corporation ("Compass"), Compass Acquisition, Inc., a Colorado corporation and wholly owned subsidiary of Compass ("Merger Sub"), and FirsTier. The Merger Agreement provides for the merger of Merger Sub with and into FirsTier (the "Merger"). FirsTier's Board is soliciting your proxy for use at the Special Meeting to be held on December 13, 2000 at the time and place set forth in the accompanying notice and at any adjournments thereof for purposes of approving the Merger.

MATTERS TO BE CONSIDERED

         At the Special Meeting, the shareholders of FirsTier will consider and vote upon a proposal to approve and adopt the Merger Agreement and the Merger. THE FIRSTIER BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT HOLDERS OF FIRSTIER COMMON STOCK VOTE FOR THE MERGER AGREEMENT AND THE MERGER. SEE "MERGER WITH FIRSTIER--BACKGROUND AND REASONS FOR THE MERGER."

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

         The FirsTier Board of Directors has fixed the close of business on November 6, 2000 as the record date ("Record Date") for determining holders entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 7,718,069 shares of FirsTier common stock ("FirsTier Common Stock") issued and outstanding, each of which entitled its holder to one vote. The presence, either in person or by proxy, of the holders of a majority of the issued and outstanding shares of FirsTier Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting.

VOTES REQUIRED; VOTING AND REVOCATION OF PROXIES; EFFECT OF ABSTENTION;
NON-VOTES

         The affirmative vote of the holders of two-thirds of the outstanding shares of FirsTier Common Stock is required for approval of the Merger and the Merger Agreement. You have the right to revoke your proxy at any time prior to the Special Meeting by signing another proxy with a later date or giving notice of such revocation to the Secretary of FirsTier at or prior to the Special Meeting. Also, you can attend the meeting and vote your shares in person, even if you previously completed and returned a proxy card.

         Votes cast by proxy or in person at the Special Meeting will be tabulated by the election inspectors appointed for the meeting and the election inspectors will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. The failure to submit a proxy or to vote at the Special Meeting will have the same effect as a vote against the Merger and the Merger Agreement.

         THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF FIRSTIER. ACCORDINGLY, HOLDERS OF FIRSTIER COMMON STOCK ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS DOCUMENT, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

SOLICITATION OF PROXIES

         Proxies will be solicited by mail, and may also be solicited personally, by telephone, facsimile transmission or other means by the directors, officers and employees of FirsTier, with no special or extra compensation therefor, although such officers, directors and employees may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of soliciting material to the beneficial owners of FirsTier Common Stock held of record by such persons, and FirsTier may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses that they incur in that regard. Expenses incurred in connection with the Merger, including those attributable to the solicitation of proxies, will be paid by the party to the Merger Agreement incurring the expense.

                              MERGER WITH FIRSTIER

         The following information relating to the Merger is not intended to be a complete description of all information relating to the Merger and is qualified in its entirety by reference to more detailed information contained elsewhere in this document, including the Appendices hereto and the documents referred to herein or incorporated herein by reference. A copy of the Merger Agreement is included as Appendix I, and is incorporated herein by reference. All shareholders of FirsTier are urged to read the Merger Agreement in its entirety.

GENERAL

         The Merger Agreement provides for the merger of Merger Sub with and into FirsTier in accordance with the terms and conditions of the Merger Agreement. FirsTier will be the surviving entity in the Merger and the separate existence of Merger Sub will cease. After the effective time of the Merger (the "Effective Time"), the officers and directors of Merger Sub will be the officers and directors of the surviving entity.

         The Merger Agreement provides that each share of FirsTier Common Stock issued and outstanding immediately prior to the Effective Time, other than dissenting shares, will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive the consideration payable as set forth below ("Merger Consideration") to the record holder, without interest, upon surrender of the certificate representing such share. For the purposes of determining the number of shares issued and outstanding, the number of shares issued and outstanding will be increased by the number of shares that may be acquired upon exercise or conversion of any warrant, option, convertible debenture or other security entitling the holder to acquire shares which is in effect or outstanding prior to the Effective Time.

         As Merger Consideration, Compass will issue to the holders of the shares of FirsTier Common Stock an aggregate of 6,800,000 shares of the common stock of Compass, par value $2.00 per share ("Compass Common Stock").

         On the Record Date, there were 8,218,069 shares of FirsTier Common Stock outstanding, on a fully diluted basis. This amount includes (1) 7,718,069 shares of FirsTier Common Stock issued and outstanding; and (2) 500,000 shares of FirsTier Common Stock issuable prior to consummation of the Merger upon exercise of options.

         Assuming that the outstanding options are not exercised, there will be 7,718,069 shares of FirsTier Common Stock issued and outstanding immediately prior to the Effective Time. If all conditions at closing are satisfied, each shareholder of FirsTier (except shareholders choosing to exercise their dissenters' rights) will be entitled to receive approximately 0.881 shares of Compass Common Stock for each share of FirsTier Common Stock.

         Assuming that the outstanding options are exercised in full, there will be 8,218,069 shares of FirsTier Common Stock issued and outstanding immediately prior to the Effective Time. If all conditions at closing are satisfied, each shareholder of FirsTier (except shareholders choosing to exercise their dissenters' rights) will be entitled to receive approximately 0.827 shares of Compass Common Stock for each share of FirsTier Common Stock.

         If some, but not all, of the outstanding options are exercised, each shareholder of FirsTier (except shareholders choosing to exercise their dissenters' rights) will be entitled to receive for each share of FirsTier Common Stock a number of shares of Compass Common Stock between 0.827 and 0.881, depending on the number of options exercised.

         Compass will not issue fractional shares of Compass Common Stock, but instead will pay cash to any shareholder otherwise entitled to receive a fractional share. Such cash payment will be based on the average of the closing sale price for Compass Common Stock as reported by the Nasdaq National Market for the twenty days of trading immediately preceding the fifth trading day prior to the closing of the Merger (the "Average Closing Price").

         The Merger Agreement also provides that the Merger Consideration will be adjusted to give effect to any stock dividends or splits with respect to Compass Common Stock where the Record Date or payment date occurs prior to the Effective Time. SEE APPENDIX I.

         The one share of common stock of Merger Sub issued and outstanding immediately before the Effective Time will be converted into the aggregate number of shares of the capital stock of FirsTier issued and outstanding at the Effective Time of the Merger.

         The Merger must be approved by the affirmative vote of the holders of two-thirds of the outstanding shares of FirsTier Common Stock entitled to vote thereon. Joel H. Wiens, Chairman of the Board of FirsTier, has agreed pursuant to a Voting Agreement and Irrevocable Proxy ("Voting Agreement") to vote the 5,847,749 shares of FirsTier Common Stock directly owned by him, comprising approximately 75.8% of the total shares of FirsTier Common Stock issued and outstanding as of the Record Date, in favor of the Merger Agreement and the Merger. SEE "SUMMARY--VOTES REQUIRED"; "MERGER WITH FIRSTIER--OTHER TERMS AND CONDITIONS"; AND APPENDIX I.

         Merger Sub has one share of common stock issued and outstanding, which is owned and held by Compass. Subject to the satisfaction or waiver of all of the conditions to the parties' obligations to effect the Merger, Compass, as sole shareholder of Merger Sub, will approve the Merger Agreement in the manner prescribed by the Colorado Business Corporation Act ("CBCA").

         The Merger will be effected as soon as practicable following the receipt of all necessary regulatory approvals and the satisfaction of all conditions to the consummation of the Merger; provided, however, that the Effective Time will not occur prior to January 1, 2001. At the Effective Time, by operation of law, holders of FirsTier Common Stock (other than those shareholders who perfect their dissenters' rights) will become owners of Compass Common Stock and will no longer be owners of FirsTier Common Stock. After the Effective Time, all certificates for FirsTier Common Stock will represent the right to receive Compass Common Stock pursuant to the Merger Agreement, but otherwise will be null and void after such date. SEE "MERGER WITH FIRSTIER--DISSENTERS' RIGHTS", APPENDIX I AND APPENDIX II.

BACKGROUND AND REASONS FOR THE MERGER

         During the normal course of its business, FirsTier has received inquiries regarding its willingness to consider an acquisition by, or affiliation with, larger financial institutions. Consistent with its fiduciary obligations to its shareholders, FirsTier has considered such inquiries and evaluated them for the level and form of consideration proposed, the seriousness and specificity which has been conveyed to FirsTier in terms of consideration, the expected future operation of FirsTier, and other considerations and factors deemed relevant by FirsTier. FirsTier has formulated its business plan with the intent to provide maximum value to its shareholders by enhancing its franchise and expanding its business operations. The Board of Directors of FirsTier has continuously evaluated the cost of providing the increasingly broad array of financial products and alternative delivery channels to remain competitive in the marketplace, while implementing FirsTier's growth strategy and continuing to deliver a wide array of services to its customers and provide competitive returns to its shareholders.

         As the nature of banking has become increasingly competitive, larger organizations have demonstrated a willingness to pay a premium for attractive franchises in high-growth markets such as Denver, Colorado. As a result, in January 2000 Compass approached FirsTier. Thereafter, FirsTier provided information regarding FirsTier to Compass pursuant to a confidentiality agreement. As a result of this initial contact, FirsTier and Compass commenced extensive negotiations in August 2000.

         In evaluating whether to affiliate with Compass, FirsTier considered the value of Compass Common Stock; competitive conditions in the market served by FirsTier; the additional capital and resources needed for FirsTier's operations to continue to grow; FirsTier's ability to provide, on a cost-effective basis, the ever-increasing and broadening array of financial services products demanded by customers; the fact that Compass Common Stock is widely-traded, thereby representing a more liquid investment than FirsTier's Common Stock; the appreciation in the price of Compass Common Stock over the past ten years; and Compass' dividend history. In addition, FirsTier believed that affiliating with Compass, a larger financial institution with significantly greater resources and expertise, offered expansion opportunities and financial products and services not otherwise available to FirsTier and its customers which would better enable FirsTier to compete. FirsTier and its Board of Directors determined that FirsTier's competitive position and the value of its stock could best be enhanced through affiliation with Compass.

         Following arm's-length negotiations between representatives of Compass and FirsTier, Compass and FirsTier entered into the Merger Agreement. The aggregate price to be paid to holders of FirsTier Common Stock resulted from negotiations which considered the historical earnings and dividends of Compass and FirsTier; the potential growth in FirsTier's market and earnings, both as an independent entity and as a part of a larger organization such as Compass; FirsTier's asset quality; and the effect of the Merger on the shareholders, customers, and employees of FirsTier.

         For the reasons set forth above, FirsTier's Board of Directors unanimously approved the Merger Agreement and the Merger and recommends approval of the Merger Agreement and the Merger by FirsTier's shareholders.

         Subject to satisfaction of certain conditions contained in the Merger Agreement, FirsTier's Board of Directors believes the Merger to be fair and in the best interest of FirsTier's shareholders. FIRSTIER'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE FIRSTIER SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE MERGER and has authorized consummation thereof, subject to approval of FirsTier's shareholders, federal and state bank regulators and the satisfaction of certain other conditions.

OPERATIONS AFTER THE MERGER

         Compass and FirsTier intend that following consummation of the Merger, FirsTier's wholly-owned subsidiaries, FirsTier Bank and Firstate Bank (the "Banks") through one or more transactions, will merge with and into Compass Bank (the "Subsequent Merger"). Following the Subsequent Merger, the separate existence of the Banks will cease, and Compass Bank will continue as the surviving entity.

OTHER TERMS AND CONDITIONS

         The Merger Agreement contains a number of terms, conditions, representations and covenants which must be satisfied as of the Effective Time, including, but not limited to, the following:

         (1) The receipt of regulatory approvals, which approvals shall not have imposed any condition or requirement which in the judgment of Compass would adversely impact the economic or business benefits of the transactions contemplated by the Merger Agreement or otherwise would in the judgment of Compass be so burdensome as to render inadvisable the consummation of the Merger, and the expiration or early termination of any applicable waiting periods with respect thereto. SEE "GOVERNMENT APPROVALS";

         (2) The closing of the Merger will not violate any injunction, order or decree of any court or governmental body having competent jurisdiction;

         (3) The approval of the Merger Agreement by FirsTier's shareholders entitled to vote at the Special Meeting;

         (4) The registration statement covering the Compass Common Stock to be issued in the Merger shall be effective under the Securities Act of 1933, as amended ("Securities Act"), and any applicable state securities or blue sky laws and no stop order suspending the effectiveness of the registration statement shall be in effect and no proceedings for such purpose, or any proceedings under the Commission or applicable state securities authorities rules with respect to the transaction contemplated by the Merger Agreement, shall be pending before or threatened by the Commission or any applicable state securities or blue sky authorities;

         (5) The shares of Compass Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq, subject to official notice of issuance;

         (6) All representations and warranties of FirsTier and Compass shall be true and correct in all material respects as of the date of the Merger Agreement and at and as of the closing;

         (7) FirsTier and Compass shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions contained in the Merger Agreement to be performed or complied with by them prior to the Effective Time;

         (8) There shall not have occurred a material adverse effect with respect to FirsTier or its subsidiaries, or Compass;

         (9) The directors of FirsTier and its subsidiaries shall have delivered to Compass an instrument dated the Effective Time releasing FirsTier and its subsidiaries from any and all claims of such directors (except as to their deposits and accounts and as to certain rights of indemnification) and shall have delivered to Compass their resignations as directors of FirsTier and its subsidiaries;

         (10) The officers of FirsTier and its subsidiaries shall have delivered to Compass an instrument dated the Effective Time releasing FirsTier and its subsidiaries from any and all claims of such executive officers (except as to deposits and accounts and accrued compensation and to certain rights of indemnification);

         (11) Compass and FirsTier shall have received the opinions of counsel to FirsTier, Compass and Merger Sub acceptable to them;

         (12) The holders of no more than the lesser of (a) 10% of the shares or (b) such number of shares that shall not disqualify the Merger for pooling-of-interest accounting treatment, shall have demanded or be entitled to demand payment of the fair value of their shares as dissenting shareholders.

         (13) Compass shall have received a letter from Arthur Andersen, LLP dated as of the Effective Time to the effect that the Merger will qualify for pooling-of-interests accounting treatment if closed and consummated in accordance with the Merger Agreement;

         (14) The aggregate amount of all FirsTier indebtedness shall not exceed $48,000,000 (subject to certain exclusions);

         (15) Compass shall have received from holders of FirsTier Common Stock receiving at least 50% of the total Merger Consideration a representation that they have no present plan or intention to sell or otherwise dispose of shares of FirsTier Common Stock prior to and in connection with the Merger to FirsTier or Compass or any party related to FirsTier or Compass and shares of Compass Common Stock received pursuant to the Merger to Compass or any party related to Compass;

         (16) Compass shall have received from holders of FirsTier Common Stock who are proposed to receive bonuses representations (a) that they have no plan or intention to sell or otherwise dispose of shares of FirsTier Common Stock prior to and in connection with the Merger to FirsTier or Compass or any party related to FirsTier or Compass, and shares of Compass Common Stock received pursuant to the Merger to Compass or any party related to Compass, and (b) that the bonuses were separately bargained for at arms' length and do not represent additional consideration for the acquisition of FirsTier Common Stock;

         (17) FirsTier shall have delivered to Compass a schedule of all transactions in FirsTier Common Stock of which FirsTier has knowledge from and including the date of the Merger Agreement through the Effective Time;

         (18) Joel H. Wiens shall have entered into a noncompetition agreement with Compass;

         (19) Compass and FirsTier shall have received an opinion of counsel that the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); SEE "SUMMARY--FEDERAL INCOME TAX CONSEQUENCES" AND "MERGER WITH FIRSTIER--FEDERAL INCOME TAX CONSEQUENCES";

         (20) Compass shall have determined in its sole judgment that certain liabilities and obligations of FirsTier do not have a material adverse effect;

         (21) FirsTier and its subsidiaries shall have accrued and paid prior to the Effective Time all brokerage and professional fees relating to the Merger and all premium expenses incurred in connection with certain director's and officer's liability policies;

         (22) FirsTier and its subsidiaries shall have performed a detailed assessment, acceptable to Compass, as to the adequacy of FirsTier's and its subsidiaries' loan loss allowance and shall have recorded the appropriate adjustments in the allowance, if any, for the period ending December 31, 2000;

         (23) All warrants, options, rights, convertible debentures or other securities entitling the holder thereof to acquire FirsTier Common Stock shall have been exercised or converted, or shall have expired, lapsed or terminated, prior to the Effective Time;

         (24) The transactions contemplated by that certain Agreement and Plan of Merger to be entered into between Western Management Corporation and Compass (the "Ancillary Agreement") shall have been simultaneously consummated with the Merger;

         (25) FirsTier and its subsidiaries shall have delivered to the directors and executive officers of FirsTier and its subsidiaries an instrument dated the Effective Time releasing such directors from any and all claims of FirsTier and its subsidiaries (except as to indebtedness or other contractual liabilities); provided, however, that such releases shall not release an action against such directors and executive officers by Compass or Merger Sub in connection with the transactions contemplated by the Merger Agreement; and

         (26) Compass and FirsTier shall have received certificates of the other as to certain items described above.

         Any condition to the consummation of the Merger may be waived in writing by the party to the Merger Agreement entitled to the benefit of such condition. SEE APPENDIX I.

MODIFICATION OF STRUCTURE

         Compass may elect with the prior written consent of FirsTier (such consent not to be unreasonably withheld), subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated by the Merger Agreement so long as
(1) there are no material adverse federal income tax consequences to the shareholders of FirsTier as a result of such modification, (2) the consideration to be paid to the shareholders of FirsTier under the Merger Agreement is not thereby changed in kind or reduced in amount solely because of such modification, (3) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals, and (4) such modification will not adversely affect the rights, privileges and performances of FirsTier's Subordinated Debentures (as defined in the Merger Agreement). SEE APPENDIX I.

NO SOLICITATION

         FirsTier has agreed under the Merger Agreement not to solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to any offer to acquire FirsTier or its subsidiaries. In addition, FirsTier shall immediately cease any such discussions or negotiations conducted prior to the date of the Merger Agreement and shall promptly advise Compass following the receipt by FirsTier or any of its subsidiaries of any such proposal. However, the Board of Directors of FirsTier is not prohibited from furnishing information to, or entering into discussions, negotiations or an agreement with, any person or entity that makes an unsolicited proposal if the Board, after consultation with its financial advisors and outside counsel, concludes in good faith that such acquisition proposed would constitute a Superior Proposal (as defined in the Merger Agreement) and that such action is necessary for the Board of Directors of FirsTier to comply with its fiduciary duties to its shareholders under applicable law.

         If FirsTier violates its obligations set forth in the Merger Agreement and the Merger Agreement is terminated, FirsTier must pay to Compass an aggregate termination fee of $8,000,000 in cash at the time of such termination. SEE APPENDIX I.

EXERCISE OF CONVERTIBLE SECURITIES

         FirsTier has agreed under the Merger Agreement to use its best efforts to cause all outstanding warrants, options, rights, or convertible debentures to be exercised or converted in full prior to the Effective Time. SEE APPENDIX I.

ADDITIONAL AGREEMENTS

         VOTING AGREEMENT AND IRREVOCABLE PROXY. Joel H. Wiens, Chairman of the Board of FirsTier, has agreed, pursuant to the Voting Agreement, to vote the 5,847,749 shares of FirsTier Common Stock directly owned by him, comprising approximately 75.8% of the total shares of FirsTier Common Stock issued and outstanding as of the Record Date, in favor of the Merger Agreement and the Merger.

         RIGHT OF FIRST REFUSAL AGREEMENT. Compass and Joel H. Wiens will enter into a Right of First Refusal Agreement that provides Mr. Wiens a right of first refusal to purchase Firstate Bank or all of the assets and liabilities relating to Firstate Bank under certain circumstances. Specifically, if at anytime during the five year period commencing two years after the Merger Compass receives an offer from an unrelated third party to purchase Firstate Bank or all, or substantially all, of its assets and liabilities, Compass will provide Mr. Wiens a right of first refusal.

         NONCOMPETITION AGREEMENT. It is a condition to the Merger that Joel H. Wiens enter into a Noncompetition Agreement with Compass pursuant to which Mr. Wiens will not compete with Compass in the Denver, Colorado or Kimball, Nebraska areas for a period of two years following the Merger.

         TRADENAME ASSIGNMENT. Compass has agreed that following the Merger it will transfer to Joel H. Wiens the tradename "FirsTier" and any pending service mark applications using the "FirsTier" name, subject to certain geographical limitations.

         EMPLOYMENT AGREEMENTS. Compass Bank and Timothy D. Wiens, who is President and Chief Executive Officer of FirsTier and President and Chief Executive Officer of FirsTier Bank, as well as a director of each company, entered into an employment agreement which will become effective upon completion of the Merger. Under the employment agreement, Mr. Wiens will serve as a senior officer of Compass Bank for two years beginning at the effective time of the Merger. Mr. Wiens will receive an annual base salary commensurate with that which he is presently receiving from FirsTier with merit increases based upon performance and will be able to participate in Compass Bank's executive incentive program. Mr. Wiens will also receive benefits available to Compass Bank employees of equal title and base salary. The employment agreement also contains noncompetition and confidentiality provisions.

         Compass Bank and Michael J. Nelson, who is Executive Vice President of FirsTier and President of Firstate Bank, as well as a director of each company, entered into an employment agreement which will become effective upon completion of the Merger. Under the employment agreement, Mr. Nelson will serve as a senior officer of Compass Bank for two years beginning at the effective time of the Merger. Mr. Nelson will receive an annual base salary commensurate with that which he is presently receiving from FirsTier with merit increases based upon performance and will be able to participate in Compass Bank's executive incentive program. Mr. Nelson will also receive benefits available to Compass Bank employees of equal title and base salary. The employment agreement also contains noncompetition and confidentiality provisions.

         In addition, certain other officers of FirsTier are expected to enter into employment agreements with Compass Bank upon completion of the Merger.

         POOLING TRANSFER RESTRICTIONS AGREEMENTS. The directors, executive officers and certain principal shareholders of FirsTier, including Joel H. Wiens and Timothy D. Wiens, who together own and/or control 7,289,473 shares of the outstanding FirsTier Common Stock, have entered into Pooling Transfer Restrictions Agreements with Compass and FirsTier pursuant to which they have agreed, among other things, (1) not to transfer any of their respective shares of FirsTier Common Stock within 30 days prior to the Effective Time, (2) not to transfer any shares of Compass Common Stock acquired by them in the Merger until the publication of financial results covering at least 30 days of post-Merger combined operations of FirsTier and Compass, except for shareholder pledges to secure loans, provided the lender agrees to be bound by the terms of the Pooling Transfer Restrictions Agreement, and (3) not otherwise to transfer such Compass Common Stock except in compliance with the applicable provisions of the Securities Act and the Exchange Act of 1934, as amended ("Exchange Act"), and the respective rules and regulations thereunder.

         WESTERN MANAGEMENT CORPORATION MERGER AGREEMENT. In addition to the Merger Agreement, Compass has entered into the Ancillary Agreement with Western Management Corporation. It is a condition to the consummation of the Merger that the transactions contemplated by the Ancillary Agreement (the "Ancillary Merger") shall be consummated simultaneously with the Merger. SEE "MERGER WITH FIRSTIER--OTHER TERMS AND CONDITIONS"; "INFORMATION ABOUT FIRSTIER--INTERESTS OF CERTAIN PERSONS" AND APPENDIX I.

         The Ancillary Agreement provides for the merger of a newly formed subsidiary of Compass ("Ancillary Merger Sub") with and into Western Management Corporation. Western Management Corporation will be the surviving entity in the Ancillary Merger and the separate existence of Ancillary Merger Sub will cease. After the effective time of the Ancillary Merger, the directors and officers of Ancillary Merger Sub will be the directors and officers of the surviving entity.

         The Ancillary Agreement provides that the shares of common shares of Western Management Corporation issued and outstanding immediately prior to the effective time of the Ancillary Agreement, shall, by virtue of the Ancillary Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive the consideration payable as set forth below ("Ancillary Merger Consideration") to the holder of record thereof, without interest thereon.

         As Ancillary Merger Consideration, Compass shall issue to the sole shareholder of Western Management Corporation an aggregate number of shares of Compass Common Stock equal to the quotient of (1) 147,040, divided by (2) the average closing sales price of the Compass Common Stock for the twenty days of trading preceding the fifth trading day prior to the day of the consummation of the Ancillary Merger. In the event the average closing price would result in the number of shares of Compass Common Stock to be issued in the Ancillary Merger to be greater than 9,000, Compass will issue to the sole shareholder of Western Management Corporation and such shareholder will accept an aggregate number of shares of Compass Common Stock equal to 9,000. SEE "INFORMATION ABOUT FIRSTIER--INTERESTS OF CERTAIN PERSONS."

BUSINESS PENDING EFFECTIVE TIME

         The Merger Agreement imposes certain limitations on the conduct of FirsTier's business pending consummation of the Merger. Among other things, FirsTier must conduct its businesses only in the ordinary course, consistent with prudent banking practices. SEE "MERGER WITH FIRSTIER--OTHER TERMS AND CONDITIONS"; AND APPENDIX I.

AMENDMENT

         The Merger Agreement may be amended or supplemented at any time, before or after the Special Meeting, by an instrument in writing duly executed by all the parties thereto. However, no change which reduces the Merger Consideration or materially and adversely affects the rights of FirsTier's shareholders can be made after the Special Meeting without the required approval of FirsTier's shareholders. SEE APPENDIX I.

TERMINATION

         The Merger Agreement may be terminated and the Merger may be abandoned at any time notwithstanding approval thereof by the shareholders of FirsTier, but prior to the Effective Time:

         (1) by mutual written consent duly authorized by the Boards of Directors of Compass and FirsTier;

         (2)      by Compass:

                  - if Compass learns or becomes aware of a state of facts or breach or inaccuracy of any representation or warranty of FirsTier contained in the Merger Agreement which constitutes a material adverse effect;

                  - if the factual substance of any warranties regarding environmental compliance is not true and accurate irrespective of the knowledge or lack of knowledge of FirsTier, and losses, damages, environmental response costs, liabilities, fines, penalties, costs and expenses which might arise therefrom could reasonably be expected to exceed $500,000;

                  - if the environmental inspection conducted pursuant to the Merger Agreement identifies any past or present event, condition or circumstance that, based on the estimates of environmental professionals, may currently or in the future require expenditures by FirsTier or its subsidiaries or additions to loan loss reserve, which expenditures or additions to loan loss reserve individually or in the aggregate may exceed $500,000;

                  - if Compass is not permitted to conduct an environmental inspection of any property to the extent it deems appropriate, consistent with the provisions of the Merger Agreement;

                  -        if on or before the closing of the Merger,

                           - for each controlled property identified by Compass as unacceptable and requiring environmental response, FirsTier does not deliver to Compass written evidence acceptable to Compass that FirsTier has used best efforts to develop a remediation plan approved by the applicable environmental regulatory authority, and implemented the same;

                           - for each collateral property identified by Compass as unacceptable and which may require environmental response, FirsTier does not provide evidence acceptable to Compass that FirsTier and its subsidiaries increased their respective loan loss reserves in accordance with the Merger Agreement;

                  - if any of the conditions to closing contained in the Merger Agreement are not satisfied or waived in writing by Compass;

                  - if there is a breach of the exclusivity provisions of the Merger Agreement; or

                  - if FirsTier shall have failed to unanimously recommend the Merger or shall have withdrawn its unanimous recommendation or modified such unanimous recommendation in a manner adverse in any respect to the interests of Compass;

         (3)      by Compass or FirsTier:

                  - if the Effective Time shall not have occurred on or before May 23, 2001 or such later date agreed to in writing by Compass and FirsTier;

                  - if any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have been final and nonappealable; or

                  -        if the Ancillary Agreement is terminated; or;

         (4)      by FirsTier:

                  - if any of the conditions to closing contained in the Merger Agreement are not satisfied or waived in writing by FirsTier;

                  - in the event FirsTier enters into an agreement with respect to an acquisition proposal in accordance with the provisions of the Merger Agreement; or

                  - if at any time during the two business day period following the fifth trading day prior to the closing, both of the following conditions are satisfied:

                           -        the Average Closing Price is less than
                                    $15.75; and

                           - (1) the number obtained by dividing the Average Closing Price by the last reported sale price per share of Compass Common Stock on August 23, 2000 shall be less than (2) the number obtained by dividing the Average Index Value by the Index Value on August 23, 2000 and subtracting 0.15 from the quotient in this clause.

         For purposes hereof, "Average Index Value" means the average of the Index Values for the twenty days of trading preceding the fifth trading day prior to the closing; "Index Value" on a given date means the Index Value of the Standard and Poors Bank Composite Index as published by Standard and Poors.

         If FirsTier either (1) violates the exclusivity provision of the Merger Agreement and the Merger Agreement is thereby terminated, or (2) prior to termination of the Merger Agreement receives any acquisition proposal and the Merger Agreement is thereby terminated, then FirsTier shall pay to Compass an aggregate termination fee of $8,000,000 in cash at the time of such termination. SEE APPENDIX I.

EXCHANGE OF SHARES

         Prior to the Effective Time, and pursuant to an exchange agreement in the form attached as Exhibit B to the Merger Agreement (the "Exchange Agent Agreement"), Compass shall deposit with Continental Stock Transfer & Trust Company (the "Exchange Agent"), (1) the shares of Compass Common Stock required to effect the exchange of Compass Common Stock for FirsTier Common Stock, and
(2) cash in an aggregate amount estimated to be sufficient to make cash payments to FirsTier's shareholders in lieu of fractional shares of Compass Common Stock.

         Promptly after the Effective Time, the Exchange Agent will furnish each holder of record of FirsTier Common Stock as of the Effective Time with transmittal materials for use in exchanging certificates representing FirsTier Common Stock for certificates representing Compass Common Stock in accordance with the Exchange Agent Agreement. The transmittal materials will contain information and instructions with respect to the procedure for exchanging such certificates. The certificates for Compass Common Stock will be delivered to the persons entitled thereto within a reasonable time after delivery of FirsTier Common Stock certificates for exchange accompanied by the appropriate transmittal materials.

         Under the terms of the Merger Agreement, Compass will not issue certificates representing fractional shares of Compass Common Stock, and in lieu thereof will pay cash to any holder of FirsTier Common Stock otherwise entitled to receive such fractional share. Such cash payment shall be based on the Average Closing Price. SEE "MERGER WITH FIRSTIER--FEDERAL INCOME TAX CONSEQUENCES" AND APPENDIX I.

         Former shareholders of FirsTier shall be entitled to vote after the Effective Time at any meeting of Compass shareholders the number shares of Compass Common Stock into which their shares are converted, regardless of whether such shareholders have exchanged their certificates. Immediately after the Effective Time, shareholders of FirsTier shall be entitled to dividends with respect to shares of Compass Common Stock received by them in the Merger, provided that, no dividend will be disbursed with respect to the shares of Compass Common Stock until the holder's shares of FirsTier Common Stock are surrendered in exchange therefor.

         Upon the Effective Time of the Merger, former FirsTier shareholders will cease to have any rights as shareholders of FirsTier, and FirsTier's shareholders shall have only the right to receive the Merger Consideration specified in the Merger Agreement or, in the case of dissenting shareholders, to exercise their rights under Colorado law. SEE "MERGER WITH FIRSTIER--DISSENTERS' RIGHTS."

DISSENTERS' RIGHTS

         Pursuant to Sections 7-113-101 through 7-113-302 of the CBCA, copies of which are attached to this document as Appendix II, shareholders of FirsTier may dissent from, and obtain payment of the fair value of their FirsTier shares in the event of the consummation of the Merger. A FirsTier shareholder who wishes to assert dissenters' rights in connection with the Merger must (1) deliver to FirsTier, before the Special Meeting, written notice of the shareholder's intent to demand payment for the shareholder's FirsTier shares if the Merger is effectuated and (2) not vote in favor of the Merger.

         If the Merger is approved at the Special Meeting and if the other conditions of the Merger are satisfied or waived, FirsTier will deliver a written dissenters' notice to all FirsTier shareholders who have satisfied the requirements described above to assert those rights. FirsTier will send the dissenters' notice no later than 10 days after the Special Meeting, assuming that the Merger is approved by the FirsTier shareholders.

         The dissenters' notice delivered by FirsTier will (1) state that the Merger was authorized and the effective date or proposed effective date of the Merger; (2) state an address at which FirsTier will receive payment demands and an address at which certificates for FirsTier shares must be deposited; (3) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received; (4) include a form for demanding payment, which shall request a dissenter to state an address to which payment is to be made; and (5) set a date by which FirsTier must receive the payment demand and certificates for certificated FirsTier shares, which date may not be less than 30 days after the date the dissenters' notice is given. Additionally, FirsTier may state in its notice the requirement that when a record holder of FirsTier shares dissents with respect to the shares held by any one or more beneficial owners of FirsTier shares, each beneficial owner of FirsTier shares must certify to FirsTier that both such beneficial owner and the record holder of FirsTier shares beneficially owned by such beneficial owner have asserted, or will timely assert, dissenters' rights as to all such FirsTier shares. The dissenters' notice will include a copy of the CBCA Sections 7-113-101 through 7-113-302.

         A FirsTier shareholder to whom a dissenters' notice is sent and who wishes to exercise dissenters' rights must: (1) demand payment on the form provided or in another writing within the time period set forth in the dissenters' notice and (2) deposit certificates of certificated FirsTier shares in accordance with the terms of the dissenters' notice. A shareholder of FirsTier who demands payment as described above retains all rights of a shareholder of FirsTier, except the right to transfer the shares, until the Effective Time and thereafter has only the right to receive payment for his or her FirsTier shares.

         Upon receipt by FirsTier of a demand for payment from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, FirsTier may restrict the transfer thereof. However, in all other respects, the above procedure for demanding payment is applicable to shareholders who own uncertificated shares.

         A shareholder of FirsTier who does not demand payment and deposit certificates as required is not entitled to payment under CBCA Sections 7-113-101 through 7-113-302.

FEDERAL INCOME TAX CONSEQUENCES

         The following sets forth the opinion of Locke Liddell & Sapp LLP ("Locke Liddell & Sapp"), counsel to Compass, based upon current law, as to certain federal income tax consequences of the Merger to Compass, Merger Sub, FirsTier and holders of FirsTier Common Stock, assuming the Merger is consummated as contemplated herein.

         This discussion is based upon existing provisions of the Code, applicable U.S. Treasury regulations promulgated or proposed thereunder, administrative rulings by the Internal Revenue Service (the "IRS") and judicial authority as of the date hereof, all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this discussion. This discussion assumes the holders of FirsTier Common Stock hold their FirsTier Common Stock as capital assets within the meaning of Section 1221 of the Code. This discussion is based upon certain assumptions discussed below, including that certain representations will be made by Compass, Merger Sub, FirsTier, certain FirsTier shareholders and others as appropriate. If any of these representations cannot be made or are inaccurate, the tax consequences of the Merger could differ from those described herein. This discussion does not address all aspects of income taxation that may be relevant to any particular holder of FirsTier Common Stock in light of such holder's specific circumstances or to certain types of holders subject to special treatment under the U.S. federal income tax laws (for example, foreign persons, dealers in securities, banks and other financial institutions, insurance companies, tax-exempt organizations, holders who acquired FirsTier Common Stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan and persons holding FirsTier Common Stock as part of a straddle or conversion transaction), and it does not discuss any aspect of state, local, foreign or other tax law. No ruling has been (or will be) sought from the IRS as to the anticipated tax consequences of the Merger.

         THE FEDERAL INCOME TAX DISCUSSION SET FORTH BELOW IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. HOLDERS OF FIRSTIER COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISERS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

         Based upon the foregoing, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, Compass, Merger Sub and FirsTier will each be a party to the reorganization within the meaning of Section 368(b) of the Code and, accordingly, the Merger will result in the following federal income tax consequences:

         1. Compass, Merger Sub and FirsTier will not recognize any gain or loss as a result of the Merger;

         2. No gain or loss will be recognized by holders of FirsTier Common Stock who exchange their FirsTier Common Stock solely for Compass Common Stock;

         3. Any cash received by a holder of FirsTier Common Stock in lieu of a fractional share of Compass Common Stock in the Merger will be treated as received in exchange for such fractional share and not as a dividend. As a result, a holder of FirsTier Common Stock generally will recognize a capital gain or loss with respect to the cash payment received in lieu of a fractional share equal to the difference between the cash received and the portion of the FirsTier shareholder's basis in FirsTier Common Stock allocable to such fractional share, unless such payment, under each such FirsTier shareholder's particular facts and circumstances, is deemed to have the effect of a dividend distribution and not a redemption treated as an exchange under the principles of Section 302 of the Code. Such gain or loss will be long-term capital gain or loss to the extent that the FirsTier Common Stock allocable to such fractional share was held for more than one year as of the Effective Time of the Merger;

         4. Each holder's aggregate tax basis in the Compass Common Stock received in the Merger will equal his or her aggregate tax basis in the FirsTier Common Stock exchanged therefore, decreased by the amount of any tax basis allocable to any fractional share interest for which cash is received; and

         5. The holding period of the Compass Common Stock received in the Merger will include the holding period of the FirsTier Common Stock exchanged therefore.

         It is a condition to the consummation of the Merger that Compass and FirsTier receive the above opinions at the Effective Time of the Merger. These opinions will not bind the IRS or the courts, and there can be no assurance that the IRS or the courts will not take a contrary position. The opinions of Locke Liddell & Sapp will be expressly based and conditioned upon customary limitations set forth therein and upon the accuracy of certain assumptions and the receipt of and the truth and accuracy of certain representations made at the Effective Time of the Merger to such counsel by Compass, Merger Sub, FirsTier, certain FirsTier shareholders and others as appropriate. SEE "MERGER WITH FIRSTIER -- OTHER TERMS AND CONDITIONS."

ACCOUNTING TREATMENT

         Compass expects to account for the Merger using the "pooling-of-interests" method of accounting. Compass has received a letter from Compass' independent public accountants which will be updated as of the

Effective Time, to the effect that, based on information provided to its independent public accountants and assuming that the Merger is consummated in accordance with the terms of the Merger Agreement, the Merger will qualify for pooling-of-interests accounting treatment. Under this accounting method, at the Effective Time, FirsTier's assets and liabilities will be added at their recorded book values to those of Compass, and its shareholders' equity will be added to Compass' consolidated balance sheet. SEE "SELECTED FINANCIAL DATA" AND "MERGER WITH FIRSTIER--OTHER TERMS AND CONDITIONS."

                              GOVERNMENT APPROVALS

         Consummation of the Merger is subject to approval by the shareholders of FirsTier, the receipt by Compass of required regulatory approvals from the Federal Reserve under the Bank Holding Company Act of 1956, as amended, ("BHC Act"), the Colorado Division of Banking (the "Division of Banking"), and the Nebraska Department of Banking and Finance (the "Department of Banking") and the satisfaction or waiver of a number of other conditions. In addition, consummation of the Subsequent Merger of the Banks into Compass Bank is subject to approval by the Federal Reserve, the Alabama Superintendent of Banks (the "Superintendent"), the Division of Banking and the Department of Banking.

         Applications under the BHC Act, the Colorado Banking Code of 1957 and the Nebraska Bank Holding Company Act of 1995 for the Merger were filed by Compass with the Federal Reserve, the Division of Banking and the Department of Banking on October 13, 2000. An application under the Bank Merger Act for the Subsequent Merger was also filed on October 13, 2000 with the Federal Reserve, the Superintendent, the Division of Banking and the Department of Banking. The Merger and the Subsequent Merger cannot be consummated until the expiration of a 15 to 30 day waiting period following such approval during which the Justice Department, pursuant to the BHC Act and the Bank Merger Act, may bring an action opposing the Merger and the Subsequent Merger.

         No Justice Department objection or adverse action is anticipated with respect to the Merger or the Subsequent Merger.

         Article 6.4 of the Colorado Banking Code of 1957 allows out-of-state bank holding companies to acquire bank holding companies that own or control depository institutions located within Colorado. Similarly, Section 8.911 of the Nebraska Bank Holding Company Act of 1995 allows out of state bank holding companies to acquire banks chartered in Nebraska. SEE "MERGER WITH FIRSTIER--TERMINATION" AND "SUPERVISION AND REGULATION."

                           SUPERVISION AND REGULATION

GENERAL

         Financial holding companies and banks are regulated extensively under both federal and state law. Compass is subject to regulation by the Federal Reserve and its bank subsidiaries (the "Subsidiary Banks") are subject to regulation by the Federal Reserve and the Federal Deposit Insurance Corporation ("FDIC") and the appropriate state banking departments. Compass' Subsidiary Banks are Compass Bank, an Alabama state bank headquartered in Birmingham, Alabama, and Central Bank of the South, an Alabama state bank headquartered in Anniston, Alabama. Compass' wholly-owned commercial bank subsidiaries conduct a general, full-service commercial and consumer banking business in Alabama, Texas, Florida, Colorado, New Mexico and Arizona. Compass Bank also is engaged in the investment, trust and equipment leasing businesses, and other bank operating activities. Central Bank of the South primarily serves as a controlled disbursement facility for commercial deposit customers of Compass Bank. The deposits of each of the Subsidiary Banks are insured by the FDIC. Although the various laws and regulations which apply to Compass and its Subsidiary Banks are intended to insure safe and sound banking practices, they are mainly intended to benefit depositors and the federal deposit insurance fund, not the shareholders of Compass. The following discussion highlights certain laws and regulations affecting Compass and the Subsidiary Banks and should be read in conjunction with the more detailed information incorporated by reference herein. SEE "WHERE YOU CAN FIND MORE INFORMATION."

COMPASS

         Compass is a financial holding company within the meaning of the BHC Act and is registered as such with the Federal Reserve. Financial holding companies are bank holding companies that meet certain requirements relating to capitalization and management and have filed a declaration with the Federal Reserve electing to be a financial holding company. Bank holding companies that elect to become financial holding companies remain subject to all of the rules and regulations governing bank holding companies. However, financial holding companies may engage not only in activities already permissible for bank holding companies but also in a full range of financial activities, including not only banking, insurance and securities activities, but also merchant banking and additional activities determined to be "financial in nature." As a financial holding company, Compass is required to file with the Federal Reserve an annual report and such additional information as the Federal Reserve may require pursuant to the BHC Act. The Federal Reserve may also make examinations of Compass and each of its subsidiaries.

         The BHC Act requires a bank holding company to obtain the prior approval of the Federal Reserve before it may acquire substantially all of the assets of any bank or ownership or control of any voting shares of any bank if, after such acquisition, it would own or control, directly or indirectly, more than 5% of the voting shares of any such bank. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Interstate Act") permits bank holding companies to acquire banks located in any state without regard to whether the transaction is prohibited under any state law (except that states may establish the minimum age of their local banks (up to a maximum of 5 years) subject to interstate acquisition of out-of-state bank holding companies).

         The Federal Reserve Act generally imposes certain limitations on extensions of credit and other transactions by and between banks which are members of the Federal Reserve and other affiliates (which includes any holding company of which such bank is a subsidiary and any other non-bank subsidiary of such holding company). Further, federal law prohibits a bank holding company and its subsidiaries from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property, or the furnishing of services.

         The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") enacted major regulatory reforms, stronger capital standards for savings associations and stronger civil and criminal enforcement provisions. FIRREA allows the acquisition of healthy and failed savings associations by bank holding companies and imposes no interstate barriers on such bank holding company acquisitions. With certain qualifications, FIRREA also allows bank holding companies to merge acquired savings and loans into their existing commercial bank subsidiaries. FIRREA also provides that a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with (1) the default of a commonly controlled FDIC-insured depository institution, or (2) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default.

         In December of 1991, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted. This act recapitalized the Bank Insurance Fund ("BIF"), of which the Subsidiary Banks are members, substantially revised statutory provisions, including capital standards, restricted certain powers of state banks, gave regulators the authority to limit officer and director compensation and required holding companies to guarantee the capital compliance of their banks in certain instances. Among other things, FDICIA requires the federal banking agencies to take "prompt corrective action" with respect to banks that do not meet minimum capital requirements. FDICIA establishes five capital tiers: "well capitalized", "adequately capitalized", "undercapitalized", "significantly undercapitalized" and "critically undercapitalized", as defined by regulations adopted by the Federal Reserve, the FDIC and the other federal depository institution regulatory agencies. A depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure, adequately capitalized if it meets such measure, undercapitalized if it fails to meet any such measure, significantly undercapitalized if it is significantly below such measure and critically undercapitalized if it fails to meet any critical capital level set forth in the regulations. The critical capital level must be a level of tangible equity capital equal to not less than 2% of total tangible assets and not more than 65% of the minimum leverage ratio to be prescribed by regulation (except to the extent that 2% would be higher than such 65% level). An institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating. A depository institution is generally prohibited from making capital distributions (including paying dividends) or paying management fees to a holding company if the institution would thereafter be undercapitalized.

         If a depository institution fails to meet regulatory capital requirements, the regulatory agencies can require submission and funding of a capital restoration plan by the institution, place limits on its activities, require the raising of additional capital and, ultimately, require the appointment of a conservator or receiver for the institution. The obligation of a controlling bank holding company under FDICIA to fund a capital restoration plan is limited to the lesser of 5% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. If the controlling bank holding company fails to fulfill its obligations under FDICIA and files (or has filed against it) a petition under the Federal Bankruptcy Code, the FDIC's claim may be entitled to a priority in such bankruptcy proceeding over third party creditors of the bank holding company.

         An insured depository institution may not pay management fees to any person having control of the institution nor may an institution, except under certain circumstances and with prior regulatory approval, make any capital distribution (including the payment of dividends) if, after making such payment or distribution, the institution would be undercapitalized. FDICIA also restricts the acceptance of brokered deposits by insured depository institutions and contains a number of consumer banking provisions, including disclosure requirements and substantive contractual limitations with respect to deposit accounts.

         At June 30, 2000, the Subsidiary Banks were "well capitalized," and were not subject to any of the foregoing restrictions, including, without limitation, those relating to brokered deposits. If the Subsequent Merger had been consummated as of June 30, 2000, Compass Bank would have been well-capitalized. The Subsidiary Banks do not rely upon brokered deposits as a primary source of deposit funding, although such deposits are sold through the Correspondent and Investment Services Division of Compass Bank.

         FDICIA contains numerous other provisions, including reporting requirements, termination of the "too big to fail" doctrine except in special cases, limitations on the FDIC's payment of deposits at foreign branches and revised regulatory standards for, among other things, real estate lending and capital adequacy. In addition, FDICIA required the FDIC to establish a system of risk-based assessments for federal deposit insurance, by which banks that pose a greater risk of loss to the FDIC (based on their capital levels and the FDIC's level of supervisory concern) pay a higher insurance assessment.

         The Deposit Insurance Funds Act of 1996 (the "Funds Act"), which became effective October 8, 1996, required the FDIC to impose a special assessment on institutions holding deposits subject to assessment by the Savings Association Insurance Fund ("SAIF"). Although the Subsidiary Banks are members of BIF, they hold deposits subject to assessment by SAIF as a result of acquisitions of SAIF deposits or SAIF-insured institutions. Compass' deposit liability under the Funds Act was $7.2 million based upon $1.1 billion of SAIF deposits, after certain discounts and exemptions.

         The Gramm-Leach-Bliley Act ("GLBA"), which was enacted on November 12, 1999, among other things, expands the BHC Act framework to permit bank holding companies with subsidiary banks meeting certain capital and management requirements to elect to become "financial holding companies." Financial holding companies may engage in a full range of financial activities, including not only banking, insurance and securities activities, but also merchant banking and additional activities determined to be "financial in nature." The GLBA also provides that the list of permissible activities will be expanded as necessary for a financial holding company to keep abreast of competitive and technological change.

         Although it preserves the Federal Reserve as the umbrella supervisor of financial holding companies, the GLBA adopts an administrative approach to regulation that defers to the actions and paperwork requirements of the "functional" regulators of insurers, broker-dealers, investment companies, and banks. Thus, the various state and federal regulators of a financial holding company's operating subsidiaries retain their jurisdiction and authority over such operating entities. As the umbrella supervisor, however, the Federal Reserve has the potential to affect the operations and activities of financial holding companies' subsidiaries through its power over the financial holding company parent. In addition, the GLBA contains numerous trigger points related to legal noncompliance and other serious problems affecting bank affiliates that could lead to direct Federal Reserve involvement and to the possible exercise of remedial authority affecting both financial holding companies and their affiliated operating companies.

THE SUBSIDIARY BANKS

         In general, federal and state banking laws and regulations govern all areas of the operations of the Subsidiary Banks, including reserves, loans, mortgages, capital, issuances of securities, payment of dividends and establishment of branches. Federal and state bank regulatory agencies also have the general authority to limit the dividends paid by insured banks and bank holding companies if such payments may be deemed to constitute an unsafe and unsound practice. Federal and state banking agencies also have authority to impose penalties, initiate civil and administrative actions and take other steps intended to prevent banks from engaging in unsafe or unsound practices.

         Compass Bank and Central Bank of the South are both organized under the laws of the State of Alabama. Compass Bank is a member of the Federal Reserve System. Compass Bank and Central Bank of the South are supervised, regulated and regularly examined by the Alabama State Banking Department and Compass Bank is also regulated and examined by the Federal Reserve. The Subsidiary Banks, as participants in the BIF and the SAIF of the FDIC, are subject to the provisions of the Federal Deposit Insurance Act and to examination by and regulations of the FDIC.

         The Subsidiary Banks are governed by Alabama laws restricting the declaration and payment of dividends to 90% of annual net income until its surplus funds equal at least 20% of capital stock. Compass Bank has surplus in excess of this amount. As a member of the Federal Reserve System, Compass Bank is also subject to dividend limitations imposed by the Federal Reserve that are similar to those applicable to national banks.

         Federal law further provides that no insured depository institution may make any capital distribution (which would include a cash dividend) if, after making the distribution, the institution would not satisfy one or more of its minimum capital requirements. Moreover, the federal bank regulatory agencies also have the general authority to limit the dividends paid by insured banks if such payments may be deemed to constitute an unsafe and unsound practice. Insured banks are prohibited from paying dividends on their capital stock while in default in the payment of any assessment due to the FDIC except in those cases where the amount of the assessment is in dispute and the insured bank has deposited satisfactory security for the payment thereof.

         The Community Reinvestment Act of 1977 ("CRA") and the regulations of the Federal Reserve implementing that act are intended to encourage regulated financial institutions to help meet the credit needs of their local community or communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of such financial institutions. The CRA and such regulations provide that the appropriate regulatory authority will assess the records of regulated financial institutions in satisfying their continuing and affirmative obligations to help meet the credit needs of their local communities as part of their regulatory examination of the institution. The results of such examinations are made public and are taken into account upon the filing of any application to establish a domestic branch or to merge or acquire the assets or assume the liabilities of a bank. In the case of a bank holding company, the CRA performance record of the banks involved in the transaction are reviewed in connection with the filing of an application to acquire ownership or control of shares or assets of a bank or to merge with any other bank holding company. An unsatisfactory record can substantially delay or block the transaction.

OTHER

         Other legislative and regulatory proposals regarding changes in banking, and the regulation of banks, thrifts and other financial institutions, are being considered by the executive branch of the Federal government, Congress and various state governments, including Alabama, Arizona, Colorado, Florida, New Mexico and Texas. Certain of these proposals, if adopted, could significantly change the regulations of banks and the financial services industry. It cannot be predicted whether any of these proposals will be adopted or, if adopted, how these proposals will affect Compass or the Subsidiary Banks.

         The Correspondent and Investment Services Division of Compass Bank is treated as a municipal securities dealer and a government securities dealer for purposes of the federal securities laws and, therefore, is subject to certain reporting requirements and regulatory controls by the Commission, the United States Department of the Treasury and the Federal Reserve. Compass Brokerage, Inc., a wholly-owned subsidiary of Compass Bank, offers discount brokerage services and is registered with the Commission and the National Association of Securities Dealers, Inc. The subsidiary is subject to certain reporting requirements and regulatory control by these agencies. Compass Bancshares Insurance, Inc., a wholly-owned subsidiary of Compass Bank, is a licensed insurance agent or broker for various insurance companies. Such insurance subsidiary and its licensed agents are subject to reporting and licensing regulations of the Alabama Insurance Commission and various other states. Empire Title & Escrow Corporation, a wholly-owned subsidiary of Compass, and its licensed agents and subsidiaries are subject to reporting and licensing regulations of the Colorado Division of Insurance. Albrecht & Associates, Inc., a wholly-owned subsidiary of Compass Bank, is a financial advisor specializing in the divestment of oil and gas properties and is subject to examination by the Superintendent.

         References under the heading "SUPERVISION AND REGULATION" to applicable statutes are brief summaries of portions thereof, do not purport to be complete and are qualified in their entirety by reference to such statutes.

                DESCRIPTION OF COMPASS COMMON AND PREFERRED STOCK

         The following summary of the terms and provisions of the Compass Common Stock and Compass preferred stock does not purport to be complete and is qualified in its entirety by reference to Compass' Certificate of Incorporation and the Certificates of Amendment thereto, which include the express terms of the Compass Common Stock and the Compass preferred stock. Such Certificates are incorporated by reference to the registration statement of which this document is a part.

COMPASS COMMON STOCK

         Compass is incorporated under the Delaware General Corporation Law ("GCL"). Compass is authorized to issue 200,000,000 shares of Compass Common Stock, of which 120,920,968 shares were issued and outstanding on September 30, 2000. Compass' Board of Directors may at any time, without additional approval of the holders of Compass Common Stock, issue additional authorized but previously unissued shares of Compass Common Stock.

         DIVIDENDS

         Holders of Compass Common Stock are entitled to receive dividends ratably when, as and if declared by Compass' Board of Directors from assets legally available therefor, after payment of all dividends on preferred stock, if any is outstanding. Under the GCL, Compass may pay dividends out of surplus or net profits for the fiscal year in which declared and/or for the preceding fiscal year, even if its surplus accounts are in a deficit position. Dividends paid by its Subsidiary Banks are the primary source of funds available to Compass for payment of dividends to its stockholders and for other needs. Compass' Board of Directors intends to maintain its present policy of paying regular quarterly cash dividends. The declaration and amount of future dividends will depend on circumstances existing at the time, including Compass' earnings, financial condition and capital requirements, as well as regulatory limitations and such other factors as Compass' Board of Directors deems relevant. SEE "COMPARISON OF THE RIGHTS OF SHAREHOLDERS OF FIRSTIER AND COMPASS--DIVIDENDS AND REPURCHASES OF SHARES"; "SELECTED FINANCIAL DATA."

         Compass' principal assets and sources of income consist of investments in its operating subsidiaries, which are separate and distinct legal entities. Federal and state banking regulations applicable to Compass and its banking subsidiaries require minimum levels of capital which limit the amounts available for payment of dividends. The Subsidiary Banks are governed by Alabama laws restricting the declaration and payment of dividends to 90% of annual net income until its surplus funds equal at least 20% of capital stock. As of the date of this document, Compass Bank has surplus in excess of this amount. As a member of the Federal Reserve System, Compass Bank is also subject to dividend limitations imposed by the Federal Reserve that are similar to those applicable to national banks. SEE "WHERE YOU CAN FIND MORE INFORMATION"; "MERGER WITH FIRSTIER--BACKGROUND AND REASONS FOR THE MERGER"; "RISK FACTORS"; "SELECTED FINANCIAL DATA"; "MARKET PRICES"; "COMPARISON OF RIGHTS OF SHAREHOLDERS OF FIRSTIER AND COMPASS--DIVIDENDS AND REPURCHASES OF SHARES"; AND "INFORMATION ABOUT COMPASS."

         PREEMPTIVE RIGHTS

         The holders of Compass Common Stock do not have preemptive rights to subscribe for a proportionate share of any additional securities issued by Compass before such securities are offered to others. The absence of preemptive rights increases Compass' flexibility to issue additional shares of Compass Common Stock in connection with acquisitions, employee benefit plans and for other purposes, without affording the holders of Compass Common Stock a right to subscribe for their proportionate share of those additional securities. Any further issuance of Compass Common Stock after the Effective Time may reduce former FirsTier's shareholders' proportionate interest in Compass.

         VOTING RIGHTS

         The holders of Compass Common Stock are entitled to one vote per share on all matters presented to shareholders. Holders of Compass Common Stock are not entitled to cumulate their votes in the election of directors. Cumulative voting rights, if provided for, entitle shareholders to a number of votes equal to the product of the number of shares held and the number of directors to be elected and allow shareholders to distribute such votes among any number of nominees for director or cast such votes entirely for one director. Cumulative voting rights tend to enhance the voting power of minority shareholders. SEE "COMPARISON OF RIGHTS OF SHAREHOLDERS OF FIRSTIER AND COMPASS--ELECTION OF DIRECTORS."

         LIQUIDATION

         Upon liquidation, dissolution or the winding up of the affairs of Compass, holders of Compass Common Stock are entitled to receive their pro rata portion of the remaining assets of Compass after the holders of Compass preferred stock have been paid in full any sums to which they may be entitled.

COMPASS PREFERRED STOCK

         Compass has authorized 25,000,000 shares of $.10 par value preferred stock. The preferred stock is issuable in one or more series and Compass' Board of Directors, subject to certain limitations, is authorized to fix the number of shares, dividend rate, liquidation prices, redemption, conversion, voting rights, and other terms. Compass' Board of Directors may issue preferred stock without approval of the holders of Compass Common Stock. As of September 30, 2000, no shares of Compass preferred stock were issued and outstanding. SEE "MERGER WITH FIRSTIER"; "RISK FACTORS" AND "COMPARISON OF RIGHTS OF SHAREHOLDERS OF FIRSTIER AND COMPASS--DIVIDENDS AND REPURCHASES OF SHARES."

                             COMPARISON OF RIGHTS OF
                      SHAREHOLDERS OF FIRSTIER AND COMPASS

CHARTER AND BYLAW PROVISIONS AFFECTING COMPASS STOCK

         Compass' Certificate of Incorporation and Bylaws contain several provisions which may make Compass a less attractive target for an acquisition of control by anyone who does not have the support of Compass' Board of Directors. Such provisions include, among other things, the requirement of a supermajority vote of stockholders or directors to approve certain business combinations and other corporation actions, a minimum price provision, several special procedural rules, a staggered Board of Directors, and the limitation that stockholder actions without a meeting may only be taken by unanimous written stockholder consent. FirsTier's Articles of Incorporation require a two-thirds vote by the shareholders for any merger, the sale of all of the corporation's assets or dissolution, and the CBCA requires that shareholders may take action without a meeting only by unanimous written consent.

         The foregoing summary is qualified in its entirety by reference to Compass' Certificate of Incorporation and Bylaws, which are available upon written request from Compass and which are on file with the Commission, and to the Articles of Incorporation and Bylaws of FirsTier, which are available upon request from FirsTier and which are on file with the Commission. SEE "WHERE YOU CAN FIND MORE INFORMATION" AND "RISK FACTORS."

         In addition to the foregoing differences between FirsTier's and Compass' charters, as a result of the Merger, FirsTier's shareholders, whose rights are governed by the CBCA, will become shareholders of Compass, and their rights as shareholders will then be governed primarily by the GCL.

CERTAIN DIFFERENCES BETWEEN THE CORPORATION LAWS OF COLORADO AND DELAWARE AND CORRESPONDING CHARTER AND BYLAW PROVISIONS

         Certain differences between the GCL and the CBCA, as well as a description of the corresponding provisions contained in Compass' and FirsTier's respective charter and bylaws, as such differences may affect the rights of shareholders, are set forth below. The following summary does not purport to be complete and is qualified in its entirety to the provisions of the CBCA and the GCL and applicable charter and bylaw provisions.

         MERGER

         The CBCA does not require a shareholder vote of the surviving corporation in a merger if the merger agreement does not amend the existing articles of incorporation, each shareholder of the surviving corporation whose shares were outstanding immediately before the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights, immediately after the merger, the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger or by the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20% the total number of shares of the surviving corporation outstanding immediately before the merger, and the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger either by the conversion of securities issued pursuant to the merger or by the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20% the total number of participating shares outstanding immediately before the merger.

         The GCL generally permits a merger to become effective without the approval of the surviving corporation's stockholders if the certificate of incorporation of the surviving corporation does not change following the merger, the amount of the surviving corporation's common stock to be issued or delivered under the plan of merger does not exceed 20% of the total shares of outstanding voting stock immediately prior to the acquisition, and the board of directors of the surviving corporation adopts a resolution approving the plan of merger.

         Where shareholder approval is required under Colorado law for corporations formed after June 30, 1994 (such as FirsTier, which was reincorporated in Colorado in 1999), and except as provided in a corporation's articles of incorporation, a merger must be approved by the holders of a majority of the shares entitled to vote thereon, unless any class of shares is entitled to vote thereon as a class in which event the merger shall be approved by the affirmative vote of the holders of a majority of the shares of each class entitled to vote as a class. FirsTier's Articles of Incorporation require the approval of two-thirds of all shares entitled to vote to approve the Merger. Where stockholder approval is required under Delaware law, a merger can be approved by a majority vote of the outstanding shares of capital stock of each class entitled to vote thereon. Compass' Certificate of Incorporation requires supermajority approval by its Board of Directors and stockholders in certain cases, as described above.

         SEE "RISK FACTORS" AND "COMPARISON OF RIGHTS OF SHAREHOLDERS OF FIRSTIER AND COMPASS--CHARTER AND BYLAW PROVISIONS AFFECTING COMPASS STOCK."

         APPRAISAL RIGHTS

         Under both Delaware and Colorado law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights by which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transactions. Under both Delaware and Colorado law, such fair market value is determined exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation.

         The CBCA provides that dissenters' rights are not available (1) with respect to the sale of all or substantially all of the assets of the corporation or a merger if no vote of the shareholders is required to approve the transaction under Colorado law or (2) to shareholders of shares which either were listed on a national securities exchange registered under the Securities Exchange Act of 1934 or on the national market system of the National Association of Securities Dealers Automated System or were held of record by more than 2,000 holders if such shareholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange registered under the Securities Exchange Act of 1934 or on the national market system of the National Association of Securities Dealers Automated Quotation System or held of record by more than 2,000 holders plus cash in lieu of fractional shares.

         Under Delaware law, appraisal rights are not available (1) with respect to the sale of all or substantially all of the assets of a corporation, (2) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or are held of record by more than 2,000 holders if such shareholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders, plus cash in lieu of fractional shares of such corporation, or (3) to shareholders of a corporation surviving a merger if no vote of the shareholders of the surviving corporation is required to approve the merger under Delaware law. SEE "MERGER WITH FIRSTIER--DISSENTERS' RIGHTS" AND APPENDIX II.

         SPECIAL MEETINGS

         Colorado law provides that special meetings of the shareholders may be called by a corporation's Board of Directors, the person or persons authorized by the bylaws or resolution of the Board of Directors to call such a meeting or by the record holders of at least 10% of all shares entitled to vote at the meetings. FirsTier's Bylaws provide that special meetings of the shareholders may be called by the Chairman of the Board, the President, the Board of Directors, or by the holders of not less than 10% of all outstanding shares entitled to vote at the meeting.

         Stockholders of Delaware corporations do not have a right to call special meetings unless such right is conferred upon the stockholders in the corporation's Certificate of Incorporation or Bylaws. Compass' Certificate of Incorporation prohibits stockholders from calling special meetings. SEE "RISK FACTORS."

         ACTIONS WITHOUT A MEETING

         Colorado law provides that any action to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

         Delaware law provides that stockholders may take action without a meeting if a consent in writing to such action is signed by the stockholders having the minimum number of votes that would be necessary to take such action at a meeting, unless prohibited in the certificate of incorporation. Compass' Certificate of Incorporation prohibits stockholder action by written consent except where such action is taken unanimously. SEE "RISK FACTORS."

         ELECTION OF DIRECTORS

         Colorado law provides that a corporation's articles of incorporation may provide that shares otherwise entitled to vote cumulatively may not so vote. FirsTier's Articles of Incorporation do not allow cumulative voting in the election of directors. Holders of Compass Common Stock are not entitled to cumulate their votes in the election of directors. SEE "DESCRIPTION OF COMPASS COMMON AND PREFERRED STOCK--VOTING RIGHTS."

         VOTING ON OTHER MATTERS

         Both Colorado and Delaware law also require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the outstanding voting shares of the corporation transferring such assets, unless otherwise provided in the corporation's charter or bylaws. FirsTier's Articles of Incorporation require a vote by the shareholders holding two-thirds of the outstanding shares for the sale of all or substantially all of FirsTier's assets. Compass' Certificate of Incorporation does not provide for a different vote than that required by Colorado or Delaware law.

         Both Colorado and Delaware law generally do not require class voting, except in certain transactions involving an amendment to the certificate of incorporation that adversely affects a specific class of shares or where the class of securities designates such a right.

         PREEMPTIVE RIGHTS

         Under Colorado law, shareholders of a corporation in existence on June 30, 1994 have a preemptive right to acquire unissued shares except to the extent the articles of incorporation limit or deny preemptive rights. FirsTier's Articles of Incorporation provide that shareholders do not possess any preemptive rights. Stockholders of Compass do not possess such preemptive rights.

         DIVIDENDS AND REPURCHASES OF SHARES

         Colorado law dispenses with the concepts of par value of shares as well as statutory definitions of capital, surplus and the like. The concepts of par value, capital and surplus are retained under Delaware law. Colorado law permits a corporation to declare and pay dividends unless, after giving it effect, the corporation would not be able to pay its debts as they become due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

         FirsTier's Bylaws allow the Board of Directors to, from time to time, in the manner permitted by the CBCA, declare, and the corporation to pay, dividends in money or property other than its own shares.

         Delaware law permits a corporation to declare and pay dividends out of surplus or if there is no surplus, out of net profits for the fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

         Holders of Compass Common Stock are entitled to receive dividends ratably when, as and if declared by Compass' Board of Directors from assets legally available therefor, after payment of all dividends on preferred stock, if any is outstanding.

         SEE "WHERE YOU CAN FIND MORE INFORMATION"; "SELECTED FINANCIAL DATA"; "MARKET PRICES"; AND "DESCRIPTION OF COMPASS COMMON AND PREFERRED STOCK."

         LIMITATION OF LIABILITY AND INDEMNIFICATION

         Colorado and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit, with certain exceptions, a corporation to adopt a provision in its articles of incorporation or certificate of incorporation, as the case may be, eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty. There are nonetheless certain differences between the laws of the two states respecting indemnification and limitation of liability.

         FirsTier's Articles of Incorporation eliminate the liability of directors to the corporation to the fullest extent permissible under Colorado law. Colorado law does not permit the elimination of monetary liability where such liability is based on breaches of the director's duty of loyalty to the corporation or its stockholders, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, approving an improper distribution, or receipt of an improper personal benefit.

         FirsTier's Articles of Incorporation and Bylaws authorize indemnification of officers and directors to the fullest extent permitted by Colorado law.

         Under Compass' Certificate of Incorporation, a director will not be liable to Compass or its stockholders for monetary damages for any breach of fiduciary duty as a director, except (1) for breach of a director's duty of loyalty, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) unlawful payment of dividend or unlawful stock purchase or redemption, or (4) any transaction from which the director derived an improper personal benefit. Compass' Certificate of Incorporation authorizes indemnification of officers, directors and others to the fullest extent permitted by Delaware law.

         Both Colorado and Delaware law require indemnification when the individual has defended successfully the action on the merits or otherwise.

         Expenses incurred by an officer or director in defending an action may be paid in advance, under Colorado law and Delaware law, if such director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, the laws of both states authorize a corporation's purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy. SEE "WHERE YOU CAN FIND MORE INFORMATION."

         REMOVAL OF DIRECTORS

         A director of a Colorado corporation may be removed, with or without cause, unless the articles of incorporation provide that a director may be removed for cause (a provision which is not in FirsTier's Articles of Incorporation). A director may be removed by the shareholders only if the number of votes cast for removal exceeds the number of votes cast against removal. A different rule applies in the case in which the corporation has cumulative voting for directors, which FirsTier does not have.

         A majority of stockholders of a Delaware corporation may remove a director with or without cause, unless the directors are classified and elected for staggered terms, in which case, directors may be removed only for cause. Compass' Certificate of Incorporation provides that the directors are classified and elected for staggered terms, and any such removal must be for cause after a supermajority vote (80%) of the stockholders.

         INSPECTION OF BOOKS AND RECORDS

         Under Colorado law, a shareholder is entitled to inspect and copy, during regular business hours at the corporation's principal office, the records of the corporation, if the shareholder gives the corporation written demand at least five business days before the date on which the shareholder wishes to inspect and copy such records. Under Delaware law, a stockholder has such right upon written demand stating the purpose of such inspection.

         ANTITAKEOVER PROVISIONS

         Delaware has enacted antitakeover legislation. Compass has opted out of such provisions as provided by the GCL. Certain provisions of Compass' Certificate of Incorporation and Bylaws limiting a takeover without the support of its Board of Directors are described in "COMPARISON OF RIGHTS OF SHAREHOLDERS OF FIRSTIER AND COMPASS--CHARTER AND BYLAW PROVISIONS AFFECTING COMPASS STOCK." Colorado has not enacted similar legislation.

         Although certain of the specific differences between the voting and other rights of FirsTier's shareholders and Compass' stockholders are discussed above, the foregoing summary is not intended to be a complete statement of the comparative rights of such shareholders under Colorado and Delaware law, or the rights of such persons under the respective charters and bylaws of Compass and FirsTier. Nor is the identification of certain specific differences meant to indicate that other differences do not exist. The foregoing summary is qualified in its entirety by reference to the particular requirements of the CBCA and the GCL, and the specific provisions of Compass' Certificate of Incorporation and Bylaws, and FirsTier's Articles of Incorporation and Bylaws, each as amended.

                             RESALE OF COMPASS STOCK

         The Compass Common Stock to be issued to holders of FirsTier Common Stock upon consummation of the Merger will be freely transferable under the Securities Act, except for shares issued to any person who may be an "affiliate" of FirsTier within the meaning of Rule 145 under the Securities Act. Such affiliates are not permitted to transfer any Compass Common Stock except in compliance with the Securities Act and the rules and regulations thereunder. Such affiliates have already delivered to Compass a written agreement providing that each such affiliate will not (1) sell, pledge, transfer or otherwise dispose of any of such affiliate's FirsTier Common Stock within 30 days prior to the effective time of the merger; (2) sell, pledge, transfer or otherwise dispose of any shares of Compass Common Stock until the publication of financial results covering at least 30 days of post-merger combined operations of FirsTier and Compass, except for pledges by such affiliates of all or part of such affiliate's Compass Common Stock acquired in the merger, provided the lender agrees to be bound by the terms of such written agreement; or (3) transfer any Compass Common Stock except in compliance with Rule 145 promulgated by the Commission under the Securities Act and any new requirements imposed by the Commission or the Financial Accounting Standards Board for Compass' accounting of the Merger as a pooling of interests. SEE "MERGER WITH FIRSTIER--ACCOUNTING TREATMENT"; AND APPENDIX I.

         It is a condition to Compass' obligations to consummate the Merger that holders of shares of FirsTier Common Stock that will be entitled to receive at least 50% of the aggregate Merger Consideration have represented to Compass that they have no plan or intention to sell or otherwise dispose of (1) shares of FirsTier prior to and in connection with the merger to FirsTier or any party related to FirsTier or Compass and (2) the shares of Compass Common Stock received in the Merger to Compass or any party related to Compass. SEE "MERGER WITH FIRSTIER--OTHER TERMS AND CONDITIONS."

                            INFORMATION ABOUT COMPASS

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Certain documents filed by and relating to Compass, including Compass' Annual Report on Form 10-K for the year ended December 31, 1999 and Compass' Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000, are incorporated herein by reference. SEE "WHERE YOU CAN FIND MORE INFORMATION."

INTERESTS OF CERTAIN PERSONS

         No director or executive officer of Compass has any material direct or indirect financial interest in FirsTier or the Merger, except as a director, executive officer or shareholder of Compass or its subsidiaries.

RECENT DEVELOPMENTS

         Compass' strategy for growth includes strengthening its presence in core markets, expanding into contiguous markets and broadening its product offerings.

                           INFORMATION ABOUT FIRSTIER

BUSINESS

         OVERVIEW

         FirsTier, a multi-bank holding company headquartered in the metropolitan Denver, Colorado area owns two full service community banks located in Colorado and Nebraska. FirsTier's Colorado bank currently has 16 banking locations dispersed throughout the Front Range area of Colorado, which includes the metropolitan areas of Denver, Boulder, Colorado Springs, Fort Collins and their surrounding communities. FirsTier's Nebraska bank has two banking locations in western and central Nebraska. As of June 30, 2000, FirsTier had total assets of $874.5 million, loans of $731.7 million, deposits of $774.5 million and stockholders' equity of $31.4 million.

         HISTORY

         FirsTier was organized under Nebraska law in 1963 by founder and Chairman, Joel H. Wiens, to purchase its first community bank, Firstate Bank, in Kimball, Nebraska. In 1993, FirsTier began its Colorado banking operation through the purchase of a bank in Northglenn, Colorado, which was renamed Firstate Bank of Colorado. In 1995, FirsTier began its Colorado expansion through establishing start-up branches in areas of the Front Range of Colorado that FirsTier believed were well situated for deposit and loan growth. In addition to its branch start-ups, FirsTier purchased a two-branch savings bank in 1997 that has been assimilated into its Colorado bank. In September 1999, FirsTier changed its name from First Western Corp. to FirsTier Corporation and moved its state of incorporation from Nebraska to Colorado. FirsTier also changed the name of its Colorado bank to FirsTier Bank.

         THE BANKS

         The Colorado bank is a Colorado state chartered bank with total assets of $790.8 million, net loans of $668.1 million and total deposits of $704.7 million as of June 30, 2000. The Nebraska bank is a Nebraska state chartered bank with total assets of $84.6 million, net loans of $61.4 million and total deposits of $74.2 million as of June 30, 2000.

         The following table presents information about each of FirsTier's banking locations.

                                                      YEAR OPENED       TOTAL ASSETS AT
                          BANKING LOCATION            OR ACQUIRED        JUNE 30, 2000
                  ---------------------------------  ---------------  --------------------
                                                                        (IN THOUSANDS)
                  Colorado Bank:
                     Denver Metro Area:
                           Northglenn                     1993                $90,552
                           Thornton                       1995                 13,299
                           Cherry Creek                   1995                 52,722
                           Westminster                    1996                 34,250
                           Denver Tech Center             1998                 49,606
                           Downtown Denver                1999                 13,840
                           Arvada                         1999                  1,419
                           Parker                         1999                 10,111
                           655 Broadway                   2000                    ---

                     Boulder Metro Area:
                           Boulder/Gunbarrel              1997                 66,875
                           Lafayette                      1998                 40,392
                           Longmont                       1999                 18,423
                           Central Boulder                1999

                     Northern Colorado Area:
                           Greeley                        1997                 34,909
                           Loveland                       1998                 20,893
                           Fort Collins                   1998                 19,196

                     Colorado Springs Metro Area:
                           Colorado Springs(4)            1999                  3,472

                  Nebraska Bank:
                           Kimball                        1963                 68,442
                           Elm Creek                      1992                 14,047

         PRIMARY MARKET AREAS

         FirsTier's primary market areas include the Front Range area of Colorado and, to a lesser extent, western and central Nebraska. The Front Range area is the most densely populated area in the Rocky Mountain region. The Front Range area lies along the eastern edge of the Rocky Mountains and covers the 10 county area from Pueblo through Fort Collins, including the Denver and Boulder metropolitan areas. FirsTier's Nebraska market area includes the Nebraska Panhandle, as well as the fringes of southeastern Wyoming and the northeastern corner of Colorado, with service providers and agriculture being the primary businesses.

         LENDING ACTIVITIES

         FirsTier provides a broad range of commercial and retail lending services, including commercial and residential real estate loans, construction loans, commercial loans and installment loans. FirsTier's primary lending focus is on commercial lending for small to mid-sized businesses with borrowing needs of $1 to $10 million. Loans in excess of $5 million are participated primarily to other financial institutions in FirsTier's market areas. As of June 30, 2000, substantially all of FirsTier's outstanding loans were to customers within its primary market area.

         Interest rates charged on loans vary with the degree of risk, the term, the underwriting and the servicing costs, the principal amount and the extent of other banking relationships, and are further subject to competitive pressures, money market rates, the availability of funds and government regulations. As of June 30, 2000, approximately 83.8% of FirsTier's loans were at variable interest rates that change with FirsTier's base rate or some other reference rate.

         DEPOSIT ACTIVITIES

         FirsTier offers a wide range of deposit products including regular checking, checking with interest, money market accounts, regular savings accounts, certificates of deposit, IRAs, corporate cash management and debit cards. Deposits at FirsTier's banks are insured by the Federal Deposit Insurance Corporation up to statutory limits. In addition to its banking locations, FirsTier also provides additional access for its customers through on-line internet banking, PC banking, telephone banking, Visa debit cards and 20 automatic teller machines. In addition, FirsTier's banks offer investment products for individuals and businesses.

         COMPETITION

         The banking business in the Front Range area of Colorado is highly competitive and is currently dominated by a number of large regional financial institutions, including Wells Fargo & Company, U.S. Bancorp Inc., Banc One Corporation, Zions Bancorporation and KeyCorp. In addition to these regional banks, there are a number of community banks that operate in the area, including Colorado Business Bank, Guaranty Bank and Trust Company, Colorado State Bank & Trust, First Bank Holding Company of Colorado and Union Bank and Trust. FirsTier's Nebraska bank competes with First National Bank of Omaha and American National Bank in Kimball, Nebraska. FirsTier competes for loans and deposits with other commercial banks, including those listed above, savings and loan associations, finance companies, insurance companies, credit unions and mortgage bankers. In addition to the traditional financial institutions, FirsTier also competes for loans with brokerage and investment banking companies, nonfinancial institutions, including retail stores that maintain their own credit programs, and governmental agencies that make available low cost or guaranteed loans to certain borrowers. Particularly in times of high interest rates, FirsTier also faces significant competition for deposits from sellers of short-term money market securities and other corporate and government securities. FirsTier competes for loans and deposits principally through the scope and quality of the services it provides.

         By virtue of their larger capital bases or their affiliation with larger multi-bank holding companies, many of FirsTier's competitors have substantially greater capital resources and lending limits than FirsTier does. As a result, FirsTier may experience greater competition in its primary service areas. FirsTier's business, financial condition, results of operations and cash flows may be adversely affected by an increase in competition. Moreover, recently enacted and proposed legislation has focused on expanding the ability of participants in the banking industry to engage in other lines of business. The enactment of this legislation could put FirsTier at a competitive disadvantage because it may not have the capital to participate in other lines of business to the same extent as more highly capitalized bank holding companies.

         FirsTier faces competition for its personnel. Management believes that FirsTier is able to compete for personnel effectively in its market areas.

         PROPERTIES

         FirsTier's principal offices, and those of its Colorado bank, are located in a two story, 14,000 square foot building FirsTier owns at 11210 Huron Street, Northglenn, Colorado. FirsTier also owns the Thornton, Cherry Creek, Loveland, Fort Collins, Longmont, Arvada, Kimball and Elm Creek land and bank buildings. All of FirsTier's other banking location offices are leased or will be leased under long-term agreements with unaffiliated third parties. These leases typically have five to 10 year terms, with options to extend at market rates. With the exception of its principal offices, FirsTier's banking locations range in size from 1,500 square feet to 8,500 square feet. On April 21, 2000, FirsTier purchased a 6,000 square foot operations facility next to its Thornton branch for $1,450,000 from a limited liability company owned by FirsTier's Colorado bank and certain of FirsTier's officers and directors. SEE "INFORMATION ABOUT FIRSTIER--CERTAIN TRANSACTIONS AND RELATED PARTIES." All of FirsTier's properties are in good working condition. Total payments for FirsTier's leased facilities are expected to be $948,000 for 2000.

         INTELLECTUAL PROPERTY RIGHTS

         FirsTier purchased the "FirsTier" mark, including the goodwill associated with the mark, from U.S. Bank National Association on September 17, 1999, but agreed to certain restrictions. These include, among others, that FirsTier would not use the mark in any form in Omaha, Nebraska and Lincoln, Nebraska for a period of 24 months and that FirsTier would not use the mark in connection with any logo, design or color scheme that was not clearly distinguishable from the logo, design and color scheme that previously were used by U.S. Bancorp or U.S. Bank National Association. FirsTier licensed back to U.S. Bancorp and U.S. Bank National Association the right to continue to use the mark in connection with the advertising and sale of money market savings services to their customers who purchased those services before September 17, 1999. FirsTier did not receive any representations or warranties about the mark. If there are any defects in the chain of title for the mark or its registration, FirsTier will have the responsibility for correction at its own cost and expense. Compass has agreed that following the Merger it will transfer to Joel
H. Wiens the tradename "FirsTier," subject to the limitations in the prior agreement with US. Bank National Association and U.S. Bancorp, and any pending service Mark applications using the "FirsTier" name, subject to certain geographical limitations. SEE "MERGER WITH FIRSTIER--ADDITIONAL AGREEMENTS" AND "INFORMATION ABOUT FIRSTIER--INTERESTS OF CERTAIN PERSONS."

         LEGAL PROCEEDINGS

         FirsTier and its subsidiaries are from time to time parties to various legal actions arising in the normal course of business. Management believes that there is no proceeding threatened or pending against FirsTier or any of its subsidiaries which, if determined against FirsTier, would have a material negative effect on FirsTier's consolidated financial condition or results of operations.

         EMPLOYEES

         As of June 30, 2000, FirsTier had approximately 290 full-time equivalent employees.

SUMMARY CONSOLIDATED FINANCIAL DATA

                                                                                                    AT OR FOR THE SIX MONTHS
                                                     AT OR FOR THE YEAR ENDED DECEMBER 31,               ENDED JUNE 30,
                                              --------------------------------------------------------------------------------
                                                  1996         1997          1998         1999         1999          2000
                                              -----------  -----------   -----------  -----------  ----------    ----------
                                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA:
  Interest income                             $     7,$08  $    16,263   $    26,754  $     47,73  $   19,152    $   37,953
  Interest expense                                  3,120        7,481        12,754       24,250       9,773        20,019
                                              -----------  -----------   -----------  -----------  ----------    ----------
  Net interest income                               4,788        8,782        14,000       23,488       9,379        17,934
  Provision of loan losses                             15          140         1,090        3,230       1,429         2,930
                                              -----------  -----------   -----------  -----------  ----------    ----------
  Net interest income after provision for           4,773        8,642        12,910       20,258       7,950        15,004
   loan losses
  Non-interest income                               1,251        1,708         2,840        3,695       1,899         3,479
  Non-interest expenses                             3,749        6,544        10,659       16,271       6,939        11,465
                                              -----------  -----------   -----------  -----------  ----------    ----------
  Income before income taxes                        2,275        3,806         5,091        7,682       2,910         7,018
  Income tax expense                                  705        1,309         1,716        2,616         957         2,519
                                              -----------  -----------   -----------  -----------  ----------    ----------
  Net income                                  $     1,$70        2,497   $     3,375  $     5,066  $    1,953    $    4,499
                                              ===========  ===========   ===========  ===========  ==========    ==========
  Net income per common share--
    basic and diluted                                0.24        0.36          0.46         0.68         0.26          0.59
Weighted average common shares outstanding--
    basic and diluted                           6,559,529    7,018,696     7,346,673    7,504,835   7,502,002     7,581,171

BALANCE SHEET DATA:
  Total assets                                    125,013      227,600       367,207      706,821     499,383       874,480
  Loans                                            68,751      165,627       289,989      620,949     414,880       731,667
  Allowance for loan losses                           851        1,321         2,187        5,322       3,621         7,721
  Investment securities                            31,788       28,512        34,228       42,358      52,863        43,551
  Deposits                                        101,387      200,294       319,480      601,994     428,512       774,546
  Stockholders' equity                             13,749       16,911        20,706       25,704      22,961        31,419
  Book value per share                               2.10         2.30          2.82         3.39        3.06          4.07
  Tangible book value per share                      2.10         2.18          2.70         3.32        2.95          4.05


KEY RATIOS:(1)
  Net interest margin(2)                             5.36%       5.27%         5.32%        4.92%        4.56%         4.77%
  Net interest spread(2)                             4.24        4.39          4.56         4.38         3.92          4.33
  Return on average assets                           1.52        1.35          1.18         0.97         0.91          1.16
  Return on average common equity                   11.42       16.31         17.94        21.66        17.82         31.67
  Operating expenses to average assets               3.64        3.53          3.72         3.15         3.24          2.96
  Efficiency ratio(3)                               62.08       61.82         62.92        59.62        61.24         53.39
  Nonperforming assets to total assets               0.10        0.60          0.30         0.16         0.14          0.42
  Nonperforming loans to total loans                 0.17        0.74          0.32         0.17         0.17          0.49
  Allowance for loan losses to total loans           1.24        0.80          0.75         0.86         0.87          1.07
  Allowance for loan losses to nonperforming       739.65      107.57        236.94       512.0        528.0         211.0
   loans
  Net charge-offs (recoveries) to average           (0.13)      (0.04)         0.10         0.02        (0.01)         0.08
   loans
  Tier I leverage ratio                             12.95        7.53          5.70         5.15         9.67          5.13
  Tier I risk-based capital ratio                   17.36        9.02          6.44         5.16         9.98          5.37
  Total risk-based capital ratio                    18.36        9.74          7.22         8.23        10.83          7.96

------------------
(1) Where appropriate, the ratios for the six months ended June 30, 1999 and 2000 have been annualized. These ratios are not necessarily indicative of the results for the entire year.
(2)    Calculated on a tax equivalent basis.
(3) The efficiency ratio represents non-interest expenses, excluding amortization of goodwill, as a percentage of net interest income plus non-interest income.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with the consolidated financial statements of FirsTier and related notes included elsewhere in this document. FirsTier's future operating results may be affected by various trends and factors which are beyond its control. Past results and trends may not be reliable indicators of future results or trends. With the exception of historical information, the matters discussed below include forward-looking statements that involve risks and uncertainties.

         OVERVIEW

         FirsTier has experienced significant growth since 1995 primarily due to its start-up branch expansion strategy. To date, FirsTier has opened 14 locations and acquired two locations. Total assets have increased to $874.5 million as of June 30, 2000, from $706.8 million as of December 31, 1999, $367.2 million as of December 31, 1998 and $227.6 million as of December 31, 1997. Net income was $4.5 million for the six months ended June 30, 2000,

$5.1 million for the year ended December 31, 1999, $3.4 million for 1998 and $2.5 million for 1997. FirsTier has increased its net income while opening new branches and absorbing branch start up costs. FirsTier's new branches typically take up to one year to achieve profitability. FirsTier's return on average common equity was 21.66% for 1999, 17.94% for 1998, and 16.31% for 1997. For the six months ended June 30, 2000, FirsTier's return on average common equity was 31.67% and was 17.82% for the same period in 1999. FirsTier's return on average assets was 0.97% for 1999, 1.18% for 1998 and 1.35% for 1997. For the six months ended June 30, 2000, FirsTier's return on average assets was 1.16% and was 0.91% for the same period in 1999. The decrease in FirsTier's return on average assets since 1995 primarily has been attributable to its significant asset growth and a change in its deposit funding mix. FirsTier's return on average assets has been further negatively impacted by loan loss allowance increases which FirsTier has incurred since the fourth quarter of 1998 and the first quarter of 1999 when it implemented a revised loan loss reserve methodology.

         RESULTS OF OPERATIONS

         NET INTEREST INCOME. FirsTier's net income is derived primarily from net interest income. Net interest income is the difference between interest income, principally from loans, investment securities and funds sold, and interest expense, principally on customer deposits and other interest-bearing liabilities. Changes in net interest income result from changes in volume, net interest spread and net interest margin. Volume refers to the average dollar levels of earning assets and interest-bearing liabilities. Net interest spread refers to the difference between the average yield on earning assets and the average cost of interest-bearing liabilities. Net interest margin refers to net interest income divided by average earning assets and is influenced by the level and relative mix of earning assets and interest-bearing liabilities and their yields and rates.

         The following table presents the average balances, net interest income and expense and average yields and rates for FirsTier's earning assets and interest-bearing liabilities for the indicated periods on a tax equivalent basis assuming a 34% tax rate. Yields and net interest margins for the nine month periods are annualized.

                                                             YEAR ENDED DECEMBER 31,
                              --------------------------------------------------------------------------------------
                                         1997                         1998                         1999
                              ---------------------------- ---------------------------- ----------------------------
                                        INTEREST                     INTEREST                     INTEREST
                              AVERAGE   EARNED    YIELD    AVERAGE   EARNED    YIELD    AVERAGE   EARNED   YIELD
                              BALANCE   OR PAID   OR COST  BALANCE   OR PAID   OR COST  BALANCE   OR PAID  OR COST
                              --------- --------- -------- --------- --------- -------- --------- ------------------
                                                           (DOLLARS IN THOUSANDS)

Earning Assets:
 Investment securities:
  Taxable                      $22,190   $1,220     5.5%   $22,797     $1,224    5.37%  $33,911    $1,866     5.50%
  Tax exempt (tax
  equivalent)
  Funds sold and                 8,393      678     8.07     8,917        758    8.50     8,775       783     8.92
   interest-bearing deposits    12,823      735     5.73    16,147        870    5.39    12,418       600     4.83
  Loans held for sale            1,839      121     6.58     3,327        193    5.80     3,472       228     6.57
  Loans(1)                     126,914   13,739    10.83   218,214     23,967   10.98   428,107    44,527    10.40
  Allowance for loan losses     (1,176)      --             (1,507)        --            (3,572)       --       --
                              --------  -------           --------   --------           -------   -------
     Total earning assets      170,983  $16,493     9.65  $267,895    $27,012   10.08   $483,111  $48,004     9.94
                              ========  -------           ========   --------           =======   -------

 Interest-bearing deposits:
   Demand, interest-bearing    $23,097     $630     2.73   $31,240       $987    3.16   $68,652    $2,710     3.95
   Savings                      18,897      795     4.21    23,657      1,043    4.41    32,077     1,430     4.46
   Certificates of Deposit:
     Under $100,000             72,229    4,412     6.11   126,396      7,751    6.13   231,845    13,280     5.73
     $100,000 and over          19,500    1,149     5.89    35,349      2,103    5.95    60,216     3,499     5.81
                              --------  -------           --------   --------           -------   -------
     Total interest-bearing
     deposits                  133,723    6,986     5.22   216,642     11,884    5.49   392,790    20,919     5.33

 Federal Home Loan Bank
   borrowings, federal
   funds purchased and
   securities sold under
   agreements to repurchase      7,031      382     5.43    10,703        571    5.33    19,424     1,090     5.61
 Note payable                    1,500      113     7.53     3,846        299    7.77     4,155       355     8.54
 Company obligated
   mandatorily redeemable
   preferred securities of
   subsidiary trust                 --       --                 --         --   --       20,117     1,886     9.38
                              --------  -------           --------   --------           -------   -------
   Total interest-bearing
   liabilities                $142,254    7,481     5.26  $231,191     12,754    5.52   436,486    24,250     5.56
                              ========  -------           ========   --------           =======   -------
 Net interest income (tax
   equivalent)                           $9,012                       $14,258                     $23,754
                                        =======                      ========                     =======
 Net interest margin                                5.27                         5.32                         4.92
 Net interest spread                                4.39%                        4.56%                        4.38%
 Ratio of average
   interest-bearing
   liabilities to average
   earning assets                83.20%                        86.30%                    90.35%

                                             SIX MONTHS ENDED JUNE 30,
                              ---------------------------------------------------------
                                         1999                         2000
                              ---------------------------- ----------------------------
                                        INTEREST                     INTEREST
                              AVERAGE   EARNED   YIELD     AVERAGE   EARNED   YIELD
                              BALANCE   OR PAID  OR COST   BALANCE   OR PAID  OR COST
                              --------- ------------------ --------- ------------------
                                                (DOLLARS IN THOUSANDS)

Earning Assets:
 Investment securities:
  Taxable                      $30,486     $809      5.31%  $35,926     $987      5.50
  Tax exempt (tax
  equivalent)
  Funds sold and                 8,948      397      8.87     7,732      379      9.80
   interest-bearing deposits    18,509      414      4.47    14,812      407      5.50
  Loans held for sale            5,207      155      5.95     3,741      109      5.83
  Loans(1)                     355,838   17,488      9.87   698,820   36,118     10.34
  Allowance for loan losses     (3,066)      --        --    (6,341)     --         --
                              -------   -------            -------   -------
     Total earning assets     $415,922  $19,263      9.26  $754,690  $38,000     10.07
                              =======   -------            =======   -------

Interest-bearing deposits:
   Demand, interest-bearing   $56,059      $973     3.47   $102,167   $2,156     4.22
   Savings                     29,838       627     4.20    37,169       832     4.47
   Certificates of Deposit:
     Under $100,000           198,135     5,560     5.61   347,675    10,232     5.89
     $100,000 and over         47,568     1,335     5.62   117,786     3,467     5.89
                              -------   -------            -------   -------
     Total interest-bearing
     deposits                 331,600     8,495     5.12   604,797    16,687     5.52

 Federal Home Loan Bank
   borrowings, federal
   funds purchased and
   securities sold under
   agreements to repurchase    14,997       379     5.05    49,779     1,541     6.19
 Note payable                   2,206        84     7.62    19,520       713     7.31
 Company obligated
   mandatorily redeemable
   preferred securities of
   subsidiary trust            17,387       815     9.37    23,000     1,078     9.37
                              -------   -------            -------   -------
   Total interest-bearing
   liabilities                366,190     9,773     5.34   697,096    20,019     5.74
                              =======   -------            =======   -------
 Net interest income (tax
   equivalent)                           $9,490                      $17,981
                                        =======                      =======
 Net interest margin                                4.56                         4.77
 Net interest spread                                3.92%                        4.33%
 Ratio of average
   interest-bearing
   liabilities to average
   earning assets               88.0%                        92.4%

(1) Loans are net of unearned loan fees. Nonaccrual loans are included in average loans outstanding. Loan fees included in interest income were $5.0 million for 1999, $2.4 million for 1998 and $1.2 million for 1997. Loan fees included in interest income were $3.0 million for the six months ended June 30, 2000 and were $2.1 million for the six months ended June 30, 1999.

         Net interest income increased $8.5 million, or 91.2%, to $17.9 million for the six months ended June 30, 2000 compared to $9.4 million for the same period in 1999. Interest income increased $18.8 million, or 98.2%, to $38.0 million for the six months ended June 30, 2000 compared to $19.2 million for same period in 1999. The interest income increase was primarily due to higher balances of earning assets. Average earning assets increased $338.8 million, or 81.5%, to $754.7 million for the six months ended June 30, 2000 from $415.9 million for the same period in 1999. The majority of the increase in earning assets was attributable to a $346 million increase in average loans outstanding. A large portion of the loans in FirsTier's loan portfolio have floating rates and are tied to the prime rate. As a result of up to a 22.6% increase in the average prime lending rate, the average yield on earning assets increased to 10.1% for the six months ended June 30, 2000 from 9.3% for the same period in 1999.

         Interest expense increased $10.2 million, or 104.8%, to $20.0 million for the six months ended June 30, 2000 compared to $9.8 million for the same period in 1999. The increase was due to an increase in interest-bearing deposits, principally in certificates of deposit. Average balances of certificates of deposit under $100,000 increased $149.6 million, or 75.5%, to $347.7 million for the six months ended June 30, 2000 from $198.1 million for the same period in 1999. This increase was due to growth at FirsTier's banks, as well as promotional campaigns. Average balances of certificates of deposit of $100,000 and over increased $70.2 million, or 147.5%, to $117.8 million for the six months ended June 30, 2000, from $47.6 million for the same period in 1999. The increase in certificates of deposit of $100,000 and over was due primarily to promotional campaigns. The increase in the average note payable to $19.5 million for the six months ended June 30, 2000 from $2.2 million for the same period in 1999 was due to the payoff of FirsTier's line of credit in February 1999 and the subsequent reborrowing on the line of credit commencing in June 1999. The source of payment on FirsTier's line of credit was proceeds from its public offering of trust preferred securities completed in February 1999. The cost of interest-bearing liabilities for the six months ended June 30, 2000, increased to 5.74% compared to 5.34% for the same period in 1999 primarily due to a change in mix of interest-bearing liabilities, including issuance of $23.0 million of trust preferred securities in February 1999 and an increase in the rates paid on interest-bearing demand accounts to 4.22% from 3.47%, which increase was partially offset by a reduction in costs of certificates of deposit.

         Net interest income increased $9.5 million, or 67.8%, to $22.5 million for 1999 compared to $14.0 million in 1998. The 1998 net interest income was an increase of $5.2 million, or 59.4%, from $8.8 million in 1997. Interest income increased $21.0 million, or 78.4%, to $47.7 million for 1999 compared to $26.8 million in 1998. The 1998 interest income was an increase of $10.5 million, or 64.5%, from $16.3 million in 1997. The 1999 increases compared to 1998 resulted primarily from an increase of $215.2 million in average earning assets, or 80.3%, to $483.1 million in 1999 from $267.9 million in 1998. The 1998 increases compared to 1997 resulted primarily from an increase of $96.9 million, or 56.7%, in average earning assets to $267.9 million in 1998 from $171.0 million in 1997. The majority of the asset growth in each of 1999 and 1998 compared to each prior year was due to growth in FirsTier's loan portfolio. Asset growth in 1998 was also impacted by FirsTier's acquisition of a two-branch savings bank in February 1997 which was assimilated into the Colorado bank and had assets of $33 million at the time of acquisition. Average loans in 1999 increased $209.9 million, or 96.2%, to $428.1 million from $218.2 million in 1998. Average loans in 1998 increased $91.3 million, or 71.9%, from $126.9 million in 1997. The average yield on earning assets decreased to 9.94% in 1999 from 10.08% in 1998. The average yield on earning assets increased to 10.08% in 1998 from 9.65% in 1997. These yearly increases resulted from increased percentages of FirsTier's loan portfolio in the real estate and construction categories.

         Interest expense in 1999 increased $11.5 million, or 90.1%, to $24.3 million from $12.8 million in 1998. Interest expense in 1998 increased $5.3 million, or 70.5%, from $7.5 million in 1997. The increase in 1999 from 1998 was due to a $176.1 million increase, or a 81.3% increase, in average deposits. The majority of this growth was realized in the certificate of deposit categories. A $70.0 million increase in certificates of deposit accounted for $82.9 million of the increase in 1998 compared to 1997. Certificates of deposit increased in 1998 compared to 1997 due to new branch additions. The cost of interest-bearing liabilities was 5.56% for 1999, 5.52% for 1998 and 5.26% for 1997. These increases were due principally to increases in certificates of deposit as a percentage of total liabilities and increased rates paid on certificates of deposit.

         The following table illustrates, for the periods indicated, the changes in net interest income on a tax-equivalent basis due to changes in volume and changes in interest rates. Changes in net interest income due to both volume and rate have been allocated to volume and rate in proportion to the relationship of the absolute dollar amounts of the change in each.

                             YEAR ENDED DECEMBER 31,       YEAR ENDED DECEMBER 31,      YEAR ENDED DECEMBER 31,
                              1996 COMPARED TO 1997         1997 COMPARED TO 1998        1998 COMPARED TO 1999
                           ----------------------------- ---------------------------- -----------------------------
                            INCREASE (DECREASE) IN NET   INCREASE (DECREASE) IN NET    INCREASE (DECREASE) IN NET
                              INTEREST INCOME DUE TO       INTEREST INCOME DUE TO        INTEREST INCOME DUE TO
                                    CHANGE IN                     CHANGE IN                    CHANGE IN
                           ----------------------------- ---------------------------- -----------------------------
                            VOLUME     RATE     TOTAL    VOLUME     RATE     TOTAL     VOLUME     RATE     TOTAL
                           --------- --------- --------- -------- --------- --------- --------- --------- ---------
                                                           (DOLLARS IN THOUSANDS)

Earning Assets:
   Investment securities:
   Taxable                 $   (55)  $   (17)  $   (72)  $    32  $   (28)  $     4   $  612    $   30    $   642
   Tax exempt (tax
     equivalent)               (16)      (73)      (89)       45       35        80      (13)       38         25
   Funds sold and
    interest-bearing           253        59       312       179      (44)      135     (180)      (90)      (270)
    deposits
   Loans held for sale          87         4        91        86      (14)       72        10       25          35
   Loans                     7,827       256     8,083    10,032      196    10,228    21,831   (1,271)     20,560
                           -------   -------   -------   -------  -------   -------   -------   -------   --------
    Total earning assets     8,096       229     8,325    10,374      145    10,519    22,260   (1,268)     20,992
                           -------   -------   -------   -------  -------   -------   -------   -------   --------

Interest-bearing liabilities:
   Demand, interest
     bearing                   134        29       163       257      100       357     1,477       246      1,723
   Savings                     167        34       201       210       38       248       375        12        387
   Certificates of
     deposit:
    Under $100,000           2,791       137     2,928     3,323       16     3,339     6,040     (511)      5,529
    $100,000 and over          711        24       735       942       11       953     1,445      (49)      1,396
   Federal Home Loan
    Bank borrowings,
    federal funds
    purchased and
    securities sold
    under agreements to
    repurchase                 181        40       221       196      (7)       189       489        30        519
   Company obligated
    mandatorily
    redeemable preferred
    securities of
    subsidiary trust            --        --        --        --       --        --     1,886        --      1,886
   Note payable                113        --       113       182        4       186        26        30         56
                           -------   -------   -------            -------   -------   -------   -------   --------
    Total
     interest-bearing
     liabilities             4,097       264     4,361     5,110      162     5,272    11,738      (242)    11,496
                           -------   -------   -------   -------  -------   -------   -------   -------   --------
   Net increase
    (decrease) in net
    interest income (tax
    equivalent)            $ 3,999   $   (35)  $ 3,964   $ 5,264  $   (17)  $ 5,246   $10,522   $ (1,026) $  9,496
                           =======   =======   =======   =======  =======   =======   =======   ========  ========

         PROVISION FOR LOAN LOSSES. In response to a sustained significant growth rate in it's loan portfolio, FirsTier reviewed and revised its methodology for estimating the adequacy of the allowance for loan losses in the fourth quarter of 1998. The methodology was further revised in the first quarter of 1999. FirsTier believes this new methodology permits a closer match between period provisions for loan losses and period loan originations. Key components of this revised methodology included:

         - estimation of inherent losses due to increasing growth in period loan origination;
         - estimated collectibility and prior loss experience of loans and commitments to extend credit;
         -        changes in the nature and volume of the loan portfolio;
         -        quality of the overall loan portfolio;
         -        loan concentrations;
         -        specific problem loans and commitments; and
         - current economic conditions that may affect a borrower's ability to pay.

         During the six months ended June 30, 2000, the provision for loan losses increased $1.5 million, or 107.1%, to $2.9 million from $1.4 million in the same period in 1999. During 1999, the provision for loan losses increased $2.1 million, or 196.3%, to $3.2 million from $1.1 million in 1998. The 1998 provision for loan losses increased $950,000, or 678.6%, from $140,000 in 1997. FirsTier anticipates continuing increases period over period in the provision for loan losses in response to growth in its loan portfolio and other factors as management deems appropriate.

         NON-INTEREST INCOME. The following table presents FirsTier's non-interest income for the indicated periods.

                                               YEAR ENDED DECEMBER 31,               SIX MONTHS ENDED JUNE 30,
                                    ---------------------------------------------- ------------------------------
                                        1997            1998            1999           1999            2000
                                    --------------  --------------  -------------- --------------  --------------
                                                               (DOLLARS IN THOUSANDS)

Fees for customer services                 $761          $1,015          $1,998           $872           1,376
Net gains from sale of loans                625           1,036             816            594             401
Commissions and fees from
   brokerage activities                      29             220             315            181             236
Investment securities

   transactions, net                         --             (4)              --             --              --
Other operating income                      293             573             566            252           1,466
                                    -----------     -----------     -----------    -----------     -----------
Total non-interest income                $1,708          $2,840          $3,695         $1,899          $3,479
                                    ===========     ===========     ===========    ===========     ===========

         During the six months ended June 30, 2000, total non-interest income increased $1.6 million, or 83.2%, to $3.5 million from $1.9 million for the comparable period in 1999. Non-interest income for 1999 compared to 1998 increased by $855 million, or 30.1%. Non-interest income for 1998 compared to 1997 increased by $1.1 million, or 66.3%. In June 2000, a gain of $1.1 million was recognized in other operating income in connection with the sale of a building that formerly housed the Loveland branch of FirsTier Bank. The other increases for all periods were due primarily to additional customer accounts at FirsTier's branches, continued demand for residential mortgages that were originated and sold by FirsTier into the secondary market and the expansion of FirsTier's investment brokerage services into additional branch locations.

         NON-INTEREST EXPENSES. The following table presents non-interest expenses for the indicated periods.

                                               YEAR ENDED DECEMBER 31,               SIX MONTHS ENDED JUNE 30,
                                    ---------------------------------------------- ------------------------------
                                        1997            1998            1999           1999            2000
                                    --------------  --------------  -------------- --------------  --------------
                                                               (DOLLARS IN THOUSANDS)

Salaries and employee benefits           $3,296          $5,489          $8,669          3,676          $6,175
Net occupancy expense of premises
                                            989           1,616           2,333          1,030           1,774
Purchased services                          842           1,342           1,790            755             899
Office supplies                             182             318             491            229             341
Minority interest in income of
  consolidated subsidiaries                 101             111              --             --              --
Other operating expenses                  1,134           1,783           2,988          1,249           2,276
                                    -----------     -----------     -----------    -----------     -----------
   Total non-interest expenses           $6,544         $10,659         $16,271         $6,939         $11,465
                                    ===========     ===========     ===========    ===========     ===========

         During the six months ended June 30, 2000, total non-interest expenses increased $4.5 million, or 65.2%, to $11.5 million from $6.9 million in the same 1999 period, primarily as a result of staff, facility and operating expenses associated with operating six additional branch locations. Salaries and employee benefits increased by $2.5 million due to staffing of new branch locations, additions of corporate overhead and increases in the volume of commission-based mortgage lending. The increase in net occupancy expenses was a direct result of the increased number of branches. Purchased services included outside services, primarily data processing, purchased by FirsTier to conduct operations. Expenses for purchased services increased as a result of additional branches. During 1999, total non-interest expenses increased $5.6 million, or 52.6%, to $16.3 million from $10.7 million in 1998, with increases occurring among the various components due primarily to the establishment of additional branches and other internally generated growth. During 1998, total non-interest expenses increased $4.2 million, or 62.9% to $10.7 million from $6.5 million in 1997, with increases occurring among the various components due primarily to FirsTier's purchase of a savings bank, the establishment of an additional branch and other internally generated growth.

         INCOME TAX EXPENSE. FirsTier's consolidated income tax rate varies from statutory rates principally due to interest income from tax-exempt securities. The provision for income taxes increased by $1.5 million to $2.5 million for the six months ended June 30, 2000 from $1.0 million for the comparable period in 1999. FirsTier recorded income tax expenses totaling $2.6 million in 1999, $1.7 million in 1998 and $1.3 million in 1997.

         FINANCIAL CONDITION

         LOAN PORTFOLIO COMPOSITION. The following table presents the composition of FirsTier's loan portfolio by type of loan at the dates indicated. Management believes that the balance sheet information as of the dates indicated should be read in conjunction with the average balance information in the tables above under "Results of Operations--Net Interest Income."

                                                           DECEMBER 31,                                       JUNE 30,
                            ---------------------------------------------------------------------------- -------------------
                                   1996               1997               1998               1999                2000
                            -------------------------------------- ------------------ ------------------ -------------------
                             AMOUNT      %      AMOUNT      %       AMOUNT     %       AMOUNT      %      AMOUNT      %
                            --------- ------------------ --------- -------- --------- --------- -------- --------- ---------
                                                                (DOLLARS IN THOUSANDS)

Commercial, financial and
  agricultural(1)           $27,343      40.3%  $41,500     25.3%  $51,990     18.1%   $82,982     13.5%  $95,033      13.1%
Construction                 10,062      14.8    37,235     22.7     85,782    29.8    135,367     22.0   279,104      38.6
Real estate                  25,946      38.2    79,499     48.4    141,955    49.3    388,078     63.0   338,313      46.7
Installment loans to          5,226       7.7     7,693      4.7     11,057     3.8     16,335      2.7    21,493       3.0
  individuals
Other                           332       0.5       132      0.0         91     0.0        308      0.1        --        --
                            -------     -----  --------     ----   --------    ----   --------  ------   --------     -----
Gross loans receivable       68,909     101.5   166,059    101.1    290,875   101.0    623,070    101.3   733,943     101.4
Less unearned loan fees       (158)      (0.2)    (432)     (0.3)      (886)   (0.3)    (2,121)    (0.4)   (2,276)     (0.3)
                            -------     -----  --------     ----   --------    ----   --------  ------   --------     -----
   Subtotal                  68,751     101.3   165,627    100.8    289,989   100.7    620,949    100.9   731,667     101.1
Less allowance for loan
losses                        (851)      (1.3)  (1,321)     (0.8)    (2,187)   (0.7)    (5,322)    (0.9)   (7,721)     (1.1)
                            -------     -----  --------     ----   --------   -----   --------  ------   --------     -----
Net loans receivable        $67,900     100.0% $164,306    100.0%  $287,802   100.0%  $615,627    100.0% $723,946     100.0%
                            =======     =====  ========    =====   ========   =====   ========  =======  ========     =====

-------------------

* In 1996, construction loans were not classified separately from real estate loans.

(1) Agricultural loan balances were $18.6 million at June 30, 2000, $17.7 million at December 31, 1999 and $14.7 million at December 31, 1998.

         Net loans receivable of $723.9 million as of June 30, 2000 were $108.3 million, or 17.6%, greater than net loans receivable of $615.6 million as of December 31, 1999. FirsTier's two primary categories of loans, real estate loans and construction loans, which constituted 85.3% of net loans receivable as of June 30, 2000, in the aggregate increased as a percentage of total loans in the periods indicated. The aggregate of real estate and construction loans totaled $617.4 million as of June 30, 2000, $94.0 million, or 18.0%, over the $523.4 million balance as of December 31, 1999, which in turn was $295.7 million, or 129.8%, greater than these loans as of December 31, 1998. The significant loan portfolio growth over the indicated periods was due primarily to FirsTier's strategy of branch expansion and hiring and retaining experienced bank personnel who possessed existing customer relationships.

         Historically, FirsTier has had a high loan to deposit ratio. At June 30, 2000, net loans totaled 93.5% of total deposits and 82.8% of total assets. At December 31, 1999, net loans totaled 102.3% of total deposits and 87.1% of total assets.

         LOAN MATURITIES. The following tables present loans by maturity in each major category of FirsTier's portfolio at the dates indicated. Unearned loan fee income has been matched with its respective loan categories and assigned to maturity categories consistent with the underlying loans. Actual maturities may differ from the contractual maturities shown below as a result of renewals and prepayments. Loan renewals are evaluated in the same manner as new credit applications. Additional information regarding FirsTier's real estate loan portfolio is provided in "Business--Lending Activities." A significant portion of FirsTier's loan portfolio has maturities of one year or less. In the event these loans are renewed, they are subject to the same credit evaluation and other underwriting criteria as are new loan applications, and are subject to new terms and conditions as deemed appropriate by FirsTier's lending personnel.

                                                                  DECEMBER 31, 1998
                                  -----------------------------------------------------------------------------------
                                                      OVER ONE YEAR
                                                   THROUGH FIVE YEARS            OVER FIVE YEARS
                                               ---------------------------- ---------------------------
                                   ONE YEAR
                                    OR LESS     FIXED RATE   FLOATING RATE  FIXED RATE   FLOATING RATE     TOTAL
                                  ------------ ------------- -------------- ------------ -------------- -------------
                                                                    (IN THOUSANDS)
Commercial, financial and            $28,120      $4,832         $14,487         $569        $3,982        $51,990
  agricultural
Construction                          74,211         280          10,955           --            --         85,446
Real estate                           26,454      20,906          52,062        3,190        38,793        141,405
Installment loans to
  individuals and other                1,060       4,739           4,315          518           516         11,148
                                  ----------   ---------     -----------    ---------    ----------     ----------
   Total loans                      $129,845     $30,757         $81,819       $4,277       $43,291       $289,989
                                  ==========   =========     ===========    =========    ==========     ==========

                                                                  DECEMBER 31, 1999
                                  -----------------------------------------------------------------------------------
                                                      OVER ONE YEAR
                                                   THROUGH FIVE YEARS            OVER FIVE YEARS
                                               ---------------------------- ---------------------------
                                   ONE YEAR
                                    OR LESS     FIXED RATE   FLOATING RATE  FIXED RATE   FLOATING RATE     TOTAL
                                  ------------ ------------- -------------- ------------ -------------- -------------
                                                                    (IN THOUSANDS)
Commercial, financial and
  agricultural                       $50,132      $9,190         $18,724         $850        $4,086        $82,982
Construction                         117,722       6,349           8,292          ---         2,452        134,815
Real estate                          130,358      38,565          94,530       14,555       108,501        386,509
Installment loans to
  individuals and other                2,529       7,096           6,425          220           373         16,643
                                  ----------   ---------     -----------    ---------    ----------     ----------
   Total loans                      $300,741     $61,200        $127,971      $15,625      $115,412       $620,949
                                  ==========   =========     ===========    =========    ==========     ==========

                                                                    JUNE 30, 2000
                                  -----------------------------------------------------------------------------------
                                                      OVER ONE YEAR
                                                   THROUGH FIVE YEARS            OVER FIVE YEARS
                                               ---------------------------- ---------------------------
                                   ONE YEAR
                                    OR LESS     FIXED RATE   FLOATING RATE  FIXED RATE   FLOATING RATE     TOTAL
                                  ------------ ------------- -------------- ------------ -------------- -------------
                                                                    (IN THOUSANDS)
Commercial, financial and
  agricultural                       $53,606      $9,583       $12,968           $953        $4,599        $81,709
Construction                         152,632       1,903        10,237             --           713        165,485
Real estate                          159,088      43,507       106,158         12,614       127,844        449,211
Installment loans to
  individuals and other                6,457       7,972         9,518          8,246         3,069         35,262
                                  ----------   ---------     ---------      ---------    ----------     ----------
   Total loans                      $371,783     $62,965      $138,881        $21,813      $136,225       $731,667
                                  ==========   =========     =========      =========    ==========     ==========

         NONPERFORMING ASSETS. Nonperforming assets consist of loans 90 days or more delinquent and still accruing interest, nonaccrual loans, restructured loans and other real estate. When, in the opinion of management, a reasonable doubt exists as to the collectibility of interest, regardless of the delinquency status of a loan, the accrual of interest income is discontinued and accrued but unpaid interest is reversed through a charge to current year's earnings. While a loan is on nonaccrual status, interest income is recognized only upon receipt and then only if, in the judgment of management, there is no reasonable doubt as to the collectibility of the principal balance. Loans 90 days or more delinquent generally are placed on nonaccrual status, unless the loan is in the process of collection and management determines that full collection of principal and accrued interest is probable.

         Restructured loans are those for which concessions, including the reduction of interest rates below a rate otherwise available to the borrower or the deferral of interest or principal, have been granted due to the borrower's weakened financial condition. Interest on restructured loans is accrued at the restructured rates when it is anticipated that no loss of original principal will occur. FirsTier did not have any restructured loans as of the dates indicated in the table below.

         The following table presents information concerning nonperforming assets at the dates indicated:

                                               YEAR ENDED DECEMBER 31,                     SIX MONTHS ENDED JUNE 30,
                                     ---------------------------------------------       ------------------------------
                                         1997           1998            1999                 1999            2000
                                     -------------- --------------  --------------       --------------  --------------
                                                                  (DOLLARS IN THOUSANDS)

Nonperforming Loans:
Nonaccrual loans                            $484          $635             $962                $352           $3,568
Other loans 90 days past due                 744           288               78                 334               90
                                     -----------    ----------      -----------          ----------      -----------
  Total nonperforming loans                1,228           923            1,040                 686           $3,658
Other real estate                            141           172               91                 ---              ---
                                     -----------    ----------      -----------          ----------      -----------
  Total nonperforming assets              $1,369        $1,095           $1,131                $686           $3,658
                                     ===========    ==========      ===========          ==========      ===========
Ratio of total nonperforming
  loans to total loans                     0.74%          0.32%           0.17%               0.17%            0.49%
Ratio of total nonperforming
  assets to total loans plus
  other real estate                        0.83           0.38            0.18                0.17             0.49
Ratio of nonperforming assets to
  total assets                             0.60           0.30            0.16                0.14             0.42

         As of each of the dates in the table above, there were no significant amount of loans excluded from nonperforming loans, where known information about possible credit problems of borrowers caused management to have serious doubts as to the ability of the borrowers to comply with the present loan repayment terms and which may have resulted in the loans becoming nonperforming.

         ANALYSIS OF ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses represents management's recognition of the risks of extending credit and its evaluation of the quality of the loan portfolio. The allowance for loan losses is established and maintained through a provision for loan losses charged to income. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely or, with respect to consumer installment loans, according to an established delinquency schedule. The allowance is an amount that management believes will be adequate to absorb losses inherent in existing loans and commitments to extend credit, based on evaluations of the collectibility and prior loss experience of loans and commitments to extend credit. The evaluations also take into consideration such factors as changes in the nature and volume of the loan portfolio, the overall portfolio quality, loan concentrations, specific problem loans and commitments, and current and anticipated economic conditions that may affect a borrower's ability to pay.

         The following table presents information regarding changes in the allowance for loan losses for the periods indicated.

                                                YEAR ENDED DECEMBER 31,                       SIX MONTHS ENDED JUNE 30,
                               -----------------------------------------------------------   ----------------------------
                                   1996           1997           1998           1999             1999           2000
                               -------------- -------------- -------------- --------------   -------------- -------------
                                                                (DOLLARS IN THOUSANDS)

Average total loans               $54,515         $126,914       $218,214       $428,107         $343,437      $689,578
                               ==========         ========   ============   ============     ============   ===========
Total loans at end of period      $68,751         $165,627       $289,989       $620,949         $414,880      $731,667
                               ==========     ============   ============   ============     ============   ===========
Allowance for loan losses at
  beginning of period                $767             $851         $1,321         $2,187           $2,187        $5,322

Charge-offs:
  Commercial, financial and

   agricultural                         9               --            344            136               --           541
  Construction                         --               --             --             --               --            --
  Real estate                          10               --             --              5               --            36
  Installment loans to                  3               58             54             48               26            10
                               ----------     ------------   ------------   ------------     ------------   -----------
individuals

     Total charge-offs                 22               58            398            189               26           587

Recoveries:
  Commercial, financial and

   agricultural                        86               94             51             80               25            48
  Construction                         --               --             --             --               --            --
  Real estate                          --               10            101              1                1            --
  Installment loans to                  5                7             22             13                5             8
                               ----------     ------------   ------------   ------------     ------------   -----------
individuals

     Total recoveries                  91              111            174             94               31            56

Net charge-offs (recoveries)         (69)             (53)            224             95              (5)           531
Provision for loan losses              15              140          1,090          3,230            1,429         2,930
Allowance for loan losses
  balance of purchased
  financial institution(1)             --              277             --             --               --            --
                               ----------     ------------   ------------   ------------     ------------   -----------
Allowance for loan losses at
  end of period                       851            1,321          2,187          5,322            3,621         7,721
                               ==========     ============   ============   ============     ============   ===========

Ratio of net charge-offs
  (recoveries) to average
  total loans                       (0.13)%        (0.04)%         0.10%          0.02%          (0.01)%          0.08%
Allowance for loan losses to
  total loans at end of              1.24           0.80           0.75           0.86            0.87            1.07
  period
Allowance for loan losses to
  nonperforming loans                 739            108            237            512              528            211


(1) In February 1997, FirsTier acquired 100% of First Northern Savings Bank, including approximately $30 million in loans. There were no purchase accounting adjustments recorded regarding the allowance for loan losses in connection with this transaction.

         The following table presents an allocation of the allowance for loan losses by loan category as of the dates indicated. Portions of the allowance for loan losses have been allocated to categories based on an analysis of the status of particular loans. The allocation table should not be interpreted as an indication of the specific amounts, by loan classification, to be charged to the allowance for loan losses. Management believes that the table may be a useful device for assessing the adequacy of the allowance for loan losses as a whole. The table has been derived in part by applying historical loan loss ratios to both internally classified loans and the portfolio as a whole in determining the allocation of the loan losses attributable to each category of loans.

                                                        DECEMBER 31,                                               JUNE 30,
                   ----------------------------------------------------------------------------------------- ---------------------
                          1996                   1997                 1998                     1999                  2000
                   --------------------- --------------------- ---------------------- ---------------------- ---------------------
                              LOANS IN              LOANS IN               LOANS IN                LOANS IN             LOANS IN
                              CATEGORY              CATEGORY                CATEGORY               CATEGORY             CATEGORY
                                AS A                  AS A                    AS A                   AS A                 AS A
                             PERCENTAGE            PERCENTAGE              PERCENTAGE             PERCENTAGE           PERCENTAGE
                              OF TOTAL              OF TOTAL                OF TOTAL               OF TOTAL             OF TOTAL
                   MOUNT OF    GROSS     AMOUNT OF    GROSS     AMOUNT OF    GROSS    AMOUNT OF      GROSS   AMOUNT OF    GROSS
                   LLOWANCE    LOANS     ALLOWANCE    LOANS     ALLOWANCE    LOANS    ALLOWANCE      LOANS   ALLOWANCE    LOANS
                   --------    -----     ---------    -----     ---------    -----    ---------      -----   ---------    -----

Commercial,
   financial and        2       39.9%    $    16       25.0%    $   158       17.9%    $   238       13.4%    $   969       12.5%
   agricultural
Construction         --         14.7          68       22.4          10       29.5         230       21.7       2,915       37.8
Real estate            19       37.8          47       47.9          29       48.8          92       62.2       3,613       46.8
Installment loans
   to individuals       8        7.6          33        4.7          12        3.8          49        2.7         224        2.9
Unallocated           822                                                                1,157      1,978       4,713       --
                   ------    -------     -------    -------     -------    -------     -------    -------     -------    -------
   Total allowance    851      100.0%    $ 1,321      100.0%    $ 2,187      100.0%    $ 5,322      100.0%    $ 7,721      100.0%
                   ======    -------     =======    -------     =======    -------     =======    -------     =======    -------


         The total allowance for loan losses balance at June 30, 2000 was $7.7 million or 211.0% of nonperforming loans, and the portion of the loan loss allowance directly allocated to specific loan categories was 47.4% of nonperforming loans. The total allowance for loan losses balance at December 31, 1999 was $5.3 million or 511.7% of nonperforming loans, and the portion of the loan loss allowance directly allocated to specific loan categories was 58.6% of nonperforming loans.

         INVESTMENTS. FirsTier's investment policy is designed to ensure liquidity for cash flow requirements; to help manage interest rate risk; to ensure collateral is available for public deposits, Federal Home Loan Bank advances and repurchase agreements; and to manage asset quality diversification. The asset/liability committees of each of FirsTier's banks are responsible for implementing FirsTier's investment strategy, including ongoing review of the performance of the investment portfolio, market values, market conditions, current economic conditions, profitability, capital ratios, liquidity needs and collateral positions with the Federal Home Loan Bank.

         FirsTier's investment portfolio at June 30, 2000 was comprised of U.S. Treasury and U.S. agency bonds and bills and general obligation and revenue municipal bonds. The portfolio also included equity securities comprised of Federal Home Loan Bank stock, correspondent bank stock and the stock of a small number of publicly held bank holding companies. The portfolio contained no derivatives, structured notes or similar instruments classified as high-risk securities as defined by the Federal Financial Institutions Examinations Council.

         The following table presents the estimated fair value of the available-for-sale securities and the amortized cost basis of held-to-maturity securities in FirsTier's investment portfolio by type as of the dates indicated.

                                                           DECEMBER 31,
                                        ---------------------------------------------------          JUNE 30,
                                             1997              1998             1999                   2000
                                        ----------------  ---------------  ----------------     --------------------
                                                                      (IN THOUSANDS)
HELD-TO-MATURITY:

U.S. Treasury & agency securities           $  5,807        $       --         $    495            $       --
State and political securities                 7,235             7,146            5,494                 4,376
Other bonds                                       --                --               --                    --
                                        ------------      ------------     ------------         -------------
   Total held-to-maturity                     13,042             7,146            5,989                 4,376
                                        ------------      ------------     ------------         -------------

AVAILABLE-FOR-SALE:

U.S. Treasury & agency securities             11,986            23,085           30,691                32,562
State and political securities                 1,611             2,228            3,008                 4,180
Other bonds                                      201                23               --                    --
Equity securities                              1,672             1,746            2,670                 2,433
                                        ------------      ------------     ------------         -------------

   Total available-for-sale                   15,470            27,082           36,369                39,175
                                        ------------      ------------     ------------         -------------

     Total investments                       $28,512           $34,228          $42,358               $43,551
                                        ============      ============     ============         =============

         INVESTMENT MATURITIES AND YIELD. The following table presents the estimated fair value of the available-for-sale securities and the amortized cost basis of held-to-maturity securities with the approximate weighted yield of the securities in the investment portfolio by type and stated maturity at June 30, 2000.

                                                                    JUNE 30, 2000
                             --------------------------------------------------------------------------------------------
                                                        OVER ONE YEAR          OVER 5 YEARS
                               ONE YEAR OR LESS      THROUGH FIVE YEARS      THROUGH 10 YEARS         OVER 10 YEARS
                             ---------------------- ---------------------- ---------------------- -----------------------
                                         WEIGHTED               WEIGHTED               WEIGHTED                WEIGHTED
                              AMOUNT      YIELD       AMOUNT      YIELD      AMOUNT      YIELD      AMOUNT      YIELD
                             ---------- ----------- ----------- ---------- ----------- ---------- ----------- -----------
                                                               (DOLLARS IN THOUSANDS)
U.S. treasury & agency
   securities                $      997      6.48%    $  28,545      6.07%   $    2,916     7.05%   $     104     4.73%
Municipal securities                541      4.97         3,705       6.24          696     6.29        3,614     5.89
                             ----------               ---------               ---------             --------

    Total investments in

      debt securities        $    1,538      5.95%    $  32,250      6.09%   $    3,612     6.91%   $   3,718     5.86%
                             ==========               =========              ==========             =-=======


         DEPOSITS. FirsTier's primary source of funds has historically been deposits, principally certificates of deposit. For the six months ended June 30, 2000, total average certificates of deposit were $465.5 million or 69.1% of average total deposits. Deposits have grown significantly in recent years, with total deposits increasing to $774.5 million at June 30, 2000 from $602.0 million at December 31, 1999, $319.5 million at December 31, 1998 and $200.3 million at December 31, 1997. These increases were primarily a result of acquiring four branches in 1998, opening six branches in 1999 and opening one branch in the first six months of 2000. To attract deposits, FirsTier regularly conducts promotional campaigns. Additionally, FirsTier uses the national certificates of deposit market to generate time deposits of specific maturities as part of its overall asset/liability management.

         The following table presents the average balances for each major category of deposits and the weighted average interest rates paid for interest-bearing deposits for the periods indicated.

                                        YEAR ENDED DECEMBER 31,                            SIX MONTHS ENDED JUNE 30,
                      ------------------------------------------------------------- ----------------------------------------
                             1997                1998                 1999                 1999                2000
                      ---------------------------------------- -------------------- ----------------------------------------
                                  AVERAGE             AVERAGE             AVERAGE              AVERAGE              AVERAGE
                       AVERAGE    INTEREST AVERAGE   INTEREST   AVERAGE   INTEREST  AVERAGE   INTEREST   AVERAGE   INTEREST
                       BALANCE     RATE    BALANCE     RATE     BALANCE     RATE    BALANCE     RATE     BALANCE      RATE
                      -------- ----------- -------- ---------- --------- ---------- -------- ---------- --------- ----------
                                                             (DOLLARS IN THOUSANDS)
Demand,
   interest-bearing   $12,184       2.09%  $13,182       2.07%  $19,238      2.12%  $15,510      1.98%   $18,063      1.96%
Money market
   accounts            10,913       3.43    18,058       3.95    49,414      4.66    40,549      4.05     84,104      4.71
Savings                11,413       3.15    12,970       3.12    15,802      3.16    15,781      3.03     18,098      3.07
IRA deposits            7,484       5.82    10,687       5.97    16,275      5.72    14,057      5.52     19,071      5.81
Certificates of
deposit:
   Under $100,000      72,229       6.11   126,396       6.13   231,845      5.73   198,135      5.61    347,675      5.89
 $100,000 and over     19,500       5.89    35,349       5.95    60,216      5.81    47,568      5.62    117,786      5.89
                      -------             --------             --------             -------             --------
Total
 interest-bearing     133,723       5.22%  216,642       5.49%  392,790      5.33   331,600      5.12    604,797      5.52
 deposits
Noninterest-bearing
 demand deposits       24,654               33,845               48,938              46,435               69,024
                      -------             --------             --------             -------             --------
   Total deposits     $158,377            $250,487             $441,728             $378,035            $673,821
                      ========            ========             ========             ========            ========


         The following table presents the amount and maturity of IRA deposits and certificates of deposit that had balances of $100,000 or more at June 30, 2000.

                  REMAINING MATURITY:                                          (IN THOUSANDS)

                  Three months or less                                                 $ 14,860
                  Over three months through six months                                   40,454
                  Over six months through 12 months                                      55,464
                  Over 12 months                                                         43,764
                                                                                       --------

                           Total                                                       $154,542
                                                                                       ========

         SHORT-TERM BORROWINGS. FirsTier uses a revolving line of credit as well as securities sold under agreements to repurchase as sources of short-term funding. The outstanding balance on FirsTier's line of credit at June 30, 2000 was $23.5 million. In June 2000 FirsTier began to draw on its line of credit to fund the growth of the Colorado bank. Advances from FirsTier's line of credit have been contributed into its Colorado bank as capital.

         FEDERAL HOME LOAN BANK BORROWINGS. FirsTier's banks are members of the Federal Home Loan Bank of Topeka, which is one of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank system functions as a central bank providing credit for members. As members of the Federal Home Loan Bank, FirsTier's banks are entitled to borrow funds from the Federal Home Loan Bank and are required to own Federal Home Loan Bank stock in an amount determined by a formula based upon total assets and Federal Home Loan Bank borrowings. FirsTier's banks may use Federal Home Loan Bank borrowings to supplement deposits as a source of funds. See "Liquidity--Asset/Liability Management." Average Federal Home Loan Bank borrowings for the six months ended June 30, 2000 were $8.5 million compared to $10.5 million for the year ended December 31, 1999, $8.7 million for 1998 and $4.2 million for 1997. At June 30, 2000, based on FirsTier's Federal Home Loan Bank stockholdings, the aggregate available and unused borrowing capacity of FirsTier's banks was approximately $64.5 million, which was available through a line of credit and term advances. Federal Home Loan Bank borrowings are collateralized by Federal Home Loan Bank stock, other investment securities and a small amount of loans of FirsTier's subsidiary banks.

         A variety of borrowing terms and maturities can be chosen from the Federal Home Loan Bank. Maturities available range generally from one day to ten years. Interest rates can be either fixed or variable and prepayment options are available if desired. The Federal Home Loan Bank offers both amortizing and non-amortizing advances.

         CAPITAL ADEQUACY. Historically, FirsTier's capital needs have been to fund the growth of its banking operations. Until 1998, internally generated funds were sufficient for FirsTier's capital needs. However, in 1999 FirsTier determined that, absent a significant capital addition, the growth in its business would result in its regulatory capital falling below adequately capitalized guidelines. Accordingly, in February 1999 FirsTier completed a $23.0 million offering of trust preferred securities with net proceeds of $21.9 million. At June 30, 2000, FirsTier's total capital approximately equaled the total regulatory capital minimum requirements to be considered adequately capitalized.

         FirsTier management monitors compliance with bank and bank holding company regulatory capital requirements, including risk-based capital guidelines and leverage ratios. Under the risk-based capital method of capital measurement, the ratio computed is dependent upon the amount and composition of assets recorded on the balance sheet, and the amount and composition of off-balance sheet items, in addition to the level of capital. Included in the risk-based capital method are two measures of capital adequacy, tier 1 capital and total capital, which consists of Tier 1 and Tier 2 capital.

         The following tables present FirsTier's capital ratios as of the indicated dates.

                                                DECEMBER 31, 1998                        DECEMBER 31, 1999
                                      --------------------------------------- ----------------------------------------
                                            AMOUNT              RATIO               AMOUNT               RATIO
                                      ------------------- ------------------- -------------------- -------------------
                                                                  (DOLLARS IN THOUSANDS)
Risk-Based Capital Ratios:
   Tier 1 capital                            $20,139                6.44%              $33,684               5.16%
   Tier 1 capital minimum requirement         12,504                4.00                26,108               4.00
                                      --------------                          ----------------
   Excess                                     $7,635                                    $7,576
                                      ==============                          ================
   Total capital                             $22,564                7.22%              $53,730               8.23%
   Total capital minimum requirement          25,009                8.00               $52,217               8.00
                                      --------------                          ----------------
   Excess (deficit)                         $(2,445)                                    $1,513
                                      ==============                          ================
   Total risk adjusted assets               $312,617                                  $652,717
                                      ==============                          ================
Leverage Ratios:(1)
   Tier 1 capital                            $20,139                5.70%              $33,684               5.15%
   Minimum requirement                        14,137                4.00                26,159               4.00
                                      --------------                          ----------------
   Excess                                     $6,002                                    $7,525
                                      ==============                          ================
   Average total assets                     $353,415                                  $653,977
                                      ==============                          ================

---------------------------

(1) The leverage ratio is defined as the ratio of Tier 1 capital to average total assets.

         LIQUIDITY

         SOURCES OF LIQUIDITY. FirsTier continuously forecasts and manages its liquidity in order to satisfy cash flow requirements of depositors and borrowers and to allow FirsTier to meet its cash flow needs. FirsTier has developed internal and external sources of liquidity to meet its growth needs. FirsTier's internal sources of liquidity include cash flows from operations, investments in securities and deposit growth. FirsTier's external sources of liquidity include borrowings from the Federal Home Loan Bank and other banks and securities offerings to the capital markets.

         FirsTier believes that it has developed sufficient internal and external sources of liquidity to meet its cash needs for the foreseeable future. At June 30, 2000, these sources included:

         - the ability to raise deposits through branch promotional campaigns;
         - the maturity of overnight funds, of which $21.7 million was available;
         - the sale of unpledged available-for-sale securities, of which $14 million was available;
         - the availability of borrowing lines, of which $64.5 million was available; and
         - draws on increased borrowing lines available at the Federal Home Loan Bank with the purchase of additional Federal Home Loan Bank stock, of which $64.5 million was available.

         CASH FLOWS. A major source of FirsTier's cash flow for the six month periods ended June 30, 2000 and 1999 were from financing activities. FirsTier realized cash flows of $160.7 million for the six month period ended June 30, 2000 and $130.2 million for the same period in 1999. Cash provided by financing activities primarily consisted of net increases in deposits of $172.6 million for the six month period ended June 30, 2000 and $109.0 million for the same period in 1999. During the six month period ended June 30, 1999, FirsTier received $23.0 million of cash from its trust preferred securities offering. For the same period in 2000, FirsTier repaid $24.8 million of advances from the Federal Home Loan Bank.

         The primary use of FirsTier's cash is for its investing activities. FirsTier used $164.3 million of cash for the six month period ended June 30, 2000 and $134.3 million of cash for the same period in 1999 in its investing activities. For the six month period ended June 30, 2000, the primary components of cash used in investing activities were $111.3 million used to fund loans and purchases of federal funds sold of $52.9 million. For the same period in 1999, the primary component of cash used in investing activities was $124.7 million used to fund loans and purchases of investment securities available-for-sale of $58.1 million.

         ASSET/LIABILITY MANAGEMENT. A principal function of asset/liability management is to coordinate the levels of interest-sensitive assets and liabilities to minimize net interest income fluctuations in times of fluctuating market interest rates. Interest-sensitive assets and liabilities are those that are subject to repricing in the near term, including both variable rate instruments and fixed-rate instruments which are approaching maturity. Changes in net interest income arise when interest rates on earning assets change in a different time period from that of interest rates on interest-bearing liabilities. Changes in net interest income may also arise from changes in the mix and volumes of earning assets and interest-bearing liabilities.

         The following table presents the interest rate sensitivity of FirsTier's assets and liabilities as of June 30, 2000, and the repricing dates of FirsTier's earning assets and interest-bearing liabilities as of that date, as well as FirsTier's interest rate sensitivity gap percentages for the periods presented. Some assets and liabilities indicated as maturing or otherwise repricing within a stated period may, in fact, mature or reprice at different times and at different volumes than those indicated. Also, the renewal or repricing of assets and liabilities can be discretionary and subject to competitive and other pressures. Therefore, the following table does not and cannot necessarily indicate the actual future impact of general interest rate movements on FirsTier's net interest income.

                                                ESTIMATED MATURITY OF REPRICING AT JUNE 30, 2000(1)
                                    -----------------------------------------------------------------------------
                                    THREE MONTHS
                                      LESS THAN     TO LESS THAN       ONE TO          OVER
                                    THREE MONTHS      ONE YEAR       FIVE YEARS     FIVE YEARS         TOTAL
                                    --------------  --------------  -------------- --------------  --------------
                                                               (DOLLARS IN THOUSANDS)

EARNING ASSETS:
Funds sold and interest-bearing
  deposits                          $    50,859     $        --     $        --    $        --     $    50,859
Investment in securities
  available-for-sale                      2,433           1,037          30,524          5,181          39,175
Investment in securities                     --             501           1,726          2,149           4,376
  held-to-maturity
Gross loans and loans held for sale     491,681          89,673         145,263         11,431         738,048
                                    -----------     -----------     -----------    -----------     -----------
    Total earning assets                544,973     $    91,211         177,513         18,761         832,458
                                    -----------     -----------     -----------    -----------     -----------

INTEREST-BEARING LIABILITIES:
  Deposits:
   Demand, interest-bearing                  --              --          15,335          3,834          19,169
   Savings                               10,090          30,269          55,533          3,794          99,686
   Certificates of deposit and
    IRAs:
     Under $100,000                      77,765         244,377          99,876             58         422,076
     $100,000 and over                   14,860          95,918          43,664            100         154,542
  Other Liabilities:
   Securities sold under
    agreements to repurchase              7,859              --              --             --           7,859
  Federal Home Loan Bank                  1,956           5,869             652             --           8,477
   borrowings

  Note payable                           23,500              --              --             --          23,500
  Company obligated mandatorily
   redeemable preferred
   securities of subsidiary trust            --              --          23,000             --          23,000
                                    -----------     -----------     -----------    -----------     -----------
Total interest-bearing liabilities      136,030         376,433         238,060          7,786         758,309
                                    -----------     -----------     -----------    -----------     -----------
Interest rate gap                      $408,943      $(285,222)       $(60,547)        $10,975         $74,149
                                    ===========     ===========     ===========    ===========     ===========
Cumulative interest rate gap at
  June 30, 2000                        $408,943        $123,721         $63,174        $74,149
                                    ===========     ===========     ===========    ===========
Cumulative interest rate gap to
  total assets                          49.1%            14.9%            7.6%          8.9%


(1) Callable investment securities are assumed to mature at the earliest call date. Loans are placed in the earliest time frame in which maturity or repricing may occur, and are stated gross, before the allowance for loan losses.

         Due to the volume of loans that reprice with changes in the prime lending rate and the volume of interest-bearing deposits, FirsTier has experienced a positive maturity gap in assets and deposits that reprice or mature in less than one year. Of the total earning assets at June 30, 2000, 76.4% reprice or mature in less than one year, while 67.6% of all interest-bearing liabilities reprice or mature in that same time frame. A positive maturity gap indicates that net income would increase in the event of rising interest rates and would decrease in the event of decreasing interest rates.

         In the unlikely event of an immediate, parallel and sustained shift of market interest rates, management estimates that net income during the twelve months ended June 30, 2000 would likely have increased approximately 23.3% compared to the like twelve month period if interest rates rose by 200 basis points and likely fall by approximately 22.8% compared to the like twelve month period if rates fell by the same amount. These are good faith estimates assuming all other factors do not change materially and, in management's belief, are not necessarily indicative of what actually could occur in the event of an immediate interest rate increase or decease of 200 basis points. Management believes that it is highly unlikely that these changes would occur in a short time period. As earning assets and interest-bearing liabilities reprice at different time frames and in different proportion to market interest rate movements, various assumptions must be made based on historical relationships of these variables in reaching any conclusion. Since these correlations are based on competitive and market conditions, future results would, in management's belief, likely be materially different from the foregoing estimates.

EFFECTS OF INFLATION AND CHANGING PRICES

         Substantially all of FirsTier's assets and liabilities are monetary in nature. As a result, interest rates generally have a more significant impact on FirsTier's performance than the general levels of inflation. Although interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services, increases in inflation generally have resulted in increased interest rates.

RECENT ACCOUNTING PRONOUNCEMENTS

         In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement 133, "Accounting for Derivative Instruments and Hedging Activities" (FAS 133). FAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities.

         In June 1999, the FASB issued Statement 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement 133, an Amendment of FASB Statement 133" (FAS 137). FAS 137 defers the effective date to no later than January 1, 2001.

         In June 2000, the FASB issued Statement 138, "Accounting for Derivative Instruments and Hedging Activities, and Amendment of FASB Statement 133" (FAS
138). FAS 138 is effective at the later of the first fiscal quarter beginning after June 15, 2000 or upon the adoption of FAS 133, and should be adopted concurrently with FAS 133. Management, at this time, does not anticipate the adoption of this statement will have a material effect on the financial statements of FirsTier.

1999 STOCK INCENTIVE PLAN

         In September 1999, FirsTier adopted the 1999 Stock Incentive Plan. The plan provides for the following stock and stock-based awards: restricted stock, stock options, stock appreciation rights and performance shares. Up to 1,700,000 shares of FirsTier Common Stock may be issued under the plan. All of FirsTier's employees, directors and consultants are eligible to participate in the plan. The plan is administered by FirsTier's board of directors, or the board of directors can designate a committee composed of at least two non-employee directors to administer the plan. The board of directors or committee determines the participants in the plan and the types of awards to be granted and the terms and conditions of all awards. The plan requires that the exercise period for stock options and restricted stock cannot exceed 10 years and prohibits, except under limited circumstances, the transfer of any awards. On September 15, 1999, Timothy D. Wiens was granted an option for 500,000 shares of common stock at an exercise price of $12.00 per share, of which one-third vests on each anniversary date of the grant, and all shares vest upon a change in control of FirsTier.

CERTAIN TRANSACTIONS AND RELATED PARTIES

         FirsTier and each of its three subsidiaries have entered into management agreements with Western Management Corporation, a corporation owned by Joel H. Wiens. Each management agreement is effective for one year, subject to renewal at the annual meeting of the board of directors of each entity. Management services performed under each agreement include strategic planning, tax planning and budgeting, business development, marketing, community and industry relations, and assistance with the preparation and filing of Federal Reserve reports. The management agreements require payment of monthly fees to Western Management Corporation as follows: FirsTier - $750; the Colorado bank - $750 plus $250 per branch; the Nebraska bank - $3,000; First Mtg. Bancorp - $2,000. In addition to these monthly fees, Western Management Corporation bills in December of each year for any additional amount of time spent over 100 hours annually at $85 per hour for Joel H. Wiens and $65 per hour for its accounting officer. The following table summarizes payments made to Western Management Corporation for the periods indicated:

                                                                                               SIX MONTHS
                                                  YEAR ENDED DECEMBER 31,                    ENDED JUNE 30,
                                     ---------------------------------------------------   -----------------
                                           1997             1998             1999                2000
                                     ----------------  ---------------  ----------------   -----------------
                                                                   (IN THOUSANDS)
         FirsTier                      $      19,000    $       19,000    $      19,000      $      6,000
         Colorado bank                        28,000            36,500           57,250            27,000
         Nebraska bank                        86,000            86,000           84,300            39,000
         First Mtg. Bancorp                   34,000            39,000           34,000            16,500
                                       -------------     -------------    -------------      ------------
              Total                    $     167,000     $     180,500    $     195,050      $      88,500
                                       =============     =============    =============      =============

         In 1995, Timothy D. Wiens sold assets of a mortgage company he owned to FirsTier for $100,000 to be paid out of profits generated by mortgage operations relating to those assets. Amounts due to Timothy D. Wiens under this agreement were paid in full by December 31, 1998.

         In May 1997, FirsTier issued 787,143 shares of common stock to six persons, including Joel H. Wiens, Michael J. Nelson, Timothy D. Wiens and two of his children, in exchange for shares they owned in the Colorado bank, representing an 18.2% minority interest in the Colorado bank. The parties used a valuation based solely on book value of the two entities in determining the exchange ratio for the transaction. Accordingly, no goodwill was recognized by FirsTier in the transaction. The book value of the minority interest was approximately $632,000. After the exchange, the Colorado bank became wholly-owned by FirsTier.

         In March 1999, FirsTier issued 232,994 shares of common stock to five persons, including Joel H. Wiens, Timothy D. Wiens and two of his children, and Michael J. Nelson, in exchange for shares they owned in the Nebraska bank, representing an 8.6% minority interest in the Nebraska bank. The parties used a valuation based solely on book value of the two entities in determining the exchange ratio for the transaction. Accordingly, no goodwill was recognized by FirsTier in the transaction. The book value of the minority interest was $683,000. After the exchange, the Nebraska bank became wholly-owned by FirsTier.

         On April 21, 2000, FirsTier purchased its 6,000 square feet service center from a limited liability company owned by FirsTier's Colorado bank and certain of FirsTier's officers and directors. The purchase price of $1,450,000 paid by FirsTier was supported by an independent professional appraisal.

         From time to time, Joel H. Wiens purchases loan participations from FirsTier's subsidiaries. The participations are made on terms identical to those of unaffiliated parties. Approximate loan principal balances outstanding under these participations are summarized as follows:

                                                             DECEMBER 31,
                                                ---------------------------------------   JUNE 30,
                                                    1997         1998         1999          2000
                                                ------------- ------------ ------------  ------------
                                                                   (IN THOUSANDS)
         Loan principal balances outstanding
         which were purchased by Joel H. Wiens     $1,420        $1,034          --           --

         Timothy D. Wiens and Michael J. Nelson, along with two officers of the Nebraska bank and two unaffiliated persons, each own 16.67% of Insurance Professionals, Inc., a Nebraska insurance agency. Insurance Professionals, Inc. has rented office space at both the Kimball and Elm Creek branches of the Nebraska bank for over 10 years for $100 per month per location on a month to month basis.

BENEFICIAL OWNERSHIP OF FIRSTIER COMMON STOCK BY FIRSTIER MANAGEMENT AND PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding beneficial ownership of FirsTier Common Stock, as of October 13, 2000, by (1) each shareholder known by FirsTier to be the beneficial owner of more than 5% of the outstanding FirsTier Common Stock, (2) each director of FirsTier and certain executive officers, and (iii) all directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such owners, management believes that the shareholders listed below have sole investment and voting power with respect to their shares.

                          NAME AND ADDRESS OF
                        BENEFICIAL OWNER PERCENT              NUMBER(1)               PERCENT
                  -------------------------------------  --------------------- ----------------------

                  Joel H. Wiens
                  11210 Huron Street
                  Northglenn, Colorado  80234                 6,635,358(2)                86.0%

                  Timothy D. Wiens
                  11210 Huron Street
                  Northglenn, Colorado  80234                 1,517,269(3)                18.5

                  Wiens Family Trust
                  11210 Huron Street
                  Northglenn, Colorado  80234                   515,509                    6.7

                  Michael J. Nelson
                  115 South Walnut
                  Kimball, Nebraska  69145                      166,626(4)                 2.2

                  Brian Svendsen
                  11210 Huron Street
                  Northglenn, Colorado  80234                        --                     --

                  Daniel L. Allen
                  1849 North Main Street
                  Longmont, Colorado  80501                       6,452                      *

                  Ronald B. Robinson
                  5299 DTC Boulevard
                  Greenwood Village, Colorado 80111                  --                     --

                  James M. Prince(5)
                  700 South Howard
                  Kimball, Nebraska  69145                       94,457                    1.2

                  Alan D. Linton
                  11210 Huron Street
                  Northglenn, Colorado  80234                     4,839                      *

                  Brigette M. Howorko
                  11210 Huron Street
                  Northglenn, Colorado  80234                        --                     --

                  All executive officers and
                  directors as a group (eight persons)        8,058,947(6)                98.1%

-----------------------------------

*      less than 1%.

  (1) The number of shares beneficially owned by each shareholder is determined under the rules issued by the Commission. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power and any shares as to which the individual has the right to acquire beneficial ownership within 60 days after the date of this document through the exercise of any stock option or other right.
  (2) Of this amount, 5,847,749 shares are owned directly, 272,100 shares are owned indirectly as agent for certain Wiens family members and other persons, and 515,509 shares are owned indirectly as trustee of the Wiens Family Trust.
  (3) Of this amount, 512,325 shares are owned directly, 105,400 shares are held by Joel H. Wiens as agent on behalf of the shareholder, 141,790 shares are owned indirectly through his minor children, 257,754 shares are owned indirectly as a 50% beneficiary of the Wiens Family Trust, and 500,000 shares are issuable pursuant to options which are currently exercisable or exercisable within 60 days.
  (4) Of this amount, 163,726 shares are owned directly, and 2,900 shares are held by Joel H. Wiens as agent on behalf of the shareholder.
  (5) Mr. Prince has been a director of the Nebraska bank for over five years and served as a Vice President of the Nebraska bank for over the past five years until he retired on December 31, 1998.
  (6) Of this amount, 500,000 shares are issuable to Timothy D. Wiens pursuant to options which are currently exercisable or exercisable within 60 days.

         The persons listed above will receive the same Merger Consideration described in "Merger with FirsTier-General" as the other FirsTier shareholders for each share of FirsTier Common Stock held at the Effective Time. Joel H. Wiens is also the sole shareholder of Western Management Corporation.

         Joel H. Wiens, a director and executive officer of FirsTier, has agreed to vote the 5,847,749 shares directly owned by him, or 75.8% of the outstanding stock, in favor of the Merger Agreement and the Merger. SEE "SUMMARY--VOTE REQUIRED" AND "THE MERGER--GENERAL."

INTERESTS OF CERTAIN PERSONS

         You should be aware that FirsTier officers, directors and employees may have interests in the Merger that are different from, or in addition to, yours.

         WESTERN MANAGEMENT CORPORATION

         In connection with the consummation of the Merger, Compass will acquire Western Management Corporation. It is a condition to the completion of the Merger that Compass also acquire Western Management Corporation, a corporation owned by Joel H. Wiens. SEE "MERGER WITH FIRSTIER--ADDITIONAL AGREEMENTS" AND "INFORMATION ABOUT FIRSTIER--CERTAIN TRANSACTIONS AND RELATED PARTIES."

         EMPLOYMENT AGREEMENTS

         Compass Bank and Timothy D. Wiens, who is President and Chief Executive Officer of FirsTier and President and Chief Executive Officer of FirsTier Bank, as well a director of each company, entered into an employment agreement which will become effective upon completion of the Merger. Under the employment agreement, Mr. Wiens will serve as a senior officer of Compass Bank for two years beginning at the effective time of the merger. Mr. Wiens will receive an annual base salary commensurate with that which he is presently receiving from FirsTier with merit increases based upon performance and will be able to participate in Compass Bank's executive incentive program. Mr. Wiens will also receive benefits available to Compass Bank employees of equal title and base salary. The employment agreement also contains noncompetition and confidentiality provisions.

         Compass Bank and Michael J. Nelson, who is Executive Vice President of FirsTier and President of Firstate Bank, as well as a director of each company, entered into an employment agreement which will become effective upon completion of the Merger. Under the employment agreement, Mr. Nelson will serve as a senior officer of Compass Bank for two years beginning at the effective time of the merger. Mr. Nelson will receive an annual base salary commensurate with that which he is presently receiving from FirsTier with merit increases based upon performance and will be able to participate in Compass Bank's executive incentive program. Mr. Nelson will also receive benefits available to Compass Bank employees of equal title and base salary. The employment agreement also contains noncompetition and confidentiality provisions.

         In addition, certain other officers of FirsTier are expected to enter into employment agreements with Compass Bank upon completion of the Merger.

         INDEMNIFICATION

         After the Merger, and for five years after, Compass will indemnify the officers, directors and employees of FirsTier for all liabilities arising before the Merger to the maximum extent permitted. In addition, Compass agrees that FirsTier and its subsidiaries may obtain "tail coverage" or extended reporting period coverage under their existing director's and officer's liability policies or other similar coverage for a period of two years following the Effective Time; provided, however, that the annual premium expense for such coverage can not exceed 125% of FirsTier's current annual premium. SEE APPENDIX I.

         RIGHT OF FIRST REFUSAL

         Compass has agreed to execute and deliver a right of first refusal in favor of Joel H. Wiens if Compass decides to sell Firstate Bank within the five year period beginning two years after the Merger. SEE "MERGER WITH FIRSTIER--ADDITIONAL AGREEMENTS."

         TRADEMARK ASSIGNMENT

         Compass has agreed that following the Merger it will transfer to Joel
H. Wiens the tradename "FirsTier" and any pending service mark applications using the "FirsTier" name, subject to certain geographical limitations. SEE "MERGER WITH FIRSTIER--ADDITIONAL AGREEMENTS."

         NONCOMPETITION AGREEMENT

         It is a condition to the Merger that Joel H. Wiens enter into a Noncompetition Agreement with Compass pursuant to which Mr. Wiens will not compete with Compass in the Front Range of the State of Colorado or Kimball, Nebraska areas for a period of two years following the Merger. SEE "MERGER WITH FIRSTIER--ADDITIONAL AGREEMENTS."

                   RELATIONSHIPS WITH INDEPENDENT ACCOUNTANTS

         Compass' Board of Directors appointed Arthur Andersen LLP as independent auditors for Compass for the year ending December 31, 2000.

         FirsTier's Board of Directors appointed Clifton Gunderson L.L.C., as independent auditors for FirsTier for the year ending December 31, 2000. Clifton Gunderson L.L.C. has served as FirsTier's and the Banks' independent auditors continuously since 1997.

         Compass has been advised by Arthur Andersen LLP that Arthur Andersen LLP has no direct financial interest or any material indirect financial interest in Compass other than arising from that firm's employment as auditor for Compass.

         FirsTier has been advised by Clifton Gunderson L.L.C. that Clifton Gunderson L.L.C. has no direct financial interest or any material indirect financial interest in FirsTier other than arising from that firm's employment as auditor for FirsTier.

                                     EXPERTS

         The consolidated financial statements of Compass Bancshares, Inc. incorporated in this prospectus by reference to its Annual Report on Form 10-K for the year ended December 31, 1999, have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto and are included in this document in reliance upon the authority of said firm as experts in giving said report.

         The consolidated financial statements of FirsTier Corporation as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999 have been incorporated herein and in the registration statement in reliance upon the report of Clifton Gunderson L.L.C., independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

         Jerry W. Powell, Esquire, General Counsel, Secretary and an employee of Compass, has rendered an opinion concerning the validity of the securities being offered pursuant to this document and certain other matters. As of September 30, 2000, Mr. Powell was the beneficial owner of an aggregate of approximately 127,260 shares of Compass Common Stock. Locke Liddell & Sapp has passed upon, among other things, certain federal income tax consequences of the Merger, and the receipt by Compass of its opinion as to such federal income tax consequences of the Merger is a condition to the closing of the Merger. Jones & Keller, P.C. and Locke Liddell & Sapp are also expected to render legal opinions as to certain matters acceptable to FirsTier and Compass, respectively.

                                 INDEMNIFICATION

         Compass' Bylaws contain provisions similar to those of Section 145 of the GCL, which authorize Compass to indemnify its officers, directors, employees and agents to the full extent permitted by law. SEE "COMPARISON OF RIGHTS OF SHAREHOLDERS OF FIRSTIER AND COMPASS--CERTAIN DIFFERENCES BETWEEN THE CORPORATION LAWS OF COLORADO AND THE CORPORATION LAWS OF DELAWARE AND CORRESPONDING CHARTER AND BYLAW PROVISIONS--LIMITATION OF LIABILITY AND INDEMNIFICATION."

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Compass, Compass has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  OTHER MATTERS

         FirsTier's Board of Directors does not know of any matters to be presented at the Special Meeting other than those set forth above. If any other matters are properly brought before the Special Meeting or any adjournment thereof, the enclosed proxy will be voted in accordance with the recommendations of FirsTier's Board of Directors unless "Authority Withheld" is indicated in the appropriate box on the proxy.

================================================================================


                          INDEX TO FINANCIAL STATEMENTS
                                       OF
                              FIRSTIER CORPORATION

                                                                                                Page
                                                                                                ----

1.       Auditors' Report regarding the December 31, 1997, 1998 and 1999
         Consolidated Financial Statements                                                      F-2

2.       Consolidated Balance Sheets-- December 31, 1998 and 1999                               F-3

3.       Consolidated Statements of Income--Years Ended
         December 31, 1997, 1998 and 1999                                                       F-4

4.       Consolidated Statements of Stockholders' Equity--
         Years Ended December 31, 1997, 1998 and 1999                                           F-5

5.       Consolidated Statements of Cash Flows -- Years Ended

         December 31, 1997, 1998 and 1999                                                       F-6

6.       Notes to Consolidated Financial Statements                                             F-7

7.       Consolidated Balance Sheets -- June 30, 2000 (Unaudited) and

         December 31, 1999                                                                      F-31

8.       Consolidated Statements of Income-- Three Months Ended
         June 30, 2000 and 1999 (Unaudited) and Six Months Ended
         June 30, 2000 and 1999 (Unaudited)                                                     F-32

9.       Consolidated Statements of Cash Flows -- Six Months

         Ended June 30, 2000 and 1999 (Unaudited)                                               F-33

10.      Notes to Consolidated Financial Statements-- Three Month Period
         Ended June 30, 2000 and 1999 (Unaudited)                                               F-34

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
FirsTier Corporation
Northglenn, Colorado

We have audited the consolidated balance sheets of FirsTier Corporation and subsidiaries as of December 31, 1998 and 1999, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FirsTier Corporation and subsidiaries as of December 31, 1998 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles.

/s/ Clifton Gunderson L.L.C.

Denver, Colorado
January 15, 2000

                      FIRSTIER CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1999
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                      1998          1999
                                                                   ---------     ---------
                                     ASSETS

Cash and due from banks                                            $  13,892     $  27,049
Interest bearing deposits in other banks                                   3             3
Federal funds sold                                                    13,270          --
Investment securities:
     Available-for-sale, at fair value                                27,082        36,369
     Held-to-maturity, at amortized cost, fair value of
         $7,250 in 1998 and $6,006 in 1999                             7,146         5,989
                                                                   ---------     ---------
                  Total investment securities                         34,228        42,358
                                                                   ---------     ---------

Loans held for sale                                                    5,193         1,123

Gross loans receivable                                               290,875       623,070
     Less:
         Unearned loan fees                                             (886)       (2,121)
         Allowance for loan losses                                    (2,187)       (5,322)
                                                                   ---------     ---------
                  Net loans receivable                               287,802       615,627
                                                                   ---------     ---------

Premises and equipment, net                                            8,308        11,117
Preferred securities issuance cost, net                                 --           1,083
Other assets                                                           4,511         8,461
                                                                   ---------     ---------


TOTAL ASSETS                                                       $ 367,207     $ 706,821
                                                                   =========     =========


                                   LIABILITIES

Deposits:
     Demand noninterest bearing                                    $  44,653     $  58,648
     Demand interest bearing                                          14,919        19,951
     Time                                                            259,908       523,395
                                                                   =========     =========
                  Total deposits                                     319,480       601,994

Securities sold under agreements to repurchase                         5,080         8,150
Note payable                                                           8,790        11,560
Federal Home Loan Bank borrowings                                      8,650        33,235
Other liabilities                                                      3,818         3,178
                                                                   ---------     ---------
                  Total liabilities                                  345,818       658,117
                                                                   ---------     ---------

Minority interest in consolidated subsidiaries                           683          --
                                                                   ---------     ---------

Company obligated mandatorily redeemable preferred
     securities of subsidiary trust holding solely Junior
     Subordinated Debentures                                            --          23,000
                                                                   ---------     ---------


                              STOCKHOLDERS' EQUITY

Preferred stock, 20,000,000 shares authorized; no shares issued
     and outstanding at December 31, 1998 and 1999                      --            --
Common stock, 50,000,000 shares authorized; shares issued
     and outstanding:  7,346,673 at December 31, 1998 and
     7,579,667 at December 31, 1999                                      837         1,520
Retained earnings                                                     19,460        24,520
Accumulated other comprehensive income (loss)                            409          (336)
                                                                   ---------     ---------
                  Total stockholders' equity                          20,706        25,704
                                                                   ---------     ---------


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $ 367,207     $ 706,821
                                                                   =========     =========


These consolidated financial statements should be read only in connection with the accompanying notes to consolidated financial statements.

                      FIRSTIER CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1997, 1998, AND 1999
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                         1997            1998            1999
                                                                     -----------     -----------     -----------
INTEREST INCOME

     Loans, including fees                                           $    13,860     $    24,160     $    44,755
     Taxable investment securities                                         1,173           1,153           1,819
     Nontaxable investment securities                                        447             500             517
     Dividends on investment securities                                       47              71              47
     Federal funds sold                                                      690             855             598
     Other interest                                                           46              15               2
                                                                     -----------     -----------     -----------
              Total interest income                                       16,263          26,754          47,738
                                                                     -----------     -----------     -----------

INTEREST EXPENSE

     Deposits                                                              6,986          11,884          20,919
     Federal funds purchased                                                  45              23             235
     Securities sold under agreements to repurchase                          113             120             233
     Note payable                                                            113             299             355
     Trust preferred securities                                             --              --             1,886
     Federal Home Loan Bank borrowings                                       224             428             622
                                                                     -----------     -----------     -----------
              Total interest expense                                       7,481          12,754          24,250
                                                                     -----------     -----------     -----------

              Net interest income                                          8,782          14,000          23,488

PROVISION FOR LOAN LOSSES                                                    140           1,090           3,230
                                                                     -----------     -----------     -----------

              Net interest income after provision for loan losses          8,642          12,910          20,258
                                                                     -----------     -----------     -----------

NON-INTEREST INCOME

     Fees for customer services                                              761           1,015           1,998
     Net gains from sale of loans                                            625           1,036             816
     Commissions and fees from brokerage activities                           29             220             315
     Investment securities transactions, net                                --                (4)           --
     Other operating income                                                  293             573             566
                                                                     -----------     -----------     -----------
              Total non-interest income                                    1,708           2,840           3,695
                                                                     -----------     -----------     -----------

NON-INTEREST EXPENSES

     Salaries and employee benefits                                        3,296           5,489           8,669
     Net occupancy expense of premises                                       989           1,616           2,333
     Purchased services                                                      842           1,342           1,790
     Office supplies                                                         182             318             491
     Minority interest in income of consolidated subsidiaries                101             111            --
     Other operating expenses                                              1,134           1,783           2,988
                                                                     -----------     -----------     -----------
              Total non-interest expenses                                  6,544          10,659          16,271
                                                                     -----------     -----------     -----------

              Income before income tax expense                             3,806           5,091           7,682

INCOME TAX EXPENSE                                                         1,309           1,716           2,616
                                                                     -----------     -----------     -----------

NET INCOME                                                           $     2,497     $     3,375     $     5,066
                                                                     ===========     ===========     ===========

OTHER COMPREHENSIVE INCOME, NET OF TAX

     Unrealized holding gains (losses) arising during the period              52             646          (1,183)
     Unrealized holding gains (losses) on matured securities
         reversing during the year                                          --              --                46
     Income tax (expense) benefit related to items of other
         comprehensive income                                                (19)           (226)            386
                                                                     -----------     -----------     -----------
              Other comprehensive income, net of tax                          33             420            (751)
                                                                     -----------     -----------     -----------

COMPREHENSIVE INCOME                                                 $     2,530     $     3,795     $     4,315
                                                                     ===========     ===========     ===========

INCOME PER SHARE

     Basic and diluted earnings per share                            $      0.36     $      0.46     $      0.68
                                                                     ===========     ===========     ===========
     Weighted average shares outstanding                               7,018,696       7,346,673       7,504,835
                                                                     ===========     ===========     ===========

 These consolidated financial statements should be read only in connection with the accompanying notes to consolidated financial statements.

                      FIRSTIER CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1997, 1998, AND 1999
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                             ACCUMULATED
                                                                                                OTHER
                                                              COMMON        RETAINED        COMPREHENSIVE
                                                               STOCK        EARNINGS        INCOME (LOSS)          TOTAL
                                                               -----        --------        -------------          -----

BALANCE AT JANUARY 1, 1997                                  $      205    $    13,588         $     (44)       $    13,749

     Net income for the year                                        -           2,497                -               2,497
     Issuance of 787,143 shares in exchange
         for minority shares of FirsTier Bank                      632             -                 -                 632
     Net changes in other comprehensive
         income                                                     -              -                 33                 33
                                                            ----------    -----------         ---------        -----------


BALANCE AT DECEMBER 31, 1997                                       837         16,085               (11)            16,911

     Net income for the year                                        -           3,375                -               3,375
     Net changes in other comprehensive
         income                                                     -              -                420                420
                                                            ----------    -----------         ---------        -----------


BALANCE AT DECEMBER 31, 1998                                       837         19,460               409             20,706

     Net income for the year                                        -           5,066                -               5,066
     Issuance of 232,994 shares in exchange
         for minority shares of Firstate Bank
         (Nebraska Bank)                                           683             (6)                6                683
     Net changes in other comprehensive
         income (loss)                                              -              -               (751)              (751)
                                                            ----------    -----------         ---------        -----------


BALANCE AT DECEMBER 31, 1999                                $    1,520    $    24,520         $    (336)       $    25,704
                                                            ==========    ===========         =========        ===========

 These consolidated financial statements should be read only in connection with the accompanying notes to consolidated financial statements.

                      FIRSTIER CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1997, 1998, AND 1999
                                 (IN THOUSANDS)

                                                                                       1997           1998          1999
                                                                                       ----           ----          ----
CASH FLOWS FROM OPERATING ACTIVITIES

     Net income                                                                    $     2,497   $     3,375   $     5,066
     Adjustments to reconcile net income to net cash provided by operating activities:
         Provision for loan losses                                                         140         1,090         3,230
         Provision for losses on other real estate owned                                    76            25            -
         Depreciation and amortization                                                     426           709         1,344
         Net gains from sale of loans                                                     (625)       (1,036)         (816)
         Proceeds from sale of loans held for sale                                      27,225        50,175        53,358
         Origination of loans held for sale                                            (29,800)      (50,150)      (48,472)
         Investment securities transactions, net                                            -              4            -
         Increase in minority interest in consolidated subsidiaries                         23            23            -
         Changes in deferrals and accruals:
              Other assets                                                                (449)         (947)       (3,713)
              Other liabilities                                                          3,375           310          (640)
                                                                                   -----------   -----------   -----------
                  Net cash provided by operating activities                              2,888         3,578         9,357
                                                                                   -----------   -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES

     Net (increase) decrease in federal funds sold                                       1,710        (1,960)       13,270
     Net (increase) decrease in interest bearing deposits in other banks                   (50)          146            -
     Purchase of investment securities available-for-sale                               (1,643)     (129,237)      (72,321)
     Purchase of investment securities held-to-maturity                                   (765)         (513)         (786)
     Proceeds from sale of investment securities available-for-sale                        250        29,996            -
     Proceeds from maturities/paydowns of investment securities                          6,681        94,679        63,840
     Net increase in loans                                                             (67,275)     (125,348)     (331,146)
     Expenditures for bank premises and equipment                                       (2,466)       (3,835)       (4,047)
     Proceeds from sale of other real estate                                               256           705           172
     Purchase of savings bank, net of $3,897 of cash and due from
         banks acquired                                                                    154            -             -
                                                                                   -----------   -----------   -----------
                  Net cash used in investing activities                                (63,148)     (135,367)     (331,018)
                                                                                   -----------   -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES

     Net increase in deposits                                                           71,936       119,186       282,514
     Net increase (decrease) in securities sold under agreements
         to repurchase                                                                  (5,941)        3,008         3,070
     Advances from Federal Home Loan Bank                                                1,000         8,650        24,700
     Payments on Federal Home Loan Bank advances                                        (6,800)       (1,000)         (115)
     Proceeds from note payable                                                          3,380         6,940        11,560
     Payments on note payable                                                               -         (1,530)       (8,790)
     Proceeds from trust preferred securities                                               -             -         23,000
     Debt issuance cost                                                                     -             -         (1,121)
                                                                                   -----------   -----------   -----------
                  Net cash provided by financing activities                             63,575       135,254       334,818
                                                                                   -----------   -----------   -----------

NET INCREASE IN CASH AND DUE FROM BANKS                                                  3,315         3,465        13,157

CASH AND DUE FROM BANKS AT BEGINNING OF PERIOD                                           7,112        10,427        13,892
                                                                                   -----------   -----------   -----------

CASH AND DUE FROM BANKS AT END OF PERIOD                                           $    10,427   $    13,892   $    27,049
                                                                                   ===========   ===========   ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION Cash paid during the period for:

         Interest                                                                  $     5,028   $    12,287   $    25,009
                                                                                   ===========   ===========   ===========

         Income taxes                                                              $     1,137   $     2,025   $     3,608
                                                                                   ===========   ===========   ===========

NONCASH TRANSACTIONS

     Conversion of loans to other real estate owned                                $       197   $       761   $        91
                                                                                   ===========   ===========   ===========

     Issuances of shares for minority interests of consolidated
         subsidiaries                                                              $       632   $        -    $       683
                                                                                   ===========   ===========   ===========

 These consolidated financial statements should be read only in connection with the accompanying notes to consolidated financial statements.

                      FIRSTIER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (TABLE DOLLAR AMOUNTS IN THOUSANDS)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

FirsTier Corporation (the Company) was incorporated for the purposes of owning shares of and acting as the parent holding company for Firstate Bank (the Nebraska Bank) and FirsTier Bank (the Colorado Bank) (collectively referred to as the "Banks"). The Banks provide a full range of banking services to individual and corporate customers principally in the Front Range of Colorado and the west and central Nebraska areas. A majority of the Company's loans are related to real estate and commercial activities. The Company is subject to competition from other financial institutions for loans and deposit accounts. The Company and the Banks are also subject to regulation by certain governmental agencies and undergo periodic examinations by those regulatory agencies.

On September 15, 1999, the Company reorganized as a Colorado corporation and changed its name to FirsTier Corporation from First Western Corp. As a result of the reorganization, the Company's common stock and surplus accounts have been combined and the Company's shares have been split 52.48 for one. All share and per share amounts contained in these financial statements have been restated for this reorganization.

BASIS OF FINANCIAL STATEMENT PRESENTATION AND USE OF ESTIMATES

The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses. In connection with the determination of the allowance for loan losses, management obtains independent appraisals for significant properties and assesses estimated future cash flows from borrowers' operations and the liquidation of loan collateral.

Management believes that the allowance for loan losses is adequate. While management uses available information to estimate future loan losses, changes in economic conditions may necessitate revisions in future years. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Banks' allowance for loan losses. Such agencies may require the Banks to make additional loan loss provisions based on their judgments about information available to them at the time of their examination.

                      FIRSTIER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (TABLE DOLLAR AMOUNTS IN THOUSANDS)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its respective subsidiaries. The Company currently owns 100 percent of the Colorado Bank (having acquired the minority interest in a May 1997 exchange of stock), the Nebraska Bank (having acquired the minority interest in a March 1999 exchange of stock), First Mortgage Bancorp, and FW Capital I. In connection with the issuance of the preferred securities, as more fully described in Note 17, the Company formed FW Capital I, a wholly owned subsidiary, in November 1998. Prior to the issuance of the preferred securities described in Note 17, FW Capital I was a shell company which had no assets nor operations. All material intercompany transactions and balances have been eliminated in consolidation.

CASH EQUIVALENTS

For purposes of the statements of cash flows, the Company has defined cash equivalents as those amounts included in the balance sheet caption "cash and due from banks."

INVESTMENT SECURITIES

Management determines the classification of debt securities at the time of purchase. Debt securities are classified as held-to-maturity when the Banks have the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost.

Debt securities not classified as held-to-maturity are classified as available-for-sale. Available-for-sale securities are stated at fair value, with the unrealized gains and losses, net of tax, reported as a component of stockholders' equity.

The amortized cost of debt securities classified as held-to-maturity is adjusted for amortization of premiums and accretion of discounts to maturity or, in the case of mortgage-backed securities, over the estimated life of the security. Such amortization and accretion is included as an adjustment to interest income from investments. Realized gains and losses and declines in value judged to be other-than-temporary are included in investment securities transactions, net in the consolidated statements of income. The cost of securities sold is based on the specific identification method.

LOANS HELD FOR SALE

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.

                      FIRSTIER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (TABLE DOLLAR AMOUNTS IN THOUSANDS)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LOANS RECEIVABLE

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal, adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans.

Loan fees which represent adjustments to interest yield are deferred and amortized over the estimated life of the loan. Most of the loans originated by the Company are short-term.

The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's original effective interest rate. As a practical matter, impairment may be measured based on the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. When the measure of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through a valuation allowance.

The allowance for loan losses is established through a provision for loan losses charged to income. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely or, with respect to consumer installment loans, according to an established delinquency schedule. The allowance is an amount that management believes will be adequate to absorb losses inherent in existing loans and commitments to extend credit, based on evaluations of the collectibility and prior loss experience of loans and commitments to extend credit. The evaluations take into consideration such factors as changes in the nature and volume of the portfolio, overall portfolio quality, loan concentrations, specific problem loans and commitments, and current and anticipated economic conditions that may affect the borrowers' ability to pay. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

PREMISES AND EQUIPMENT

Premises, including leasehold improvements, and equipment are stated at cost. Depreciation is provided for in amounts sufficient to charge the cost of depreciable assets to operations over their estimated service lives, principally on the straight-line method.

OTHER REAL ESTATE

Real estate properties acquired through, or in lieu of, foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, management periodically performs valuations and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Other real estate is carried in other assets on the consolidated balance sheets. Revenue and expense from operations and changes in the valuation allowance are included in other operating expenses.

                      FIRSTIER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (TABLE DOLLAR AMOUNTS IN THOUSANDS)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

INTANGIBLE ASSETS

Intangible assets are included in other assets in the consolidated balance sheets. Such intangible assets consist of goodwill arising from the February 1997 acquisition of a financial institution. The goodwill is being amortized on a straight line basis over a period of fifteen years from the date of purchase.

COMPREHENSIVE INCOME

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income (SFAS No. 130), in June 1997. SFAS No. 130 establishes standards for reporting and display of comprehensive income (as defined) in a full set of general-purpose financial statements. SFAS No. 130 requires classification of items of other comprehensive income by their nature in a financial statement and display of the accumulated balance of other comprehensive income separately from retained earnings in the equity section of the consolidated balance sheet. The Company has only one item of other comprehensive income and has elected to report comprehensive income in the consolidated statements of income.

PER SHARE COMPUTATIONS

Basic earnings per share are based on the weighted average number of common shares outstanding during each year presented. Diluted earnings per share is computed based upon the weighted average number of shares outstanding during the year plus the shares that would be outstanding assuming exercise of the dilutive stock options which are considered to be common stock equivalents. The number of shares that would be issued from the exercise of stock options has been reduced by the number of shares that could have been purchased from the proceeds at the average market price of the Company's stock.

Options to purchase 500,000 shares of common stock at $12 per share were outstanding during the second half of 1999 but were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common shares during 1999.

                      FIRSTIER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (TABLE DOLLAR AMOUNTS IN THOUSANDS)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

OPERATING SEGMENTS

The Company adopted Financial Accounting Standards Board Statement No. 131, Disclosures About Segments of an Enterprise and Related Information (SFAS No.
131), effective January 1, 1998. This statement establishes standards for reporting information about segments in annual and interim financial statements. SFAS No. 131 introduces a new model for segment reporting called "management approach." The management approach is based on the way the chief operating decision-maker organizes segments within a company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, and any other segments into which management disaggregates a company. Based on the "management approach" model, the Company has determined that its business is comprised of a single operating segment and that SFAS No. 131 therefore has no impact on its consolidated financial statements.

NEW ACCOUNTING STANDARDS

In June 1998, the Financial Accounting Standards Board (FASB) issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, which addresses the accounting for derivative transactions and hedging activities. Subsequently, FASB issued Statement No. 137 which delayed the effective date of Statement No. 133 by one year. The Company will adopt the new standard beginning with its 2001 fiscal year, when adoption is first required. Management is currently evaluating the reporting requirements under this new standard but does not anticipate that adoption of the new standard will have any significant impact on financial results of the Company.

NOTE 2 - ACQUISITIONS

In February 1997, the Company acquired 100 percent of First Northern Holdings, L.T.D. and the remaining 18.5 percent minority interest not owned by it in First Northern Savings Bank, Greeley, Colorado. The purchase price, approximately $3.8 million, was paid in cash. The excess purchase price over the fair value of the net assets acquired (goodwill) of $966,000 is being amortized over a fifteen-year period from the date of purchase. Both locations of First Northern Savings Bank immediately became branches of the Colorado Bank and added approximately $33 million in assets to the Company.

In May 1997, the Company exchanged 787,143 shares of its common stock for the
18.2 percent of the Colorado Bank that it did not own at the time. Individuals already affiliated with the Company owned such minority shares. No goodwill was recognized in connection with this transaction.

                      FIRSTIER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (TABLE DOLLAR AMOUNTS IN THOUSANDS)

NOTE 2 - ACQUISITIONS (CONTINUED)

In March 1999, the Company exchanged 232,994 shares of its common stock for the
8.6 percent of the Nebraska Bank that it did not own at the time. Individuals already affiliated with the Company owned such minority shares. As the Company and its four shareholders at the time of the exchange owned 99.6 percent of the Nebraska Bank and the remaining 0.4 percent was owned by other employees of the Company, it was determined by the boards of both entities that a book value exchange ratio represented a fair value for all parties. The fair value determined for this transaction was $683,000. No goodwill was recognized in connection with this transaction.

Following their respective acquisition dates, the Company included the results of operations of all of the above-indicated acquisitions in its consolidated statement of income.

NOTE 3 - INVESTMENT SECURITIES

At December 31, 1998, the Company had securities with the following amortized cost and estimated fair values:

                                                                        GROSS           GROSS
                                                      AMORTIZED      UNREALIZED      UNREALIZED        ESTIMATED
                                                        COST            GAINS          LOSSES         FAIR VALUE
                                                        ----            -----          ------         ----------

Securities held-to-maturity:
     State and political securities                 $     7,146       $   104          $    -        $     7,250
                                                    -----------       -------          -------       -----------

TOTAL SECURITIES HELD-TO-MATURITY                   $     7,146       $   104          $    -        $     7,250
                                                    ===========       =======          =======       ===========

Securities available-for-sale:
     U.S. Treasury and agency
         securities                                 $    23,080       $    33          $    28       $    23,085
     State and political securities                       2,136            92               -              2,228
     Other bonds                                             21             2               -                 23
     Equity securities                                    1,216           530               -              1,746
                                                    -----------       -------          -------       -----------

TOTAL SECURITIES AVAILABLE-FOR-SALE                 $    26,453       $   657          $    28       $    27,082
                                                    ===========       =======          =======       ===========

                      FIRSTIER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (TABLE DOLLAR AMOUNTS IN THOUSANDS)

NOTE 3 - INVESTMENT SECURITIES (CONTINUED)

At December 31, 1999, the Company had securities with the following amortized cost and estimated fair values:

                                                                        GROSS           GROSS
                                                      AMORTIZED      UNREALIZED      UNREALIZED        ESTIMATED
                                                        COST            GAINS          LOSSES         FAIR VALUE
                                                        ----            -----          ------         ----------

Securities held-to-maturity:
     U.S. Treasury and agency
         securities                                 $       495       $     3         $     -        $       498
     State and political securities                       5,494            48               34             5,508
                                                    -----------       -------         --------       -----------

TOTAL SECURITIES HELD-TO-MATURITY                   $     5,989       $    51         $     34       $     6,006
                                                    ===========       =======         ========       ===========

Securities available-for-sale:
     U.S. Treasury and agency
         securities                                 $    31,480       $    -          $    789       $    30,691
     State and political securities                       3,049            73              114             3,008
     Equity securities                                    2,348           322               -              2,670
                                                    -----------       -------         --------       -----------

TOTAL SECURITIES AVAILABLE-FOR-SALE                 $    36,877       $   395         $    903       $    36,369
                                                    ===========       =======         ========       ===========

The amortized cost and estimated fair value of debt securities at December 31, 1999, by contractual maturity, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations without call or prepayment penalties.

                                                          HELD-TO-MATURITY                AVAILABLE-FOR-SALE
                                                          ----------------                ------------------
                                                      AMORTIZED       ESTIMATED       AMORTIZED        ESTIMATED
                                                        COST         FAIR VALUE         COST          FAIR VALUE
                                                        ----         ----------         ----          ----------

Due in one year or less                             $      822       $     826       $     1,509     $     1,507
Due after one year through five years                    2,312           2,327            27,935          27,300
Due after five years through ten years                     691             705             3,262           3,178
Due after ten years                                      2,164           2,148             1,823           1,714
                                                    ----------       ---------       -----------     -----------

              Total debt securities                      5,989           6,006            34,529          33,699

Equity securities - no maturity                             -               -              2,348           2,670
                                                    ----------       ---------       -----------     -----------

TOTAL SECURITIES                                    $    5,989       $   6,006       $    36,877     $    36,369
                                                    ==========       =========       ===========     ===========

Securities included in the accompanying consolidated balance sheets at December 31, 1998 and 1999, with a carrying value of $16,720,792 and $29,139,448, respectively, are pledged as collateral for public deposits and for other purposes as required or permitted by law.

                      FIRSTIER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (TABLE DOLLAR AMOUNTS IN THOUSANDS)

NOTE 3 - INVESTMENT SECURITIES (CONTINUED)

In 1997, gross realized losses of $37 on sales of securities available-for-sale were recognized. Gross realized losses of $4,205 on sales of securities available-for-sale were recorded in 1998. There were no sales of securities available-for-sale recorded in 1999.

NOTE 4 - LOANS RECEIVABLE

The components of the loan portfolio are summarized as follows:

                                                                                              DECEMBER 31,
                                                                                              ------------
                                                                                           1998           1999
                                                                                           ----           ----

Commercial, financial, and agricultural                                               $     51,990   $      82,982
Construction                                                                                85,782         135,367
Real estate                                                                                141,955         388,078
Installment loans to individuals                                                            11,057          16,335
Other                                                                                           91             308
                                                                                      ------------   -------------

                  Gross loans receivable                                                   290,875         623,070

Less unearned loan fees                                                                       (886)         (2,121)
Less allowance for loan losses                                                              (2,187)         (5,322)
                                                                                      ------------   -------------

NET LOANS RECEIVABLE                                                                  $    287,802   $     615,627
                                                                                      ============   =============

The Company, through its subsidiaries, grants real estate, construction, commercial, agricultural, and other types of loans to customers primarily in the Front Range of Colorado and west and central Nebraska. As the Company's loan portfolio is concentrated in real estate and real estate-related loans, a substantial portion of its debtors' ability to honor their contracts is dependent upon the real estate economic sector. The Company had no loans involving foreign activities (borrowers outside the United States) outstanding at December 31, 1998 or December 31, 1999.

Activity in the allowance for loan losses was as follows:

                                                                                    YEARS ENDED DECEMBER 31,
                                                                                    ------------------------
                                                                                 1997         1998         1999
                                                                                 ----         ----         ----

Balance, at beginning of year                                                $      851   $    1,321    $    2,187

     Provision for loan losses                                                      140        1,090         3,230
     Allowance from acquired savings bank                                           277           -             -
     Recoveries                                                                     111          174            94
     Loans charged off                                                              (58)        (398)         (189)
                                                                             ----------   ----------    ----------

BALANCE, AT END OF YEAR                                                      $    1,321   $    2,187    $    5,322
                                                                             ==========   ==========    ==========

                      FIRSTIER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (TABLE DOLLAR AMOUNTS IN THOUSANDS)

NOTE 4 - LOANS RECEIVABLE (CONTINUED)

The components of impaired loans are as follows:

                                                                                                  DECEMBER 31,
                                                                                                  ------------
                                                                                                1998       1999
                                                                                                ----       ----

Outstanding principal balance of accruing loans
     having payments delinquent more than 90 days                                              $    288   $     78
Loans on which the accrual of interest has been
     discontinued or reduced                                                                        635        962

The average investments in impaired loans were $1,138,000 and $928,000 during the years ended December 31, 1998 and 1999, respectively. Interest income on impaired loans recognized for cash payments received during these years was not significant. The amount of the allowance for loan losses allocated to impaired loans at December 31, 1998 and 1999 was not significant.

The Company is not committed to lend funds to debtors whose loans have been impaired.

Loans are made in the ordinary course of business to directors, officers, and principal holders of equity securities of the Company and its subsidiaries and to their affiliates. The terms of these loans, including interest rates and collateral, are similar to those prevailing for comparable transactions with others and do not involve more than a normal risk of collectibility. A summary of activity in these loans is as follows:

                                                                                              1998         1999
                                                                                              ----         ----

Balance, at beginning of year                                                             $       -     $       -

     New loans                                                                                    -          1,742
     Repayments                                                                                   -             -
                                                                                          ----------    ----------

BALANCE, AT END OF YEAR                                                                   $       -     $    1,742
                                                                                          ==========    ==========


NOTE 5 - PREMISES AND EQUIPMENT

Premises and equipment consisted of the following:

                                                                                               DECEMBER 31,
                                                                                               ------------
                                                                                            1998          1999
                                                                                            ----          ----
Cost:
     Building and improvements                                                          $     4,523    $     5,398
     Leasehold improvements                                                                     771          1,263
     Equipment                                                                                3,782          5,970
     Land                                                                                     1,966          2,458
                                                                                        -----------    -----------

                  Total cost                                                                 11,042         15,089

Less accumulated depreciation                                                                (2,734)        (3,972)
                                                                                        -----------    -----------

NET BOOK VALUE                                                                          $     8,308    $    11,117
                                                                                        ===========    ===========

                      FIRSTIER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (TABLE DOLLAR AMOUNTS IN THOUSANDS)

NOTE 6 - DEPOSITS

At December 31, 1999, the scheduled remaining maturities of time deposits are as follows:

                                                                             DEPOSIT CATEGORY
                                                                             ----------------
                                                                            UNDER        $100,000
                                                                          $100,000        OR MORE         TOTAL
                                                                          --------        -------         -----

Three months or less                                                    $     54,947   $    16,058   $      71,005
Over three months through twelve months                                      155,691        47,540         203,231
Over one year through three years                                            115,982        27,833         143,815
Over three years                                                                 220            -              220
                                                                        ------------   -----------   -------------

                  Total time deposits                                   $    326,840   $    91,431         418,271
                                                                        ============   ===========

Deposits with no stated maturity                                                                           105,124
                                                                                                     -------------

TOTAL DEPOSITS                                                                                       $     523,395
                                                                                                     =============


NOTE 7 - SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

Securities sold under agreements to repurchase generally mature one day from the transaction date. The securities underlying the repurchase agreements are held by an agent of the Banks and are under the control of the Banks.

NOTE 8 - NOTE PAYABLE

The Company maintained a revolving line of credit with the National Bank of Commerce in the amount of $15,000,000 at December 31, 1999. The outstanding balance at December 31, 1998 and 1999 was $8,790,000 and $11,560,000,
respectively. The repayment schedule requires semi-annual interest payments with the principal due at maturity (June 30, 2002). Interest is calculated at 250 basis points over the like "CMT" treasury (weighted total of 7.25% at December 31, 1999) with the next repricing date of March 31, 2000. The note is secured by 100 percent of the outstanding common stock of the Colorado Bank and 91 percent of the outstanding common stock of the Nebraska Bank and is guaranteed by a principal stockholder of the Company. The loan agreement also calls for the Company to maintain the following financial ratios:

Maintain or cause each of its bank subsidiaries to maintain:

  (i) for the Company, not less than a 6.5% tangible equity capital-to-assets ratio and

 (ii) for each of its subsidiary banks, not less than a 6.0% tangible equity capital-to-assets ratio.

                      FIRSTIER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (TABLE DOLLAR AMOUNTS IN THOUSANDS)

NOTE 9 - FEDERAL HOME LOAN BANK BORROWINGS

As of December 31, 1999, the Banks have available lines of credit totaling $36,738,000 with the Federal Home Loan Bank (FHLB) secured by FHLB capital stock and qualifying first mortgage residential loans. The advances outstanding at December 31, 1998 and 1999 are as follows:

                                                                                            OUTSTANDING BALANCE
                                                                                               AT DECEMBER 31,
                                                                       INTEREST          -------------------------
                                                                         RATE               1998          1999
                                                                         ----               ----          ----
Maturity date of advance:
     February 2, 2001                                                   5.740%          $    2,500     $     2,500
     January 31, 2003                                                   5.810%               5,000           5,000
     December 1, 2008                                                   5.572%               1,150           1,035
     Various advances maturing prior to
         February 15, 2000                                           5.640%-6.000%              -           24,700
                                                                                        ----------     -----------

TOTAL ADVANCES OUTSTANDING                                                              $    8,650     $    33,235
                                                                                        ==========     ===========


NOTE 10 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND CONTINGENT LIABILITIES

The Banks are parties to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of their customers. These financial instruments include commitments to extend credit and stand-by letters of credit.

Those instruments involve, to a varying degree, elements of credit risk in excess of the amount recognized in the consolidated balance sheets. The contract amounts of those instruments reflect the extent of involvement the Banks have in particular classes of financial instruments.

The Banks' exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and stand-by letters of credit is represented by the contractual notional amount of those instruments. The Banks use the same credit policies in making commitments and conditional obligations as they do for on-balance-sheet instruments.

Financial instruments whose contract amounts represent credit risk are as follows:

                                                                                              DECEMBER 31,
                                                                                      -----------------------------
                                                                                           1998           1999
                                                                                           ----           ----

Commitments to extend credit                                                          $    118,843   $     225,506
Stand-by letters of credit                                                                   3,799          13,435

                      FIRSTIER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (TABLE DOLLAR AMOUNTS IN THOUSANDS)

NOTE 10 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND CONTINGENT LIABILITIES (CONTINUED)

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of a condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon or be participated to other financial institutions, the total commitment amounts do not necessarily represent future cash requirements. The Banks evaluate each customer's credit-worthiness on a case-by-case basis.

The amount of collateral obtained if deemed necessary by the Banks upon extension of credit is based on management's credit evaluation. Collateral held varies, but may include accounts receivable, inventory, property, plant, and equipment, and income-producing commercial properties.

Stand-by letters of credit are conditional commitments issued by the Banks to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

In the normal course of business there are outstanding various contingent liabilities, such as claims and legal actions, which are not reflected in the accompanying consolidated financial statements. Management believes, based on consultation with counsel, that liabilities arising from these proceedings, if any, will not be material to the Company's consolidated financial position.

NOTE 11 - LEASE COMMITMENTS

The Colorado Bank leases various branch office and ATM equipment space under noncancelable operating leases. At December 31, 1999, future minimum lease payments under these leases, expiring at various dates through 2009, are as follows:

Year ending December 31:
     2000                                           $      948
     2001                                                  948
     2002                                                  978
     2003                                                  973
     2004                                                  916
     Thereafter                                          2,428
                                                    ----------

TOTAL FUTURE LEASE PAYMENTS                         $    7,191
                                                    ==========

Total lease expense for all operating leases was $241,866, $346,665, and $630,199 for the years ended December 31, 1997, 1998, and 1999, respectively.

                      FIRSTIER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (TABLE DOLLAR AMOUNTS IN THOUSANDS)

NOTE 12 - INCOME TAXES

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1998 and 1999 are as follows:

                                                                                               1998        1999
                                                                                               ----        ----

Deferred tax assets:
     Provision for loan losses                                                               $   199    $    1,332
     Depreciation                                                                                133           145
     Net unrealized loss on securities available-for-sale                                         -            173
                                                                                             -------    ----------

                  Total deferred tax assets                                                      332         1,650

Deferred tax liabilities:
     Net unrealized gains on securities available-for-sale                                       220            -
                                                                                             -------    ----------

NET DEFERRED TAX ASSETS                                                                      $   112    $    1,650
                                                                                             =======    ==========

Management believes that it is more likely than not that the Company will realize the recorded deferred tax assets and, accordingly, no valuation allowance has been established.

The effective income tax rate varies from the statutory federal rate because of several factors, the most significant being nontaxable interest income earned on obligations of state and political subdivisions. The following table reconciles the Company's effective tax rate to the statutory federal rate:

                                                  1997                     1998                      1999
                                         ----------------------   ----------------------    ----------------------
                                            AMOUNT      PERCENT      AMOUNT      PERCENT      AMOUNT      PERCENT

Tax expense at statutory rate            $    1,294      34.0%    $    1,731      34.0%     $   2,612      34.0%
Increase (decrease) in taxes
     due to:
     Tax exempt municipal

         interest                              (142)     (3.7)          (152)     (3.0)          (176)     (2.3)
     State tax                                   81       2.1            162       3.2            166       2.2
     Other                                       76       2.0            (25)      (.5)            14       0.2
                                         ----------   -------     ----------    ------      ---------    ------

TOTAL INCOME TAX EXPENSE                 $    1,309      34.4%    $    1,716      33.7%     $   2,616      34.1%
                                         ==========   =======     ==========    ======      =========    ======

                      FIRSTIER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (TABLE DOLLAR AMOUNTS IN THOUSANDS)

NOTE 12 - INCOME TAXES (CONTINUED)

The consolidated provision for income taxes consisted of the following:

                                                                                    YEARS ENDED DECEMBER 31,
                                                                                    ------------------------
                                                                                 1997         1998         1999
                                                                                 ----         ----         ----
Current tax provision:
     Federal                                                                 $    1,191   $    1,656    $    3,352
     State                                                                          123          246           397
                                                                             ----------   ----------    ----------

                  Total current tax provision                                     1,314        1,902         3,749

Deferred federal tax                                                                 (5)        (186)       (1,133)
                                                                             ----------   ----------    ----------

TOTAL PROVISION FOR INCOME TAXES                                             $    1,309   $    1,716    $    2,616
                                                                             ==========   ==========    ==========


NOTE 13 - RELATED PARTIES

The Company has sold loan participations to related parties (stockholders, directors, family members, businesses related through common ownership). At December 31, 1997 and 1998, the participations sold to related parties were approximately $1.4 million and $1.0 million, respectively. There were no participations sold to related parties at December 31, 1999. The Company's related parties also have deposit activities with the Banks in the normal course of business.

In accordance with the terms of management agreements, the Company and three of its subsidiaries purchase services from Western Management Corporation, a corporation owned by a principal stockholder. Such agreements are annually renewable and are on terms that the Company believes would be similar to those obtained from an unaffiliated party. The purchased services include strategic planning, tax planning and budgeting, business development, and marketing.

Amounts expensed by the Company and its subsidiaries pursuant to the management agreements are as follows:

                                  YEARS ENDED DECEMBER 31,
                                  ------------------------
                      1997                  1998                  1999
                      ----                  ----                  ----

                     $ 167.0               $ 180.5               $ 195.1

In 1995, the then Vice Chairman of the Company sold assets of a mortgage company to the Company for a purchase price of $100,000 to be paid out of future profits generated by mortgage operations relating to those assets. Through December 31, 1998, payments under the terms of this agreement totaled $100,000. The Company believes that this transaction was made on terms similar to those that would have been obtained with an unaffiliated party.

                      FIRSTIER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (TABLE DOLLAR AMOUNTS IN THOUSANDS)

NOTE 14 - EMPLOYEE BENEFITS

The Company participates in a multiple-employer 401(k) profit sharing plan involving other companies of its primary shareholder. The plan is available for all Company personnel who have been employed for one year. Employees may contribute up to 10 percent of their compensation with the Company's discretionary matching within the limits defined for a 401(k) plan.

Contributions in 1997, 1998, and 1999 were $19,341, $37,478, and $48,731, respectively.

NOTE 15 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The following summary presents the methodologies and assumptions used to estimate the fair value of the Company's financial instruments. The Company operates as a going concern and, except for its investment portfolio, no active market exists for its financial instruments. Much of the information used to determine fair value is highly subjective and judgmental in nature and, therefore, the results may not be precise. The subjective factors include, among other things, estimates of cash flows, risk characteristics, credit quality, and interest rates, all of which are subject to change. Since the fair value is estimated as of the balance sheet date, the amounts which will actually be realized or paid upon settlement or maturity of the various financial instruments could be significantly different.

CASH AND DUE FROM BANKS, INTEREST BEARING DEPOSITS IN OTHER BANKS, AND FEDERAL FUNDS SOLD

For these short-term instruments, the carrying amount approximates fair value.

INVESTMENT SECURITIES

For investment securities, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities. The carrying amount of accrued interest receivable approximates its fair value.

LOANS

The fair value of fixed rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. For variable rate loans, the carrying amount is a reasonable estimate of fair value. For loans where collections of principal are in doubt, an allowance for losses has been estimated. Loans with similar characteristics were aggregated for purposes of the calculations. The carrying amount of accrued interest receivable approximates its fair value.

                      FIRSTIER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (TABLE DOLLAR AMOUNTS IN THOUSANDS)

NOTE 15 - FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

DEPOSITS

The fair value of interest bearing deposits with no stated maturity is the amount payable on demand at the reporting date (i.e., their carrying amount). The fair value of fixed maturity interest bearing deposits is estimated using a discounted cash flow calculation that applies the rates currently offered for deposits of similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.

SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

For securities sold under agreements to repurchase, the carrying amount is a reasonable estimate of fair value.

OTHER BORROWINGS

The fair value of other borrowings is estimated by discounting the future cash flows using the current rate at which a similar loan could be financed.

COMMITMENTS TO EXTEND CREDIT AND STAND-BY LETTERS OF CREDIT

The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present credit worthiness of the counterparts. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparts at the reporting date.

The following table presents estimated fair values of the Company's financial instruments as of December 31, 1998 and 1999:

                                                                     1998                          1999
                                                        ----------------------------   -------------------------------
                                                          CARRYING       ESTIMATED       CARRYING       ESTIMATED
                                                           AMOUNT       FAIR VALUE        AMOUNT       FAIR VALUE
                                                           ------       ----------        ------       ----------

Financial assets:
     Cash and due from banks                           $     13,892    $     13,892   $     27,049   $      27,049
     Interest bearing deposits in other
         banks                                                    3               3              3               3
     Federal funds sold                                      13,270          13,270             -               -
     Investment securities:
         Securities held-to-maturity                          7,146           7,250          5,989           6,006
         Securities available-for-sale                       27,082          27,082         36,369          36,369
     Loans held for sale                                      5,193           5,193          1,123           1,123
     Net loans                                              287,802         287,349        615,627         608,975
     Accrued interest receivable                              2,902           2,902          4,979           4,979

                      FIRSTIER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (TABLE DOLLAR AMOUNTS IN THOUSANDS)

NOTE 15 - FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

                                                                     1998                          1999
                                                        ----------------------------   ------------------------------
                                                          CARRYING       ESTIMATED       CARRYING       ESTIMATED
                                                           AMOUNT       FAIR VALUE        AMOUNT       FAIR VALUE
                                                        ------------- --------------   ------------ -----------------
Financial liabilities:
     Deposits:
         Noninterest bearing                           $     44,653    $     44,653   $     58,648   $      58,648
         Interest bearing                                   274,827         272,881        543,346         540,363
     Securities sold under agreements
         to repurchase                                        5,080           5,080          8,150           8,150
     Note payable                                             8,790           8,790         11,560          11,560
     Federal Home Loan Bank borrowings                        8,650           8,758         33,235          32,934
     Accrued interest payable                                 3,348           3,348          2,550           2,550

Unrecognized financial instruments:
     Commitments to extend credit                           118,843         118,843        225,506         225,506
     Stand-by letters of credit                               3,799           3,799         13,435          13,435

NOTE 16 - STOCKHOLDERS' EQUITY AND REGULATORY RESTRICTIONS

The payment of dividends to the Company by the subsidiaries is subject to various state and federal regulatory limitations.

The Company (on a consolidated basis) and the Banks are subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Banks must meet specific capital guidelines that involve quantitative measures of the Banks' assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company and the Banks' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy require the Company and Banks to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1999, that the Company and the Banks meet all minimum capital adequacy requirements to which they are subject.

                      FIRSTIER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (TABLE DOLLAR AMOUNTS IN THOUSANDS)

NOTE 16 - STOCKHOLDERS' EQUITY AND REGULATORY RESTRICTIONS (CONTINUED)

As of December 31, 1999, the most recent notification, the Federal Deposit Insurance Corporation categorized the Nebraska Bank as well capitalized and the Colorado Bank as adequately capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, a bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed either Bank's category. The Company's and the Banks' actual capital amounts and ratios as of December 31, 1998 and 1999 are also presented in the table.

                                              AS OF DECEMBER 31, 1998
                                              -----------------------

                                                                                                    MINIMUM
                                                                                                  TO BE WELL
                                                                         MINIMUM                  CAPITALIZED
                                                                       FOR CAPITAL               UNDER PROMPT
                                                                        ADEQUACY               CORRECTIVE ACTION
                                               ACTUAL                   PURPOSES                  PROVISIONS
                                       ----------------------  ------------------------  --------------------------
                                                                                RATIO                     RATIO
                                        AMOUNT        RATIO        AMOUNT       > OR =       AMOUNT       > OR =
                                        ------        -----        ------       ------       ------       ------
Consolidated:
     Total capital to risk
         weighted assets              $    22,564     7.22%     $    25,009      8.00%    $       N/A
     Tier 1 capital to risk
         weighted assets                   20,139     6.44           12,504      4.00             N/A
     Tier 1 capital to average
         assets                            20,139     5.70           14,137      4.00             N/A

Colorado Bank:
     Total capital to risk
         weighted assets              $    22,165     8.53%     $    20,780      8.00%    $    25,976     10.00%
     Tier 1 capital to risk
         weighted assets                   20,828     8.02           10,390      4.00          15,585      6.00
     Tier 1 capital to average
         assets                            20,828     7.39           11,275      4.00          14,094      5.00

Nebraska Bank:
     Total capital to risk
         weighted assets              $     8,546    16.31%     $     4,192      8.00%    $     5,240     10.00%
     Tier 1 capital to risk
         weighted assets                    7,889    15.05            2,096      4.00           3,144      6.00
     Tier 1 capital to average
         assets                             7,889    11.08            2,848      4.00           3,559      5.00

                      FIRSTIER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (TABLE DOLLAR AMOUNTS IN THOUSANDS)

NOTE 16 - STOCKHOLDERS' EQUITY AND REGULATORY RESTRICTIONS (CONTINUED)

                                                 AS OF DECEMBER 31, 1999
                                                 -----------------------

                                                                                                    MINIMUM
                                                                                                  TO BE WELL
                                                                         MINIMUM                  CAPITALIZED
                                                                       FOR CAPITAL               UNDER PROMPT
                                                                        ADEQUACY               CORRECTIVE ACTION
                                               ACTUAL                   PURPOSES                  PROVISIONS
                                        -------------------     ------------------------  ------------------------
                                                                                RATIO                     RATIO
                                        AMOUNT        RATIO        AMOUNT       > OR =       AMOUNT       > OR =
                                        ------        -----        ------       ------       ------       ------
Consolidated:
     Total capital to risk
         weighted assets              $    53,730     8.23%     $    52,217      8.00%    $       N/A
     Tier 1 capital to risk
         weighted assets                   33,684     5.16           26,108      4.00             N/A
     Tier 1 capital to average
         assets                            33,684     5.15           26,159      4.00             N/A

Colorado Bank:
     Total capital to risk
         weighted assets              $    52,266     9.09%     $    45,998      8.00%    $    57,497     10.00%
     Tier 1 capital to risk
         weighted assets                   47,876     8.33           22,999      4.00          34,498      6.00
     Tier 1 capital to average
         assets                            47,876     8.33           22,989      4.00          28,736      5.00

Nebraska Bank:
     Total capital to risk
         weighted assets              $     9,004    14.15%     $     5,091      8.00%    $     6,363     10.00%
     Tier 1 capital to risk
         weighted assets                    8,207    12.90            2,545      4.00           3,818      6.00
     Tier 1 capital to average
         assets                             8,207    10.81            3,037      4.00           3,797      5.00

The Federal Reserve Board requires banks to maintain reserve balances composed of cash on hand and balances maintained at the Federal Reserve Bank. These reserve balances are based primarily on deposit levels and totaled approximately $1,071,000 and $2,183,000 at December 31, 1998 and 1999, respectively.

                      FIRSTIER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (TABLE DOLLAR AMOUNTS IN THOUSANDS)

NOTE 17 - ISSUANCE OF PREFERRED SECURITIES

On February 16, 1999, the Company completed the issuance of 2,300,000 of Company obligated mandatorily redeemable preferred securities of subsidiary trust holding solely junior subordinated debentures. The preferred securities have been structured to qualify as Tier 1 capital for regulatory purposes. However, the securities cannot be used to constitute more than 25 percent of the Company's total Tier 1 capital according to regulatory requirements. The Company utilized a portion of the proceeds of this issuance to inject additional capital into the Colorado Bank.

NOTE 18 - STOCK INCENTIVE PLAN

On September 15, 1999, the Company adopted the FirsTier Corporation 1999 Stock Incentive Plan to provide incentives for eligible persons, including employees, non-employee directors, and consultants to the Company and its subsidiaries. The total number of Company shares to be issued under this plan shall not exceed 1,700,000 shares. Incentive awards may be granted by the Company's Board of Directors under this plan. To date, all stock options granted permit the holder to purchase, under certain limitations, the Company's common stock at a price not less than 100 percent of the market value of the stock on the date the option was granted. These options terminate, contingent upon continued employment and other factors, approximately 10 years from the date of grant. At the time of the initial adoption of the plan, 500,000 shares were granted under this plan to an eligible person. The exercise price per share is $12.00 per share. None of the options were exercisable at December 31, 1999.

The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, in accounting for the plan and recognizes no compensation costs in net earnings from the grant of options, as options are granted at exercise prices equal to the current stock price. Had compensation cost been determined under SFAS 123, Accounting for Stock-Based Compensation, the Company's pro forma 1999 net income and income per share would have been as follows:

Net income:
     As reported                                         $    5,066
     Pro forma                                                4,846

Income per share - basic and diluted:

     As reported                                         $     0.68
     Pro forma                                                 0.65

                      FIRSTIER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (TABLE DOLLAR AMOUNTS IN THOUSANDS)

NOTE 18 - STOCK INCENTIVE PLAN (CONTINUED)

In accordance with SFAS 123, the fair value of options at date of grant was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions:

                                                              1999
                                                              ----

Risk-free interest rate                                       6.44%
Expected life (years)                                         9.71
Expected volatility                                          32.00%
Expected dividend yield                                       -

In accordance with SFAS 123, the weighted average fair value of options granted during 1999 was $6.86.

NOTE 19 - YEAR 2000 UNCERTAINTIES

Like most entities, the Company and its subsidiaries may be exposed to risks associated with Year 2000 dating problems. This problem affects computer software and hardware; transactions with customers, vendors, and other entities; and equipment dependent on microchips. The Company recognizes that Year 2000 dating problems pose a risk beyond January 1, 2000 as errors may not become evident until after that date. The Company has performed the remediation steps it believes necessary to address Year 2000 dating problems. It is not possible for any entity to guarantee the results of its own remediation efforts or to accurately predict the impact of Year 2000 dating problems on third parties with which the Company does business. If remediation efforts of the Company or third parties with which it does business are not successful, it is possible the Year 2000 dating problem could negatively impact the Company's consolidated financial condition and results of operations. The Company does not believe any significant Year 2000 dating problems have occurred.

                      FIRSTIER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (TABLE DOLLAR AMOUNTS IN THOUSANDS)

NOTE 20 - CONDENSED FINANCIAL STATEMENTS - PARENT COMPANY ONLY

The following presents condensed parent company only financial statements for FirsTier Corporation:

                            CONDENSED BALANCE SHEETS

                                                         DECEMBER 31,
                                                         ------------
                                                        1998        1999
                                                      --------    --------
Assets:
     Cash                                             $     15    $      5
     Investment in subsidiaries                         29,925      57,905
     Note receivable from nonbank subsidiary              --         2,490
     Other assets                                        2,025       1,287
                                                      --------    --------

TOTAL ASSETS                                          $ 31,965    $ 61,687
                                                      ========    ========

Liabilities:
     Note payable $                                      8,790    $ 11,560
     Income taxes payable                                2,118        --
     Accounts payable and accrued liabilities              351         712
     Subordinated debenture payable to nonbank
         subsidiary                                       --        23,711
                                                      --------    --------

                  Total liabilities                     11,259      35,983
                                                      --------    --------

Stockholders' equity:
     Common stock                                          837       1,520
     Retained earnings                                  19,460      24,520
     Accumulated other comprehensive income (loss)         409        (336)
                                                      --------    --------

                  Total stockholders' equity            20,706      25,704
                                                      --------    --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $ 31,965    $ 61,687
                                                      ========    ========

                      FIRSTIER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (TABLE DOLLAR AMOUNTS IN THOUSANDS)

NOTE 20 - CONDENSED FINANCIAL STATEMENTS - PARENT COMPANY ONLY (CONTINUED)

                         CONDENSED STATEMENTS OF INCOME

                                                                     YEARS ENDED DECEMBER 31,
                                                               ---------------------------------
                                                                 1997        1998         1999
                                                               --------    --------     --------
Income:
     Dividends received from subsidiaries                      $    937    $    994     $  2,012
     Interest                                                         5        --            174
     Other                                                         --             2         --
                                                               --------    --------     --------

                  Total income                                      942         996        2,186
                                                               --------    --------     --------

Expenses:
     Purchased services                                             294         294          311
     Interest                                                       113         299        2,300
     Other                                                           27          27           64
                                                               --------    --------     --------

                  Total expenses                                    434         620        2,675
                                                               --------    --------     --------

                  Income (loss) before income tax expense
                      (benefit) and equity in undistributed
                      income of subsidiaries                        508         376         (489)

Income tax expense (benefit)                                          2        (401)        (968)
                                                               --------    --------     --------

                  Income before equity in undistributed
                      income of subsidiaries                        506         777          479

Equity in undistributed income of subsidiaries                    1,991       2,598        4,587
                                                               --------    --------     --------

NET INCOME                                                     $  2,497    $  3,375     $  5,066
                                                               ========    ========     ========

                      FIRSTIER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (TABLE DOLLAR AMOUNTS IN THOUSANDS)

NOTE 20 - CONDENSED FINANCIAL STATEMENTS - PARENT COMPANY ONLY (CONTINUED)

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                                    YEARS ENDED DECEMBER 31,
                                                               ----------------------------------
                                                                 1997         1998         1999
                                                               --------     --------     --------
Cash flows from operating activities:

     Net income                                                $  2,497     $  3,375     $  5,066
     Adjustments to reconcile net income to net cash
         provided by operating activities:
         Equity in undistributed income of subsidiaries          (1,991)      (2,598)      (4,587)
         Changes in deferrals and accruals:
              Other assets                                         (501)        (852)        (169)
              Income taxes payable                                  639          809         --
              Accounts payable and accrued liabilities              112          239          443
                                                               --------     --------     --------

                  Net cash provided by operating activities         756          973          753
                                                               --------     --------     --------

Cash flows from investing activities:

     Capital injection into subsidiary bank                      (3,737)      (6,550)     (22,750)
     Capital injection into trust subsidiary                       --           --           (711)
     Purchase of savings bank                                    (3,743)        --           --
     Net cash transfers with First Mortgage Bancorp               2,799          166       (2,662)
                                                               --------     --------     --------

                  Net cash used in investing activities          (4,681)      (6,384)     (26,123)
                                                               --------     --------     --------

Cash flows from financing activities:

     Proceeds from note payable                                   3,380        6,940       11,560
     Payments on note payable                                      --         (1,530)      (8,790)
     Proceeds from junior subordinated notes issued to
         trust subsidiary                                          --           --         23,711
     Debt issuance cost                                            --           --         (1,121)
                                                               --------     --------     --------

                  Net cash provided by financing activities       3,380        5,410       25,360
                                                               --------     --------     --------

                  Net decrease in cash                             (545)          (1)         (10)

Cash at beginning of year                                           561           16           15
                                                               --------     --------     --------

CASH AT END OF YEAR                                            $     16     $     15     $      5
                                                               ========     ========     ========


            This information is an integral part of the accompanying
                       consolidated financial statements.

                      FIRSTIER CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                 June 30, 2000 (Unaudited) and December 31, 1999
                        (In thousands, except share data)

                                                                                June 30, 2000  December 31, 1999
                                                                                -------------  -----------------
                                                                                   (Unaudited)
                                               ASSETS

Cash and due from banks .....................................................    $     26,174     $     27,049
Interest bearing deposits in other banks ....................................             174                3
Federal funds sold ..........................................................          50,685             --
Investment securities:
  Available-for-sale, at fair value .........................................          39,175           36,369
  Held-to-maturity,  at  amortized  cost,  fair value of $4,660,  at June 30,
     2000 (unaudited)  and $6,006, at December 31, 1999 .....................           4,376            5,989
                                                                                 ------------     ------------
         Total investment securities ........................................          41,352           42,358
                                                                                 ------------     ------------
Loans held for sale .........................................................           7,674            1,123
Gross loans receivable: .....................................................         733,942          623,070
  Less: unearned loan fees ..................................................          (2,275)          (2,121)
        allowance for loan losses ...........................................          (7,721)          (5,322)
                                                                                 ------------     ------------
         Net loans receivable ...............................................         723,946          615,627
                                                                                 ------------     ------------
Premises and equipment, net .................................................          11,462           11,117
Preferred securities issuance cost, net .....................................           1,078            1,083
Other assets ................................................................           9,736            8,461
                                                                                 ------------     ------------
         TOTAL ASSETS .......................................................    $    874,480     $    706,821
                                                                                 ============     ============

                                          LIABILITIES

Deposits:
  Demand non-interest bearing ...............................................    $     79,074     $     58,648
  Demand interest bearing ...................................................          23,132           19,951
  Time ......................................................................         672,340          523,395
                                                                                 ------------     ------------
         Total deposits .....................................................         774,546          601,994
Federal funds purchased and securities  sold under  agreements to repurchase            7,859            8,150
Note payable ................................................................          23,500           11,560
Federal Home Loan Bank borrowings ...........................................           8,477           33,235
Other liabilities ...........................................................           5,679            3,178
                                                                                 ------------     ------------
         Total liabilities ..................................................         820,061          658,117
                                                                                 ------------     ------------
Company obligated mandatorily redeemable preferred securities of subsidiary
  trust holding solely Junior Subordinated Debentures .......................          23,000           23,000
                                                                                 ------------     ------------

                         STOCKHOLDERS' EQUITY

Preferred stock, 20,000,000 shares authorized; no shares issued and
    outstanding at December 31, 1999 and June 30, 2000 (unaudited) ..........            --               --
Common stock, 50,000,000 shares authorized; shares issued and outstanding:
    7,579,667 at December 31, 1999 and June 30, 2000 7,718,064
    (unaudited) .............................................................           2,805            1,520
Retained earnings ...........................................................          29,018           24,520
Accumulated other comprehensive income (loss) ...............................            (404)            (336)
                                                                                 ------------     ------------
         Total stockholders' equity .........................................          31,419           25,704
                                                                                 ------------     ------------
         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .........................    $    874,480     $    706,821
                                                                                 ============     ============

                      FIRSTIER CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF INCOME Three
               months ended June 30, 2000 and 1999 (Unaudited) and Six months ended June 30, 2000 and 1999 (Unaudited)
                      (In thousands, except per share data)

                                                               Three months ended June 30,      Six months ended June 30,
                                                                 2000           1999             2000             1999
                                                              -----------     -----------     -----------     -----------
                                                              (Unaudited)     (Unaudited)     (Unaudited)     (Unaudited)
Interest income:
  Loans, including fees ..................................    $    18,971     $     9,667     $    36,227     $    17,642
  Taxable investment securities ..........................            500             503             987             809
  Nontaxable investment securities .......................            125             110             250             262
  Dividends on investment securities .....................             68              11              82              25
  Federal funds sold .....................................            386             234             407             414
                                                              -----------     -----------     -----------     -----------
         Total interest income ...........................         20,050          10,525          37,953          19,152
                                                              -----------     -----------     -----------     -----------
Interest expense:
  Deposits ...............................................          9,247           4,670          16,687           8,495
  Federal funds purchased ................................             14              21             168              24
  Securities sold under agreements to repurchase .........             73              58             142             101
  Note payable ...........................................            494            --               713              84
  Trust preferred securities .............................            539             545           1,078             815
  Federal Home Loan Bank borrowings ......................            352             139           1,231             254
                                                              -----------     -----------     -----------     -----------
         Total interest expense ..........................         10,719           5,433          20,019           9,773
                                                              -----------     -----------     -----------     -----------
         Net interest income .............................          9,331           5,092          17,934           9,379
Provision for loan losses ................................          2,176             514           2,930           1,429
                                                              -----------     -----------     -----------     -----------
Net interest income after provision for loan losses ......          7,155           4,578          15,004           7,950
                                                              -----------     -----------     -----------     -----------
Non-interest income:
  Fees for other customer services .......................            723             463           1,376             872
  Net gains from sale of loans ...........................            288             323             401             594
  Commissions and fees from brokerage activities .........            123             114             236             181
  Investment securities transactions, net ................           --              --              --              --
  Other operating income .................................          1,267             139           1,466             252
                                                              -----------     -----------     -----------     -----------
         Total non-interest income .......................          2,401           1,039           3,479           1,899
                                                              -----------     -----------     -----------     -----------
Non-interest expenses:
  Salaries and employee benefits .........................          3,197           1,922           6,175           3,676
  Net occupancy expense of premises ......................            926             544           1,774           1,030
  Purchased services .....................................            452             440             899             755
  Office supplies ........................................            165             119             341             229
  Other operating expenses ...............................          1,259             725           2,276           1,249
                                                              -----------     -----------     -----------     -----------
         Total non-interest expenses .....................          5,999           3,750          11,465           6,939
                                                              -----------     -----------     -----------     -----------
         Income before income taxes ......................          3,557           1,867           7,018           2,910
Income tax expense .......................................          1,287             626           2,519             957
                                                              -----------     -----------     -----------     -----------
NET INCOME ...............................................    $     2,270     $     1,241     $     4,499     $     1,953
                                                              ===========     ===========     ===========     ===========
Other comprehensive income:
    Unrealized holding gains (losses) arising during the .            (24)           (441)           (103)           (577)
     period

    Unrealized holding gains (losses) arising during prior           --              --              --              --
     periods, realized during current period
                                                                                              -----------     -----------
    Income tax (expense) benefit related to items of other
     comprehensive income ................................              9             150              38             196
                                                              -----------     -----------     -----------     -----------
         Other comprehensive income, net of tax ..........            (15)           (291)            (65)           (381)
                                                              -----------     -----------     -----------     -----------
COMPREHENSIVE INCOME .....................................    $     2,255     $       950     $     4,434     $     1,572
                                                              ===========     ===========     ===========     ===========
Income per share:
Basic and diluted earnings per share .....................    $      0.30     $      0.17     $      0.59     $      0.26
                                                              ===========     ===========     ===========     ===========
    Weighted average shares outstanding ..................      7,580,427       7,424,337       7,581,171       7,502,002
                                                              ===========     ===========     ===========     ===========

                      FIRSTIER CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

               Six months ended June 30, 2000 and 1999 (Unaudited)

                                 (In thousands)

                                                                           Six months ended June 30,
                                                                            -----------------------
                                                                               2000         1999
                                                                            ----------    ---------
                                                                           (Unaudited)   (Unaudited)
Cash flows from operating activities:
  Net income ...........................................................    $   4,499     $   1,953
     Adjustments to reconcile net income to cash provided by operating activities:

       Provision for loan losses .......................................        2,930         1,454
       Depreciation and amortization ...................................          651           555
       Net gains from sale of loans ....................................         (401)         (594)
       Proceeds from sale of loans held for sale .......................       18,523        31,226
       Origination of loans held for sale ..............................      (24,673)      (27,975)
       Investment securities transactions, net .........................            0           175
     Changes in deferrals and accruals:
       Other assets ....................................................       (1,240)        1,933
       Other liabilities ...............................................        2,501        (4,000)
                                                                            ---------     ---------
         Net cash provided by operating activities .....................        2,790         4,727
                                                                            ---------     ---------
Cash flows from investing activities:
     Net (increase) decrease in federal funds sold .....................      (50,685)       10,770
     Net (increase) decrease in interest bearing deposits in other banks         (171)            3
     Purchase of investment securities available-for-sale ..............       (6,764)      (58,148)
     Purchase of investment securities held-to-maturity ................         --            (127)
     Proceeds from maturities/paydowns of investment securities ........        5,456        39,039
     Net increase in loans .............................................     (111,250)     (124,734)
     Expenditures for bank premises and equipment ......................         (965)       (1,254)
     Proceeds from sale of real estate .................................          162
       owned ...........................................................         --
                                                                            ---------     ---------
         Net cash used in investing activities .........................     (164,379)     (134,289)
                                                                            ---------     ---------
Cash flows from financing activities:
     Net increase in deposits ..........................................      172,552       109,032
     Advances from Federal Home Loan Bank ..............................      (24,758)          (57)
     Proceeds from note payable ........................................       11,940         3,600
     Payments on note payable ..........................................         --          (8,790)
     Proceeds from trust preferred securities ..........................         --          23,000
     Proceeds from sale of common ......................................        1,285          --
       stock
     Debt issuance cost ................................................          (14)       (1,102)
                                                                            ---------     ---------
         Net cash provided by financing activities .....................      160,714       130,166
                                                                            ---------     ---------
Net increase in cash and due from banks ................................         (875)          604

Cash and due from banks at beginning of period .........................       27,049        13,892
                                                                            ---------     ---------
Cash and due from banks at end of period ...............................    $  26,174     $  14,496
                                                                            =========     =========

                      FIRSTIER CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            Six month period ended June 30, 2000 and 1999 (Unaudited)

   1.    Summary of significant accounting policies

         The accompanying unaudited interim financial statements have been prepared in accordance with the instructions for Form 10-QSB and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. All adjustments that are, in the opinion of management, of a normal recurring nature necessary for a fair statement of results for the interim periods presented have been made. The results of operations for such interim periods are not necessarily indicative of results of operations for a full year. The statements should be read in conjunction with the summary of significant accounting policies and notes to consolidated financial statements of the Company included in the Company's annual report on form 10-KSB for the year-end December 31, 1999.

         In the opinion of management, the accompanying consolidated financial statements contain all adjustments necessary to present fairly the financial position of the Company at June 30, 2000 and December 31, 1999, and the results of operations and cash flows for the six month periods ended June 30, 2000 and 1999.

         The consolidated financial statements include the accounts of the Company's respective subsidiaries. All material intercompany transactions have been eliminated in consolidation.

   2.    Nature of Operations

         FirsTier Corporation (the "Company" or "FirsTier"), a multibank holding company, offers full service community banking through 16 banking locations in metropolitan Denver and northern Colorado, and two banking locations in western and central Nebraska. FirsTier's Colorado bank opened six new branches during 1999 and one branch in 2000.

   3.    Corporate Restructuring

         On September 14, 1999 the Company changed its state of incorporation to Colorado and changed its name to FirsTier Corporation from First Western Corp. As a result of the re-incorporation, the Company's common stock and surplus accounts have been combined. Also, the Company effected a 52.47623 for one common stock split. All share and per share amounts contained in these financial statements have been restated for this reorganization.

   4.    1999 Stock Incentive Plan

         In September 1999 the Company adopted the 1999 Stock Incentive Plan to provide incentives for eligible persons, including employees, non-employee directors and consultants to the Company and its subsidiaries. The number of shares of common stock of the Company to be issued under this plan may not exceed 1,700,000. To date, all stock options granted permit the holder to purchase, under certain limitations, the Company's common stock at a price not less than 100% of the market value of the stock on the date the option was granted. At the time of the initial adoption of the plan, an option for 500,000 shares was granted under this plan to an executive officer at an exercise price of $12.00 per share.

   5.    Acquisition

         In the first quarter of 1999, the Company exchanged 232,994 shares of its common stock for the 8.6% of Firstate Bank (Kimball, NE) that it did not own. Individuals already affiliated with the Company owned these minority shares. As the Company and its four shareholders at the time of the exchange owned 99.6% of the Nebraska bank and the remaining 0.4% was owned by other persons who were affiliated with the Company, it was determined by the boards of both entities that a book value exchange ratio represented a fair value for all parties. The fair value determined for this transaction was $683,000. No goodwill was recognized in connection with this transaction.

   6.    Offering of Trust Preferred Securities by FW Capital I

         On February 16, 1999 the Company and its wholly owned subsidiary FW Capital I (the "Trust"), completed the sale of $23.0 million of 9.375% Cumulative Trust Preferred Securities of the Trust. Net proceeds were approximately $21.9 million after payment of sales commissions and other offering costs, and were invested in Junior Subordinated Debentures maturing February 16, 2029, issued by the Company to the Trust in connection with the public offering.

         Interest on the Junior Subordinated Debentures is paid by the Company to the Trust. This interest is the sole revenue of the Trust and the source for distributions by the Trust to the holders of the Trust Preferred Securities.

         For financial reporting purposes, the Trust is treated as a subsidiary of the Company, and accordingly, the accounts of the Trust are included in the consolidated financial statements of the Company. The Trust Preferred Securities are presented as a separate line item in the consolidated balance sheet under the caption "Company obligated mandatorily redeemable preferred securities of subsidiary trust holding solely Junior Subordinated Debentures." For financial reporting purposes, the Company records distributions payable on the Trust Preferred Securities as interest expense in the consolidated statements of income.

         The Junior Subordinated Debentures are unsecured and rank junior and are subordinate to all senior debt of the Company and constitute a full and unconditional guarantee on a subordinated basis by the Company of the obligations of the Trust under the Preferred Securities.

   7.    New Accounting Standards

         In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement 133, "Accounting for Derivative Instruments and Hedging Activities" (FAS 133). FAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities.

         In June 1999, the FASB issued Statement 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement 133, an Amendment of FASB Statement 133" (FAS 137). FAS 137 defers the effective date to no later than January 1, 2001.

         In June 2000, the FASB issued Statement 138, "Accounting for Derivative Instruments and Hedging Activities, and Amendment of FASB Statement 133" (FAS 138). FAS 138 is effective at the later of the first fiscal quarter beginning after June 15, 2000 or upon the adoption of FAS 133, and should be adopted concurrently with FAS 133. Management, at this time, does not anticipate the adoption of this statement will have a material effect on the financial statements of the Company.

                                ================

                                   APPENDIX I

                                  AGREEMENT AND
                                 PLAN OF MERGER

                                ================

                FOURTH AMENDMENT TO AGREEMENT AND PLAN OF MERGER

         This Fourth Amendment to Agreement and Plan of Merger (this "Amendment") dated as of October 19, 2000 is entered into by and between Compass Bancshares, Inc. ("Compass"), Compass Acquisition, Inc. ("Merger Sub") and FirsTier Corporation (the "Company").

         WHEREAS, Compass, Merger Sub and the Company entered into an Agreement and Plan of Merger dated as of August 23, 2000, as amended by the Amendment to Agreement and Plan of Merger dated as of September 22, 2000 the Second Amendment to Agreement and Plan of Merger dated as of September 27, 2000 and the Third Amendment to Agreement and Plan of Merger (as

         WHEREAS, the parties desire to further amend the Merger Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

              1. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Merger Agreement.

              2. Section 2.2(a) to the Merger Agreement is hereby amended in its entirety to read in full as follows:

                 (a) At or prior to the Effective Time, pursuant to an exchange agent agreement in substantially the form attached hereto as Exhibit B (the "Exchange Agreement"), Compass shall (i) deposit with Continental Stock Transfer and Trust Company (the "Exchange Agent") the shares of Compass Common Stock in the amounts provided in Section 1.6 to effect the exchange of Compass Common Stock for certificates formerly representing shares of Company Common Stock; and (ii) deposit or cause to be deposited with the Exchange Agent, prior to the Effective Time cash in an aggregate amount estimated to be sufficient to make the cash payments in lieu of fractional shares of Compass Common Stock pursuant to Section 1.6 hereof (such amounts being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions jointly given by the Company and Compass, promptly make the payments in lieu of fractional shares out of the Exchange Fund upon surrender of Shares in accordance with Section 2.2(b). Payments to dissenting shareholders shall be made by the Surviving Corporation as required by Article 113 of the

                 CBCA. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement.

              4. Except as herein provided, the terms of the Merger Agreement shall remain in full force and effect.

              5. This Amendment may be executed in several counterparts, and by the parties on separate counterparts, and all such counterparts, when so executed and delivered, shall constitute but one and the same agreement.

                            [Signature Page Follows]

         IN WITNESS WHEREOF the parties have executed this Amendment as of the date first written above.


ATTEST:                                     COMPASS BANCSHARES, INC.



By: /s/ Jerry W. Powell                    By: /s/ Garrett R. Hegel
   ---------------------------------           --------------------------------
         Its: Secretary                          Its: Chief Financial Officer



ATTEST:                                     COMPASS ACQUISITION, INC.



By: /s/ Jerry W. Powell                     By: /s/ Garrett R. Hegel
    ----------------------------------          -------------------------------
         Its: Secretary                          Its: Chief Financial Officer



ATTEST:                                     FIRSTIER CORPORATION




By: /s/ Kathy Hight                         By: Timothy D. Wiens
   ---------------------------------           --------------------------------
         Its: Administrative                    Its: President and
               Assistant                             Chief Executive Officer

                 THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER
                 -----------------------------------------------

         This Third Amendment to Agreement and Plan of Merger (this "Amendment") dated as of October 13, 2000 is entered into by and between Compass Bancshares, Inc. ("Compass"), Compass Acquisition, Inc. ("Compass-Colorado") and FirsTier Corporation (the "Company").

         WHEREAS, Compass and the Company entered into an Agreement and Plan of Merger dated as of August 23, 2000, as amended by the Amendment to Agreement and Plan of Merger dated as of September 22, 2000 and the Second Amendment to Agreement and Plan of Merger dated as of September 27, 2000 (as amended, the "Merger Agreement");

         WHEREAS, the Merger Agreement requires that an existing or new subsidiary of Compass shall be merged with the Company with the Company being the surviving entity;

         WHEREAS, Compass-Colorado is such existing or new subsidiary;

         WHEREAS, Section 8.4(b) of the Merger Agreement requires Compass and the Company to amend the Merger Agreement for the purpose of making Compass-Colorado a party thereto; and

         WHEREAS, the parties desire to further amend the Merger Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

            1. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Merger Agreement.

            2. Upon execution of this Amendment, Compass-Colorado shall become a party to the Merger Agreement, and shall succeed to the rights and become subject to the obligations of Merger Sub as provided in the Merger Agreement.

            3. The execution of this Amendment shall not relieve Compass of its obligation under the Merger Agreement.

            4. Section 1.6(d) to the Merger Agreement is hereby amended in its entirety to read in full as follows:

                  (d) Each share of capital stock of Merger Sub issued and
            outstanding immediately before the Effective Time shall be converted into the aggregate number of shares of the capital stock of the Company issued and outstanding as of the Effective Time.

            5. Section 1.8 of the Merger Agreement is hereby amended by substituting the date "October 16, 2000" with the date "October 20, 2000".

            6. Section 7.2(q) of the Merger Agreement is hereby amended to read in full as follows:

(q) [INTENTIONALLY OMITTED]

            7. Section 7.2 of the Merger Agreement is hereby amended by adding a new subsection (t) to read in full as follows:

                           (t) the transactions contemplated by the Agreement
                  and Plan of Merger to be entered into between Western Management Corporation and Compass (the "Ancillary Agreement") shall have been simultaneously consummated herewith; and

            8. Section 8.1(b)(ix) of the Merger Agreement is hereby amended to read in full as follows:

(ix)     [INTENTIONALLY OMITTED]

            9. Section 8.1 of the Merger Agreement is hereby amended by adding a new subsection (i) which shall read in full as follows:

                        (i) By Compass or the Company in the event that the
            Ancillary Agreement is terminated.

            10. Exhibit L to the Merger Agreement is hereby amended in its entirety to read in full as Exhibit A attached hereto.

            11. Except as herein provided, the terms of the Merger Agreement shall remain in full force and effect.

            12. This Amendment may be executed in several counterparts, and by the parties on separate counterparts, and all such counterparts, when so executed and delivered, shall constitute but one and the same agreement.

                            [Signature Page Follows]

         IN WITNESS WHEREOF the parties have executed this Amendment as of the date first written above.

ATTEST:                                    COMPASS BANCSHARES, INC.

By: /s/ Jerry W. Powell                    By: /s/ Garrett R. Hegel
    -------------------------------            ---------------------------------------
Its: Secretary                             Its:  Chief Financial Officer

ATTEST:                                    COMPASS ACQUISITION, INC.


By: /s/ Jerry W. Powell                    By: /s/ Garrett R. Hegel
    -------------------------------            ---------------------------------------
Its: Secretary                             Its:  President

ATTEST:                                             FIRSTIER CORPORATION


By:  /s/ Kathy Hight                       By: /s/ Timothy D. Wiens
    -------------------------------            ---------------------------------------
Its: Administrative Assistant              Its:  President and Chief Executive Officer

                                    EXHIBIT A

                                    EXHIBIT L

                          FORM OF TRADENAME ASSIGNMENT

         TRADENAME ASSIGNMENT ("Assignment"), dated ____________, 2001 by and between FirsTier Corporation, a Colorado corporation ("FirsTier"), and Joel H. Wiens ("Wiens").

         WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of August 23, 2000, as amended (the "Merger Agreement"), between Compass Bancshares, Inc. ("Compass") and FirsTier, such parties have agreed to the Merger as defined therein;

         WHEREAS, Wiens is desirous of acquiring, subject to the limitations set forth in that certain Agreement dated September 17, 1999 by and among U.S. Bancorp, U.S. Bank National Association and Firstate Bank of Colorado (the "Prior Agreement"), the entire goodwill, right, title and interest in and to the tradename "FirsTier", including all rights, goodwill, title and interest to any pending service mark applications using the "FirsTier" name or any name including the word "FirsTier" (the "Tradename"), subject to certain geographical limitations described herein;

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. FirsTier does hereby sell, assign and transfer unto Wiens or his assigns, the entire goodwill, right, title and interest in and to the Tradename, subject to the limitations set forth herein and in the Prior Agreement. FirsTier agrees to execute and deliver any and all assignment documents and perform any and all reasonable actions necessary to effect the assignment of the Tradename to Wiens as contemplated by this Assignment.

         2. FirsTier does hereby sell, assign and transfer unto Wiens all of FirsTier's right, title and interest under the Prior Agreement. Wiens hereby assumes all obligations of FirsTier under the Prior Agreement.

         3. Wiens acknowledges and agrees that FirsTier, its affiliates and its successors by merger, shall retain the right to recover for all past infringement, if any, of the Tradename that may have occurred prior to the date hereof.

         4. In consideration for this Assignment, Wiens agrees that, for a period of two years following the date hereof, neither he nor his affiliates, assigns or successors, shall have the right and license to use the Tradename in the Front Range of the State of Colorado, including without limitation the six county Denver, Colorado metropolitan area, and Kimball County, Nebraska.

         5. Wiens acknowledges that some residual use of the Tradename may be made by Compass Bank's customers following the Merger, including but not limited to use on checks, deposit slips, debit cards, atm cards, releases, and assignments. Wiens agrees that all such residual use does not constitute infringement of the use of the Tradename or a breach of this Assignment and that Wiens will not sue for infringement or breach on the basis of such residual use.

         6. This Assignment shall be effective at the Effective Time of the Merger (as defined in the Merger Agreement).

         7. This Assignment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties and their respective successors and assigns.

FIRSTIER CORPORATION, a Colorado
corporation

By: _____________________________             __________________________________
Name:____________________________             Joel H. Wiens
Title:___________________________


Compass Bancshares, Inc., on behalf of itself and each of its affiliates (including FirsTier), hereby consents to the assignment by FirsTier of all goodwill, title, right and interest in and to the Tradename to Wiens, in accordance with the terms of the foregoing Assignment, and agrees not to use the Tradename at any time in any manner except as provided in Section 5 of this Assignment.

Dated:  ______________, 2001                  COMPASS BANCSHARES, INC.


                                              By:_______________________________
                                              Name:____________________________-
                                              Title:____________________________

                SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER
                ------------------------------------------------

         This Second Amendment to Agreement and Plan of Merger (this "Amendment") dated as of September 27, 2000 is entered into by and between Compass Bancshares, Inc. ("Compass") and FirsTier Corporation (the "Company").

         WHEREAS, Compass and the Company entered into an Agreement and Plan of Merger dated as of August 23, 2000, as amended by the Amendment to Agreement and Plan of Merger dated as of September 22, 2000 (as amended, the "Merger Agreement"); and

         WHEREAS, the parties desire to further amend the Merger Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Merger Agreement.

                  2. Subsection 7.2(r) of the Merger Agreement is hereby renamed subsection (s) and is hereby further amended to read in full as follows:

                           (s) Compass shall have received certificates dated the Closing executed by the Chairman of the Board of the Company and by the Chairman of the Board of its Subsidiaries, and the Secretary or Cashier of the Company and its Subsidiaries, respectively, certifying in such reasonable detail as Compass may reasonably request, to the effect described in
                           Section 7.2(a), (b), (c), (g), (i), (n), (p) and (r).

                  3. Section 7.2 of the Merger Agreement is hereby amended by adding a new subsection (r) which shall read in full as follows:

                           (r) As a result of Compass' review of the loan files and related information, the Company and its Subsidiaries shall have performed a detailed assessment, acceptable to Compass, as to the adequacy of the Company's and its Subsidiaries' loan loss allowance and shall have recorded the appropriate adjustments in the allowance, if any; for the period ending December 31, 2000; and

                  4. Section 8.1(b)(ix) of the Merger Agreement is hereby amended by substituting the date "September 17, 2000" with the date "October 13, 2000."

                  5. Except as herein provided, the terms of the Merger Agreement shall remain in full force and effect.

                  6. This Amendment may be executed in several counterparts, and by the parties on separate counterparts, and all such counterparts, when so executed and delivered, shall constitute but one and the same agreement.

                            [Signature Page Follows]

         IN WITNESS WHEREOF the parties have executed this Amendment as of the date first written above.

ATTEST:                                              COMPASS BANCSHARES, INC.


By: /s/ Jerry W. Powell                              By: /s/ Garrett R. Hegel
    ----------------------------------------             -------------------------------------------
Its: Secretary                                           Its:  Chief Financial Officer

ATTEST:                                              FIRSTIER CORPORATION



By:  /s/ Kathy Hight                                 By: /s/ Timothy D. Wiens
    ----------------------------------------             -------------------------------------------
Its: Administrative Assistant                            Its:  President and Chief Executive Officer

                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER
                    -----------------------------------------

         This Amendment to Agreement and Plan of Merger (this "Amendment") dated as of September 22, 2000 is entered into by and between Compass Bancshares, Inc. ("Compass") and FirsTier Corporation (the "Company").

         WHEREAS, Compass and the Company entered into an Agreement and Plan of Merger dated as of August 23, 2000 (the "Merger Agreement"); and

         WHEREAS, the parties desire to amend the Merger Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

            1. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Merger Agreement.

            2. The second sentence of Section 6.1(a) of the Merger Agreement is hereby amended by substituting the date "September 27, 2000" for the date "September 22, 2000."

            3. The first sentence of Section 8.2 of the Merger Agreement is hereby amended in by substituting the date "September 27, 2000" for the date "September 22, 2000."

            4. Except as herein provided, the terms of the Merger Agreement shall remain in full force and effect.

            5. This Amendment may be executed in several counterparts, and by the parties on separate counterparts, and all such counterparts, when so executed and delivered, shall constitute but one and the same agreement.

                            [Signature Page Follows]

         IN WITNESS WHEREOF the parties have executed this Amendment as of the date first written above.

ATTEST:                                      COMPASS BANCSHARES, INC.

By: /s/  Al Watkins                          By: /s/ Jerry W. Powell
    --------------------------------         -------------------------------------------
Its: Assistant Secretary                     Its:  General Counsel and Secretary



ATTEST:                                      FIRSTIER CORPORATION


By: /s/ Kathy Hight                          By: /s/ Timothy D. Wiens
    --------------------------------         -------------------------------------------
Its: Administrative Assistant                Its:  President and Chief Executive Officer

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                            COMPASS BANCSHARES, INC.


                                       AND

                              FIRSTIER CORPORATION

                           Dated as of August 23, 2000

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I. THE MERGER.........................................................1
    SECTION 1.1     The Merger................................................1
    SECTION 1.2     Effective Time............................................1
    SECTION 1.3     Certain Effects of the Merger.............................2
    SECTION 1.4     Articles of Incorporation and By-Laws.....................2
    SECTION 1.5     Directors and Officers....................................2
    SECTION 1.6     Conversion of Shares......................................2
    SECTION 1.7     Shareholders' Meeting.....................................3
    SECTION 1.8     Registration of the Compass Common Stock..................3
    SECTION 1.9     Tax Consequences..........................................4
    SECTION 1.10    Closing...................................................4
    SECTION 1.11    Modification of Structure.................................5
ARTICLE II. DISSENTING SHARES; EXCHANGE OF SHARES.............................5
    SECTION 2.1     Dissenting Shares.........................................5
    SECTION 2.2     Exchange of Shares........................................5
ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................7
    SECTION 3.1     Organization and Qualification............................7
    SECTION 3.2     Company Capitalization....................................7
    SECTION 3.3     Subsidiary Capitalization; Other Securities...............8
    SECTION 3.4     Authority Relative to the Agreement.......................8
    SECTION 3.5     No Violation..............................................8
    SECTION 3.6     Consents and Approvals....................................9
    SECTION 3.7     Regulatory Reports........................................9
    SECTION 3.8     SEC Status; Securities Issuances..........................9
    SECTION 3.9     Financial Statements.....................................10
    SECTION 3.10    Absence of Certain Changes...............................10
    SECTION 3.11    Company Indebtedness.....................................12
    SECTION 3.12    Litigation...............................................12
    SECTION 3.13    Tax Matters..............................................12
    SECTION 3.14    Employee Benefit Plans...................................13
    SECTION 3.15    Employment Matters.......................................16
    SECTION 3.16    Leases, Contracts and Agreements.........................16
    SECTION 3.17    Related Company Transactions.............................17
    SECTION 3.18    Compliance with Laws.....................................17
    SECTION 3.19    Insurance................................................17
    SECTION 3.20    Loans....................................................18
    SECTION 3.21    Fiduciary Responsibilities...............................18
    SECTION 3.22    Patents, Trademarks and Copyrights.......................18
    SECTION 3.23    Environmental Compliance.................................18
    SECTION 3.24    Regulatory Actions.......................................19
    SECTION 3.25    Title to Properties; Encumbrances........................20
    SECTION 3.26    Shareholder List.........................................20

    SECTION 3.27    Dissenting Shareholders..................................20
    SECTION 3.28    Takeover Laws............................................20
    SECTION 3.29    Employee Stock Options...................................21
    SECTION 3.30    Accounting Matters.......................................21
    SECTION 3.31    Year 2000 Representation.................................21
    SECTION 3.32    Representations Not Misleading...........................21
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF COMPASS........................21
    SECTION 4.1     Organization and Authority...............................21
    SECTION 4.2     Authority Relative to Agreement..........................22
    SECTION 4.3     Financial Reports........................................22
    SECTION 4.4     Capitalization...........................................23
    SECTION 4.5     Consents and Approvals...................................23
    SECTION 4.6     Availability of Compass Common Stock.....................23
    SECTION 4.7     Regulatory Actions.......................................24
    SECTION 4.8     Takeover Laws............................................24
    SECTION 4.9     Accounting Matters.......................................24
    SECTION 4.10    Litigation...............................................24
    SECTION 4.11    Absence of Certain Changes...............................24
    SECTION 4.12    Representations Not Misleading...........................24
ARTICLE V. COVENANTS OF THE COMPANY..........................................24
    SECTION 5.1     Affirmative Covenants of the Company.....................24
    SECTION 5.2     Negative Covenants of the Company........................26
ARTICLE VI. ADDITIONAL AGREEMENTS............................................28
    SECTION 6.1     Due Diligence Review; Continuing Access To, and
                    Information Concerning, Properties and Records...........28
    SECTION 6.2     Filing of Regulatory Approvals...........................29
    SECTION 6.3     Miscellaneous Agreements and Consents....................29
    SECTION 6.4     Company Indebtedness.....................................29
    SECTION 6.5     Best Good Faith Efforts..................................29
    SECTION 6.6     Exclusivity..............................................29
    SECTION 6.7     Public Announcement......................................31
    SECTION 6.8     Employee Benefit Plans...................................31
    SECTION 6.9     Merger of Banks..........................................32
    SECTION 6.10    Environmental Investigation; Right to Terminate
                    Agreement................................................32
    SECTION 6.11    Proxies..................................................33
    SECTION 6.12    Exchange Agreement.......................................34
    SECTION 6.13    Director and Officer Indemnification.....................34
    SECTION 6.14    Exercise of Convertible Securities.......................35
    SECTION 6.15    Removal of Personal Property.............................35
    SECTION 6.16    Assignment of Name.......................................35
    SECTION 6.17    Actions Respecting Debentures............................35
    SECTION 6.18    Publication of 30 Days of Post Combination Results.......35
    SECTION 6.19    Right of First Refusal...................................35
ARTICLE VII. CONDITIONS TO CONSUMMATION OF THE MERGER........................35
    SECTION 7.1     Conditions to Each Party's Obligation to
                    Effect the Merger........................................35

    SECTION 7.2     Conditions to the Obligations of Compass and
                    Merger Sub to Effect the Merger..........................36
    SECTION 7.3     Conditions to the Obligations of the Company to
                    Effect the Merger........................................38
ARTICLE VIII. TERMINATION; AMENDMENT; WAIVER.................................39
    SECTION 8.1     Termination..............................................39
    SECTION 8.2     Special Compass Rights of Termination....................41
    SECTION 8.3     Effect of Termination....................................41
    SECTION 8.4     Amendment................................................42
    SECTION 8.5     Extension; Waiver........................................42
    SECTION 8.6     Termination Fee..........................................42
ARTICLE IX. SURVIVAL........................................................ 42
    SECTION 9.1     Survival of Representations and Warranties...............42
ARTICLE X. MISCELLANEOUS.................................................... 42
    SECTION 10.1    Expenses.................................................42
    SECTION 10.2    Brokers and Finders......................................43
    SECTION 10.3    Entire Agreement; Assignment.............................43
    SECTION 10.4    Further Assurances.......................................43
    SECTION 10.5    Enforcement of the Agreement.............................43
    SECTION 10.6    Severability.............................................43
    SECTION 10.7    Notices..................................................43
    SECTION 10.8    Governing Law............................................45
    SECTION 10.9    Descriptive Headings.....................................45
    SECTION 10.10   Parties in Interest......................................45
    SECTION 10.11   Counterparts.............................................45
    SECTION 10.12   Incorporation by References..............................45
    SECTION 10.13   Certain Definitions......................................45

ATTACHMENTS

         EXHIBITS

                  A.       Pooling Transfer Restrictions Agreement

                  B.       Exchange Agent Agreement

                  C.       Pooling of Interest Criteria

                  D.       Voting Agreement and Irrevocable Proxy

                  E.       Opinion of Counsel for the Company and the Banks

                  F.       Opinion of Counsel for Compass and Merger Sub

                  G.       Representations Certificate

                  H.       Noncompetition Agreement

                  I.       Release

                  J.       Release


                  K.       Officers with Knowledge


                  L.       Tradename Assignment


                  M.       Right of First Refusal


                  N.       Tax Opinion

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of August 23, 2000, by and between Compass Bancshares, Inc., a Delaware corporation ("Compass"), and FirsTier Corporation, a Colorado corporation ("Company").

         WHEREAS, Compass desires to affiliate with the Company and its wholly owned subsidiaries, FirsTier Bank, a Colorado banking corporation and Firstate Bank, a Nebraska banking corporation (collectively, the "Banks"), and the Company and the Banks desire to affiliate with Compass in the manner provided in this Agreement; and

         WHEREAS, Compass and the Company believe that the Merger (as defined herein) of the Company with an existing or to-be-formed subsidiary ("Merger Sub") of Compass incorporated under the laws of the State of Colorado, to be added as a party to this Agreement after the date hereof, in the manner provided by, and subject to the terms and conditions set forth in, this Agreement and all exhibits, schedules and supplements hereto is desirable and in the best interests of their respective institutions and shareholders; and

         WHEREAS, Compass, Merger Sub and the Company intend the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder; and

         WHEREAS, the respective boards of directors of the Company and Compass have approved this Agreement and the proposed transactions substantially on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.

                                   THE MERGER

         SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the Colorado Business Corporation Act (the "CBCA"), Merger Sub shall be merged with and into the Company (the "Merger") as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Merger Sub shall cease. Compass shall not be deemed a party to the Merger for the purposes of Article 7-111-106 of the CBCA.

         SECTION 1.2 EFFECTIVE TIME. The Merger shall be consummated by the filing by the Colorado Secretary of State of Articles of Merger, in the form required by and executed in accordance with the relevant provisions of the CBCA, and by the issuance of a Certificate of Merger by the Secretary of State of Colorado. (The date of such issuance and filing or such other time and date as may be specified in the Articles and Certificate of Merger shall be the "Effective Time").

         SECTION 1.3 CERTAIN EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Article 7-111-106 of the CBCA.

         SECTION 1.4 ARTICLES OF INCORPORATION AND BY-LAWS. The Articles of Incorporation and the By-Laws of the Company, in each case as in effect at the Effective Time, shall be the Articles of Incorporation and By-Laws of the Surviving Corporation.

         SECTION 1.5 DIRECTORS AND OFFICERS. The directors and officers of Merger Sub at the Effective Time shall be the directors and officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

         SECTION 1.6 CONVERSION OF SHARES.

         (a) Each share of the Company's common stock ("Company Common Stock" or "Shares"), issued and outstanding immediately prior to the Effective Time ("Common Shares Outstanding"), other than Dissenting Shares (as defined in
Section 2.1), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive the consideration payable as set forth below (the "Merger Consideration") to the holder of record thereof, without interest thereon, upon surrender of the certificate representing such Share. For the purposes of determining the number of Shares issued and outstanding, the number of Shares issued and outstanding shall be increased by the number and class of Shares that may be acquired upon exercise or conversion of any warrant, option, convertible debenture or other security entitling the holder thereof to acquire Shares which is in effect or outstanding prior to the Effective Time. At the Closing the Company shall calculate and certify to Compass the Common Shares Outstanding.

         (b) Each holder of Company Common Stock shall receive for each share of Company Common Stock held immediately prior to the Effective Time Merger Consideration equal to the quotient of 6,800,000 shares of Compass Common Stock, par value $2.00 per share ("Compass Common Stock"), divided by the Common Shares Outstanding. In no event, however, shall Compass be obligated to issue any more than 6,800,000 shares of Compass Common Stock in exchange for all outstanding Shares. The ratio of the number of shares of Compass Common Stock to be exchanged for each Share, respectively, shall be adjusted appropriately to reflect any stock dividends or splits with respect to Compass Common Stock, where the record date or payment occurs prior to the Effective Time.

         (c) Compass will not issue any certificates for any fractional shares of Compass Common Stock otherwise issuable pursuant to the Merger. In lieu of issuing such fractional shares, Compass shall pay cash to any holder of Shares otherwise entitled to receive such fractional share. Such cash payment shall be based on the average of the closing sale price for Compass Common Stock as reported by the NASDAQ National Market System for the twenty days of trading immediately preceding the fifth trading day prior to the Closing, as defined in Section 1.10 below ("Average Closing Price").

         (d) Each share of capital stock of Merger Sub issued and outstanding immediately before the Effective Time shall be converted into 8,218,064 shares of common stock of the Surviving Corporation.

         SECTION 1.7 SHAREHOLDERS' MEETING. The Company, acting through its Board of Directors, shall, in accordance with applicable law:

         (a) duly call, give notice of, convene and hold a meeting (the "Shareholders' Meeting") of its shareholders as soon as practicable for the purpose of approving and adopting this Agreement;

         (b) require no greater than the minimum vote required by applicable law or the Articles of Incorporation, if greater, of each class of the Shares in order to approve the Merger;

         (c) include in the Proxy Statement (defined in paragraph (d) below) the unanimous recommendation of its Board of Directors that the shareholders of the Company vote in favor of the approval and adoption of this Agreement, subject to the conditions of Section 6.6; and

         (d) use its best efforts (i) to obtain and furnish the information required to be included by it in the Proxy Statement and cause the Proxy Statement to be mailed to its shareholders at the earliest practicable time following the date of this Agreement, and (ii) to obtain the approval and adoption of the Merger by shareholders holding at least the minimum number of Shares of each class of the Shares entitled to vote at the Shareholders' Meeting to approve the Merger under applicable law or its Articles of Incorporation, if greater. The letter to shareholders, notice of meeting, proxy statement and form of proxy to be distributed to shareholders in connection with the Merger shall be in form and substance reasonably satisfactory to Compass, and are collectively referred to herein as the "Proxy Statement."

         SECTION 1.8 REGISTRATION OF THE COMPASS COMMON STOCK.

         (a) Compass shall prepare a registration statement on Form S-4 (the "Registration Statement") to be filed by Compass with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("Securities Act"), covering the shares of Compass Common Stock to be issued to Company shareholders in the Merger, including the proxy statement and prospectus and other proxy solicitation materials of the Company constituting a part thereof (the "Proxy Statement"). The Company agrees to cooperate, and to cause its Subsidiaries to cooperate, with Compass, its counsel and its accountants, in the preparation of the Registration Statement and the Proxy Statement; and provided that the Company and its Subsidiaries have cooperated as required above, Compass agrees to file the Registration Statement with the SEC as promptly as reasonably practicable and shall use reasonable efforts to cause such filing to occur on or before October 16, 2000, subject to the receipt of all necessary information on the part of the Company for inclusion in the Registration Statement and Proxy Statement. Each of the Company and Compass agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Compass also agrees to use all reasonable efforts to obtain, prior to or at the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the Merger contemplated by this Agreement. The Company agrees to furnish to Compass all information concerning the Company, its Subsidiaries, officers, directors and stockholders as may be requested in connection with the foregoing.

         (b) Each of the Company and Compass agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will not, at the date of mailing to the Company stockholders and at the time of the Shareholders' Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made will be false or misleading, with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of the Company and Compass further agrees that if it shall become aware prior to the Effective Time of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading to promptly inform the party thereof and to take the necessary steps to correct the Proxy Statement.

         (c) Compass agrees to advise the Company promptly after Compass receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Compass Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose or of any request by the SEC for the amendment or supplement of the Registration Statement.

         (d) Within 30 days after the date hereof, the Company shall enter into and cause each Company shareholder who is an "affiliate" (as defined in SEC Rule
405) of the Company to enter into with Compass a written agreement in substantially the form of Exhibit A attached hereto.

         SECTION 1.9 TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and the parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

         SECTION 1.10 CLOSING. Upon the terms and subject to the conditions hereof, as soon as practicable after the vote of the shareholders of the Company in favor of the approval and adoption of this Agreement has been obtained, and the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof, the Company and Merger Sub shall execute and deliver the Articles of Merger, as described in Section 1.2, and the parties hereto shall take all such other and further actions as may be required by law to make the Merger effective; provided, however, that the Effective Time shall not occur prior to January 1, 2001, unless otherwise agreed. Prior to the filing referred to in this Section, a closing (the "Closing") will be held at the office of Locke Liddell & Sapp LLP in Houston, Texas (or such other place as the parties may agree) for the purpose of confirming all of the foregoing.

         SECTION 1.11 MODIFICATION OF STRUCTURE. Notwithstanding any provision of this Agreement to the contrary, Compass may elect with the prior written consent of the Company (such consent not to be unreasonably withheld), subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby so long as (i) there are no material adverse federal income tax consequences to the shareholders of the Company as a result of such modification, (ii) the consideration to be paid to holders of Company Common Stock under this Agreement is not thereby changed in kind or reduced in amount solely because of such modification, (iii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals, and (iv) such modification will not adversely affect the rights, privileges, and preferences of the Company's Subordinated Debentures (as defined herein). In the event of such election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

                                  ARTICLE II.

                      DISSENTING SHARES; EXCHANGE OF SHARES

         SECTION 2.1 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have not voted such shares in favor of the Merger and who shall have delivered a written demand for payment of the fair value of such shares within the time and in the manner provided in Article 113 of the CBCA (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration provided in Section 1.6 of this Agreement, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment under the CBCA. If any such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration without any interest thereon.

         SECTION 2.2 EXCHANGE OF SHARES.

         (a) At or prior to the Effective Time, pursuant to an exchange agent agreement in substantially the form attached hereto as Exhibit B (the "Exchange Agreement"), Compass shall (i) deposit with Continental Stock Transfer and Trust Company (the "Exchange Agent") the shares of Compass Common Stock in the amounts provided in Section 1.6 to effect the exchange of Compass Common Stock for certificates formerly representing shares of Company Common Stock; and (ii) deposit or cause to be deposited with the Exchange Agent, prior to the Effective

Time cash in an aggregate amount estimated to be sufficient to make the cash payments in lieu of fractional shares of Compass Common Stock pursuant to
Section 1.6 hereof and to make the appropriate cash payments, if any, to holders of Dissenting Shares (such amounts being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions jointly given by the Company and Compass, promptly make the payments in lieu of fractional shares out of the Exchange Fund upon surrender of Shares in accordance with Section 2.2(b). Payments to dissenting shareholders shall be made as required by Article 113 of the CBCA. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement.

         (b) Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of an outstanding certificate or certificates which as of the Effective Time represented Shares (the "Certificates"), a form letter of transmittal approved by the Company and Compass (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor cash and Compass Common Stock in the amount provided in Section 1.6 hereof, and such Certificate shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon surrender of the Certificate and no dividend will be disbursed with respect to the shares of Compass Common Stock until the holder's Shares are surrendered in exchange therefor. If payment or delivery of Compass Common Stock is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment and delivery of Compass Common Stock to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.2, each Certificate (other than Certificates representing Dissenting Shares) shall represent for all purposes the right to receive the Merger Consideration without any interest thereon.

         (c) After the Effective Time, the stock transfer ledger of the Company shall be closed and there shall be no transfers on the stock transfer books of the Company of the Shares which were outstanding immediately prior to such time of filing. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be promptly presented to the Exchange Agent and exchanged as provided in this Article II.

         (d) Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the shareholders of the Company for six months after the Effective Time shall be paid to Compass, and the holders of Shares not theretofore presented to the Exchange Agent shall look to Compass only, and not the Exchange Agent, for the payment of any Merger Consideration in respect of such shares.

                                  ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby makes the representations and warranties set forth in this Article III to Compass. The Company will deliver to Compass a disclosure memorandum ("Company Disclosure Memorandum") referred to in this Article III on or prior to September 8, 2000. The Company agrees at the Closing to provide Compass and Merger Sub with a supplemental memorandum reflecting any changes thereto between the date of the Company Disclosure Memorandum and the date of the Closing.

         SECTION 3.1 ORGANIZATION AND QUALIFICATION. The Company is a Colorado corporation and a bank holding company under the Bank Holding Company Act of 1956, as amended, and is duly organized, validly existing and in good standing under the laws of the State of Colorado and all laws, rules, and regulations applicable to bank holding companies. FirsTier Bank is a Colorado banking corporation, duly organized, validly existing and in good standing under the laws of the State of Colorado, and is not a member of the Federal Reserve System. Firstate Bank is a Nebraska banking corporation, duly organized, validly existing and in good standing under the laws of the State of Nebraska and is not a member of the Federal Reserve System. Each of the Company and its Subsidiaries (as defined in Section 10.13(a)) has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease and operate its properties and assets as now owned, leased or operated. Except as set forth in Section 3.17 of the Company Disclosure Memorandum, the Company does not own or control any Affiliate (as defined in Section 3.17) other than the Bank.
Section 3.1 of the Company Disclosure Memorandum contains true and correct copies of the Articles of Incorporation or Association and Bylaws of the Company and its Subsidiaries, with all amendments thereto. The Company's Subsidiaries are duly qualified or licensed to do business and are in good standing in the States of their organization. The nature of the business of the Company and its Subsidiaries and their respective activities, as currently conducted, do not require them to be qualified to do business in any jurisdiction other than the States of their organization.

         SECTION 3.2 COMPANY CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists solely of (a) 50,000,000 shares of Company Common Stock, of which 7,718,064 shares are issued and outstanding and 500,000 shares are subject to options, and none of which are held in treasury and (b) 20,000,000 shares of Preferred Stock (the "Undesignated Preferred Stock"), none of which are issued or outstanding. Except as set forth in Section 3.2 of the Company Disclosure Memorandum, there are no outstanding subscriptions, options, convertible securities, rights, warrants, calls, or other agreements or commitments of any kind issued or granted by, or binding upon, the Company or its Subsidiaries to purchase or otherwise acquire any security of or equity interest in the Company or its Subsidiaries. Except as set forth in Section 3.2 of the Company Disclosure Memorandum, there are no outstanding subscriptions, options, rights, warrants, calls, convertible securities or other agreements or commitments obligating the Company to issue any shares of the Company, or to the knowledge of the Company, irrevocable proxies or any agreements restricting the transfer of or otherwise relating to shares of its capital stock of any class. All of the Shares that have been issued have been duly authorized, validly issued and are fully paid and non-assessable, and are free of preemptive rights. There are no restrictions applicable to the payment of dividends on the Shares except pursuant to the CBCA and applicable banking laws and regulations and all dividends declared prior to the date hereof have been paid.

         SECTION 3.3 SUBSIDIARY CAPITALIZATION; OTHER SECURITIES. All of the issued and outstanding shares of the capital stock of the Company's Subsidiaries
(i) are duly authorized, validly issued, fully paid and nonassessable, (ii) except as referred to in Section 3.3 of the Company Disclosure Memorandum are free and clear of any liens, claims, security interests and encumbrances of any kind, and (iii) there are no irrevocable proxies with respect to such shares and there are no outstanding or authorized subscriptions, options, warrants, calls, rights, or other agreements or commitments of any kind restricting the transfer of, requiring the issuance or sale of, or otherwise relating to any of such shares of capital stock to any person. The Company owns, directly, all of the issued and outstanding capital stock of its Subsidiaries. Set forth in Section
3.3 of the Company Disclosure Memorandum hereto is a list of all equity ownership (including, without limitation, any partnership or joint venture interest) by the Company or its Subsidiaries for the account of the Company or its Subsidiaries in any other person other than the Banks (the "Other Securities"). The Company or its Subsidiaries own each Other Security free and clear of any lien, encumbrance, security interest or charge. The Other Securities represent less than five percent of the outstanding equity securities of each such person.

         SECTION 3.4 AUTHORITY RELATIVE TO THE AGREEMENT. The Company has full corporate power and authority, and, except for the approval by the Company's shareholders, no further proceedings on the part of the Company are necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby which have been duly and validly authorized by its Board of Directors. This Agreement has been duly executed and delivered by the Company and is a duly authorized, valid, legally binding and enforceable obligation of the Company, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such shareholder approvals and such approval of regulatory agencies and other governmental authorities having authority over the Company as may be required by statute or regulation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation or breach of or default under the respective Articles of Incorporation or By-Laws of the Company or its Subsidiaries.

         SECTION 3.5 NO VIOLATION. Except as set forth in Section 3.5 of the Company Disclosure Memorandum, neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all of the transactions contemplated hereby, following the receipt of such approvals as may be required from the Company's shareholders, the SEC, the Federal Deposit Insurance Corporation ("FDIC"), the Board of Governors of the Federal Reserve System ("FRB"), the Colorado Division of Banking (the "Division"), the Nebraska Department of Banking and Finance (the "Department") and the Alabama Superintendent of Banks ("Superintendent") and the expiration or early termination of the waiting period under the HSR Act, will (i) violate (with or without the giving of notice or the passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to the Company or its Subsidiaries or (ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of the Company or its Subsidiaries pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which the Company or its Subsidiaries is a party or by which any of their assets or properties are subject or bound. Except as set forth in Section 3.5 of the Company Disclosure Memorandum, there are no proceedings pending or, to the knowledge of the Company or its Subsidiaries, threatened, against the Company, its Subsidiaries or involving the Shares, at law or in equity or before or by any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person which may result in liability to Compass or Merger Sub upon the consummation of the transactions contemplated hereby or which would prevent or delay such consummation. Except as set forth in Section 3.5 of the Company Disclosure Memorandum, or as contemplated hereby, the corporate existence, business organization, assets, licenses, permits, authorizations and contracts of the Company and its Subsidiaries will not be terminated or impaired by reason of the execution, delivery or performance by the Company of this Agreement or consummation by the Company of the transactions contemplated hereby, assuming the receipt of required shareholder and regulatory approvals.

         SECTION 3.6 CONSENTS AND APPROVALS. The Company's Board of Directors (at a meeting called and duly held) has unanimously resolved to recommend approval and adoption of this Agreement by the Company's shareholders. Except as described in Section 3.6 of the Company Disclosure Memorandum hereto, no prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of the Company in connection with the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby or the resulting change of control of its Subsidiaries, except the filing of the Articles of Merger under the CBCA, the Certificate of Merger, such approvals as may be required from the SEC, the FRB, the FDIC, the Division, the Department, the Superintendent and holders of Shares under the CBCA and the expiration or early termination of the waiting period under the HSR Act.

         SECTION 3.7 REGULATORY REPORTS. The Company and its Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made thereto, that are required to be filed with the FRB, the Division, the Department, the FDIC, or any other regulatory authority having jurisdiction over any such persons.

         SECTION 3.8 SEC STATUS; SECURITIES ISSUANCES. All issuances of securities by the Company and its Subsidiaries have been registered under the Securities Act, the Securities Acts of the States of Colorado and Nebraska, and all other applicable laws or were exempt from any such registration requirements. The Company and its Subsidiaries have made all filings required to be made in compliance with the Securities Act and the Exchange Act of 1934, as amended (the "Exchange Act"). None of the information contained in any filing by the Company or any Subsidiary is false or misleading with respect to any material fact, or omitted to state any material fact necessary in order to make the statements therein at the time such statements were made, in light of the circumstances under which they were made, not misleading.




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

         SECTION 3.9 FINANCIAL STATEMENTS. The Company has provided Compass with a true and complete copy of the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1999, and the related consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1999 and 1998, and will provide in Section 3.9 of the Company Disclosure Memorandum consolidating financial statements of the Company's Subsidiaries, and the consolidated balance sheets of the Company and its Subsidiaries as of March 31, 2000 and June 30, 2000 and the related consolidated statements of income, shareholders' equity and cash flows for the three - and six - month periods ended March 31 and June 30, 2000 and 1999 (such consolidated balance sheets and the related consolidated statements of income, shareholders' equity and cash flows are collectively referred to herein as the "Consolidated Financial Statements"), plus all consolidating financial statements for its Subsidiaries (collectively, with the Consolidated Financial Statements and the notes and schedules thereto, referred to as the "Financial Statements"). Except as described in the notes to the Consolidated Financial Statements, the Consolidated Financial Statements, including the consolidated balance sheets and the related consolidated statements of income, shareholders' equity and cash flows (including the related notes thereto) of the Company and its Subsidiaries, fairly present the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and changes in consolidated financial position of the Company and its Subsidiaries for the periods then ended, in conformity with Generally Accepted Accounting Principles ("GAAP") applied on a basis consistent with prior periods (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and the fact that they do not contain all of the footnote disclosures required by GAAP), except as otherwise noted therein, and the accounting records underlying the Consolidated Financial Statements accurately and fairly reflect in all material respects the transactions of the Company and its Subsidiaries. As of their dates, the Consolidated Financial Statements conformed, or will conform when delivered, in all material respects with all applicable rules and regulations promulgated by the SEC, the FRB, the Division, the Department, and the FDIC. Neither the Company nor its Subsidiaries have any liabilities or obligations of a type which should be included in or reflected on the Financial Statements if prepared in accordance with GAAP, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except as and to the extent disclosed or reflected in the Financial Statements. The Company will provide Compass with the unaudited consolidated and unconsolidated balance sheets of the Company and its Subsidiaries as of the end of each month hereafter, prepared on a basis consistent with prior periods and promptly following their availability, the Company will provide Compass with the Reports of Condition and Statements of Income ("Call Reports") of its Subsidiaries for all periods ending after June 30, 2000. The Company and its Subsidiaries have no off balance sheet liabilities associated with financial derivative products or potential liabilities associated with financial derivative products.

         SECTION 3.10 ABSENCE OF CERTAIN CHANGES. Except as and to the extent set forth in Section 3.10 of the Company Disclosure Memorandum, since June 30, 2000 (the "Balance Sheet Date") neither the Company nor any of its Subsidiaries has:

         (a) made any amendment to its Articles of Incorporation or Association or Bylaws or changed the character of its business in any material manner;

         (b) suffered any Material Adverse Effect (as defined in Section 10.13(b));

         (c) entered into any agreement, commitment or transaction except in the ordinary course of business and consistent with prudent banking practices;

         (d) except in the ordinary course of business and consistent with prudent banking practices, incurred, assumed or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise);

         (e) permitted or allowed any of its property or assets to be subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than statutory liens not yet delinquent) except in the ordinary course of business and consistent with prudent banking practices;

         (f) except in the ordinary course of business and consistent with prudent banking practices, canceled any debts, waived any claims or rights, or sold, transferred, or otherwise disposed of any of its properties or assets;

         (g) disposed of or permitted to lapse any rights to the use of any trademark, service mark, trade name or copyright, or disposed of or disclosed to any person other than its employees or agents, any trade secret not theretofore a matter of public knowledge;

         (h) except for regular salary increases granted in the ordinary course of business within the Company's or its Subsidiaries' 2000 budgets and consistent with prior practices, granted any increase in compensation or paid or agreed to pay or accrue any bonus, percentage compensation, service award, severance payment or like benefit to or for the credit of any director, officer, employee or agent, or entered into any employment or consulting contract or other agreement with any director, officer, or employee or adopted, amended or terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan, program or agreement maintained by the Company or its Subsidiaries, for the directors, employees or former employees of the Company or its Subsidiaries ("Employee Benefit Plan");

         (i) directly or indirectly declared, set aside or paid any dividend or made any distribution in respect to its capital stock or redeemed, purchased or otherwise acquired, or arranged for the redemption, purchase or acquisition of, any shares of its capital stock or other of its securities, except for dividends paid to the Company by its Subsidiaries;

         (j) organized or acquired any capital stock or other equity securities or acquired any equity or ownership interest in any person (except through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, the ownership of which does not expose the Company or its Subsidiaries to any liability from the business, operations or liabilities of such person);

         (k) issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its capital stock;

         (l) made any or acquiesced with any change in any accounting methods, principles or practices except changes required by changes in GAAP or regulatory requirements;

         (m) experienced any material adverse change in relations with customers or clients of the Company or its Subsidiaries in the aggregate;

         (n) except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment, other than in the ordinary course of business and consistent with prudent banking practices; or

         (o) agreed, whether in writing or otherwise, to take any action the performance of which would change the representations contained in this Section
3.10 in the future so that any such representation would not be true in all material respects as of the Closing.

         SECTION 3.11 COMPANY INDEBTEDNESS. Section 3.11 of the Company Disclosure Memorandum contains true and complete copies of all loan documents ("Company Loan Documents") related to indebtedness of the Company and its Subsidiaries, other than deposits ("Company Indebtedness"), and will make available to Compass all material correspondence concerning the status of Company Indebtedness.

         SECTION 3.12 LITIGATION. Except as set forth in Section 3.12 of the Company Disclosure Memorandum, there are no actions, suits, claims, investigations, reviews or other proceedings pending or, to the knowledge of the Company or its Subsidiaries, threatened against the Company or any of its Subsidiaries or involving any of their respective properties or assets, at law or in equity or before or by any foreign federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or other instrumentality or person or any board of arbitration or similar entity ("Proceeding"). The Company will notify Compass immediately in writing of any Proceedings against the Company or its Subsidiaries other than mechanic's liens arising in the ordinary course of business in respect of the loan assets of the Company and its Subsidiaries.

         SECTION 3.13 TAX MATTERS. The Company and its Subsidiaries have duly and timely filed all tax returns that they were required to file (the "Filed Returns"). All such Filed Returns were correct and complete in all material respects. The Company and its Subsidiaries have paid, or have established adequate reserves for the payment of, all federal income taxes and all state and local income taxes and all franchise, property, sales, employment, foreign or other taxes required to be paid with respect to the periods covered by the Filed Returns. None of the Company or its Subsidiaries currently is the beneficiary of any extension of time within which to file any tax return. With respect to the periods for which returns have not yet been filed, the Company and its Subsidiaries have established adequate reserves determined in accordance with GAAP for the payment of all federal income taxes and all state and local income taxes and all franchise, property, sales, employment, foreign or other taxes. Except as described in Section 3.13 of the Company Disclosure Memorandum, the Company and its Subsidiaries have no direct or indirect liability for the payment of federal income taxes, state and local income taxes, and franchise, property, sales, employment or other taxes in excess of amounts paid or reserves established. There are no liens for any taxes on any assets of the Company or its Subsidiaries except for liens for taxes not yet due or for taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP. Except as set forth in Section 3.13 of the Company Disclosure Memorandum, the Company has not entered into any tax sharing agreement or other agreement regarding the allocation of the tax liability of the Company or the Banks or similar arrangement with its other Subsidiaries. Section 3.13 of the Company Disclosure Memorandum contains a copy of each Filed Return relating to periods beginning on and after January 1, 1997 and each amended return filed for any period for which statutory periods of limitation have not expired. Except as set forth in Section 3.13 of the Company Disclosure Memorandum, neither the Company nor its Subsidiaries have filed any Internal Revenue Service ("IRS") Forms 1139 (Application for Tentative Refund). Except as set forth in Section 3.13 of the Company Disclosure Memorandum, there are no pending questions raised in writing by the IRS or other taxing authority for taxes or assessments of the Company or its Subsidiaries, nor are there any outstanding agreements, or waivers extending the statutory period of limitation applicable to any tax assessment or deficiency against the Company or its Subsidiaries for any period. The Company and its Subsidiaries have withheld and paid over all taxes to the proper governmental authorities all amounts required to be so withheld and paid over in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. Except as set forth in Section 3.13 of the Company Disclosure Memorandum, the Company and its Subsidiaries are neither obligated to make any payments nor are they parties to any agreement that under certain circumstances could obligate them to make any payments that will not be deductible under Section 280G of the Code. Except as disclosed in
Section 3.13 of the Company Disclosure Memorandum, the Company and its Subsidiaries have never agreed to make, nor is the Company or its Subsidiaries required to make, any adjustment under Section 481(a) of the Code by reason of a change in the method of accounting or otherwise. The Company and its Subsidiaries have not, with regard to any assets held, acquired or to be acquired, filed a consent to the application of Section 341(f) of the Code. None of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Except as set forth in Section 3.13 of the Company Disclosure Memorandum, none of the Company and its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was the Company) or (ii) has any liability for the taxes of any person (other than any of the Company and its Subsidiaries) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. Neither the Company nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. There has not been an ownership change, as defined in Section 382(g) of the Code, of the Company or its Subsidiaries that occurred during or after any taxable period in which the Company or its Subsidiaries incurred an operating loss that carries over to any taxable period ending after the fiscal year of the Company or its Subsidiaries immediately preceding the date of this Agreement. For the purposes of this Agreement, the term "tax" shall include all federal, state, local and foreign taxes and related governmental charges and any interest or penalties payable in connection with the payment of taxes.

         SECTION 3.14 EMPLOYEE BENEFIT PLANS. With respect to all employee benefit plans and programs in which employees of the Company or its Subsidiaries participate the following are true and correct:

         (a) Section 3.14(a) of the Company Disclosure Memorandum lists each "employee welfare benefit plan" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by the Company or its Subsidiaries or any entity which is a member of a controlled group or affiliated service group with the Company or any of its Subsidiaries under ERISA Section 4001 or Section 414 of the Code (such Subsidiaries and entities collectively, "ERISA Affiliates") or to which the Company or ERISA Affiliates contribute or are required to contribute, including any multiemployer welfare plan (such employee welfare benefit plans being hereinafter collectively referred to as the "Welfare Benefit Plans") and sets forth (i) the amount of any liability of the Company or ERISA Affiliates for contributions more than thirty days past due with respect to each Welfare Benefit Plan as of the date hereof and as of the end of any subsequent month ending prior to the Closing and (ii) the annual cost attributable to each of the Welfare Benefit Plans; no Welfare Benefit Plan provides for continuing benefits or coverage for any participant, beneficiary or former employee after such participant's or former employee's termination of employment except as may be required by Section 4980B of the Code and Sections 601-608 of ERISA;

         (b) Section 3.14(b) of the Company Disclosure Memorandum lists each "employee pension benefit plan" (as defined in Section 3(2) of ERISA and not exempted under Section 4(b) or 201 of ERISA) maintained by the Company or an ERISA Affiliate or to which the Company or ERISA Affiliates contribute or are required to contribute, including any multiemployer plan (as defined in Section 3(37) of ERISA) (such employee pension benefit plans being hereinafter collectively referred to as the "Pension Benefit Plans");

         (c) Section 3.14(c) of the Company Disclosure Memorandum lists each deferred compensation plan, bonus plan, stock option plan, employee stock purchase plan, restricted stock, excess benefit plan, incentive compensation, stock bonus, cash bonus, severance pay, golden parachute, life insurance, all nonqualified deferred compensation arrangements, rabbi trusts, cafeteria plans, dependent care plans, all unfunded plans and any other employee benefit plans or programs, agreements, arrangements or commitments not required under a previous subsection to be listed (other than normal policies concerning holidays, vacations and salary continuation during short absences for illness or other reasons) maintained by the Company or ERISA Affiliates (referred to as "Other Programs");

         (d) All of the Pension Benefit Plans and Welfare Benefit Plans and any related trust agreements or annuity contracts (or any other funding instruments) and all Other Programs comply currently in all material respects, and have complied in all material respects in the past, both as to form and operation, to the extent applicable, with the provisions of ERISA, the Code and with all other applicable laws, rules and regulations governing the establishment and operation of the Pension Benefit Plans, Welfare Benefit Plans and all Other Programs; all necessary governmental approvals relating to the establishment of the Pension Benefit Plans have been obtained; and with respect to each Pension Benefit Plan that is intended to be tax-qualified under Section 401(a) or 403(a) of the Code, a favorable determination letter as to the qualification under the Code of each such Pension Benefit Plan and each material amendment thereto has been issued by the Internal Revenue Service (and nothing has occurred since the date of the last such determination letter which resulted in, or is likely to result in the revocation of such determination);

         (e) Each Welfare Benefit Plan, each Pension Benefit Plan and each Other Program has been administered in compliance in all material respects with the requirements of the Code, ERISA and all other applicable laws, and all reports and disclosures required by ERISA, the Code and any other applicable laws with respect to each Welfare Benefit Plan, each Pension Benefit Plan and each Other Program have been timely filed;

         (f) On or after January 1, 1975, neither the Company, any Company Subsidiary nor any plan fiduciary of any Welfare Benefit Plan or Pension Benefit Plan has engaged in any transaction in violation of Section 406 of ERISA (for which transaction no exemption exists under Section 408 of ERISA) or in any "prohibited transaction" as defined in Section 4975(c)(1) of the Code (for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code);

         (g) Neither the Company nor any ERISA Affiliate is, or has been within the past five years, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Pension Benefit Plan subject to the provisions of Title IV of ERISA, nor has the Company or any ERISA Affiliate maintained or participated in any employee pension benefit plan (defined in Section 3(2) of ERISA) subject to the provision of Title IV of ERISA. In addition, neither the Company nor any ERISA Affiliate (i) is a party to a collective bargaining agreement, (ii) has maintained or contributed to, or has participated in or agreed to participate in, a multiemployer plan (as defined in Section 3(37) of ERISA), or (iii) has made a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in
Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA);

         (h) True and complete copies of each Welfare Benefit Plan, each Pension Benefit Plan and each Other Program, related trust agreements or annuity contracts (or any other funding instruments), summary plan descriptions, the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Benefit Plan, the most recent application for a determination letter from the Internal Revenue Service with respect to each Pension Benefit Plan and Annual Reports on Form 5500 Series filed with any governmental agency for each Welfare Benefit Plan, Pension Benefit Plan and Other Program for the three most recent plan years, have been furnished to Compass;

         (i) All Welfare Benefit Plans, Pension Benefit Plans, and Other Programs related trust agreements or annuity contracts (or any other funding instruments), are legally valid and binding and in full force and effect and there are no promised increases in benefits (whether expressed, implied, oral or written) under any of these plans nor any obligations, commitments or understandings to continue any of these plans (whether expressed, implied, oral or written) except as required by Section 4980B of the Code and Sections 601-608 of ERISA;

         (j) There are no claims pending with respect to, or under, any Pension Benefit Plan, Welfare Benefit Plan or any Other Program, other than routine claims for plan benefits, and there are no disputes or litigation pending or, to the knowledge of the Company or its Subsidiaries, threatened with respect to any such plans;

         (k) No action has been taken, nor has there been a failure to take any action that would subject the Company, or to the knowledge of the Company any other person or entity, to any liability for any income, excise or other tax or penalty in connection with any Pension Benefit Plan, Welfare Benefit Plan or any Other Program, other than for income taxes due with respect to benefits paid; and

         (l) Except as otherwise set forth in Section 3.14(l) of the Company Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any payment to be made by the Company or any ERISA Affiliate (including, without limitation, severance, unemployment compensation, golden parachute (defined in Section 280G of the Code), or otherwise) becoming due to any employee, director or consultant, or (ii) increase any benefits otherwise payable under any Welfare Benefit Plan, Pension Benefit Plan, or any Other Program.

         SECTION 3.15 EMPLOYMENT MATTERS. Except as disclosed in Section 3.15 of the Company Disclosure Memorandum, neither the Company nor any Company Subsidiary is a party to any oral or written contracts or agreements granting benefits or rights to employees or any collective bargaining agreement or to any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency which requires equal employment opportunities or affirmative action in employment. There are no unfair labor practice complaints pending against the Company or any Company Subsidiary before the National Labor Relations Board and no similar claims pending before any similar state, local or foreign agency. To the knowledge of the Company, there is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of the Company or any Company Subsidiary, nor of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any such employees. The Company and its Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither the Company nor its Subsidiaries are engaged in any unfair labor practice.

         SECTION 3.16 LEASES, CONTRACTS AND AGREEMENTS. Section 3.16 of the Company Disclosure Memorandum sets forth an accurate and complete description of all leases, subleases, licenses, contracts, instruments, and agreements to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound which obligate or may obligate the Company or any Company Subsidiary for an amount in excess of $50,000 per lease, sublease, license, contract, instrument, or agreement over the entire term of any such agreement or any leases, subleases, licenses, contracts, instruments, or agreements with a current term of one year or longer (the "Contracts"). Section
3.16 of the Company Disclosure Memorandum contains true and correct copies of all Contracts. For the purposes of this Agreement, the Contracts shall be deemed not to include loans made by, repurchase agreements made by, spot foreign exchange transactions of, bankers acceptances of, agreements with customers of the Banks for trust services, or deposits by the Company or its Subsidiaries, but does include unfunded loan commitments and letters of credit issued by the Company or its Subsidiaries where the borrowers' total direct and indirect indebtedness to its Subsidiaries is in excess of $50,000. Except as set forth in
Section 3.16 of the Company Disclosure Memorandum, no participations or loans have been sold which have buy back, recourse or guaranty provisions which create contingent or direct liabilities of the Company or its Subsidiaries. All of the Contracts are legal, valid and binding obligations of the parties to the

Contracts enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable principles, and are in full force and effect. Except as described in Section 3.16 of the Company Disclosure Memorandum, all rent and other payments by the Company and its Subsidiaries under the Contracts are current, there are no existing defaults by the Company or its Subsidiaries under the Contracts and no termination, condition or other event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default. The Company and each of its Subsidiaries has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all mortgages, pledges, liens, encumbrances and security interests.
Section 3.16 of the Company Disclosure Memorandum sets forth a complete and accurate description of all termination fees and penalties for all Contacts.
Schedule 3.16 of the Company Disclosure Memorandum further sets forth the amount of all termination fees and penalties for all Contracts in the event such Contracts are terminated as of the date of this Agreement. The Company will provide Compass true and correct copies of the Contracts during the Due Diligence Period (as defined in Section 6.1(a) below).

         SECTION 3.17 RELATED COMPANY TRANSACTIONS. Except as set forth in
Section 3.17 of the Company Disclosure Memorandum, there are no agreements, instruments, commitments, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between or among the Company, whether on its own behalf or in its capacity as trustee or custodian for the funds of any employee benefit plan (as defined in ERISA), and any of its Affiliates (including its Subsidiaries). The term "Affiliate" as used in this Agreement means, with respect to any person, any person that, directly or indirectly, controls, is controlled by, or is under common control with, such person in question. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

         SECTION 3.18 COMPLIANCE WITH LAWS. Except as set forth in Section 3.18 of the Company Disclosure Memorandum, neither the Company nor any of its Subsidiaries is in default in respect to or is in violation of (i) any judgment, order, writ, injunction or decree of any court or (ii) in any material respect, any statute, law, ordinance, rule, order or regulation of any governmental department, commission, board, bureau, agency or instrumentality, federal, state or local, including (for purposes of illustration and not limitation) capital and FRB reserve requirements, capital ratios and loan limitations of the FRB, the OCC, the FDIC or the Commissioner; and the consummation of the transactions contemplated by this Agreement will not constitute such a default or violation as to the Company or any of its Subsidiaries. The Company and its Subsidiaries have all permits, licenses, and franchises from governmental agencies required to conduct their businesses as they are now being conducted.

         SECTION 3.19 INSURANCE. The Company and its Subsidiaries have in effect the insurance coverage (including fidelity bonds) described in Section 3.19 of the Company Disclosure Memorandum and have had similar types of insurance in force for the last 5 years. Except as described in Section 3.19 of the Company Disclosure Memorandum, there have been no claims under such bonds within the last 5 years and neither the Company nor its Subsidiaries is aware of any facts which would form the basis of a claim under such bonds. Neither the Company nor its Subsidiaries has any reason to believe that the existing fidelity coverage would not be renewed by its carrier on substantially the same terms. Section 3.19 of the Company Disclosure Memorandum contains true and accurate copies of the policies and declaration pages evidencing such insurance coverage.

         SECTION 3.20 LOANS. Each loan reflected as an asset in the Financial Statements is the legal, valid and binding obligation of the obligor of each loan, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable principles; provided, however, that no representation or warranty is made as to the collectibility of such loans. The Company's Subsidiaries do not have in their portfolios any loan exceeding their legal lending limit, and except as disclosed in Section 3.20 of the Company Disclosure Memorandum, the Company's Subsidiaries have no known significant delinquent, substandard, doubtful, loss, nonperforming or problem loans.

         SECTION 3.21 FIDUCIARY RESPONSIBILITIES. The Company and its Subsidiaries have performed in all material respects all of their respective duties as a trustee, custodian, guardian or as an escrow agent in a manner which complies in all material respects with all applicable laws, regulations, orders, agreements, instruments and common law standards.

         SECTION 3.22 PATENTS, TRADEMARKS AND COPYRIGHTS. Except as set forth in
Section 3.22 of the Company Disclosure Memorandum, neither the Company nor its Subsidiaries require the use of any material patent, patent application, invention, process, trademark (whether registered or unregistered), trademark application, trade name, service mark, copyright, or any material trade secret for the business or operations of the Company or its Subsidiaries. The Company and its Subsidiaries own or are licensed or otherwise have the right to use the items listed in Section 3.22 of the Company Disclosure Memorandum.

         SECTION 3.23 ENVIRONMENTAL COMPLIANCE. Except as set forth in Section
3.23 of the Company Disclosure Memorandum:

         (a) The Company, its Subsidiaries and any Property owned or operated by any of them have been and are in compliance with all applicable Environmental Laws (as defined in Section 10.13(c)). There is no past or present event, condition or circumstance that could (1) interfere with the conduct of the business of the Company or its Subsidiaries in the manner now conducted relating to such entity's compliance with Environmental Laws, (2) constitute a violation of, or serve as the basis of liability pursuant to, any Environmental Law or (3) which could have a Material Adverse Effect upon the Company or any Company Subsidiary.

         (b) The Company, its Subsidiaries, and their Properties have not been, and are not now subject to any actual or, to the knowledge of the Company or any Company Subsidiary, any potential or threatened Proceeding pursuant to any Environmental Law and neither the Company nor any Company Subsidiary has received any notice (whether from any regulatory body or private person) of any actual or alleged violation of, or liability pursuant to, any Environmental Law.

         (c) There is no Property for which the Company or any Company Subsidiary is or was required to obtain any permit, license, or other authorization under RCRA, FWPCA, TSCA, CAA, or any state or local counterparts to any of the foregoing.

         (d) Neither the Company nor any Company Subsidiary has generated any Hazardous Substances for which it was required under an Environmental Law to execute any hazardous waste disposal manifest.

         (e) There are no underground or above ground storage tanks on or under any Property nor any Hazardous Substances (except for asbestos containing material ("ACM")) at, in, on, under or emanating from any Property in any quantity or concentration exceeding any standard or limit established pursuant to any Environmental Law.

         (f) There is no ACM present in any Controlled Property except non-friable ACM which can be managed in place in compliance with Environmental Laws without air monitoring, removal or encapsulation and which is managed under and in compliance with an operations and maintenance program.

         (g) For purposes of this Section 3.23 and Section 6.10, "Property" includes (1) any property (whether real or personal) which the Company or any Company Subsidiary currently or in the past has leased, operated or owned or managed in any manner including without limitation any property acquired by foreclosure or deed in lieu thereof ("Controlled Property") and (2) property now held as security for a loan or other indebtedness by the Company or any Company Subsidiary or property currently proposed as security for loans or other credit the Company or any Company Subsidiary is currently evaluating whether to extend or has committed to extend ("Collateral Property"). With respect to any Collateral Property, the representations of this Section 3.23 shall be limited to the knowledge of the Company. With respect to any Controlled Property formerly leased, operated, owned or managed by the Company or any Company Subsidiary, the representations of this Section 3.23 shall be construed to relate to conditions, events, facts or circumstances which existed, occurred or commenced prior to the latest date of any leasehold interest, operation, ownership or management of such Controlled Property by the Company or any Company Subsidiary.

         SECTION 3.24 REGULATORY ACTIONS. Except as set forth in Section 3.24 of the Company Disclosure Memorandum, there are no actions or proceedings pending or, to the knowledge of the Company and its Subsidiaries, threatened against the Company or its Subsidiaries by or before the SEC, the FRB, the FDIC, the Division, the Department, the Environmental Protection Agency, the Colorado Department of Health and Environment, the Nebraska Department of Environmental Quality, or any other nation or government, any state or political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Except as set forth in Section 3.24 of the Company Disclosure Memorandum, neither the Company nor any of its Subsidiaries are subject to a formal or informal agreement, memorandum of understanding, enforcement action with or any type of financial assistance by any regulatory authority having jurisdiction over such entity. Neither the Company nor any of its Subsidiaries have taken or agreed to take any action or has knowledge of any fact or circumstance that would materially impede or delay receipt of any required regulatory approval. Except as set forth in
Section 3.24 of the Company Disclosure






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

Memorandum, the Company and its Subsidiaries have not received or been made aware of any complaints or inquiries under the Community Reinvestment Act, the Fair Housing Act, the Equal Credit Opportunity Act or any other state or federal anti-discrimination fair lending law and, to the knowledge of the Company and its Subsidiaries, there is no fact or circumstance that would form the basis of any such complaint or inquiry.

         SECTION 3.25 TITLE TO PROPERTIES; ENCUMBRANCES. Except as set forth in
Section 3.25 of the Company Disclosure Memorandum or for such encumbrances arising by operation of law, the Company and each of its Subsidiaries has unencumbered, good, legal, and indefeasible title to all its properties and assets, real and personal, including, without limitation, all the properties and assets reflected in the Financial Statements except for those properties and assets disposed of for fair market value in the ordinary course of business and consistent with prudent banking practice since the date of the Financial Statements. Except as set forth in Section 3.25 of the Company Disclosure Memorandum, the Company has a title policy in full force and effect from a title insurance company which, to the best of Company's knowledge, is solvent, insuring good and indefeasible title to all real property owned by the Company and its Subsidiaries in favor of the Company or its Subsidiaries, whichever is applicable. The Company has made available to Compass all of the files and information in the possession of the Company or its Subsidiaries concerning such properties, including any title exceptions which might affect indefeasible title or value of such property. The Company and its Subsidiaries each hold good and legal title or good and valid leasehold rights to all assets that are necessary for them to conduct their respective businesses as they are currently being conducted. Except as set forth in Section 3.25 of the Company Disclosure Memorandum, the Company owns all furniture, equipment, art and other property used to transact business presently located on its premises. Except as set forth in Section 3.25 of the Company Disclosure Memorandum, no Property has been deed recorded or otherwise been identified in public records or should have been recorded or so identified as containing Hazardous Substances.

         SECTION 3.26 SHAREHOLDER LIST. The Company has provided to Compass as of the date of this Agreement a list of the holders of Shares and the holders of any outstanding warrant, option, convertible debenture or other security entitling the holder thereof to acquire Shares as of the date hereof containing the names, addresses and number of Shares or such other securities held of record, which is accurate in all respects as of such date, and the Company will promptly, and in any event prior to the mailing of the Proxy Statement, advise Compass of any significant changes thereto.

         SECTION 3.27 DISSENTING SHAREHOLDERS. The Company and its Subsidiaries, and their respective directors, have no knowledge of any plan or intention on the part of any Company shareholders to make written demand for payment of the fair value of such Shares in the manner provided in Article 113 of the CBCA.

         SECTION 3.28 TAKEOVER LAWS. This Agreement and the Merger contemplated hereby are not subject to the requirements of any "moratorium," "control share," "fair price," "affiliate transactions," "business combination" or other antitakeover laws and regulations of any state applicable to the Company or any of its Subsidiaries.

         SECTION 3.29 EMPLOYEE STOCK OPTIONS. Except as set forth in Section
3.29 of the Company Disclosure Memorandum, there are no Company employee stock option plans or provisions in any other plan, program, or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Company Subsidiary.

         SECTION 3.30 ACCOUNTING MATTERS. Neither the Company nor any of its affiliates has taken or agreed to take any action that would prevent Compass from accounting for the business combination to be effected by the Merger as a pooling of interests, including, without limitation, any action inconsistent with the provisions of Exhibit C hereto.

         SECTION 3.31 YEAR 2000 REPRESENTATION. All software, firmware, hardware, equipment, microprocessing chips and other data processing devices and services (both as a recipient and as a provider), capabilities and facilities utilized by, and material to the business operations or financial condition of, the Company and its Subsidiaries are or will be able to record and process all calendar dates (whether before, in or after the year 2000) correctly and will be able to communicate with other applicable systems to accept date data in a manner that resolves any ambiguities as to century in a properly defined manner (collectively, "Year 2000 Compliant"). The Company and its Subsidiaries have adequately assessed the Year 2000 Compliant status of all vendors, suppliers, service providers and business partners or venturers ("Critical Third Parties") whose goods, services or business activities are material to the business operations or financial condition of the Company or its Subsidiaries.

         SECTION 3.32 REPRESENTATIONS NOT MISLEADING. No representation or warranty by the Company in this Agreement, nor any written statement, summary, exhibit or schedule furnished to Compass or Merger Sub by the Company or its Subsidiaries under and pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF COMPASS

         Compass hereby makes the representations and warranties set forth in this Article IV to the Company.

         SECTION 4.1 ORGANIZATION AND AUTHORITY.

         (a) Compass is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to conduct its business as now conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement.

         (b) Compass is a financial holding company under the Bank Holding Company Act of 1956, as amended, and in good standing under all laws, rules and regulations applicable to bank holding companies. Compass is duly qualified or licensed and in good standing in each






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

jurisdiction which requires such qualification where it owns or leases properties or conducts business.

         SECTION 4.2 AUTHORITY RELATIVE TO AGREEMENT. Compass has full corporate power and authority and no further corporate proceedings on the part of Compass are necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby, all of which have been duly and validly authorized by Compass' Board of Directors. This Agreement has been duly executed and delivered by Compass and is a duly authorized, valid, legally binding and enforceable obligation of Compass, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such shareholder approvals and such approval of regulatory agencies and other governmental authorities having authority over Compass as may be required by statute or regulation. Compass is not in violation of or default under its Certificate of Incorporation or By-Laws or any agreement, document or instrument under which Compass is obligated or bound, or any law, order, judgment, injunction, award, decree, statute, rule, ordinance or regulation applicable to Compass or any of its Subsidiaries, the violation or breach of which could have a Material Adverse Effect on Compass and its Subsidiaries taken as a whole. Except as set forth in Section 4.2 of the disclosure memorandum provided by Compass to the Company ("Compass Disclosure Memorandum"), neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all the transactions contemplated hereby, following the receipt of such approvals as may be required from the SEC, the OCC, the FRB, the FDIC, the Commissioner and the Superintendent and the expiration or early termination of the waiting period under the HSR Act will (i) violate (with or without the giving of notice or passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to Compass, or (ii) be in conflict with, result in a breach or termination of any provision of, cause acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of Compass pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which Compass is a party or by which any of its assets or properties are bound. Except as set forth in Section 4.2 of the Compass Disclosure Memorandum, there are no proceedings pending or, to the knowledge of Compass, threatened, against Compass, at law or in equity or before any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person which may result in liability to the Company or its Subsidiaries on the consummation of the transactions contemplated hereby or which would prevent or delay such consummation. Except as set forth in Section
4.2 of the Compass Disclosure Memorandum, or as contemplated hereby, the corporate existence, business, organization, assets, licenses, permits, authorizations and contracts of Compass will not be terminated or impaired by reason of the execution, delivery or performance by Compass of this Agreement or consummation by Compass of the transactions contemplated hereby, assuming receipt of the required regulatory approvals.

         SECTION 4.3 FINANCIAL REPORTS. Compass has previously furnished the Company a true and complete copy of (i) the 1999 Annual Report to Shareholders, which Report (the "Compass 1999 Annual Report") includes, among other things, consolidated balance sheets of Compass and its Subsidiaries as of December 31, 1999 and 1998, the related consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1999, 1998 and 1997 and (ii) Compass' quarterly reports on Form 10-Q for the quarters ended March 31, and June 30, 2000 (the "Quarterly Reports") which reports includes among other things unaudited balance sheets of Compass and its Subsidiaries as of March 31, and June 30, 2000 and 1999, respectively, and the related unaudited consolidated statements of income and cash flows for the three and six-month periods ending March 31, and June 30, 2000 and 1999. The financial statements contained in the Compass 1999 Annual Report and such Quarterly Reports have been prepared in conformity with GAAP applied on a basis consistent with prior periods. The consolidated balance sheets of Compass and its subsidiaries as of December 31, 1999 and 1998 contained in the Compass 1999 Annual Report fairly present the consolidated financial condition of Compass and its Subsidiaries as of the dates thereof, and the related consolidated statements of income, shareholders' equity and cash flows of Compass and its Subsidiaries contained therein fairly present the results of operations and cash flows thereof for the fiscal years then ended. The unaudited consolidated financial statements of Compass and its Subsidiaries as of March 31, and June 30, 2000 and 1999, contained in Compass' Quarterly Reports, fairly present the financial condition, the results of operations and changes in cash flows thereof as of such dates and for the periods indicated. For the purposes of this Agreement, all financial statements referred to in this
Section 4.3 shall be deemed to include any notes to such financial statements. Compass has made all filings required to be made in compliance with the Exchange Act. None of the information contained in the Compass 1999 Annual Report or Compass' Quarterly Reports is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.4 CAPITALIZATION. The shares of Compass Common Stock to be issued pursuant to this Agreement, when so issued, will be duly and validly authorized and issued, fully paid and nonassessable, and not issued in violation of any preemptive rights. As of July 31, 2000, Compass had 120,899,291 shares of common stock, $2.00 per share par value, issued and outstanding. None of the shares of Compass Common Stock to be issued pursuant to this Agreement will be subject to any lien, charge, encumbrance, claim, rights of others, mortgage, pledge or security interest, and none will be subject to any agreements or understandings among any persons with respect to the voting or transfer of such shares of Compass Common Stock except as contemplated hereby.

         SECTION 4.5 CONSENTS AND APPROVALS. No prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of or by Compass in connection with the execution, delivery and performance by Compass of this Agreement and the transactions contemplated hereby or the resulting change in control of the Company and its Subsidiaries, except the filing of Articles of Merger under the CBCA, and such approvals as may be required from the SEC, the FRB, the Division, the Department, the Superintendent and the FDIC and the expiration or early termination of the waiting period under the HSR Act.

         SECTION 4.6 AVAILABILITY OF COMPASS COMMON STOCK. Compass has available a sufficient number of authorized and unissued shares of Compass Common Stock to pay the Merger Consideration, and Compass will not take any action during the term of this Agreement






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

that will cause it not to have a sufficient number of authorized and unissued shares of Compass Common Stock to pay the Merger Consideration.

         SECTION 4.7 REGULATORY ACTIONS. Neither Compass nor any of its Subsidiaries have taken any action or agreed to take any action or has knowledge of any fact or circumstance that would materially impede or delay receipt of any required regulatory approval by Compass of the Merger or the other transactions contemplated by this Agreement.

         SECTION 4.8 TAKEOVER LAWS. This Agreement and the Merger contemplated hereby are not subject to the requirements of any "moratorium," "control share," "fair price," "affiliate transactions," "business combination" or other antitakeover laws and regulations of any state applicable to Compass or any of its Subsidiaries.

         SECTION 4.9 ACCOUNTING MATTERS. Neither Compass nor any of its affiliates has taken or agreed to take any action that would prevent Compass from accounting for the business combination to be effected by the Merger as a pooling of interests, including, without limitation, any action inconsistent with the provisions of Exhibit C hereto.

         SECTION 4.10 LITIGATION. There are no material Proceedings pending, or to the knowledge of Compass or its Subsidiaries, threatened against Compass or its Subsidiaries or involving any of their respective properties or assets which are required to be disclosed, but have not been so disclosed, in filings required to be made with the SEC pursuant to the Exchange Act.

         SECTION 4.11 ABSENCE OF CERTAIN CHANGES. Since June 30, 2000, no event has occurred or circumstances arisen that, individually, or taken together, with all other facts, circumstances and events, would have required a filing with the SEC pursuant to the Exchange Act which has not been so filed.

         SECTION 4.12 REPRESENTATIONS NOT MISLEADING. No representation or warranty by Compass in this Agreement, nor any written statement or exhibit furnished to the Company under and pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE V.

                            COVENANTS OF THE COMPANY

         SECTION 5.1 AFFIRMATIVE COVENANTS OF THE COMPANY. For so long as this Agreement is in effect, the Company shall, and shall use its best efforts to cause its Subsidiaries (collectively, the "Acquired Companies") to, from the date of this Agreement to the Closing, except as specifically contemplated by this Agreement:

         (a) operate and conduct the businesses of the Acquired Companies in the ordinary course of business and consistent with prudent banking practices;

         (b) preserve intact the Acquired Companies' corporate existence, business organization, assets, licenses, permits, authorizations, and business opportunities;

         (c) comply with all material contractual obligations applicable to the Acquired Companies' operations;

         (d) maintain all the Acquired Companies' properties in good repair, order and condition, reasonable wear and tear excepted, and maintain the insurance coverages described in Section 3.19 of the Company Disclosure Memorandum (which shall list all Property insured by such coverages) or obtain comparable insurance coverages from reputable insurers which, in respect to amounts, types and risks insured, are adequate for the business conducted by the Acquired Companies and consistent with the existing insurance coverages;

         (e) in good faith and in a timely manner (i) cooperate with Compass and Merger Sub in satisfying the conditions in this Agreement, (ii) assist Compass and Merger Sub in obtaining as promptly as possible all consents, approvals, authorizations and rulings, whether regulatory, corporate or otherwise, as are necessary for Compass and Merger Sub and the Company (or any of them) to carry out and consummate the transactions contemplated by this Agreement, including all consents, approvals and authorizations required by any agreement or understanding existing at the Closing between the Company and any governmental agency or other third party, (iii) furnish information concerning the Acquired Companies not previously provided to Compass required for inclusion in any filings or applications that may be necessary in that regard and (iv) perform all acts and execute and deliver all documents necessary to cause the transactions contemplated by this Agreement to be consummated at the earliest possible date;

         (f) timely file with the SEC, the FRB, the Division, the Department, and the FDIC, all financial statements and other reports required to be so filed by any of the Acquired Companies and to the extent permitted by applicable law, promptly thereafter deliver to Compass copies of all financial statements and other reports required to be so filed;

         (g) comply in all material respects with all applicable laws and regulations, domestic and foreign;

         (h) promptly notify Compass upon obtaining knowledge of any default, event of default or condition with which the passage of time or giving of notice would constitute a default or an event of default under the Company Loan Documents and promptly notify and provide copies to Compass of any material written communications concerning the Company Loan Documents;

         (i) between the date of this Agreement and Closing, promptly give written notice to Compass upon obtaining knowledge of any event or fact that would cause any of the representations or warranties of the Company contained in or referred to in this Agreement to be untrue or misleading in any material respect;

         (j) deliver to Compass a list, dated as of the Effective Time, showing
(i) the name of each bank or institution where the Acquired Companies have accounts or safe deposit boxes, (ii) the name(s) in which such accounts or boxes are held and (iii) the name of each person authorized to draw thereon or have access thereto;

         (k) deliver to Compass a list, dated as of the Effective Time, showing all liabilities and obligations of the Acquired Companies, except those arising in the ordinary course






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

of their respective businesses, incurred since the Balance Sheet Date, certified by an officer of Company;

         (l) shall continue to have contingency plans for cash availability and liquidity sources;

         (m) promptly notify Compass of any material change or inaccuracies in any data previously given or made available to Compass or Merger Sub pursuant to this Agreement; and

         (n) provide access, to the extent that the Company or its Subsidiaries have the right to provide access, to any or all Property (as defined in Section 3.23) so as to enable Compass to physically inspect any structure or components of any structure on such Property, including without limitation surface and subsurface testing and analyses.

         SECTION 5.2 NEGATIVE COVENANTS OF THE COMPANY. Except with the prior written consent of Compass or as otherwise specifically permitted by this Agreement, the Company will not and will use its best efforts not to permit the Banks, or any other Subsidiary of the Company, to, from the date of this Agreement to the Closing:

         (a) make any amendment to its articles of incorporation or association or bylaws;

         (b) make any change in the methods used in allocating and charging costs, except as may be required by applicable law, regulation or GAAP and after notice to Compass;

         (c) make any change in the number of shares of the capital stock issued and outstanding, or issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its capital stock;

         (d) contract to create any obligation or liability (absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with prudent banking practices;

         (e) contract to create any mortgage, pledge, lien, security interest or encumbrances, restrictions, or charge of any kind (other than statutory liens for which the obligations secured thereby shall not become delinquent), except in the ordinary course of business and consistent with prudent banking practices;

         (f) cancel any debts, waive any claims or rights of value or sell, transfer, or otherwise dispose of any of its material properties or assets, except in the ordinary course of business consistent with prudent banking practices;

         (g) sell any real estate owned as of the date of this Agreement or acquired thereafter, which real estate qualifies as "other real estate owned" under accounting principles applicable to it, except in the ordinary course of business and consistent with prudent banking practices and applicable banking laws and regulations;

         (h) dispose of or permit to lapse any rights to the use of any material trademark, service mark, trade name or copyright, or dispose of or disclose to any person other than its employees any material trade secret not theretofore a matter of public knowledge;

         (i) except for the proposed bonuses ("Bonuses") and stay-to-pay payments, each of which is described in Section 5.2(i) of the Company Disclosure Memorandum, and except as otherwise set forth in Section 3.10 of the Company Disclosure Memorandum and except for regular salary increases and year-end bonuses granted in the ordinary course of business within the Company or its Subsidiaries' 2000 budgets and consistent with prior practices, grant any increase in compensation or directors' fees, or pay or agree to pay or accrue any bonus or like benefit to or for the credit of any director, officer, employee or other person or enter into any employment, consulting or severance agreement or other agreement with any director, officer or employee, or adopt, amend or terminate any Employee Benefit Plan or change or modify the period of vesting or retirement age for any participant of such a plan;

         (j) declare, pay or set aside for payment any dividend or other distribution or payment in respect of shares of its capital stock, except for dividends from the Banks to the Company;

         (k) except through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, acquire the capital stock or other equity securities or interest of any person;

         (l) make any capital expenditure or series of capital expenditures in excess of $100,000 in the aggregate;

         (m) make any income tax or franchise tax election or settle or compromise any federal, state, local or foreign income tax or franchise tax liability, or, except in the ordinary course of business consistent with prudent banking practices, make any other tax election or settle or compromise any other federal, state, local or foreign tax liability;

         (n) except for negotiations and discussions between the parties hereto relating to the transactions contemplated by this Agreement or as otherwise permitted hereunder, enter into any transaction, or enter into, modify or amend any contract or commitment other than in the ordinary course of business and consistent with prudent banking practices;

         (o) except as contemplated by this Agreement, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization or business combination of the Company or any of its Subsidiaries;

         (p) issue any certificates of deposit except in the ordinary course of business and in accordance with prudent banking practices;

         (q) make any investments except in the ordinary course of business and in accordance with prudent banking practices;

         (r) modify, amend, waive or extend either the Company Loan Documents or any rights under such agreements;

         (s) modify any outstanding loan, make any new loan, or acquire any loan participation, unless such modification, new loan, or participation is made in the ordinary course of business and in accordance with prudent banking practices;

         (t) sell or contract to sell any part of the Company's or its Subsidiaries' premises;

         (u) change any fiscal year or the length thereof;

         (v) take or agree to take any action that would prevent Compass from accounting for the business combination to be effected by the Merger as a pooling of interests, including, without limitation, any action inconsistent with the provisions of Exhibit C hereto;

         (w) prepay in whole or in part the Company Indebtedness; or

         (x) enter into any agreement, understanding or commitment, written or oral, with any other person which is in any manner inconsistent with the obligations of the Company and its directors and its Subsidiaries under this Agreement or any related written agreement. Nothing contained in this Section
5.2 or in Section 5.1 is intended to influence the general management or overall operations of the Company or its Subsidiaries in a manner not permitted by applicable law and the provisions thereof shall automatically be reduced in compliance therewith.

                                  ARTICLE VI.

                              ADDITIONAL AGREEMENTS

         SECTION 6.1 DUE DILIGENCE REVIEW; CONTINUING ACCESS TO, AND INFORMATION CONCERNING, PROPERTIES AND RECORDS.

         (a) The Company acknowledges that, as of the date of this Agreement, it has not permitted Compass to perform a complete pre-acquisition due diligence review. Upon execution hereof, Compass shall be entitled forthwith to commence its due diligence review of the books, records and operations of the Company and its Subsidiaries, including, but not limited to, a review of the loan portfolios, other real estate owned and classified assets, investment portfolios and properties, to verify the quality of such assets, the adequacy of any allowances or reserves which have been provided against them and the reasonableness of earnings projections, growth projections and sustained earnings prospects after consummation of the Merger at reasonable growth rates; provided, however, that such review shall be completed on September 22, 2000 (the "Due Diligence Period"). The scope of Compass' due diligence during the Due Diligence Period shall be subject to such restrictions as mutually agreed to by Compass and the Company. Due diligence, at the Company or its Subsidiaries' locations, during the Due Diligence Period shall be at such times as determined by the Company. Nothing in this Section 6.1(a) shall be construed to limit the right of Compass to continue its due diligence review through the Effective Time pursuant to any other provisions of this Agreement.

         (b) During the pendency of the transactions contemplated hereby, the Company shall, to the extent permitted by law, give Compass, its legal counsel, accountants and other representatives full access, during normal business hours, throughout the period prior to the Closing, to all of the Company's and its Subsidiaries' properties, books, contracts, commitments and records, permit Compass to make such inspections (including without limitation physical inspection of the surface and subsurface of any property thereof and any structure thereon) as they may require and furnish to Compass during such period all such information concerning the Company and its Subsidiaries and their affairs as Compass may reasonably request. All information disclosed by the Company to Compass which is confidential and is so identified to Compass as confidential shall be held confidential by Compass and its representatives, except to the extent counsel to Compass has advised it such information is required to or should be disclosed in filings with regulatory agencies or governmental authorities or in proxy materials delivered to shareholders of the Company. In the event this Agreement is terminated pursuant to the provisions of Article VIII, upon the written request of the Company, Compass agrees to destroy or return to the Company all copies of such confidential information.

         SECTION 6.2 FILING OF REGULATORY APPROVALS. As soon as reasonably practicable, Compass and the Company shall use their reasonable efforts to file all notices and applications to the FRB, the Division, the Department, the Superintendent, and the FDIC which Compass deems necessary or appropriate to complete the transactions contemplated herein, including the merger of the Banks and Compass Bank ("Compass Bank") and all filings and notices required pursuant to the HSR Act and in requesting early termination of any applicable waiting period under the HSR Act. Compass shall be responsible for paying the filing fee for any filing or notices required pursuant to the HSR Act. Compass will deliver to the Company and its counsel, and the Company will deliver to Compass and its counsel, copies of all non-confidential portions of any such applications.

         SECTION 6.3 MISCELLANEOUS AGREEMENTS AND CONSENTS. Subject to the terms and conditions of this Agreement, Compass and the Company agree to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date hereof, the transactions contemplated by this Agreement. Compass and the Company shall use their respective best efforts to obtain or cause to be obtained consents of all third parties and governmental and regulatory authorities necessary or desirable for the consummation of the transactions contemplated herein.

         SECTION 6.4 COMPANY INDEBTEDNESS. Prior to the Effective Time, the Company shall pay all regularly scheduled payments on all Company Indebtedness and shall cooperate with Compass in taking such actions as are reasonably appropriate or necessary in connection with the redemption, prepayment, modification, satisfaction or elimination of any outstanding indebtedness of the Company or its Subsidiaries with respect to which a consent is required to be obtained to effectuate the Merger and the transactions contemplated by this Agreement and has not been so obtained.

         SECTION 6.5 BEST GOOD FAITH EFFORTS. All parties hereto agree that the parties will use their best good faith efforts to secure all regulatory approvals necessary to consummate the Merger and other transactions provided herein and to satisfy the other conditions to Closing contained herein on or before January 31, 2001.

         SECTION 6.6 EXCLUSIVITY. (a) The Company agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents and advisors and





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

affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Acquisition Proposal. It shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties. The Company shall promptly advise Compass following the receipt by the Company or any of its Subsidiaries of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise Compass of any developments with respect to such Acquisition Proposal immediately upon the occurrence thereof. For purposes of this Section 6.6 an "Acquisition Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination or similar transaction involving the Company or its Subsidiaries or any proposal or offer to purchase or acquire in any manner all or a majority of the voting ownership, beneficial ownership or right to vote securities in, or a majority of the assets or deposits of the Company or any of its Subsidiaries, other than the transaction contemplated by this Agreement, provided, however, that nothing contained in this Section 6.6 shall prohibit the Board of Directors of the Company from furnishing information to, or entering into discussions, negotiations or an agreement with, any person or entity that makes an unsolicited Acquisition Proposal after the date hereof if, and only to the extent that the Board of Directors of the Company, after consultation with outside counsel, concludes in good faith that such action is necessary for the Board of Directors of the Company, to comply with its fiduciary duties to its shareholders under applicable law.

         (b) The Board of Directors of the Company shall not (i) withdraw or modify the approval or recommendation by such Board of Directors of this Agreement or the Merger, (ii) approve or recommend an Acquisition Proposal or
(iii) enter into any agreement with respect to any Acquisition Proposal, unless the Company receives an Acquisition Proposal and (A) the Board of Directors of the Company concludes in good faith (after consultation with its financial advisors) that such acquisition proposed would constitute a Superior Proposal, and (B) the Board of Directors of the Company concludes in good faith, after consultation with outside counsel, that in order to comply with its fiduciary duties to its shareholders under applicable law it is necessary for the Board of Directors to withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend such Acquisition Proposal or enter into an agreement with respect to such Acquisition Proposal. Notwithstanding anything contained in this Agreement to the contrary, any action by the Board of Directors permitted by this Section 6.6(b) shall not constitute a breach of this Agreement by the Company.

         (c) For purposes of this Agreement, "Superior Proposal" means a bona fide Acquisition Proposal made by a third person that the Board of Directors of the Company determines in its good faith judgment to be more favorable to the Company's stockholders than the Merger (taking into account, in good faith, the written opinion, with only customary qualifications, of the Company's independent financial advisor that the value of the consideration to the Company's stockholders provided for in such proposal exceeds the value of the consideration to the Company's stockholders provided for in the Merger) and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of the Company (taking into account, in good faith, the written advice of the Company's independent financial advisor), is reasonably capable of being obtained by such third person.





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

         SECTION 6.7 PUBLIC ANNOUNCEMENT. Subject to written advice of counsel with respect to legal requirements relating to public disclosure of matters related to the subject matter of this Agreement, the timing and content of any announcements, press releases or other public statements concerning the proposal contained herein will occur upon, and be determined by, the mutual consent of the Company and Compass.

         SECTION 6.8 EMPLOYEE BENEFIT PLANS. Compass presently intends that, after the Effective Time, Compass, the Company and its Subsidiaries will not make additional contributions to the employee benefit plans that were sponsored by the Company or an ERISA Affiliate immediately prior to the Effective Time. Compass agrees that the employees of the Company and its Subsidiaries who are retained as employees of Compass or Compass Bank will be entitled to participate as newly hired employees in the employee benefit plans and programs maintained for employees of Compass and its affiliates, in accordance with the respective terms of such plans and programs, and Compass shall take all actions necessary or appropriate to facilitate coverage of the Company's and its Subsidiaries' employees in such plans and programs from and after the Effective Time, subject to the following:

         (i) Employee Welfare Benefit Plans and Programs: Each employee of the Company and its Subsidiaries retained by Compass will be entitled to credit for prior service with the Company and its Subsidiaries for all purposes under the employee welfare benefit plans and other employee benefit plans and programs (other than those described in subparagraph (ii) below and any stock option plans) sponsored by Compass to the extent the Company or any of its Subsidiaries sponsored a similar type of plan which the Company or Company Subsidiary employee participated in immediately prior to the Effective Time. To the extent permitted under Compass' existing insurance contracts, any preexisting condition exclusion applicable to such plans and programs shall be waived with respect to any such Company or Company Subsidiary employee. For purposes of determining each Company or Company Subsidiary employees' benefit for the year in which the Merger occurs under the Compass vacation program, any vacation taken by a Company or Company Subsidiary employee preceding the Effective Time for the year in which the Merger occurs will be deducted from the total Compass vacation benefit available to such employee for such year. Compass agrees that for purposes of determining the number of vacation days available with respect to each Company employee for the year in which the Merger occurs, that the number of vacation days for such year shall be determined under the Company or its Subsidiaries vacation policies in effect as of January 1, 1999.

         (ii) Employee Pension Benefit Plans: Each Company and Company Subsidiary employee retained by Compass shall be entitled to credit for past service with the Company and its Subsidiaries for the purpose of satisfying any eligibility or vesting periods applicable to the Compass employee pension benefit plans which are subject to Sections 401(a) and 501(a) of the Code (including, without limitation, the Compass 401(k)/ESOP Plan). Notwithstanding the foregoing, Compass shall not grant any prior years of service credit to employees of the Company and its Subsidiaries with respect to any defined benefit pension plans sponsored (or contributed to) by Compass; instead, Company and Company Subsidiary employees shall be treated as newly hired employees of Compass as of the date following the Effective Time for purposes of determining eligibility, vesting and benefit accruals thereunder.

         On or before, but effective as of the Effective Time, the Company and its ERISA Affiliates may take such actions as may be necessary to cause each individual employed by the Company and its Subsidiaries immediately prior to the Effective Time to have a fully vested and nonforfeitable interest in such employee's account balance under the 401(k) plan sponsored by the Company as of the Effective Time.

         SECTION 6.9 MERGER OF BANKS. Compass presently intends to cause the Banks to merge into Compass Bank immediately after the Effective Time, and the Company agrees to cause the Banks and its other Subsidiaries to execute documents and take actions (conditioned on the Merger being effective) and otherwise cooperate with Compass during the time the Merger transaction is pending in order to facilitate such merger of the Banks into Compass Bank immediately after the Closing.

         SECTION 6.10 ENVIRONMENTAL INVESTIGATION; RIGHT TO TERMINATE AGREEMENT.

         (a) Compass and its consultants, agents and representatives, shall have the right, at the sole cost and expense of Compass, to the same extent that the Company and its Subsidiaries have such right, but not the obligation or responsibility, to inspect any Property, including, without limitation, for the purpose of conducting asbestos surveys and sampling, and other environmental assessments and investigations ("Environmental Inspections"). Compass' right to conduct Environmental Inspections shall include the right to sample and analyze air, sediment, soil and groundwater of any Property to the same extent that the Company or its Subsidiaries have such right. Compass may conduct such Environmental Inspections at any time subject to Section 6.10(c) below.

         (b) Using an approach and scope which is equivalent to the environmental policies of Compass, the Company and its Subsidiaries shall cause to be performed, and subsequently evaluate the results of, an environmental investigation of any Property acquired, leased, foreclosed, managed or controlled by the Company or its Subsidiaries, or in which the Company or its Subsidiaries acquires a security interest, in each case between the date hereof and the Closing Date, and the scope and results of which shall be acceptable to Compass in its sole reasonable discretion.

         (c) Compass shall notify the Company of any Environmental Inspections of Property which it intends to conduct, and the Company may place reasonable restrictions on the time of such inspections. Upon Compass' notification to the Company of the Property upon which it intends to conduct such physical inspections, the Company and its Subsidiaries shall notify the owner of such Property and use their best efforts to secure access to such Property for Compass. Compass shall notify the Company on or prior to the 102nd day after the date hereof of any Properties that, in the sole discretion of Compass, are not acceptable and require further assessment, remediation, correction, or monitoring ("Environmental Response").

         (d) (1) With respect to any Controlled Property that Compass has notified the Company is not acceptable and requires Environmental Response, the Company shall promptly prepare a remediation plan acceptable to Compass, and use best efforts to obtain approval of such remediation plan by the Colorado Department of Health and Environment, the Nebraska Department of Environmental Quality, or any other appropriate governmental authority

("Environmental Regulatory Authority"), if approval is necessary, and implement the same on or prior to Closing.

               (2) On or before the expiration of the Due Diligence Period, Compass agrees to notify the Company of any Collateral Property the environmental condition of which Compass believes may require Environmental Response, and any increase in loan loss reserve which Compass believes is appropriate in light of the environmental condition of such Collateral Property. With respect to any such Collateral Property, the Company agrees promptly to, and shall cause the Company's Subsidiaries to, add to their respective loan loss reserves the lesser of (a) the addition to loan loss reserve proposed by Compass, or (b) the outstanding balance of the loan or indebtedness secured by such Collateral Property. If the addition to loan loss reserve proposed by Compass would exceed 80% of the outstanding balance of such loan or indebtedness, the Company will, and will cause its Subsidiaries to, increase their respective loan loss reserves by the outstanding amount of the loan or indebtedness.

               (3) Notwithstanding the foregoing, and without limiting any rights of Compass to terminate this Agreement, the Company shall not be obligated to incur aggregate expenditures in excess of $500,000 in connection with Environmental Response, preparing and obtaining approval by the appropriate Environmental Regulatory Authority of remediation plans with respect to Controlled Properties, and in connection with making allocations to the Company's and its Subsidiaries' loan loss reserves.

         (e) Each party hereto agrees to indemnify and hold harmless the other party for any claims for damage to the Property or injury or death to persons in connection with any Environmental Inspection of the Property to the extent such damage, injury or death is directly attributable to the negligent actions or negligent omissions of such indemnifying party. Compass shall have no liability or responsibility of any nature whatsoever for the results, conclusions or other findings related to any Environmental Inspection. If this Agreement is terminated, then except as otherwise required by law, Compass shall have no obligation to make any reports to any governmental authority of the results of any Environmental Inspection, but such reporting shall remain the responsibility of and within the discretion of the Company. Compass shall have no liability to the Company or its Subsidiaries for making any report of such results to any governmental authority.

         (f) The Company agrees to make available to Compass and its consultants, agents and representatives all documents and other material relating to environmental conditions of the Property in its possession including, without limitation, the results of all other environmental inspections and surveys. The Company also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with Compass and shall be entitled to certify the same in favor of Compass and its consultants, agents and representatives in such a manner which will entitle Compass to rely upon such reports and make all other data available to Compass and its consultants, agents and representatives. At the written request of the Company, Compass agrees to provide the Company with a copy of all environmental reports prepared by its consultants as a result of the Environmental Inspections.

         SECTION 6.11 PROXIES. The Company acknowledges that the persons listed in Schedule 6.11 have agreed that they will vote the Shares owned by them in favor of this

Agreement and the transactions contemplated hereby, subject to required regulatory approvals, and that they will retain the right to vote such Shares during the term of this Agreement and have given Compass a proxy to vote such Shares in favor of the Merger if they should fail to do so, pursuant to a Voting Agreement and Irrevocable Proxy in substantially the form attached hereto as Exhibit D.

         SECTION 6.12 EXCHANGE AGREEMENT. Immediately prior to the Effective Time, the Company and Compass agree to enter into, and Compass agrees to cause Merger Sub to enter into, the Exchange Agreement with the Exchange Agent, or if the Exchange Agent refuses to serve as exchange agent, such other exchange agent as shall be mutually agreed to by the Company and Compass.

         SECTION 6.13 DIRECTOR AND OFFICER INDEMNIFICATION.

         (a) Following the Effective Time and for a period of five years thereafter, Compass shall indemnify, defend, and hold harmless the present and former directors, officers and employees of the Company and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses, including reasonable attorneys' fees, judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, or investigative, arising out of actions or omissions accruing at or prior to the Effective Time) including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that the Company and its Subsidiaries are permitted to indemnify (and advance expenses to) its directors, officers and employees under the Company's and its Subsidiaries' Articles of Incorporation, the Company's and the Subsidiaries' By-laws and indemnification agreements between the Company and any of its Subsidiaries and their respective directors and officers, as in effect on the date hereof; provided that any determination required to be made with respect to whether an officer's, director's, or employee's conduct complies with the standard set forth under the Company's Articles, the Company's and the Subsidiaries' By-laws, and other indemnification agreements between the Company or its Subsidiaries and their respective directors and officers shall be made by independent counsel (which shall not be counsel that provides material services to Compass, the Company or the person seeking indemnification hereunder) selected by Compass and reasonably acceptable to such officer or director or employee. The indemnification provisions currently contained in the Articles of Incorporation, Bylaws and written agreements of the Company and its Subsidiaries shall not be amended after the date hereof.

         (b) Any Indemnified Party wishing to claim indemnification under
Section 6.14(a) upon learning of any action, claim, suit, proceeding or investigation described above shall promptly notice Compass thereof; provided, that the failure to so notify shall not affect the obligations of Compass under
Section 6.13(a) unless and to the extent that Compass is actually prejudiced as a result of such failure.

         (c) If Compass or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provisions shall be made so that the successors and assigns of Compass shall assume the obligations set forth in this Section 6.13.

         (d) Compass agrees that the Company and its Subsidiaries may obtain "tail coverage" or extended reporting period coverage under their existing director's and officer's liability policies or other similar coverage for a period of two years following the Effective Time; provided, however, that the annual premium expense for such coverage shall not exceed 125% of the Company's current annual premium.

         SECTION 6.14 EXERCISE OF CONVERTIBLE SECURITIES. The Company shall use its best efforts to cause each holder of outstanding warrants, options, rights, convertible debentures or other securities entitling the holder thereof to acquire Shares (collectively, the "Convertible Securities") to exercise or convert such Convertible Securities in full prior to the Effective Time.

         SECTION 6.15 REMOVAL OF PERSONAL PROPERTY. On or before the Closing Date, Joel H. Wiens may remove his personally owned property from the premises of the Company and the Banks.

         SECTION 6.16 ASSIGNMENT OF NAME. Compass agrees to execute and deliver at Closing an assignment of rights in the name "FirsTier" pursuant to a tradename assignment in substantially the form of Exhibit L attached hereto.

         SECTION 6.17 ACTIONS RESPECTING DEBENTURES. Compass and the Company agree to take such actions as are necessary to satisfy the requirements of the Indenture relating to the FW Capital I 9.375% Junior Subordinated Debentures ("Company Subordinated Debentures") in the event of a business combination between the Company and Compass.

         SECTION 6.18 PUBLICATION OF 30 DAYS OF POST COMBINATION RESULTS. Compass shall publish at the earliest opportunity following the first full calendar month after the Effective Time combined financial results of Compass and the Company covering 30 days of post combination operations so as to permit Company Affiliates and Compass Affiliates to sell immediately after such publication shares of Compass Common Stock under the rules applicable to "pooling of interests" accounting treatment; provided, however, that Compass shall not be required to so publish financial results if the Effective Time occurs in the second month of any calendar quarter.

         SECTION 6.19 RIGHT OF FIRST REFUSAL. Subject to its permissibility under pooling-of-interests accounting, Compass agrees to execute and deliver at Closing a right of first refusal in substantially the form of Exhibit M attached hereto in favor of Joel Wiens with respect to a sale by Compass of Firstate Bank.

                                  ARTICLE VII.

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         SECTION 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:





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

         (a) the receipt of regulatory approvals (including, without limitation, pursuant to the HSR Act), which approvals shall not have imposed any condition or requirement which in the judgment of Compass would adversely impact the economic or business benefits of the transactions contemplated by this Agreement or otherwise would in the judgment of Compass be so burdensome as to render inadvisable the consummation of the Merger, and the expiration or early termination of any applicable waiting period with respect thereto or under the HSR Act;

         (b) the Closing will not violate any injunction, order or decree of any court or governmental body having competent jurisdiction;

         (c) the approval of the Merger by the Company's shareholders entitled to vote at the Shareholders' Meeting;

         (d) a registration statement covering the Compass Common Stock to be issued in the Merger shall be effective under the Securities Act and any applicable state securities or "blue sky" acts and no stop order suspending the effectiveness of such registration statement shall be in effect and no proceedings for such purpose, or any proceedings under the SEC or applicable state securities authorities rules with respect to the transactions contemplated hereby, shall be pending before or threatened by the SEC or any applicable state securities or blue sky authorities;

         (e) the shares of Compass Common Stock to be issued in the Merger shall have been approved for listing on the NASDAQ, subject to official notice of issuance; and

         (f) Compass and the Company shall have received an opinion of counsel from counsel to Compass in substantially the form attached hereto as Exhibit N to the effect that on the basis of certain facts, representations, and opinions set forth in such opinion that the Merger will qualify as a reorganization under
Section 368(a) of the Code. In rendering such opinion, such counsel may require and rely upon and may incorporate by reference representations and covenants, including those contained in certificates of officers and/or directors of Compass, Merger Sub, the Company and others.

         SECTION 7.2 CONDITIONS TO THE OBLIGATIONS OF COMPASS AND MERGER SUB TO EFFECT THE MERGER. The obligations of Compass and Merger Sub to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

         (a) all representations and warranties of the Company shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing;

         (b) the Company shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to the Effective Time;

         (c) there shall not have occurred a Material Adverse Effect with respect to the Company or its Subsidiaries;

         (d) the directors of the Company and its Subsidiaries shall have delivered to Compass an instrument in the form of Exhibit I attached hereto dated the Effective Time releasing the Company and its Subsidiaries from any and all claims of such directors (except as to their deposits and accounts, and as to their rights of indemnification pursuant to the Articles of Incorporation, Association or Bylaws of the Company and the Bank) and shall have delivered to Compass their resignations as directors of the Company and its Subsidiaries;

         (e) the officers of the Company and its Subsidiaries shall have delivered to Compass an instrument in the form of Exhibit I attached hereto dated the Effective Time releasing the Company and its Subsidiaries from any and all claims of such officers (except as to deposits and accounts and accrued compensation permitted by their respective agreements with the Company or its Subsidiaries and as to their rights of indemnification pursuant to the Articles of Incorporation, Association or Bylaws of the Company and the Bank);

         (f) Compass shall have received the opinions of counsel to the Company acceptable to it as to the matters set forth on Exhibit D attached hereto;

         (g) the holders of no more than the lesser of (i) 10% of the Shares or
(ii) such number of Shares that shall not disqualify the Merger for pooling-of-interest accounting treatment, shall have demanded or be entitled to demand payment of the fair value of their shares as dissenting shareholders;

         (h) Compass shall have received a letter from Arthur Andersen, LLP, dated on or before September 22, 2000 ("Initial Pooling Letter") and a letter from Arthur Andersen, LLP dated as of the Effective Time, each to the effect that the Merger will qualify for pooling-of-interests accounting treatment if closed and consummated in accordance with this Agreement;

         (i) the aggregate principal amount of all Company Indebtedness shall not exceed $48,000,000 (exclusive of Federal Home Loan Bank borrowings, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business and consistent with prudent banking practices);

         (j) Compass shall have received from holders of the Company's capital stock receiving at least 50% of the total Merger Consideration a representation that they have no plan or intention to sell or otherwise dispose of (i) shares of the Company prior to and in connection with the Merger to the Company or Compass or any party related to the Company or Compass and (ii) shares of Compass Common Stock received pursuant to the Merger to Compass or any party related to Compass;

         (k) Compass shall have received from holders of the Company's capital stock who are proposed to receive Bonuses as disclosed in the Company Disclosure Memorandum representations (i) that they have no plan or intention to sell or otherwise dispose of (A) shares of the Company prior to and in connection with the Merger to the Company or Compass or any party related to the Company or Compass, and (B) shares of Compass Common Stock received pursuant to the Merger to Compass or any party related to Compass, and (ii) that the Bonuses were separately bargained for at arms-length and do not represent additional consideration for the acquisition of the Company capital stock;

         (l) the Company shall have delivered to Compass a schedule of all transactions in the capital stock (or instruments exercisable for or convertible into capital stock) of the Company





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

of which the Company has knowledge from and including the date of this Agreement through the Effective Time;

         (m) Compass shall have determined, in its sole judgment, that the liabilities and obligations listed by the Company pursuant to Section 5.1(k) do not have a Material Adverse Effect;

         (n) all warrants, options, rights, convertible debentures or other securities entitling the holder thereof to acquire Shares shall have been exercised or converted, or shall have expired, lapsed or terminated, prior to the Effective Time;

         (o) Joel H. Wiens shall have entered into a noncompetition agreement with Compass or one of its Affiliates, in the form of Exhibit H attached hereto;

         (p) the Company and its Subsidiaries shall have accrued and paid prior to the Effective Time all brokerage and professional fees relating to the transactions contemplated by this Agreement and all premium expenses incurred pursuant to Section 6.13(b) hereof;

         (q) Timothy D. Wiens, Mike Nelson and such other individuals who are mutually identified by Compass and the Company during the Due Diligence Period shall have entered into employment agreements with Compass or an affiliate and acceptable to Compass on or before September 17, 2000; and

         (r) Compass shall have received certificates dated the Closing executed by the Chairman of the Board of the Company and by the Chairman of the Board of its Subsidiaries, and the Secretary or Cashier of the Company and its Subsidiaries, respectively, certifying in such reasonable detail as Compass may reasonably request, to the effect described in Section 7.2(a), (b), (c), (g),
(i), (n) and (p).

         SECTION 7.3 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO EFFECT THE MERGER. The obligations of the Company to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

         (a) all representations and warranties of Compass shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing;

         (b) Compass and Merger Sub shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions contained in this Agreement to be performed or complied with by either of them prior to the Effective Time;

         (c) the Company shall have received the opinion of counsel to Compass and Merger Sub acceptable to it, as to the matters set forth on Exhibit E attached hereto;

         (d) the Company and its Subsidiaries shall have delivered to the directors of the Company and its Subsidiaries an instrument in the form of Exhibit J attached hereto dated the Effective Time releasing such directors from any and all claims of the Company and its

Subsidiaries (except as to indebtedness or other contractual liabilities); provided, however, that such releases shall not release an action against such directors by Compass or Merger Sub in connection with the transactions contemplated by this Agreement;

         (e) there shall not have occurred a Material Adverse Effect with respect to Compass; and

         (f) the Company shall have received certificates dated the Closing, executed by appropriate officers of Compass and Merger Sub, respectively, certifying, in such detail as the Company may reasonably request, to the effect described in Section 7.3(a), (b) and (e).

                                 ARTICLE VIII.

                         TERMINATION; AMENDMENT; WAIVER

         SECTION 8.1 TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by the shareholders of the Company, but prior to the Effective Time:

         (a) by mutual written consent duly authorized by the Boards of Directors of Compass and the Company;

         (b) by Compass

             (i) if Compass learns or becomes aware of a state of facts or breach or inaccuracy of any representation or warranty of the Company contained in Article III which constitutes a Material Adverse Effect,

             (ii) the factual substance of any warranties set forth in Section
3.23 is not true and accurate irrespective of the knowledge or lack of knowledge of the Company, and losses, damages, Environmental Response costs, liabilities (INCLUDING WITHOUT LIMITATION, STRICT LIABILITIES), fines, penalties, costs and expenses which might arise therefrom could reasonably be expected to exceed $500,000;

             (iii) if the Environmental Inspection identifies any past or present event, condition or circumstance that, based on the estimates of the environmental professionals referred to in Section 6.10, may currently or in the future require (a) expenditures by the Company or its Subsidiaries, in connection with (1) Environmental Response of any Controlled Property (including without limitation eventual removal of asbestos-containing material), (2) preparing and obtaining approval by the appropriate Environmental Regulatory Authority of remediation plans with respect to Controlled Properties, (3) any violations of applicable Environmental Laws, or (b) additions to loan loss reserve pursuant to Section 6.10(d), which expenditures or additions to loan loss reserve individually or in the aggregate may exceed $500,000;

             (iv) Compass is not permitted to conduct an Environmental Inspection of any Property to the extent it deems appropriate, consistent with the provisions of Section 6.10(a);

             (v) If on or before Closing,

                  a) for each Controlled Property identified by Compass as unacceptable and requiring Environmental Response, the Company does not deliver to Compass written evidence acceptable to Compass that the Company has used best efforts to develop a remediation plan approved by the applicable Environmental Regulatory Authority, and implemented the same;

                  b) for each Collateral Property identified by Compass as unacceptable and which may require Environmental Response, the Company does not provide evidence acceptable to Compass that the Company and its Subsidiaries increased their respective loan loss reserves in accordance with Section 6.10(d);

             (vi) if the Company Disclosure Memorandum is not delivered to Compass on or before September 8, 2000;

             (vii) if the Company Disclosure Memorandum is not acceptable to Compass;

             (viii) if Compass does not receive the Initial Pooling Letter on or before September 22, 2000;

             (ix) if Timothy D. Wiens and Mike Nelson and such other individuals who are mutually identified by Compass and the Company during the Due Diligence Period shall not have entered into employment agreements with Compass or an affiliate and acceptable to Compass on or before September 17, 2000;

             (x) if any of the conditions to Closing contained in Section 7.1 or
7.2 are not satisfied or waived by writing by Compass;

         (c) by the Company if the conditions to Closing contained in Section
7.1 or 7.3 are not satisfied or waived in writing by the Company;

         (d) by Compass or the Company if the Effective Time shall not have occurred on or before the expiration of nine months from the date of this Agreement or such later date agreed to in writing by Compass and the Company;

         (e) by Compass or the Company if any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have been final and nonappealable;

         (f) by the Company in the event the Company enters into an agreement with respect to an Acquisition Proposal in accordance with the provisions of
Section 6.6(b) of this Agreement; provided, however, that the Company may only terminate this Agreement pursuant to this subsection (f) if it simultaneously with such termination delivers to Compass the termination fee provided for in
Section 8.6 hereof;

         (g) by Compass (a) if there shall have been a breach of Section 6.6 hereof, or (b) if at anytime, the Company shall have failed to make its recommendation referred to in Section 1.7 hereof, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Compass; or

         (h) by the Company at any time during the two business day period following the fifth trading day prior to the Closing, if both of the following conditions are satisfied:

              (1) the Average Closing Price is less than $15.75; and

              (2) (i) the number obtained by dividing the Average Closing Price by the Starting Price shall be less than (ii) the number obtained by dividing the Average Index Value by the Index Value on the Starting Date and subtracting
0.15 from the quotient in this clause 2(ii).

              For purposes of this Section 8.1(h), the following terms shall have the meanings indicated:

              "Average Index Value" means the average of the Index Values for the twenty days of trading preceding the fifth trading day prior to the Closing.

              "Index Value" on a given date means the Index Value of the Standard & Poors Bank Composite Index as published by Standards & Poors.

              "Starting Date" means date of this Agreement.

              "Starting Price" shall mean the last reported sale price per share of Compass Common Stock on the Starting Date, as reported by NASDAQ/National Market System.

         SECTION 8.2 SPECIAL COMPASS RIGHTS OF TERMINATION. For $100.00, the execution and delivery of this Agreement, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the Company, and in recognition of the fact that, as of the date hereof, Compass has not had an opportunity to perform a complete due diligence review of the Company or its Subsidiaries, in addition to, and not in limitation of, the termination rights set forth in Section 8.1, Compass shall have the right to terminate this Agreement in its sole, absolute and unfettered discretion for any reason on or before 6:00 p.m. Birmingham, Alabama time, on September 22, 2000 by the delivery of written notice to the Company in accordance with Section 10.7. Nothing in this Section 8.2 shall be construed to limit the right of Compass to continue its due diligence review of the Company and its Subsidiaries through the Effective Time.

         SECTION 8.3 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, other than the provisions of Sections 6.10, 8.2, 8.6, 9.1, 10.1 and 10.8. Nothing contained in this Section 8.3 shall relieve any party from liability for any breach of this Agreement.

         SECTION 8.4 AMENDMENT.

         (a) To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Board of Directors of the Company, Compass and, if required, Merger Sub at any time before or after adoption of this Agreement by the shareholders of the Company but, after any submission of this Agreement to such shareholders for approval, no amendment shall be made which reduces the Merger Consideration or which materially and adversely affects the rights of the Company's shareholders hereunder without any required approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

         (b) The parties hereto hereby agree to enter into an amendment of this Agreement for the purpose of adding Merger Sub as a party hereto, which amendment shall be made prior to any submission of this Agreement to shareholders of the Company for their approval. As a condition to the Company's entry into such an amendment, Merger Sub shall deliver to the Company a certificate in substantially the form of Exhibit G attached hereto.

         SECTION 8.5 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         SECTION 8.6 TERMINATION FEE. If the Company either (x) violates its obligations set forth in Section 6.6 hereof and this Agreement is terminated pursuant to Section 8.1(g)(a), or (y) prior to termination of this Agreement receives any Acquisition Proposal and this Agreement is thereafter terminated pursuant to Sections 8.1(f) or 8.1(g) as a result of receipt of such Acquisition Proposal, then the Company shall pay to Compass an aggregate fee of $8,000,000 in cash at the time of such termination.

                                  ARTICLE IX.

                                    SURVIVAL

         SECTION 9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The parties hereto agree that all of their respective representations and warranties contained in this Agreement shall not survive after the Closing.

                                   ARTICLE X.

                                  MISCELLANEOUS

         SECTION 10.1 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Agreement, including without limitation, attorneys' fees, accountants' fees, other professional fees and costs related to expenses of officers and directors of the Company and its Subsidiaries, shall be paid by the party incurring such costs and expenses. Compass shall be responsible for paying the filing fee for any filing or notice required pursuant to the HSR Act. Each party hereto hereby agrees to and shall indemnify the other parties hereto against any liability arising from any such fee or payment incurred by such party.

         SECTION 10.2 BROKERS AND FINDERS. Except as set forth in the Company Disclosure Memorandum, all negotiations on behalf of Compass and the Company relating to this Agreement and the transactions contemplated by this Agreement have been carried on by the parties hereto and their respective agents directly without the intervention of any other person in such manner as to give rise to any claim against Compass, Merger Sub, the Company or its Subsidiaries for financial advisory fees, brokerage or commission fees, finder's fees or other like payment in connection with the consummation of the transactions contemplated hereby.

         SECTION 10.3 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise, provided that Compass may assign its rights and obligations or those of Merger Sub to any direct or indirect, wholly-owned, subsidiary of Compass, but no such assignment shall relieve Compass of its obligations hereunder if such assignee does not perform such obligations.

         SECTION 10.4 FURTHER ASSURANCES. From time to time as and when requested by Compass or its successors or assigns, the Company, the officers and directors of the Company, or its Subsidiaries, shall execute and deliver such further agreements, documents, deeds, certificates and other instruments and shall take or cause to be taken such other actions, including those as shall be necessary to vest or perfect in or to confirm of record or otherwise the Company's or its Subsidiaries' title to and possession of, all of their respective property, interests, assets, rights, privileges, immunities, powers, franchises and authority, as shall be reasonably necessary or advisable to carry out the purposes of and effect the transactions contemplated by this Agreement.

         SECTION 10.5 ENFORCEMENT OF THE AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 10.6 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         SECTION 10.7 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered if in person, by cable, telegram or telex or by telecopy, or five business days after mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         if to Compass or Merger Sub:

                  Charles E. McMahen
                  Vice Chairman
                  Compass Bank
                  24 Greenway Plaza
                  Houston, Texas  77046
                  Telecopy No.:  (713) 993-8535

                  Jerry W. Powell
                  General Counsel
                  Compass Bancshares, Inc.
                  15 South 20th Street
                  Birmingham, Alabama  35233
                  Telecopy No.:  (205) 933-3043

         with a copy to:

                  Annette L. Tripp
                  Locke Liddell & Sapp LLP
                  3400 Chase Tower, 600 Travis
                  Houston, Texas  77002
                  Telecopy No.:  (713) 223-3717

         if to the Company:

                  Joel H. Wiens
                  FirsTier Corporation
                  11210 Huron
                  Northglenn, Colorado 80234
                  Telecopy No.:  (303) 450-5046

                  Timothy D. Wiens
                  FirsTier Corporation
                  11210 Huron
                  Northglenn, Colorado 80234
                  Telecopy No.:  (303) 450-5046
         with a copy to:

                  Reid A. Godbolt, Esq.
                  Jones & Keller, P.C.
                  1625 Broadway, Suite 1600
                  Denver, Colorado 80202
                  Telecopy No.:  (303) 573-8133

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

         SECTION 10.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         SECTION 10.9 DESCRIPTIVE HEADINGS. The descriptive headings are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 10.10 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 10.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         SECTION 10.12 INCORPORATION BY REFERENCES. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference hereto as though fully set forth at the point referred to in the Agreement.

         SECTION 10.13 CERTAIN DEFINITIONS.

         (a) "Subsidiary" or "Subsidiaries" shall mean, when used with reference to an entity, any corporation, fifty percent of the outstanding voting securities of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which any entity has, directly or indirectly, any equity interest.

         (b) "Material Adverse Effect" shall mean any event, change, circumstance, or occurrence, together with any other event, change, circumstance, or occurrence, that has a material adverse effect on the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, results of operations, or prospects of the Company and its Subsidiaries taken as a whole (or when the reference is to Compass, to Compass and its Subsidiaries, taken as a whole) excluding the impact of (A) changes in banking laws and other laws of general applicability, (B) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, (C) changes in general economic conditions affecting banks and their holding companies generally, (D) actions or omissions of a party to this Agreement taken with the prior written consent of the other party to this Agreement, in contemplation of the transactions contemplated hereby, and (E) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges, in each case taken with the prior approval of Compass or the Company, as the case may be; provided further that; with respect to each of clause (A),
(B), or (C), to the extent that such change does not materially effect the affected party in a way that materially differs from the way the change affects other banking organizations.

         (c) "Environmental Laws" shall mean all federal, state and local laws, ordinances, rules, common law, regulations, guidance documents, directives, and decisions, interpretations and orders of courts or administrative agencies or authorities, relating to the release, threatened release, recycling, processing, use, handling, transportation treatment, storage, disposal, remediation, removal, inspection or monitoring of, or exposure to, Hazardous Substances or protection of human health or safety or the environment (including, without limitation, wildlife, air, surface water, ground water, land surface, and subsurface strata), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, as amended ("SARA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), Hazardous and Solid Waste Amendments of 1984, as amended ("HSWA"), the Hazardous Materials Transportation Act, as amended ("HMTA"), the Toxic Substances Control Act ("TSCA"), Occupational Safety and Health Act ("OSHA"), Federal Water Pollution Control Act, as amended ("FWPCA"), Clean Air Act, and any and all regulations promulgated pursuant to any of the foregoing, as amended.

         (d) "Hazardous Substances" shall mean those substances included within the statutory or regulatory definitions, listings or descriptions of "pollutant," "hazardous material," "contaminant," "toxic waste," "hazardous substance," "hazardous waste," "solid waste," or "regulated substance" pursuant to CERCLA, SARA, RCRA, HSWA, HMTA, TSCA, OSHA, and/or any other Environmental Laws, as amended, and shall include, without limitation, any material, waste or substance which is or contains explosives, radioactive materials, oil or any fraction thereof, asbestos, or formaldehyde. To the extent that the laws or regulations of the States of Colorado and Nebraska establish a meaning for "hazardous substance," "hazardous waste," "hazardous material," "solid waste," "pollutant," "contaminant," "regulated substance," or "toxic waste," which is broader than that specified in any of CERCLA, SARA, RCRA, HSWA, HMTA, TSCA, OSHA or any other Environmental Law such broader meaning shall apply.

         (e) "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, discarding or abandoning.

         (f) "Knowledge" or "known" - An individual shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the normal course of performing his duties. A corporation or bank shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if any individual who is serving, or who has at any time served, as a director or officer serving in the capacities set forth on Exhibit K hereto (or in any similar capacity) of the corporation or bank, has, or at any time had, knowledge of such fact or other matter. The Company and its Subsidiaries are understood to have undertaken a separate investigation in connection with the transactions contemplated hereby to determine the existence or absence of facts or other matters in the statement qualified as "known" by, or the "knowledge" of, the Company or its Subsidiaries.

         (g) "HSR Act" - the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law, and regulations and rules issued pursuant to such act or any successor law.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

ATTEST:                                      COMPASS BANCSHARES, INC.


By:  /s/ Jerry W. Powell                     By:  /s/ Garrett R. Hegel
  -----------------------------------          ---------------------------------
  Its:  General Counsel and Secretary          Its:  Chief Financial Officer


ATTEST:                                      FIRSTIER CORPORATION




By:  /s/ Timothy D. Wiens                    By:  /s/ Joel H. Wiens
  -----------------------------------          ---------------------------------
    Its:  President/CEO                        Its:  Chairman

                                    EXHIBIT A

                     POOLING TRANSFER RESTRICTIONS AGREEMENT

         This Pooling Transfer Restrictions Agreement (this "Agreement") is executed and delivered this ____ day of _________, 2000 by and between Compass Bancshares, Inc. ("Compass"), FirsTier Corporation (the "Company"), and the undersigned shareholder of the Company (the "Shareholder").

         WHEREAS, Compass and the Company entered into an Agreement and Plan of Merger dated _________, 2000 ("Merger Agreement") pursuant to which the Company will be merged with an existing or to-be-formed subsidiary of Compass (the "Merger"), and

         WHEREAS, Compass has required as a condition to entering into the Merger Agreement that the Company and the Shareholder and each other affiliate of the Company deliver to Compass an agreement in substantially the form hereof,

         NOW, THEREFORE, in consideration of Compass' agreement to enter into the Merger Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

         1. The Shareholder agrees that he will not sell, pledge, transfer or otherwise dispose of any shares of the Company's common stock, par value $1.00 per share ("Company Common Stock"), within 30 days prior to the Effective Time (as defined in the Merger Agreement). The Shareholder further agrees that until the publication of financial results covering at least 30 days of post-Merger combined operations of the Company and Compass, he will not sell, pledge, transfer or otherwise dispose of any shares of the Compass Common Stock to be acquired by him in the Merger, except for pledges by the Shareholder of all or part of such Shareholder's Compass Common Stock acquired in the Merger to secure loans, provided the lender accepts any pledge of such Compass Common Stock subject to the terms of this Agreement. The Shareholder further agrees that he will not sell, pledge, transfer or otherwise dispose of any shares of the Compass Common Stock to be acquired by him in the Merger except in a manner which is consistent with any additional requirements for Compass' accounting for the Merger as a pooling of interests, including without limitation any new requirements imposed by the applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, and the respective rules and regulations thereunder.

         2. The Shareholder further acknowledges and agrees that he will be subject to Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act, and agrees not to transfer any Compass Common Stock received by him in the Merger except in compliance with the applicable provisions of the Securities Act, the Exchange Act, and the respective rules and regulations thereunder.

         3. The Shareholder agrees that the shares of Compass Common Stock to be issued to him in the Merger will bear a restrictive transfer legend in substantially the following form:

         The shares represented by this certificate are subject to a Pooling Transfer Restrictions Agreement dated _______ __, 2000 which restricts any sale or other transfer of such shares prior to the earlier to occur of (i) public release by Compass Bancshares, Inc. of 30 days of post-merger combined operations of ___________ and Compass Bancshares, Inc., or (ii) [insert due date of next Quarterly Report on Form 10-Q or Annual Report on Form 10-K that will contain required financial results.] The issuer will furnish to the record holder of this certificate, without charge, upon written request to the issuer at its principal place of business, a copy of the Pooling Transfer Restrictions Agreement.

Compass agrees to instruct its transfer agent to remove the restrictive legend from any certificates evidencing shares subject hereto promptly following the expiration of the transfer restrictions described in Section 1.

         4. The Company agrees and the Shareholder acknowledges and agrees that the Company will not permit the transfer of any shares of Company Common Stock by the Shareholder or any other Company affiliate within 30 days prior to the Effective Time.

         5. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned set his hand effective as of the day first written above.

                                          COMPASS BANCSHARES, INC.


                                          By:__________________________________
                                          Name:________________________________
                                          Title:_______________________________


                                          FIRSTIER CORPORATION


                                          By:__________________________________
                                          Name:________________________________
                                          Title:_______________________________


                                          _____________________________________
                                          Signature of Shareholder

                                          _____________________________________
                                          Printed Name of Shareholder

                                    EXHIBIT B

                            EXCHANGE AGENT AGREEMENT
                            ------------------------

         This Exchange Agent Agreement, dated as of _____, 2000, is made and entered into by and among Compass Bancshares, Inc., a Delaware corporation ("Compass"), ________________, a Delaware corporation ("Merger Sub"), FirsTier Corporation, a Colorado corporation ("Company"), and Continental Stock Transfer & Trust Company, a New York banking corporation ("Exchange Agent").

                                    PREAMBLE:

         Pursuant to the Agreement and Plan of Merger dated as of ________, 2000 ("Merger Agreement") among Compass, Merger Sub and the Company, the Company shall, at the Effective Time, be merged with Merger Sub. The name of the surviving corporation shall be FirsTier Corporation ("Surviving Corporation").

         After the Effective Time, the outstanding shares of the Common Stock, par value $1.00 per share (including for this purpose any shares of Common Stock which can be acquired upon the exercise of any warrant, option, right, convertible debt instrument or other security pursuant to which shares of Common Stock may be obtained (collectively, "Derivative Securities")), of the Company ("Company Common Stock") shall solely represent, in the aggregate, the right to payment by Compass of total Merger Consideration of ______________ shares of Compass common stock, par value $2.00 per share ("Compass Common Stock") (or cash in lieu of fractional shares), subject to the rights of qualified dissenting shareholders of the Company.

         The Company has requested Compass to designate the Exchange Agent in connection with the exchange (the "Exchange") of shares of Company Common Stock for shares of Compass Common Stock, subject to the terms and conditions hereof and of the Merger Agreement. The Exchange Agent will receive Company Common Stock delivered for exchange pursuant to the terms of the Merger Agreement, and will process such certificates representing Company Common Stock ("Certificates") and related documents. Compass desires that the Exchange Agent act in such capacity.

         NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1. APPOINTMENT OF EXCHANGE AGENT. Continental Stock Transfer & Trust Company is hereby appointed as the Exchange Agent for payment of the Merger Consideration to shareholders of the Company. Such appointment shall be in accordance with the terms and conditions set forth herein.

         2. CLOSING OF STOCK TRANSFER BOOKS. At the Effective Time, the Company's stock transfer books will be closed and no transfers shall be permitted.

         3. DUTIES OF EXCHANGE AGENT. The Exchange Agent is authorized and directed to perform the following functions contemplated by the Merger Agreement and the Letters of Transmittal (defined below):

                  (a) DISTRIBUTION OF LETTERS OF TRANSMITTAL. The Exchange Agent shall mail to the holders of record of Company Common Stock, by first class United States mail, postage prepaid, copies of Letters of Transmittal, including Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 in substantially the form attached hereto as EXHIBIT A ("Letters of Transmittal"), and return envelopes to the Exchange Agent, at the earliest practicable time following the Effective Time. A form of Stock Assignment, Power of Attorney and Lost Stock Certificate Affidavit will be provided to the Exchange Agent for use by shareholders if necessary.

                  (b) ACCEPTANCE OF CERTIFICATES.

                  (i) The Exchange Agent will examine the Letters of Transmittal, Certificates and other documents and instruments delivered to the Exchange Agent by or on behalf of holders tendering Company Common Stock and shall determine whether (i) the Letters of Transmittal have been completed and executed properly, and are accompanied by proper evidence of authority, (ii) Certificates corresponding to the names of the registered holders, Certificate numbers and the number of shares represented thereby with the information set forth in the Company's shareholder and other records and which appear to be in negotiable, good delivery form, properly endorsed or accompanied by stock powers with transfer tax stamps or evidence of payment or exemption from transfer taxes affixed (where required), and (iii) signatures are guaranteed (where required), all in accordance with the terms and conditions of the Merger Agreement and the Letters of Transmittal. The Exchange Agent shall accept the executed Letters of Transmittal accompanied by Certificates which are surrendered in accordance with the provisions of the Merger Agreement. Such Certificates and Letters of Transmittal shall only be accepted by the Exchange Agent and eligible for payment hereunder if they have been properly executed and completed in accordance with the instructions contained in the Letters of Transmittal and, subject to the following sentence, if the person or persons surrendering such Certificates and Letters of Transmittal appear as a holder of record of the number of shares surrendered on the list of shareholders ("Shareholder List") supplied and certified to the Exchange Agent by the Company attached as EXHIBIT B hereto. In the event the Exchange Agent shall have any questions as to whether a Certificate and Letters of Transmittal have been properly executed and completed or whether the Certificates have been surrendered by the holder of record thereof, the Exchange Agent shall promptly refer such questions to Compass for resolution by Compass and the Exchange Agent shall be able to rely on the written instructions and decisions of any officer of Compass. Determination of all questions as to the proper completion or execution of the Letters of Transmittal or as to the proper form for transfer of the Certificates for Company Common Stock shall be made by Compass together with its attorneys, and such other persons as Compass shall designate, and such determinations shall be final and binding; provided, however, that the rejection by Compass of any Letters of Transmittal or Certificates deemed by Compass to be ineffective to transfer the Certificates shall not affect the right of any shareholder in or to his respective share of the Merger Consideration;

                  (ii) If any defect or irregularity appears to exist in connection with a purported tender, the Exchange Agent will notify promptly the persons by whom the tender was made and will return all documents delivered in connection therewith or take such action as is necessary or advisable to cause such defect or irregularity to be cured;

                  (iii) Tenders may be made only as set forth in the Letters of Transmittal;

                  (iv) Letters of Transmittal, and facsimiles thereof submitted to the Exchange Agent, shall be marked by the Exchange Agent's designated officers to show the date and time of receipt and their review and acceptance thereof;

                  (v) From time to time as requested by Compass, the Exchange Agent shall provide Compass with a list of shareholders who have properly tendered their Company Common Stock. In addition, the Exchange Agent shall inform Compass in writing of the number of shares of Company Common Stock which have been properly tendered and the number which have been improperly tendered to the Exchange Agent during the week then ended and on a cumulative basis through that day. The Exchange Agent shall provide Compass such other information concerning the Company Common Stock as it may reasonably request. Such communications should be sent to:

                          Compass Bancshares, Inc.
                          15 South 20th Street
                          Birmingham, Alabama 35233
                          Attn: Jerry W. Powell
                          Telephone No. (205) 933-3960

                  (c) EXCHANGE FUND. In order to provide for payment of the Merger Consideration in accordance with the terms of the Merger Agreement, Compass, from time to time prior to or after the Effective Time, shall deposit or cause to be deposited with the Exchange Agent cash in an amount sufficient to make payments in lieu of fractional shares (the "Exchange Fund"). This Exchange Fund shall not be used for any purpose except as provided by this Agreement.

                  (d) COMPASS COMMON STOCK. Merger Sub and the Company shall jointly advise the Exchange Agent as to the number of shares of Compass Common Stock to be distributed to each shareholder which shall be calculated by Merger Sub and the Company as follows:

                              (i) COMPANY COMMON STOCK. Each holder of Company
                  Common Stock shall receive Merger Consideration equal to ______ shares of Compass Common Stock for each share of Company Common Stock held immediately prior to the Effective Time.

                              (ii) FRACTIONAL SHARES. For each fractional share
                  of Compass Common Stock which would be delivered upon the surrender of Company Common Stock, each holder of Stock shall receive cash in an amount equal to the product of such fraction and $_____.

                  As soon as practicable after acceptance of properly executed Certificates and accompanying Letters of Transmittal in accordance with the terms of paragraph 3(b) hereof, the Exchange Agent shall issue and mail certificates representing shares of Compass Common Stock to the shareholder surrendering such certificates. The Exchange Agent shall promptly make the payments in lieu of fractional shares out of the Exchange Fund upon surrender of the Certificates.

                  (e) OTHER DUTIES OF EXCHANGE AGENT.

                      (i) The Exchange Agent shall have no obligation to make payment for surrendered Certificates unless Compass shall have issued sufficient Compass Common Stock or caused such stock to be issued and shall have deposited or caused to be deposited in the Exchange Fund sufficient cash with which to pay all amounts due and payable for such shares.

                      (ii) The Exchange Agent shall be regarded as having made no representations or warranties as to the validity, sufficiency, value or genuineness of any Certificates or the shares of Company Common Stock represented thereby, and the Exchange Agent shall not be deemed to have made any representations as to the value of such shares.

                           (iii) The Exchange Agent may rely on and shall be protected in acting upon the written instructions of any officer of Compass or the Surviving Corporation with respect to any matter relating to its actions or duties hereunder; and the Exchange Agent shall be entitled to request further instructions from Compass or the Surviving Corporation, as appropriate, and to act in accordance therewith.

                  (iv) The Exchange Agent may consult attorneys satisfactory to the Exchange Agent (including, without limitation, attorneys for Compass or the Surviving Corporation) and the written advice and opinion of such attorneys shall constitute full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion.

                  (v) The Exchange Agent shall take all other actions which it or Compass deems necessary or appropriate under the terms of the Merger Agreement, the Letters of Transmittal and under the customs and practices normally applied to transactions of this type and appropriate to the proper transfer of the Company Common Stock and the proper maintenance of the Company's and Compass' shareholder books and records. Following payment in accordance with the terms hereof, the Exchange Agent shall forward to Compass all documents received by it in connection with tenders of Certificates (including Letters of Transmittal, telegrams, facsimile transmissions or letters representing tenders made without concurrent deposit of certificates) and the tendered Certificates prominently marked "CANCELLED" on the front thereof, via Federal Express or other means acceptable to Compass.

         4. ALTERATION OF INSTRUCTIONS. The Exchange Agent shall follow and act upon any written amendments, modifications or supplements to these instructions and upon any further instructions from Compass or the Surviving Corporation in connection with the Merger Agreement or any of the transactions contemplated thereby.

         5. INDEMNIFICATION OF EXCHANGE AGENT. Compass and the Surviving Corporation covenant and agree to indemnify the Exchange Agent and hold it harmless against any loss, liability or expense it may incur in the absence of negligence or bad faith on the part of the Exchange Agent arising out of or in connection with the administration of its duties hereunder, including but not limited to legal fees and other costs and expenses of defending or preparing to defend against any claim or liabilities in connection with this Agreement.

         6. COMPENSATION FOR SERVICES. Compass shall compensate the Exchange Agent for its services hereunder.

         7. PAYMENT OF AMOUNTS DUE DISSENTING SHAREHOLDERS. In the event that qualified dissenting shareholders of the Company exercise the rights afforded them under the Colorado Business Corporation Act, such shareholders may be entitled to payment of an amount other than the Merger Consideration. Any payment for shares other than the Merger Consideration will be paid only upon the written instructions of the Surviving Corporation. The Exchange Agent may request and shall be provided additional funds from the Surviving Corporation in order to make any required payment to dissenting shareholders, and the Exchange Agent shall return to Compass any Merger Consideration which would have otherwise been payable to such persons. The Exchange Agent shall rely on the instructions of the Surviving Corporation as to all matters covered by this paragraph, including, without limitation, the time and amount of payment to dissenting shareholders.

         8. UNCLAIMED FUNDS. Any moneys or certificates deposited hereunder which shall remain unclaimed by the holders of shares of Company Common Stock for a period of six (6) months following the Effective Time shall, upon written request of the Surviving Corporation, be returned to Compass, plus interest earned on the cash portion thereof and the shareholders of Certificates not theretofore presented to and accepted by the Exchange Agent shall look to Compass only, and not the Exchange Agent, for the payment of any Merger Consideration in respect of such Certificates.

         9. INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall deposit portions of the Exchange Fund only as directed or consented to in writing by the Surviving Corporation.

         10. AMENDMENT. Except as otherwise expressly provided herein, neither this Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated except in a writing signed by all of the parties hereto prior to the Effective Time or by Compass and the Exchange Agent after the Effective Time; provided, however, that no amendment shall be made if such modification shall reduce the amount of or eliminate the opportunity of any shareholder to receive his share of the Merger Consideration contemplated by the Merger Agreement.

         11. SECTION HEADINGS. The section headings used herein are for convenience of reference only and shall not define or limit the provisions of this Agreement.

         12. GOVERNING LAW. THIS AGREEMENT AND THE APPOINTMENT OF THE EXCHANGE AGENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND SHALL INURE TO THE BENEFIT OF AND BE BINDING UPON THE SUCCESSORS AND ASSIGNS OF THE PARTIES HERETO.

         13. NOTICES. Notices under this Agreement shall be deemed given if made in writing and sent via prepaid first-class United States mail, or by nationally recognized overnight courier, to:

         If to Compass:

                  Compass Bancshares, Inc.
                  15 South 20th Street
                  Birmingham, Alabama 35233
                  Attn:  Jerry W. Powell
                    Associate General Counsel

         If to the Exchange Agent:

                  Continental Stock Transfer & Trust Company
                  2 Broadway, 19th Floor
                  New York, New York 10004
                  Attn: Steven G. Nelson
                            Chairman of the Board

         If to the Company prior to the Effective Time:

                  FirsTier Corporation
                  11210 Huron
                  Northglenn, Colorado 80234
                  Attn: Joel H. Wiens
                           Chairman

         And to:

                  FirsTier Corporation
                  11210 Huron
                  Northglenn, Colorado 80234
                  Attn:  Timothy D. Wiens
                           President

         If to Merger Sub or, following
         the Effective Time, the
         Surviving Corporation:

                  _____________________________
                  c/o Compass Bancshares, Inc.
                  15 South 20th Street
                  Birmingham, Alabama  35233
                  Attn:  Jerry W. Powell

         14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         15. CONFLICT. In the event the terms of this Agreement conflict with the terms and provisions of the Merger Agreement, the terms and provisions of the Merger Agreement shall be controlling.

         16. DEFINED TERMS. Capitalized terms not defined herein have the meanings ascribed to them in the Merger Agreement.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized appointed officers on the date first written above.

                                            COMPASS BANCSHARES, INC.


                                            By: ______________________________
                                            Name: ____________________________
                                            Title: ___________________________

                                            FIRSTIER CORPORATION


                                            By: ______________________________
                                            Name: ____________________________
                                            Title: ___________________________

                                            CONTINENTAL STOCK TRANSFER & TRUST
                                            COMPANY

                                            By: ______________________________
                                            Name: ____________________________
                                            Title: ___________________________

                                            __________________________________


                                            By: ______________________________
                                            Name: ____________________________
                                            Title: ___________________________

Exhibit A - Form of Letters of Transmittal
Exhibit B - Shareholder List

                                   Exhibit A

                              LETTER OF TRANSMITTAL

               For Shares of Common Stock of FirsTier Corporation
          Delivered Pursuant to the Agreement and Plan of Merger dated as of ________, 2000

By Mail or Overnight Delivery
Service to the Exchange Agent:      Continental Stock Transfer & Trust Company
                                    2  Broadway,  19th Floor
                                    New York, New York 10004
                                    Attention: Reorganization Department

                        DESCRIPTION OF SHARES SURRENDERED
                        ---------------------------------

Gentlemen:

         I, as the registered holder of the below described Shares of FirsTier Corporation ("Company") hereby surrender to Compass Bancshares, Inc. ("Compass"), such Shares pursuant to the Agreement and Plan of Merger dated as of ______________, as amended ("Merger Agreement"), by and between Compass, ______________________________ ("Merger Sub"), and the Company in exchange for
____ shares of Compass Common Stock for each Share so surrendered. I hereby acknowledge receipt of the Proxy Statement dated__________, 2000, which described the merger ("Merger") provided by the Merger Agreement.

         I represent and warrant to Compass and Merger Sub that I am the true and lawful owner of the Shares, and have full capacity, power and authority to exchange the Shares, free and clear of all liens, restrictions and encumbrances of any kind whatsoever, and the Shares will not be subject to any adverse claim. I understand that Continental Stock Transfer & Trust Company, as Exchange Agent for this exchange, may require additional documentation, and I agree, upon request, to execute and deliver any additional documents or instruments deemed by the Exchange Agent or Compass reasonably necessary to complete the exchange of the Shares.

========================================================================= =========================================================

    Name, Address and Social Security Number of Registered Holders                        Certificate(s) Surrendered
                         (correct if wrong)
------------------------------------------------------------------------- -------------------------------- ------------------------
                                                                               Certificate Number(s)        Total Number of Shares
                                                                                                                  Represented
                                                                                                               by Certificate(s)

                                                                          ------------------------------- -------------------------
                                                                          ------------------------------- -------------------------
                                                                          ------------------------------- -------------------------


                                                                                   Total Shares              ______________________

========================================================================= ================================ ========================

                    INSTRUCTIONS REGARDING ISSUANCE OF SHARES

         If you wish to have the shares of Compass Common Stock to be issued pursuant to the Merger Agreement in the name and at the address set forth above, please sign and date this letter in the space below

SIGNATURES        _____________________________________                                                    Date____________________
                  _____________________________________                                                    Date____________________
Printed Name(s)   _____________________________________                                       TIN or SSN# _________________________
                  _____________________________________
Capacity (Full Title)__________________________________
Address                    _________________________________
(Include Zip Code)         _________________________________      Area Code and  Telephone No.__________________________
===================================================================================================================================

                  NEW CERTIFICATES TO BE ISSUED IN A DIFFERENT NAME OR TO A DIFFERENT ADDRESS

         If you are entitled to receive shares of Compass Common Stock and wish to have certificates representing Compass Common Stock issued in a name or to an address other than the name or address shown on your Company stock certificates, please indicate the name and address of your assignee below ( You will be required to pay any transfer or other taxes required by reason of the payment and delivery of Compass Common Stock to such other person.) (Assignees must execute the Substitute W-9 enclosed):

                          Name and Address of Assignee
                          ----------------------------

Name:______________________________________      Taxpayer I.D. No. or
         (Type or print full name)               Social Security No.:_____________________________
Address:__________________________________________________________________________________________
City, State, Zip Code:____________________________________________________________________________
===================================================================================================================================

                  GUARANTEE OF SIGNATURES (See Instruction 1.)
                                          -------------------

AUTHORIZED SIGNATURE       __________________________________                        Date_____________________, 2000
Printed Name               __________________________________
Title                      __________________________________                   PLACE MEDALLION GUARANTY IN SPACE BELOW
Below Name of Firm  __________________________________
Address             __________________________________
                    __________________________________          Area Code and Telephone No.________________________

===================================================================================================================================

================================================================================

    PLEASE COMPLETE SUBSTITUTE FORM W-9. IT IS THE LAST FORM IN THIS PACKAGE

================================================================================

                       LETTER OF TRANSMITTAL INSTRUCTIONS

         1. DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES; SIGNATURES; SIGNATURE GUARANTEES. Please send all certificates for Shares to the Exchange Agent (the "Exchange Agent"), with the Letter of Transmittal, or a facsimile thereof, fully completed and signed by you, the registered holder(s). Compass retains the right to require that a signature on the Letter of Transmittal and the Share certificates be guaranteed by a participant in a Securities Transfer Association recognized signature program. If Compass wishes to have your signature guaranteed, you will be notified by separate letter.

               If certificates are registered in the name of a person other than you, the certificate(s) must be duly endorsed or accompanied by stock powers signed by the registered holder and the Letter of Transmittal. If the Letter of Transmittal is executed by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney, agent or other person acting in a fiduciary or representative capacity, the Exchange Agent reserves the right to require that proper documentary evidence of the authority of the person executing the Letter of Transmittal. If your Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates. If the tendered certificates are owned of record by two or more joint owners, each of you must sign the Letter of Transmittal. Questions regarding evidence of authority, requests for assistance or additional copies of the Letter of Transmittal may be referred to the Reorganization Department of the Exchange Agent, at (212) 509-4000, extension 535.

         THE METHOD OF DELIVERY OF SHARE CERTIFICATES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS STRONGLY RECOMMENDED.

         2. ISSUANCE OF COMPASS COMMON STOCK AND PAYMENT FOR FRACTIONAL SHARES. You will receive the Compass Common Stock for your Shares only after receipt and acceptance by the Exchange Agent and Compass of all of the certificates representing your Shares, a properly completed and executed Letter of Transmittal, and any other required documents and upon processing of the documents by the Exchange Agent. In lieu of issuing fractional shares, Compass will pay to any Company shareholder entitled to receive a fractional share of Compass Common Stock, a cash payment based on a price of $_____ per share.

         3. TRANSFERS. If the certificate(s) representing the Shares transmitted hereby are registered in your name and the Letter of Transmittal is properly signed by you, no endorsements of certificates or separate stock powers are required. In all other cases, the certificate(s) representing the Shares transmitted hereby must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear on the certificate(s), and if required, signature(s) on such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution.

         4. IRREGULARITIES. All questions as to the validity, form, eligibility, acceptance of and delivery of Shares and the issuance of Compass Common Stock and the payment of cash in lieu of fractional shares will be determined by Compass, which determination shall be final and binding. Compass reserves the absolute right to reject any or all tenders determined by Compass not to be in appropriate form or which would, in the opinion of Compass' counsel, be unlawful. Compass also reserves the absolute right in its sole discretion, to waive any of the conditions hereof, or any defect in any tender with respect to any particular Shares of any particular shareholder, and Compass' interpretations of the terms and conditions of the Merger Agreement and these instructions shall be final and binding. The Exchange Agent and Compass shall not be obligated to give notice of defects or irregularities in tenders, nor shall they incur any liability for failure to give any such notice. Tenders will be deemed not to have been made until all defects and irregularities have been cured or waived.

         5. LOST CERTIFICATES. If your share certificates are lost, contact the Exchange Agent in writing for further instructions.


                            IMPORTANT TAX INFORMATION

         Under the Federal income tax law, you are to provide Compass (as payer) with a correct taxpayer identification number on Substitute Form W-9 below. As the record owner of the Shares, you are required to give Compass your Social Security Number or Employer Identification Number. If the Shares are in more than one name or are not in the name of the actual owners, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report. If Compass is not provided with the correct taxpayer identification number, you may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, all payments that are made to you with respect to Shares (including any cash payable to you under the Merger Agreement in lieu of fractional shares) may be subject to backup withholding in which event Compass will be required to withhold 31% of any payments made to the shareholder.

         Exempt shareholders should complete the Substitute Form W-9 below and so indicate their exempt status by writing "exempt" across the face of the Substitute Form W-9. In order for a foreign individual to qualify as an exempt recipient, that shareholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Exchange Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional information.

                            COMPASS BANCSHARES, INC.

                               SUBSTITUTE FORM W-9
                           DEPARTMENT OF THE TREASURY
                            INTERNAL REVENUE SERVICE

                         Taxpayer Identification Number

PART 1 - PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER [               ]
         IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND
         DATING BELOW

PART 2 - CHECK THE FOLLOWING BOX IF YOU ARE NOT SUBJECT TO BACKUP  [      ]
         WITHHOLDING UNDER THE PROVISIONS OF SECTION 3406(a)(1)(C) OF
         THE INTERNAL REVENUE CODE BECAUSE (1) YOU HAVE NOT BEEN
         NOTIFIED THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING AS A
         RESULT OF FAILURE TO REPORT ALL INTEREST OR DIVIDENDS OR (2)
         THE INTERNAL REVENUE SERVICE HAS NOTIFIED YOU THAT YOU ARE NO LONGER SUBJECT TO BACKUP WITHHOLDING.

PART 3 - Check the following box if you are awaiting a Taxpayer     [     ]
         Identification Number.

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

BY CHECKING THE BOX IN PART 3, I CERTIFY UNDER PENALTIES OF PERJURY THAT A TAXPAYER IDENTIFICATION NUMBER HAS NOT BEEN ISSUED TO ME, AND EITHER (a) I HAVE MAILED OR DELIVERED AN APPLICATION TO RECEIVE A TAXPAYER IDENTIFICATION NUMBER TO THE APPROPRIATE INTERNAL REVENUE SERVICE CENTER OR SOCIAL SECURITY ADMINISTRATION OFFICE, OR (b) I INTEND TO MAIL OR DELIVER AN APPLICATION IN THE NEAR FUTURE. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.

CERTIFICATION: UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT THE
INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SIGNATURE:  ______________________________________
       DATE:_______________________________________
PRINTED NAME:_____________________________________
ADDRESS:_____________________________________

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER
         IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL
         DETAILS.

----------------------------------------------------------------------
        GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                     NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.---Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-------------------------------- ------------------------ --------------------------------      ------------------------

                                 GIVE THE SOCIAL                                                GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:        SECURITY NUMBER               FOR THIS TYPE OF ACCOUNT:        IDENTIFICATION NUMBER
                                 OF ----                                                        OF ----
-------------------------------- ------------------------ ---------------------------------     ------------------------

1.  An individual's account      The individual                9.  A valid trust, estate,        The legal entity (Do
                                                                   or pension trust              not furnish the
2.  Two or more individuals      The actual owner of                                             identifying  number of
    (joint account)              the account or, if                                              the personal representative
                                 combined funds, any                                             or trustee unless the
                                 one of the individuals                                          legal entity itself is
                                 (1)                                                             not designated  in the
                                                                                                 account title.) (5)
3.  Husband and wife (joint      The actual owner of
    account)                     the account or, if
                                 joint funds, either
                                 person(1)

4.  Custodian account of a       The minor(2)                  10. Corporate account             The corporation
    minor (Uniform Gift to
    Minors Act)

5.  Adult and minor (joint       The adult or, if the          11. Religious,                    The organization
    account)                     minor is the only                 charitable, or
                                 contributor, the                  educational
                                 minor(1)                          organization
                                                                   account                       The partnership

                                                               12. Partnership account
                                                                   held in the name of
                                                                   the business

6.  Account in the name of       The ward, minor, or           13.  Association, club, or        The organization
    guardian or committee        incompetent person (3)             other tax-exempt
    for a designated ward,                                          organization
    minor, or
    incompetent person

7.  a The usual revocable        The grantor-trustee(1)        14.  A broker or registered       The broker or nominee
      savings trust account                                         nominee
      (grantor is
      also trustee)

    b So-called  trust            The actual owner(1)          15.  Account with the             The public entity
      account that                                                  Department of
      is not a legal or                                             Agriculture
      valid trust                                                   in the name of a
      under State law                                               public entity (such as a
                                                                    State or local government,
                                                                    school district, or prison)
8.  Sole proprietorship account   The owner(4)                      that receives agricultural
                                                                    program payments


(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.


        GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                     NUMBER ON SUBSTITUTE FORM W-9
                                PAGE 2





OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

     A corporation.

     A financial institution.

     An organization exempt from tax under section 501(a), or an individual retirement plan.

     The United States or any agency or instrumentality thereof.

     A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

     A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

     An international organization or any agency, or instrumentality thereof.

     A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

     A real estate investment trust.

     A common trust fund operated by a bank under section 584(a).

     An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

     An entity registered at all times under the Investment Company
     Act of 1940.

     A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

     Payments to nonresident aliens subject to withholding under section 1441.

     Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

     Payments of patronage dividends where the amount received is not paid in money.

     Payments made by certain foreign organizations.

     Payments made to a nominee.

     Payments of interest not generally subject to backup withholding include the following:

     Payments of interest on obligations issued by individuals. Note:
     You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

     Payments of tax-exempt interest (including exempt-interest dividends under section 852).

     Payments described in section 6049(b)(5) to nonresident aliens.

     Payments on tax-free covenant bonds under section 1451.

     Payments made by certain foreign organizations.

     Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST,
DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

    Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDINGS.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

                                    EXHIBIT C

                          POOLING OF INTEREST CRITERIA
                          ----------------------------

ATTRIBUTES OF COMBINING ENTERPRISES
-----------------------------------

(a) Autonomy Condition. Each of the combining enterprises is autonomous and has not been a subsidiary or division of another enterprise within two years before the plan of combination is initiated.

(b) Independence Condition. Each of the combining enterprises is independent of the other combining enterprises.

MANNER OF COMBINING INTERESTS
-----------------------------

(c) One-Year Rule. The combination is effected in a single transaction or is completed in accordance with a specific plan within one year after the plan is initiated.

(d) Common-Stock-for-Common-Stock-Condition. An enterprise offers and issues only common stock with rights identical to those of the majority of its outstanding voting common stock in exchange for substantially all of the voting common stock interest of another enterprise at the date the plan of combination is consummated.

(e) Change-in-Equity-Interests Condition. None of the combining enterprises changes the equity interest of the voting common stock in contemplation of effecting the combination either within two years before the plan of combination is initiated or between the dates the combination is initiated and consummated; changes in contemplation of effecting the combination may include distributions to stockholders and additional issuances, exchanges, and retirements of securities.

(f) Treasury-Stock Condition. Each of the combining enterprises reacquires shares of voting common stock only for purposes other than business combinations, and no enterprise reacquires more than a normal number of shares between the dates the plan of combination is initiated and consummated.

(g) Proportionate-Interest Condition. The ratio of the interest of an individual common stockholder to those of other common stockholders in a combining enterprise remains the same as a result of the exchange of stock to effect the combination.

(h) Voting-Rights Condition. The voting rights to which the common stock ownership interests in the resulting combined enterprise are entitled are exercisable by the stockholders; the stockholders are neither deprived of nor restricted in exercising those rights for a period.

(i) Contingency Condition. The combination is resolved at the date the plan is consummated and no provisions of the plan relating to the issue of securities or other consideration are pending.

ABSENCE OF PLANNED TRANSACTIONS
-------------------------------

(j) The combined enterprise does not agree directly or indirectly to retire or reacquire all or part of the common stock issued to effect the combination.

(k) The combined enterprise does not enter into other financial arrangements for the benefit of the former stockholders of a combining enterprise, such as a guaranty of loans secured by stock issued in the combination, that in effect negates the exchange of equity securities.

(l) The combined enterprise does not intend or plan to dispose of a significant part of the assets of the combining enterprises within two years after the combination other than disposals in the ordinary course of business of the formerly separate enterprise and to eliminate duplicate facilities or excess capacity.

                                    EXHIBIT D

                     VOTING AGREEMENT AND IRREVOCABLE PROXY
                     --------------------------------------

         This Voting Agreement and Irrevocable Proxy (this "Agreement") dated as of ________ __, 2000 is executed by and among FirsTier Corporation, a Colorado corporation (the "Company"), Compass Bancshares, Inc., a Delaware corporation ("Compass"), and the other persons who are signatories hereto (referred to herein individually as a "Shareholder" and collectively as the "Shareholders").

         WHEREAS, the Company and Compass have executed that certain Agreement and Plan of Merger dated as of _______ ___, 2000 (the "Merger Agreement") whereby the Company will merge with an existing or to-be-formed wholly-owned subsidiary of Compass (the "Merger"); and

         WHEREAS, Section 6.11 of the Merger Agreement requires that the Company deliver to Compass the irrevocable proxies of the Shareholders; and

         WHEREAS, Compass and the Company are relying on the irrevocable proxies in incurring expense in reviewing the Company's business, in preparing a proxy statement, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger;

         NOW THEREFORE, the parties hereto agree as follows:

         1. Each of the Shareholders hereby represents and warrants to Compass and the Company that they are the registered holders of and have the exclusive right to vote the shares of capital stock ("Stock") of the Company set forth below his name on the signature pages hereto. Each Shareholder hereby agrees to vote at the shareholders' meeting referred to in Section 1.7 of the Merger Agreement (the "Meeting") the shares of Stock set forth below his name on the signature pages hereto and all other shares of Stock such Shareholder owns of record as of the date of the Meeting and to direct the vote of all shares of Stock which the Shareholders own beneficially and have the power and authority to direct the voting thereof as of the date of the Meeting (the "Shares") in favor of approval of the Merger Agreement, and the other agreements and transactions contemplated thereby.

         2. In order better to effect the provisions of Section 1, each Shareholder hereby revokes any previously executed proxies and hereby constitutes and appoints Compass (the "Proxy Holder"), with full power of substitution, his true and lawful proxy and attorney-in-fact to vote at the Meeting all of such Shareholder's Shares in favor of the authorization and approval of the Merger Agreement and the other agreements and transactions contemplated thereby, with such modifications to the Merger Agreement and the other agreements and transactions contemplated thereby as the parties thereto may make, in the event such Shareholder does not vote in favor of the authorization and approval of the Merger Agreement and the other agreements and transactions contemplated thereby; provided, however, that this proxy shall not apply with respect to any vote on the Merger Agreement, and the other agreements and transactions contemplated thereby, if the Merger Agreement shall have been modified so as to reduce the amount of consideration to be received by the Shareholders under the Merger Agreement in its present form.

         3. Each Shareholder hereby covenants and agrees that until this Agreement is terminated in accordance with its terms, each Shareholder will not, and will not agree to, without the consent of Compass, directly or indirectly, sell, transfer, assign, pledge, hypothecate, cause to be redeemed or otherwise dispose of any of the Shares or grant any proxy or interest in or with respect to any such Shares or deposit such shares into a voting trust or enter into another voting agreement or arrangement with respect to such Shares except as contemplated by this Agreement, unless the Shareholder causes the transferee of such Shares to deliver to Compass an amendment to this Agreement whereby such transferee or other holder becomes bound by the terms of this Agreement.

         4. This proxy shall be limited strictly to the power to vote the Shares in the manner set forth in Section 2 and shall not extend to any other matters.

         5. The Shareholders acknowledge that Compass and the Company are relying on this Agreement in incurring expense in reviewing the Company's business, in preparing a proxy statement, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger and that the proxy granted hereby is coupled with an interest and is irrevocable to the full extent permitted by applicable law, including Article 7-107-302 of the Colorado Business Corporation Act. The Shareholders and the Company acknowledge that the performance of this Agreement is intended to benefit Compass.

         6. The irrevocable proxy granted pursuant hereto shall continue in effect until the earlier to occur of (i) the termination of the Merger Agreement, as it may be amended or extended from time to time, or (ii) the consummation of the Merger. In no event shall this Agreement apply to shares of common stock, par value $2.00 per share, of Compass to be received by the Shareholders upon consummation of the Merger.

         7. The vote of the Proxy Holder shall control in any conflict between its vote of the Shares and a vote by the Shareholders of the Shares and the Company agrees to recognize the vote of the Proxy Holder instead of the vote of the Shareholders in the event the Shareholders do not vote in favor of the approval of the Merger Agreement as set forth in Section 1 hereof.

         8. This Agreement may not be modified, amended, altered or supplemented with respect to a particular Shareholder except upon the execution and delivery of a written agreement executed by the Company, Compass and the Shareholder.

         9. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         10. This Agreement, together with the Merger Agreement and the agreements contemplated thereby, embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter contained herein.

         11. All notices, requests, demands and other communications required or permitted hereby shall be in writing and shall be deemed to have been duly given if delivered by hand or mail, certified or registered mail (return receipt requested) with postage prepaid to the addresses of the parties hereto set forth on below their signature on the signature pages hereof or to such other address as any party may have furnished to the others in writing in accordance herewith.

         12. This Agreement and the relations among the parties hereto arising from this Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above written.

                               FIRSTIER CORPORATION


                               By:_______________________________________
                               Name:____________________________________
                               Title:_____________________________________

                               Address:

                               11210 Huron
                               Northglenn, Colorado 80234
                               Attention: Mr. Joel H. Wiens and Mr. Timothy D. Wiens

                               COMPASS BANCSHARES, INC.



                               By: ______________________________________
                               Name: ____________________________________
                               Title: _____________________________________

                               Address:

                               15 South 20th Street
                               Birmingham, Alabama 35233
                               Attention:  Mr. Jerry W. Powell
                                        Secretary and General Counsel

                                        SHAREHOLDERS:


                                        _______________________________________
                                        _______________________________________

                                        Address: ______________________________
                                                 ______________________________


                                        ____________ shares of Common Stock





                                        Pledgee:    ____________________________

                                        Address:    ____________________________
                                                    ____________________________

                                        Loan No.:   ____________________________

                                    EXHIBIT E

                         OPINIONS REQUIRED FROM COUNSEL

                          TO THE COMPANY AND THE BANKS

         (i) the Company is a Colorado corporation and a bank holding company under the Bank Holding Company Act of 1956, as amended, and is duly organized, validly existing and in good standing under the laws of the State of Colorado. FirsTier Bank is a Colorado banking corporation, duly organized, validly existing and in good standing under the laws of the State of Colorado. Firstate Bank is a Nebraska banking corporation, duly organized, validly existing and in good standing under the laws of the State of Nebraska. First Mtg. Bancorp is a Colorado corporation, duly organized, validly existing and in good standing under the laws of the State of Colorado. FW Capital I is a Delaware statutory business trust. The Company and its Subsidiaries have all requisite corporate power and authority to carry on their business as we know them to be conducted and to own, lease and operate their properties and assets as now owned, leased or operated. The Company and its Subsidiaries are duly qualified and in good standing in each jurisdiction where qualification is required;

         (ii) the Company has all requisite power and authority to execute and deliver the Agreement and any other agreements contemplated by the Agreement (collectively, the "Other Agreements") and to consummate the transactions contemplated thereby; all acts (corporate or otherwise) and other proceedings required to be taken by or on the part of the Company to execute and deliver the Agreement and the Other Agreements and to consummate the transactions contemplated therein have been duly and validly taken; and the Agreement and the Other Agreements have been duly executed and delivered by, and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

         (iii) the authorized capital stock of the Company consists solely of 50,000,000 shares of Company Common Stock (as defined in the Agreement) of which [___________] shares are issued and outstanding (none of which are held in the treasury) and 20,000,000 shares of preferred stock, none of which is issued and outstanding; the Company is the record holder of all of the issued and outstanding capital stock of the Company's Subsidiaries other than FW Capital I; the Company is the record holder of all the outstanding common voting securities of FW Capital I; all of the outstanding shares of the Company Common Stock are validly issued, fully paid and nonassessable and all of the capital stock of the Company's Subsidiaries is validly fully paid and nonassessable; and to the best of our knowledge, none of such stock was issued in violation of the preemptive rights of any person;

         (iv) to the best of our knowledge and except as set forth in Section
3.2 of the Company Disclosure Memorandum, there are no outstanding subscriptions, options, rights, warrants, calls, convertible securities, irrevocable proxies, or other agreements or commitments obligating the Company or its Subsidiaries to issue any shares of, restricting the transfer of, or otherwise relating to shares of their respective capital stock of any class;

         (v) the execution and delivery by the Company of the Agreement does not and the consummation of the transactions contemplated thereby will not contravene or violate any provision of or constitute a default under (a) the articles of incorporation or association or bylaws of the Company or its Subsidiaries, (b) to the best of our knowledge and except as disclosed in the Agreement, any note, license, instrument, mortgage, deed of trust, or other agreement or understanding, permit, authorization or contract, order, arbitration award, judgment or decree, or any other restriction of any kind or character known to us to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound, and (c) to the best of our knowledge and except as disclosed in the Agreement, any law, regulation, rule, administrative regulation or decree of any court or any governmental agency or body whether domestic or foreign applicable to the Company or any of its Subsidiaries, or their respective assets or properties;

         (vi) except as disclosed in the Agreement and except for such consents, approvals, authorizations, actions or filings as have already been obtained by Compass or Merger Sub, no consent, approval, authorization, action or filing with any court, governmental agency or public body is required in connection with the execution, delivery and performance by the Company of the Agreement;

         (vii) except as set forth in Section 3.12 of the Company Disclosure Memorandum, to the best of our knowledge, neither the Company nor any of its Subsidiaries is a party to any Proceeding (as defined in the Agreement), nor to the best of our knowledge, is any Proceeding threatened against or affecting the Company or any of its Subsidiaries, which by the terms of the Agreement would required to be set forth in Section 3.12 of the Company Disclosure Memorandum;

         (viii) to the best of our knowledge and except as set forth on Section
3.18 of the Company Disclosure Memorandum, neither the Company nor any of its Subsidiaries is in material default under any law or regulation, or under any order of any court, commission, board, bureau, agency or instrumentality wherever located; and

         (ix) upon consummation of the transactions contemplated by the Agreement in accordance with its terms and upon filing of the Articles of Merger relating to the Merger by the Secretary of State of Colorado, and upon filing by the Secretary of State of Colorado of a Certificate of Merger the Merger will have been legally consummated in accordance with the laws of the State of Colorado with the consequences specified in Section 7-111-106 of the Colorado Business Corporation Act.

                                    EXHIBIT F

                         OPINIONS REQUIRED FROM COUNSEL
                            TO COMPASS AND MERGER SUB
                            -------------------------

         (i) Compass and Merger Sub are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and Compass is a financial holding company under the Bank Holding Company Act of 1956, as amended. Compass and Merger Sub have all requisite corporate power and authority to carry on their business as now being conducted and to own, lease and operate their properties as now owned, leased or operated. Compass and Merger Sub are duly qualified and in good standing in the respective states where such qualification is required;

         (ii) Compass and Merger Sub each have all requisite power and authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby; all acts (corporate or otherwise) and other proceedings required to be taken by or on the part of Compass and Merger Sub (or either of them) to execute and deliver the Agreement and to consummate the transactions contemplated therein have been duly and validly taken; and the Agreement has been duly executed and delivered by, and constitutes the valid and binding obligation of each of Compass and Merger Sub enforceable against Compass and Merger Sub in accordance with its terms, subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

         (iii) the shares of Compass Common Stock to be issued pursuant to the Agreement are validly issued, fully paid and nonassessable; and, to the best of our knowledge and except as contemplated by the Agreement, the shares of Compass Common Stock issued pursuant to the Agreement are not subject to any agreements or understandings to which Compass is a party with respect to the voting or transfer of such shares, are not subject to any agreements or understandings among any other parties with respect to the voting or transfer of such shares, and have not been issued in violation of the preemptive rights of any person;

         (iv) the execution and delivery by Compass and Merger Sub of the Agreement does not and the consummation of the transactions contemplated thereby will not contravene or violate any provision of or constitute a default under
(a) the certificate of incorporation or bylaws of Compass or Merger Sub, (b) to the best of our knowledge and except as disclosed in the Agreement, any note, license, instrument, mortgage, deed of trust, or other agreement or understanding, permit, authorization or contract, order, arbitration award, judgment of decree, or any other restriction of any kind known to us to which Compass or Merger Sub is a party or by which Compass or Merger Sub or any of their assets or properties is bound, the breach or violation of which could have a material adverse effect on Compass and its Subsidiaries taken as a whole, and
(c) to the best of our knowledge and except as disclosed in the Agreement, any law, regulation, rule, administrative regulation or decree of any court or any governmental agency or body applicable to Compass or Merger Sub or their respective assets or properties;

         (v) except as disclosed in the Agreement and except for such consents, approvals, authorizations, actions or filings as have already been obtained, no consent, approval, authorization, action or filing with any court, governmental agency or public body is required in connection with the execution, delivery and performance by Compass and Merger Sub of the Agreement;

         (vi) to the best of our knowledge, neither Compass nor Merger Sub is in violation of or default under the respective Certificates of Incorporation or Bylaws of Compass or Merger Sub or any agreement, document or instrument under which Compass or Merger Sub is obligated or bound, or any law, order, judgment, or regulation applicable to Compass or Merger Sub or any of their Subsidiaries, the violation of which could have a material adverse effect on Compass and its Subsidiaries taken as a whole; and

         (vii) the shares of Compass Common Stock to be issued pursuant to the Agreement have been registered under the Securities Act of 1933, as amended.

                                    EXHIBIT G
                                    ---------

                           REPRESENTATIONS CERTIFICATE

         ____________ ("Merger Sub") hereby represents and warrants to the Company as follows. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement and Plan of Merger dated _________________, 2000 by and between Compass Bancshares, Inc. and FirsTier Corporation (the "Agreement").

         1. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has all requisite corporate power and authority to conduct its business as now conducted, to own, lease and operate its properties and assets, as now owned, leased or operated and to enter into and carry out its obligations under the Agreement.

         2. Merger Sub has full corporate power and authority and no further corporate proceedings on the part of Merger Sub are necessary to execute and deliver the Amendment to Agreement and Plan of Merger dated ___________, 2000 ("Amendment") and to consummate the transactions contemplated thereby, all of which have been duly and validly authorized by Merger Sub's' Board of Directors. The Amendment has been duly executed and delivered by Merger Sub and is a duly authorized, valid, legally binding and enforceable obligation of Merger Sub, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such shareholder approvals and such approval of regulatory agencies and other governmental authorities having authority over Merger Sub as may be required by statute or regulation. Except as set forth on the Schedule attached hereto, neither the execution, delivery nor performance of the Amendment in its entirety, nor the consummation of all the transactions contemplated thereby, following the receipt of such approvals as may be required from the SEC, the FRB, the FDIC, the Division, the Department, the Superintendent and the expiration or early termination of the waiting period under the HSR Act will (i) violate (with or without the giving of notice or passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to Merger Sub.

         3. No representation or warranty by Merger Sub in the Amendment, nor any statement or exhibit furnished to the Company or the Bank under and pursuant to, or in anticipation of the Amendment, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

         IN WITNESS WHEREOF, Merger Sub has executed this Certificate this _____ day of ____________, 2000.

                                          ______________________________________

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                    EXHIBIT H

                            NONCOMPETITION AGREEMENT
                            ------------------------

         NONCOMPETITION AGREEMENT, dated _______________, 2000 by and among Compass Bancshares, Inc., a Delaware corporation ("Compass"), and Joel H. Wiens ("Owner").

         WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of _______________, 2000 (the "Merger Agreement"), between Compass and FirsTier Corporation, a Colorado corporation (the "Company"), such parties have agreed to the Merger as defined therein;

         WHEREAS, Owner is a director and _______ % shareholder of the Company and as a result of the Merger will receive substantial consideration;

         WHEREAS, the Merger Agreement requires, as a condition to the closing, that Owner execute and deliver this agreement to Compass; and

         WHEREAS, Owner acknowledges that the restrictions against competition and the other agreements set forth in this Agreement have constituted a substantial inducement to Compass to enter into the Merger Agreement, and that none of such restrictions or agreements set forth in the Agreement will be unduly burdensome on Owner.

         NOW, THEREFORE, for and in consideration of the payment of $1,000, the consideration under the Merger Agreement, and of the mutual promises set forth in this Agreement, the parties hereto agree as follows:

         1. DEFINITIONS. Terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

         2. NONCOMPETITION.

         (a) NONCOMPETITION. Owner agrees that for a period of two years following the Closing, he will not, directly or indirectly, (i) solicit, hire, employ or engage any past, present or future employee of Compass or its affiliates or the Company or its affiliates, (ii) compete for or solicit banking, lending, deposit taking or any other banking or trust services business for or on behalf of any bank or other financial institution with a place of business in the Front Range of the State of Colorado, including without limitation the six county Denver, Colorado metropolitan area, and Kimball County, Nebraska (the "Noncompetition Area"), or own, operate, participate in, undertake any employment with or have any interest in any bank or other financial institution with a place of business in the Noncompetition Area, except owning publicly traded stock for investment purposes only in which Owner owns less than 5%, (iii) compete for or solicit banking, lending, deposit taking or any other banking or trust services business from any customer of the Company or any of its Subsidiaries (or its successors by merger), or (iv) use in any competition, solicitation or marketing effort any proprietary list of or other information concerning customers of the Company, Compass or their affiliates developed by the Company, Compass or their affiliates.

         (b) RESTRICTIONS REASONABLE. The restrictions against competition set forth above are considered by the parties to be reasonable for the purposes of protecting the value intended to be received by Compass in connection with the transactions contemplated by the Merger Agreement. If any such restriction is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too broad a range of activities or over too large a geographic area, such restriction shall be interpreted and reformed to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

         (c) SPECIFIC PERFORMANCE. Owner acknowledges that Compass would be irreparably harmed and that monetary damages would not provide an adequate remedy in the event of a breach of the provisions of this Section 2. Accordingly, Owner agrees that Compass shall be entitled to injunctive relief, in addition to any other remedies available to Compass, and that Compass shall be entitled to receive reimbursement for its reasonable attorney's fees and disbursements incurred in enforcing any such provision.

         3. MISCELLANEOUS.

         (a) ENTIRE AGREEMENT. This Agreement contains every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations and agreements, if any, between them, and none of the parties shall be bound by any conditions, definitions, understanding, warranties or representations other than as expressly provided or referred to herein.

         (b) GOVERNING LAW This Agreement has been entered into and shall, be construed and enforced in accordance with the laws of the State of Colorado without reference to the choice of law principles thereof. Any lawsuit or claim involving the interpretation or enforcement of this Agreement must be filed in a court of competent jurisdiction in the State of Colorado.

         (c) WAIVER AND AMENDMENT. Any representation, warranty, covenant, term or condition of this Agreement which may be legally waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the parties hereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed by Owner and by Compass (by its Chairman, and Chief Executive Officer or any Vice President or other person, who has been authorized by its Board of Directors to execute waivers, extensions or amendments on its behalf). No waiver by any party hereto whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party hereto to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

         (d) ASSIGNMENT. This Agreement shall inure to the benefit of Compass, its subsidiaries and affiliates, and their successors and assigns.

         (e) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered if delivered in person, by cable, telegram or telex or by telecopy; five business days after mailing, if delivered by registered or certified mail (postage prepaid, return receipt requested); and two business days after sending if delivered by overnight courier; to the respective parties as follows (or at such other address as a party may specify by notice to the others):

         If to Owner, to:

         Joel H. Wiens

         ____________________________
         ____________________________

         If to Compass, to:

         Mr. Jerry W. Powell
         Compass Bancshares, Inc.
         15 South 20th Street
         Birmingham, Alabama 35233
         Telecopy No.: (205) 933-3043

         (f) SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

         (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         (h) SECTION HEADINGS. The section headings in this Agreement are for the convenience of reference only and shall not be deemed to alter or affect any provision hereof.

                            [Signature page follows]

         IN WITNESS WHEREOF, each of the parties hereto have duly executed this Agreement as of the date set forth above.

                                          ____________________________________
                                          Joel H. Wiens, as an individual


                                          COMPASS BANCSHARES, INC.



                                          By:_________________________________
                                          Its:________________________________

                                    EXHIBIT I

                                RELEASE OF CLAIMS
                                -----------------

         THIS RELEASE OF CLAIMS ("Release") dated the ___ day of ____, 2000, is executed and delivered by FirsTier Corporation, a Colorado corporation (the "Company"), FirsTier Bank, a Colorado banking corporation, Firstate Bank, a Nebraska banking corporation and First Mtg. Bancorp, a Colorado corporation (collectively, the "Subsidiaries").

         WHEREAS, the persons listed on EXHIBIT A attached hereto and made a part hereof constitute the duly elected directors ("Directors") of the Company and the Subsidiaries on the date hereof;

         WHEREAS, Compass Bancshares, Inc., a Delaware corporation ("Compass"), is to acquire the Company pursuant to that certain Agreement and Plan of Merger dated as of ______________, 2000 by and between Compass and the Company, as amended ("Agreement"), whereby the Company will be merged with a wholly-owned subsidiary of Compass; and

         WHEREAS, the Company has required as a condition to such acquisition that the Directors be released of any claims by the Company or its Subsidiaries against the Directors;

         NOW, THEREFORE, in consideration of the premises contained herein and ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and its Subsidiaries hereby agree as follows:

         Section 1. RELEASE. The Company and the Subsidiaries hereby RELEASE and FOREVER DISCHARGE the Directors from all manners of action, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, premises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever in law or in equity which the Company or the Subsidiaries ever had, now have, or hereafter can, shall or may have against the Directors, in respect of any and all agreements and obligations incurred on or prior to the date hereof, or in respect of any event occurring or circumstances existing on or prior to the date hereof; provided, however, that no Director shall be released from (i) any action arising from intentional fraud, deceit or wilful misconduct in connection with the transactions contemplated by the Agreement or otherwise, or (ii) his or her obligations or liabilities to the Company or the Subsidiaries in connection with any indebtedness or any contractual obligation or liability of such Director to the Company or the Subsidiaries existing on the date hereof.

         Section 2. SUCCESSORS. This Release shall be binding upon the Company, and the Subsidiaries and their respective successors and assigns and shall inure to the benefit of the Directors and their respective heirs, devisees, administrators, executors, successors and assigns.

         Section 3. GOVERNING LAW. This Release shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to Colorado principles of conflicts of law.

         Section 4. COUNTERPARTS. This Release may be executed in several counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

         Section 5. MODIFICATION. This Release may be modified as to any Director only by a written instrument executed by the undersigned and such Director.

         IN WITNESS WHEREOF, the Company and the Subsidiaries have executed this Release effective as of the date first above written.

                                       FIRSTIER CORPORATION


                                       By:__________________________________

                                       Name:________________________________

                                       Title:_______________________________

                                       FIRSTIER BANK


                                       By:__________________________________

                                       Name:________________________________

                                       Title:_______________________________

                                       FIRSTATE BANK


                                       By:__________________________________

                                       Name:________________________________

                                       Title:_______________________________

                                       FIRST MTG. BANCORP


                                       By:__________________________________

                                       Name:________________________________

                                       Title:_______________________________

STATE OF COLORADO        )
                         )
COUNTY OF ___________    )


         This instrument was acknowledged before me on ________, 2000 by ____________________, the ______________ of FirsTier Corporation.

                                              __________________________________
                                              Notary Public in and for the
                                              State of Colorado

                                              __________________________________
                                              Notary's Name Typed or Printed


                                              __________________________________
                                              My Commission Expires:



STATE OF COLORADO        )
                         )
COUNTY OF ________       )


         This instrument was acknowledged before me on ______, 2000 by ___________________, the __________________ of FirsTier Bank, a Colorado bank.


                                              __________________________________
                                              Notary Public in and for the
                                              State of Colorado


                                              __________________________________
                                              Notary's Name Typed or Printed


                                              __________________________________
                                              My Commission Expires:

STATE OF COLORADO         )
                          )
COUNTY OF ________        )


         This instrument was acknowledged before me on ________, 2000 by ____________________, the ______________ of Firstate Bank, a Nebraska bank.

                                              __________________________________
                                              Notary Public in and for the
                                              State of Colorado

                                              __________________________________
                                              Notary's Name Typed or Printed


                                              __________________________________
                                              My Commission Expires:


STATE OF COLORADO         )
                          )
COUNTY OF ________        )


         This instrument was acknowledged before me on ________, 2000 by ____________________, the ______________ of First Mtg. Bancorp, a Colorado
corporation.


                                              __________________________________
                                              Notary Public in and for the
                                              State of Colorado

                                              __________________________________
                                              Notary's Name Typed or Printed

                                              __________________________________
                                              My Commission Expires:

                                    EXHIBIT A
                                    ---------

                                    Directors

                                    EXHIBIT J

                                RELEASE OF CLAIMS
                                -----------------

         THIS RELEASE OF CLAIMS ("Release") dated the __ day of ______, 2000, is executed and delivered by the person executing below to FirsTier Corporation, a Colorado corporation (the "Company"), First Mtg. Bancorp, a Colorado corporation, FirsTier Bank, a Colorado banking corporation and Firstate Bank, a Nebraska banking Corporation.

         WHEREAS, Compass Bancshares, Inc. ("Compass") is to acquire the Company pursuant to that certain Agreement and Plan of Merger dated as of _____________, 2000, by and between Compass and the Company, as amended (the "Agreement"), whereby the Company will be merged with a wholly-owned subsidiary of Compass; and

         WHEREAS, Compass has required as a condition to such acquisition that the undersigned execute and deliver this Release to confirm the absence of any claims by the undersigned against the Company or its subsidiaries, including the Banks ("Subsidiaries");

         NOW, THEREFORE, in consideration of the premises contained herein and ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees as follows:

         Section 1. RELEASE. The undersigned hereby RELEASES and FOREVER DISCHARGES the Company and its Subsidiaries from all manners of action, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, premises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever in law or in equity which the undersigned ever had, now has, or hereafter can, shall or may have against the Company or its Subsidiaries, in respect of any and all agreements and obligations incurred on or prior to the date hereof, or in respect of any event occurring or circumstances existing on or prior to the date hereof; provided, however, that the Company and its Subsidiaries shall not be released from any of their respective obligations or liabilities to the undersigned (i) in respect of accrued compensation permitted by any written agreement with the Company or its Subsidiaries which is attached hereto as EXHIBIT A or which has been scheduled and made part of the Agreement;
(ii) in connection with any indebtedness or contractual obligation or liability to the undersigned existing on the date hereof; and (iii) as to rights of indemnification pursuant to the Articles of Incorporation or Association of the Company and its Subsidiaries.

         Section 2. SUCCESSORS. This Release shall be binding upon the undersigned and his or her heirs, devisees, administrators, executors, personal representatives, successors and assigns and shall inure to the benefit of the Company and its Subsidiaries and their respective successors and assigns.

         Section 3. GOVERNING LAW. This Release shall be governed by and construed in accordance with the laws of the State of [Colorado] [Nebraska], without giving effect to [Colorado] [Nebraska] principles of conflicts of law.

         Section 4. COUNTERPARTS. This Release may be executed in several counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

         Section 5. MODIFICATION. This Release may be modified only by a written instrument executed by the undersigned and the Company and its Subsidiaries.

         IN WITNESS WHEREOF, the undersigned has executed this Release effective as of the date first above written.

                                                     ___________________________
                                                     Signature

                                                     ___________________________
                                                     Printed Name

STATE OF __________        )
                           )
COUNTY OF _________        )

         This instrument was acknowledged before me on ________, 2000 by
____________________.



                                                 _______________________________
                                                 Notary Public in and for the
                                                 State of __________


                                                 _______________________________
                                                 Notary's Name Typed or Printed

                                                 _______________________________
                                                 My Commission Expires:

                                    EXHIBIT A

                                    EXHIBIT K

                             OFFICERS WITH KNOWLEDGE

                                  Joel H. Wiens

                                Timothy D. Wiens

                                Michael J. Nelson

                                 Alan D. Linton

                               Brigette M. Howorko

                               Ronald B. Robinson

                                 Daniel L. Allen

                                    EXHIBIT L
                                    ---------

                          FORM OF TRADENAME ASSIGNMENT
                          ----------------------------

         TRADENAME ASSIGNMENT ("Assignment"), dated ____________, 2001 by and between FirsTier Corporation, a Colorado corporation ("FirsTier"), and Joel Wiens ("Wiens").

         WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of ___________, 2000 (the "Merger Agreement"), between Compass Bancshares, Inc. ("Compass") and FirsTier, such parties have agreed to the Merger as defined therein;

         WHEREAS, Wiens is desirous of acquiring the entire goodwill, right, title and interest in and to the tradename "FirsTier", including all rights, goodwill, title and interest to any pending service mark applications using the "FirsTier" name or any name including the word "FirsTier" (the "Tradename"), subject to certain geographical limitations described herein;

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. FirsTier does hereby sell, assign and transfer unto Wiens or his assigns, the entire goodwill, right, title and interest in and to the Tradename. FirsTier agrees to execute and deliver any and all assignment documents and perform any and all reasonable actions necessary to effect the assignment of the Tradename to Wiens as contemplated by this Assignment.

         2. Wiens acknowledges and agrees that FirsTier, its affiliates and its successors by merger, shall retain the right to recover for all past infringement, if any, of the Tradename that may have occurred prior to the date hereof.

         3. In consideration for this Assignment, Wiens agrees that, for a period of two years following the date hereof, neither he nor his affiliates, assigns or successors, shall have the right and license to use the Tradename in the Front Range of the State of Colorado, including without limitation the six county Denver, Colorado metropolitan area, and Kimball County, Nebraska.

         4. Wiens acknowledges that some residual use of the Tradename may be made by Compass Bank's customers following the Merger, including but not limited to use on checks, deposit slips, debit cards, atm cards, releases, and assignments. Wiens agrees that all such residual use does not constitute infringement of the use of the Tradename or a breach of this Assignment and that Wiens will not sue for infringement or breach on the basis of such residual use.

         5. This Assignment shall be effective at the Effective Time of the Merger (as defined in the Merger Agreement).

         6. This Assignment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties and their respective successors and assigns.

FIRSTIER CORPORATION, a Colorado
corporation

By:____________________________                   _____________________________
Name:__________________________                   Joel Wiens
Title:_________________________



Compass Bancshares, Inc., on behalf of itself and each of its affiliates (including FirsTier), hereby consents to the assignment by FirsTier of all goodwill, title, right and interest in and to the Tradename to Wiens, in accordance with the terms of the foregoing Assignment, and agrees not to use the Tradename at any time in any manner except as provided in Section 4 of this Assignment.

Dated:  ______________, 2001                         COMPASS BANCSHARES, INC.


                                                     By:________________________
                                                     Name:______________________
                                                     Title:_____________________

                                    EXHIBIT M
                                    ---------

                    FORM OF RIGHT OF FIRST REFUSAL AGREEMENT
                    ----------------------------------------

         THIS RIGHT OF FIRST REFUSAL (this "Agreement") is made and entered into effective as of _________, 2000, by and between Compass Bancshares, Inc. ("Compass Bancshares"), and Joel Wiens ("Wiens").

                                    RECITALS

         WHEREAS, Compass Bancshares and FirsTier Corporation have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of _______, 2000;

         WHEREAS, as a condition to the closing of the transactions contemplated by the Merger Agreement, Compass Bancshares has agreed to grant Wiens a right of first refusal with respect to (i) the sale by Compass Bancshares of Firstate Bank, a Nebraska banking corporation ("Firstate") or (ii) the sale or transfer by Compass Bancshares of all, or substantially all, of the assets and liabilities of Firstate relating to locations within the state of Nebraska (the assets and liabilities of Firstate relating to locations within the state of Nebraska are referred to as the "Nebraska Franchise");

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                    AGREEMENT

         1. RIGHT OF FIRST REFUSAL. Subject to the restrictions in SECTION 2, Compass Bancshares hereby grants to Wiens a right of first refusal (the "Right") to purchase Firstate or the Nebraska Franchise, as the case may be, upon the following terms and conditions. If anytime during the five year period commencing two years after the date of the closing of the Merger Agreement, Compass Bancshares receives a bona fide offer, whether solicited or not, from an unrelated third party to purchase Firstate or all, or substantially all, of the Nebraska Franchise, and Compass Bancshares desires to accept such offer, Compass Bancshares shall provide Wiens prompt written notice thereof, setting forth the identity of the party making such offer (the "Buyer") and detailing the terms and provisions of such offer (the "Offer Notice"). Wiens shall, within ten (10) business days after receipt of the Offer Notice, either (i) advise Compass Bancshares in writing (the "Rejection Notice") that he does not intend to exercise the Right, in which case Compass Bancshares shall be entitled to sell Firstate or the Nebraska Franchise to the Buyer according to the terms and provisions set forth in the Offer Notice, and this Agreement shall no longer be in force or effect so long as Compass Bancshares consummates the sale to the Buyer within nine months of the date of the Rejection Notice, or (ii) advise Compass Bancshares in writing (the "Exercise Notice") that he is electing to exercise the Right and intends to purchase Firstate or the Nebraska Franchise upon the terms and provisions set forth in the Offer Notice, in which case all parties shall proceed diligently and in good faith to execute and enter into a contract containing the terms and provisions specified in the Offer Notice. If Wiens fails to deliver to Compass Bancshares a Rejection Notice or Exercise Notice within ten (10) business days after receipt of the Offer Notice, Compass Bancshares shall be entitled to sell Firstate or the Nebraska Franchise to the Buyer according to the terms and provisions set forth in the Offer Notice, and this Agreement shall no longer be in force or effect so long as Compass Bancshares consummates the sale to the Buyer within nine months of the date of the Offer Notice.

         2. RESTRICTIONS ON THE RIGHT. Wiens may not exercise the Right, unless Wiens clearly and convincingly demonstrates to Compass Bancshares, in writing, within ten (10) business days of receipt of the Offer Notice, that Wiens, or an entity owned or controlled by Wiens, is legally and financially capable of consummating the purchase of Firstate or the Nebraska Franchise and has the ability to consummate the purchase within nine months from the date of the Offer Notice.

         3. CHOICE OF LAWS. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Alabama, without regard to its conflict of law provisions.

         4. HEADINGS. All headings contained in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement in any manner.

         5. INVALID PROVISIONS. Should any provision of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any other provisions of this Agreement, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid provisions thereof eliminated.

         6. NOTICES. All notices and other communications required or permitted to be delivered pursuant to any provision of this Agreement shall be in writing and addressed as follows:

                           If to Wiens, to:

                                    Joel Wiens
                                    _________________________________
                                    _________________________________
                                    Facsimile:_______________________

                           If to Compass Bancshares, to:

                                    Compass Bancshares, Inc.
                                    24 Greenway Plaza
                                    Houston, Texas  77057
                                    Attention: Charles E. McMahen
                                    Facsimile: (713) 993-8535
                                    with a copy to:

                                    Compass Bancshares, Inc.
                                    15 South 20th Street
                                    Birmingham, Alabama  35233
                                    Attention:  Jerry W. Powell
                                    Facsimile: (205) 933-3043

The address of either party set forth above may be changed by such party by delivering notice of such change to the other party to this Agreement. Any notice mailed shall be deemed to have been given and received on the third business day following the day of deposit in the United States mail.

         7. ENTIRE AGREEMENT; NO ORAL CHANGE. This Agreement embodies the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings between the parties with respect to the subject matter hereof. This Agreement may only be changed by written instrument signed by the party to be charged.

         8. ASSIGNMENTS. The rights and obligations of the parties under this Agreement may not be assigned, except that (i) Compass Bancshares may, at its option, assign one or more of its rights or obligations under this Agreement to any of its affiliates or in connection with a transfer of all or substantially all of the assets or stock of Compass Bancshares or a merger or consolidation of Compass Bancshares with and into another corporation or other entity and (ii) Wiens' rights and obligations under this Agreement may be transferred by applicable laws of descent and distribution.

                            [Signature Page Follows]

         IN WITNESS WHEREOF the parties hereto have executed this Right of First Refusal Agreement as of the date first above written.

                                      COMPASS BANCSHARES, INC.



                                      By:________________________________

                                      Name:______________________________

                                      Title:_____________________________


                                      ____________________________________
                                      Joel Wiens

                                    EXHIBIT N

                                   TAX OPINION

                               _____________, 2001

Compass Bancshares, Inc.
15 South 20th Street
Birmingham, Alabama   35233

FirsTier Corporation
11210 Huron
Northglenn, Colorado 80234

The Shareholders of
FirsTier Corporation

Gentlemen:

         We have acted as counsel to Compass Bancshares, Inc., a Delaware corporation ("Compass"), in connection with the planned merger (the "Merger ") of ___________________, a Colorado corporation ("Merger Sub") and a wholly-owned first-tier subsidiary of Compass, with and into FirsTier Corporation, a Colorado corporation ("FirsTier"), pursuant to an Agreement and Plan of Merger, dated as of _____________, 2000, as amended, between Compass, Merger Sub and FirsTier (the "Merger Agreement"), pursuant to which the stockholders of FirsTier (the "Stockholders") will receive solely Compass Common Stock in exchange for their FirsTier Common Stock (with the exception of cash payments in lieu of fractional shares). This opinion is being rendered to the parties to whom this letter is addressed pursuant to Sections 7.1(f) of the Merger Agreement. All capitalized terms, unless otherwise specified, have the meaning assigned to them in the Merger Agreement.

         For purposes of the opinion set forth below, we have reviewed and relied upon (i) the Merger Agreement, (ii) the Proxy Statement included in the Registration Statement and (iii) such other documents, records and instruments as we have deemed necessary or appropriate in order to enable us to render our opinion. In addition, in rendering our opinion, we have relied upon certain statements and representations made by certain Stockholders of FirsTier and certain officers of Compass, Merger Sub and FirsTier (the "Certified Representations") as well as statements and representations contained in the Merger Agreement, which we have neither

Compass Bancshares, Inc.
____________________, 2001
Page 2




investigated nor verified. We have assumed that all such statements and representations are true, correct, complete and not breached, and that no actions that are or would be inconsistent with such statements and representations have been or will be taken. We have also assumed that all representations made "to the knowledge of" any person or entity will be true, correct and complete as if made without such qualification.

         In addition, we have assumed that (i) the Merger will be consummated in accordance with the Merger Agreement (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof), (ii) the Merger will qualify as a merger under the applicable laws of the State of Colorado, (iii) each of Compass, Merger Sub and FirsTier will comply with all reporting obligations with respect to the Merger required under the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder and (iv) the Merger Agreement and all of the documents and instruments referred to therein are valid and binding in accordance with their terms. Any inaccuracy in, or breach of, any of the aforementioned statements, representations and assumptions could adversely affect our opinion.

         Our opinion is based upon existing provisions of the Code, Treasury Regulations promulgated or proposed thereunder, and interpretations thereof by the Internal Revenue Service ("IRS") and the courts, all of which are subject to change with prospective or retroactive effect, and our opinion could be adversely affected or rendered obsolete by any such change. No ruling has been or will be sought from the IRS by Compass, Merger Sub or FirsTier as to the federal income tax consequences of any aspect of the Merger. The opinion expressed herein is not binding on the IRS or any court, and there can be no assurance that the IRS or a court of competent jurisdiction will not disagree with such opinion.

         Based upon and subject to the foregoing as well as the limitations set forth below, it is our opinion that (i) the Merger of Merger Sub with and into FirsTier will qualify as a reorganization within the meaning of Section 368(a) of the Code and (ii) Compass, Merger Sub and FirsTier will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

         Accordingly, the Merger will have the following United States federal income tax consequences:

1. Compass, Merger Sub and FirsTier will not recognize any gain or loss as a result of the Merger;

2. No gain or loss will be recognized by holders of FirsTier Common Stock who

Compass Bancshares, Inc.
____________________, 2001
Page 3

         exchange their FirsTier Common Stock solely for Compass Common Stock;

3. Any cash received by a holder of FirsTier Common Stock in lieu of a fractional share of Compass Common Stock in the Merger will be treated as received in exchange for such fractional share and not as a dividend. As a result, a holder of FirsTier Common Stock generally will recognize a capital gain or loss with respect to the cash payment received in lieu of a fractional share equal to the difference between the cash received and the portion of the FirsTier shareholder's basis in FirsTier Common Stock allocable to such fractional share, unless such payment, under each such FirsTier shareholder's particular facts and circumstances, is deemed to have the effect of a dividend distribution and not a redemption treated as an exchange under the principles of Section 302 of the Code. Such gain or loss will be long-term capital gain or loss to the extent that the FirsTier Common Stock allocable to such fractional share was held for more than one year as of the Effective Time of the Merger;

4. Each holder's aggregate tax basis in the Compass Common Stock received in the Merger will equal his or her aggregate tax basis in the FirsTier Common Stock exchanged therefore, decreased by the amount of any tax basis allocable to any fractional share interest for which cash is received; and

5. The holding period of the Compass Common Stock received in the Merger will include the holding period of the FirsTier Common Stock exchanged therefore.

         No opinion is expressed as to any matter not specifically addressed above. Also, no opinion is expressed as to the tax consequences of the Merger under any foreign, state or local tax law. Furthermore, our opinion is based on current federal income tax law and administrative practice, and we do not undertake to advise you as to any changes after the Effective Time of the Merger in federal income tax law or administrative practice that may affect our opinion. This opinion is being furnished only to you in connection with Merger and solely for your benefit in connection therewith and may not be used or relied upon for any other purpose and may not be circulated, quoted or otherwise referred to for any other purpose without our express written consent.

                                              Locke Liddell & Sapp LLP

                                              By:___________________________
                                              Name:_________________________

================================================================================

                                   APPENDIX II

                              DISSENTERS' RIGHTS OF
                                   APPRAISAL

================================================================================

                 PROVISIONS OF COLORADO BUSINESS CORPORATION ACT
                  RELATING TO RIGHTS OF DISSENTING SHAREHOLDERS


                        COLORADO BUSINESS CORPORATION ACT

                               DISSENTERS' RIGHTS

7-113-101 -- DEFINITIONS.

         For purposes of this article:

         (1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

         (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

         (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

         (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

         (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

         (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

         (7) "Shareholder" means either a record shareholder or a beneficial shareholder.

7-113-102 -- RIGHT TO DISSENT.

         (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

                  (a) Consummation of a plan of merger to which the corporation is a party if:

                           (I) Approval by the shareholders of that corporation
                  is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

                           (II) The corporation is a subsidiary that is merged
                  with its parent corporation under section 7-111-104;

                  (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

                  (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1); and

                  (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102 (2).

         (1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:

                  (a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

                  (b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

                  (c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

         (1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

                  (a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

                  (b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;

                  (c) Cash in lieu of fractional shares; or

                  (d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

         (2) (Deleted by amendment, L. 96, p. 1321, sec. 30, effective June 1, 1996.)

         (2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

         (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

         (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

7-113-103 -- DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

         (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

         (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

                  (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

                  (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

         (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

7-113-201 -- NOTICE OF DISSENTERS' RIGHTS.

         (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (1).

         (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (2).

7-113-202 -- NOTICE OF INTENT TO DEMAND PAYMENT.

         (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (1), a shareholder who wishes to assert dissenters' rights shall:

                  (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

                  (b) Not vote the shares in favor of the proposed corporate action.

         (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (2), a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

         (3) A shareholder who does not satisfy the requirements of subsection
(1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

7-113-203 -- DISSENTERS' NOTICE.

         (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

         (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

                  (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

                  (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

                  (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

                  (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

                  (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

                  (f) State the requirement contemplated in section 7-113-103
         (3), if such requirement is imposed; and

                  (g) Be accompanied by a copy of this article.

7-113-204 -- PROCEDURE TO DEMAND PAYMENT.

         (1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

                  (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2)
         (d), duly completed, or may be stated in another writing; and

                  (b) Deposit the shareholder's certificates for certificated shares.

         (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

         (3) Except as provided in section 7-113-207 or 7-113-209 (1) (b), the demand for payment and deposit of certificates are irrevocable.

         (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

7-113-205 -- UNCERTIFICATED SHARES.

         (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

         (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

7-113-206 -- PAYMENT.

         (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

         (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

                  (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

                  (b) A statement of the corporation's estimate of the fair value of the shares;

                  (c) An explanation of how the interest was calculated;

                  (d) A statement of the dissenter's right to demand payment under section 7-113-209; and

                  (e) A copy of this article.

7-113-207 -- FAILURE TO TAKE ACTION.

         (1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

7-113-208 -- SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER ANNOUNCEMENT OF PROPOSED CORPORATE ACTION.

         (1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

         (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).

7-113-209 -- PROCEDURE IF DISSENTER IS DISSATISFIED WITH PAYMENT OR OFFER.

         (1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

                  (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

                  (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

                  (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207 (1).

         (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

7-113-301 -- COURT ACTION.

         (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

         (2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court of the county in this state where the corporation's principal office is located or, if the corporation has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office, it shall commence the proceeding in the county where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

         (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

         (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

         (5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

7-113-302 -- COURT COSTS AND COUNSEL FEES.

         (1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

         (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

                  (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

                  (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

PROXY                           FIRSTIER CORPORATION                      PROXY

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                               December 13, 2000

         The undersigned hereby appoints Joel H. Wiens and Timothy D. Wiens, with or without the other, proxies, with full power of substitution, to vote all shares of common stock that the undersigned is entitled to vote at the Special Meeting of the Shareholders of FirsTier Corporation, to be held on Wednesday, December 13, 2000, at 1:00 P.M. local time at the offices of FirsTier located at 11210 Huron Street, Northglenn, Colorado 80234, and at all adjournments thereof as follows:

         (1) Approval and adoption of the Agreement and Plan of Merger, dated as of August 23, 2000, as amended, by and among Compass Bancshares, Inc., Compass Acquisition, Inc., and FirsTier Corporation.

                  [ ]   For               [ ]   Against            [ ]   Abstain

         (2) In their discretion, upon any other business which may properly come before said meeting.

                  [ ]   Authority Withheld

         This Proxy will be voted as you specify above. If no specification is made, the Proxy will be voted FOR proposal (1) above. Receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus dated November 8, 2000 is hereby acknowledged.

         THIS PROXY IS SOLICITED BY THE FIRSTIER CORPORATION BOARD OF DIRECTORS.

         PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Please sign your name exactly as it appears below. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears hereon. If held by a corporation, please sign in full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership's name by an authorized partner or officer.

                                       Dated                             , 2000
                                             ----------------------------

                                       ----------------------------------------
                                       Signature

                                       ----------------------------------------
                                       Signature, if held jointly, or office
                                       or title held